FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-257991-13

Free Writing Prospectus

Structural and Collateral Term Sheet

$837,836,355

(Approximate Initial Pool Balance)

$729,228,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

BANK5 2024-5YR10

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Wells Fargo Bank, National Association

Morgan Stanley Mortgage Capital Holdings LLC

JPMorgan Chase Bank, National Association

Bank of America, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates

Series 2024-5YR10

September 25, 2024

WELLS FARGO SECURITIES	BofA SECURITIES	J.P. MORGAN	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Academy Securities, Inc.	Drexel Hamilton	Siebert Williams Shank
Co-Manager	Co-Manager	Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (“SEC”) (SEC File No. 333-257991) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of (i) Regulation (EU) 2017/1129 (as amended), (ii) such Regulation as it forms part of UK domestic law, or (iii) Part VI of the UK Financial Services and Markets Act 2000, as amended; and does not constitute an offering document for any other purpose.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., J.P. Morgan Securities LLC, Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC, Siebert Williams Shank & Co., LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

“BofA Securities” is the marketing name for the global banking and global markets businesses of Bank of America Corporation. Lending, derivatives, and other commercial banking activities are performed globally by banking affiliates of Bank of America Corporation, including Bank of America, N.A., member FDIC. Securities, strategic advisory, and other investment banking activities are performed globally by investment banking affiliates of Bank of America Corporation, including, in the United States, BofA Securities, Inc., which is a registered broker-dealer and member of FINRA and SIPC, and, in other jurisdictions, locally registered entities.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2

BANK5 2024-5YR10	Certificate Structure
I.	Certificate Structure
Class	Expected Ratings (Fitch/Moody’s/Morningstar DBRS)(1)	Approximate Initial Certificate Balance, Notional Amount or VRR Interest Balance(2)		Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal UW NOI Debt Yield(5)	Certificate Principal to Value Ratio(6)
	Offered Certificates
A-1	AAAsf/Aaa(sf)/AAA(sf)	$8,457,000		30.000%	(7)	2.49	11/24 – 07/29	18.3%	38.5%
A-2	AAAsf/Aaa(sf)/AAA(sf)	(8)		30.000%	(7)	(8)	(8)	18.3%	38.5%
A-3	AAAsf/Aaa(sf)/AAA(sf)	(8)		30.000%	(7)	(8)	(8)	18.3%	38.5%
X-A	AAAsf/Aaa(sf)/AAA(sf)	$565,606,000	(9)	N/A	Variable IO(10)	N/A	N/A	N/A	N/A
X-B	A-sf/NR/AA(low)(sf)	$163,622,000	(11)	N/A	Variable IO(12)	N/A	N/A	N/A	N/A
A-S	AAAsf/Aa3(sf)/AAA(sf)	$94,941,000		18.250%	(7)	5.00	10/29 – 10/29	15.7%	45.0%
B	AA-sf/NR/AA(high)(sf)	$39,391,000		13.375%	(7)	5.00	10/29 – 10/29	14.8%	47.6%
C	A-sf/NR/A(high)(sf)	$29,290,000		9.750%	(7)	5.00	10/29 – 10/29	14.2%	49.6%
	Privately Offered Certificates
X-D	BBB-sf/NR/A(low)(sf)	$20,200,000	(13)	N/A	Variable IO(14)	N/A	N/A	N/A	N/A
X-F	BB-sf/NR/BBB(sf)	$16,160,000	(15)	N/A	Variable IO(16)	N/A	N/A	N/A	N/A
X-G	B-sf/NR/BBB(low)(sf)	$12,121,000	(15)	N/A	Variable IO(16)	N/A	N/A	N/A	N/A
D	BBBsf/NR/A(low)(sf)	$12,120,000		8.250%	(7)	5.00	10/29 – 10/29	14.0%	50.5%
E	BBB-sf/NR/BBB(high)(sf)	$8,080,000		7.250%	(7)	5.00	10/29 – 10/29	13.8%	51.0%
F	BB-sf/NR/BBB(low)(sf)	$16,160,000		5.250%	(7)	5.00	10/29 – 10/29	13.5%	52.1%
G	B-sf/NR/BB(high)(sf)	$12,121,000		3.750%	(7)	5.00	10/29 – 10/29	13.3%	52.9%
H-RR	NR/NR/NR	$30,300,381		0.000%	(7)	5.00	10/29 – 10/29	12.8%	55.0%
	Non-Offered Eligible Vertical Interest(17)
Class RR(18)	NR/NR/NR	$23,541,794.26		N/A	WAC(19)	4.91	11/24 – 10/29	N/A	N/A
RR Interest	NR/NR/NR	$6,285,180		N/A	WAC(19)	4.91	11/24 – 10/29	N/A	N/A

(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), DBRS, Inc. (“Morningstar DBRS”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated September 25, 2024 (the “Preliminary Prospectus”). Fitch, Morningstar DBRS and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances, Notional Amounts and VRR Interest Balances set forth in the table are approximate. The actual initial Certificate Balances, Notional Amounts and VRR Interest Balances may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, X-B, X-D, X-F and X-G Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The Approximate Initial Credit Support with respect to the Class A-1, A-2 and A-3 Certificates represents the approximate credit enhancement for the Class A-1, A-2 and A-3 Certificates in the aggregate. The VRR Interest only provides credit support to the limited extent that losses incurred on the underlying mortgage loans are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata, in accordance with their respective Percentage Allocation Entitlements.
(4) (5)

Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.

The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest and the denominator of which is the sum of (x) the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and (y) the outstanding VRR Interest Balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class. With respect to any class of principal balance certificates, the “VRR Interest Computation Percentage” is equal to a fraction, expressed as a percentage, the numerator of which is the aggregate initial certificate balance of the subject class of principal balance certificates and all other classes of principal balance certificates, if any, that are senior to such class, and the denominator of which is the aggregate initial certificate balance of all the principal balance certificates.

(6)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-2 and A-3 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the sum of (x) the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and (y) the outstanding principal balance of the VRR Interest, multiplied by the applicable VRR Interest Computation Percentage and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates and the initial VRR Interest Balance of the VRR Interest. The Certificate Principal to Value Ratio for each of the Class A-1, A-2 and A-3 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates and the initial principal balance of the VRR Interest. In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

3

BANK5 2024-5YR10	Certificate Structure
(7)	The pass-through rates for the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G and H-RR Certificates (collectively, the “Principal Balance Certificates”) for any distribution date will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The exact initial Certificate Balances of the Class A-2 and A-3 Certificates are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-2 and A-3 Certificates are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-2 and A-3 Certificates is expected to be approximately $557,149,000, subject to a variance of plus or minus 5%. In the event that the Class A-3 Certificates is issued with the maximum certificate balance (i.e., with an initial certificate balance of $557,149,000), the Class A-2 Certificates will not be issued.
Class of Certificates	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-2	$0 - $ 275,000,000	N/A – 4.88	N/A / 07/29 – 09/29
Class A-3	$282,149,000 - $557,149,000	4.91 – 4.95	07/29 – 10/29 / 09/29 – 10/29
(9)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1, A-2 and A-3 Certificates outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(10)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1, A-2 and A-3 Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(11)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S, B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(12)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(13)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and E Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(14)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and E Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(15)	The Class X-F and X-G Certificates are notional amount certificates. The Notional Amount of the Class X-F and X-G Certificates will be equal to the Certificate Balance of the Class F and G Certificates, respectively, outstanding from time to time. None of the Class X-F and X-G Certificates will be entitled to distributions of principal.
(16)

The pass-through rate for the Class X-F and X-G for any distribution date will, in each case, be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class F and G Certificates,

respectively, for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

(17)

Not offered pursuant to the Preliminary Prospectus or this Term Sheet. Information provided in this Term Sheet regarding the characteristics of these certificates and the

VRR Interest is provided only to enhance your understanding of the offered certificates.

(18)	The Class RR certificates will be certificated but will not be “certificates” for purposes of this Term Sheet.
(19)	The effective interest rate of each of the Class RR Certificates and the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

4

BANK5 2024-5YR10	Transaction Highlights
II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Wells Fargo Bank, National Association	9	31	$272,573,614	32.5%
Morgan Stanley Mortgage Capital Holdings LLC	13	32	221,022,215	26.4
JPMorgan Chase Bank, National Association	5	5	176,550,000	21.1
Bank of America, National Association	15	15	167,690,526	20.0
Total	42	83	$837,836,355	100.0%

Loan Pool:

Initial Pool Balance:	$837,836,355
Number of Mortgage Loans:	42
Average Cut-off Date Balance per Mortgage Loan:	$19,948,485
Number of Mortgaged Properties:	83
Average Cut-off Date Balance per Mortgaged Property(1):	$10,094,414
Weighted Average Interest Rate:	6.3989%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	60.8%
Weighted Average Original Term to Maturity (months):	60
Weighted Average Remaining Term to Maturity (months):	59
Weighted Average Original Amortization Term (months)(2):	320
Weighted Average Remaining Amortization Term (months)(2):	320
Weighted Average Seasoning (months):	1
(1)	Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.
(2)	Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	1.75x
Weighted Average U/W Net Operating Income Debt Yield(1):	12.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	55.0%
Weighted Average Balloon or ARD Loan-to-Value Ratio(1):	54.6%
% of Mortgage Loans with Additional Subordinate Debt(2):	14.7%
% of Mortgage Loans with Single Tenants(3):	0.0%
(1)	With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.
(2)	The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the Preliminary Prospectus.
(3)	Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

5

BANK5 2024-5YR10	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 14.9% of the mortgage pool (4 mortgage loans) has scheduled amortization, as follows:

14.9% (4 mortgage loans) requires amortization during the entire loan term

Interest-Only: Based on the Initial Pool Balance, 85.1% of the mortgage pool (38 mortgage loans) provides for interest-only payments during the entire loan term through maturity or anticipated repayment date. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 58.0% and 1.62x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 41.6% of the mortgage pool (11 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	76.4% of the pool
Insurance:	29.4% of the pool
Capital Replacements:	72.5% of the pool
TI/LC:	48.5% of the pool	(1)
(1)	The percentage of Initi al Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

45.1% of the mortgage pool (22 mortgage loans) features a lockout period, then defeasance only until an open period;

42.5% of the mortgage pool (18 mortgage loans) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance until an open period;

6.4% of the mortgage pool (1 mortgage loan) features the greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

6.0% of the mortgage pool (1 mortgage loan) features a lockout period, then greater of a prepayment premium (1.0%) or yield maintenance, followed by defeasance or greater of a prepayment premium (1.0%) or yield maintenance until an open period;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6

BANK5 2024-5YR10	Issue Characteristics
III.	Issue Characteristics
Securities Offered:	$729,228,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of eight classes (Classes A-1, A-2, A-3, A-S, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such Classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Wells Fargo Bank, National Association (“WFB”), Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), JPMorgan Chase Bank, National Association (“JPMCB”) and Bank of America, National Association (“BANA”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC
Co-Managers:	Academy Securities, Inc., Drexel Hamilton, LLC and Siebert Williams Shank & Co., LLC
Rating Agencies:	Fitch Ratings, Inc., DBRS, Inc. and Moody’s Investors Service, Inc.
Master Servicer:	Wells Fargo Bank, National Association
Special Servicer:	Rialto Capital Advisors, LLC
Certificate Administrator:	Computershare Trust Company, N.A.
Trustee:	Computershare Trust Company, N.A.
Operating Advisor:	BellOak, LLC
Asset Representations Reviewer:	BellOak, LLC
U.S. Credit Risk Retention:	For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Securitization Regulation and UK Securitization Regulation:

None of the sponsors, the depositor, the underwriters, or their respective affiliates, or any other person intends to retain a material net economic interest in the securitization constituted by the issue of the Certificates and the VRR Interest, or to take any other action in respect of such securitization, in a manner prescribed or contemplated by (i) Regulation (EU) 2017/2402, or (ii) such Regulation as it forms part of UK domestic law. In particular, no such person undertakes to take any action which may be required by any investor for the purposes of its compliance with any applicable requirement under either such Regulation. Furthermore, the arrangements described under “Credit Risk Retention” in the Preliminary Prospectus have not been structured with the objective of ensuring compliance by any person with any requirements of either such Regulation. See “Risk Factors—Other Risks Relating to the Certificates—EU Securitization Regulation and UK Securitization Regulation” in the Preliminary Prospectus.

Initial Risk Retention Consultation Parties:	Wells Fargo Bank, National Association, JPMorgan Chase Bank, National Association, Bank of America, National Association and Morgan Stanley Mortgage Capital Holdings LLC
Initial Controlling Class Certificateholder:	RREF V – D AIV RR H, LLC
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in October 2024 (or, in the case of any mortgage loan that has its first due date after October 2024, the date that would have been its due date in October 2024 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about October 16, 2024.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in November 2024.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in November 2024.
Rated Final Distribution Date:	The Distribution Date in October 2057.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7

BANK5 2024-5YR10	Issue Characteristics
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.
Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”) eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “SUMMARY OF RISK FACTORS” AND “RISK FACTORS” SECTIONS OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., CRED iQ, Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, Inc., Morningstar Credit Information & Analytics, LLC, KBRA Analytics, LLC, MBS Data, LLC, RealInsight and Thomson Reuters Corporation.
Tax Treatment	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure. The Offered Certificates will represent REMIC regular interests.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8

BANK5 2024-5YR10	Characteristics of the Mortgage Pool
IV.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans
Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance(%)	Property Type	Number of SF/Pads/ Rooms	Cut-off Date Balance Per SF/Pad/ Room ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
JPMCB	Bay Plaza Community Center	Bronx	NY	1 / 1	$83,000,000	9.9%	Mixed Use	568,813	$492	59.6%	59.6%	1.54	x	10.0%
WFB	The Galt House	Louisville	KY	1 / 1	83,000,000	9.9	Hospitality	1,310	$63,359	29.7	27.2	2.88		28.7
MSMCH	Ignite Portfolio	Various	Various	1 / 11	83,000,000	9.9	Manufactured Housing	2,489	$37,806	64.5	64.5	1.44		9.0
WFB	Culver Collection	Culver City	CA	1 / 6	54,000,000	6.4	Various	307,905	$390	50.0	50.0	1.78		12.2
BANA	Bronx Terminal Market	Bronx	NY	1 / 1	50,210,526	6.0	Retail	918,779	$261	43.2	43.2	2.18		11.9
WFB	ExchangeRight 68	Various	Various	1 / 16	45,714,022	5.5	Various	567,439	$81	46.5	46.5	1.96		12.5
JPMCB	Kimpton Journeyman Hotel	Milwaukee	WI	1 / 1	30,000,000	3.6	Hospitality	158	$189,873	53.6	53.6	1.52		13.7
WFB	Renaissance West	Las Vegas	NV	1 / 1	29,500,000	3.5	Retail	163,878	$180	61.3	61.3	1.63		11.0
MSMCH	TCC Pool 1	Various	Various	1 / 6	25,747,000	3.1	Manufactured Housing	577	$44,622	63.5	63.5	1.31		8.1
JPMCB	International Plaza II	Dallas	TX	1 / 1	25,000,000	3.0	Office	388,430	$202	63.1	63.1	1.77		14.0
Top Three Total/Weighted Average				3 / 13	$249,000,000	29.7%				51.3%	50.4%	1.95	x	15.9%
Top Five Total/Weighted Average				5 / 20	$353,210,526	42.2%				49.9%	49.3%	1.96	x	14.8%
Top Ten Total/Weighted Average				10 / 45	$509,171,548	60.8%				51.8%	51.4%	1.87	x	13.9%
Non-Top Ten Total/Weighted Average				32 / 38	$328,664,807	39.2%				59.9%	59.6%	1.56	x	11.2%
(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Pad/Room ($), loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9

BANK5 2024-5YR10	Characteristics of the Mortgage Pool
B.	Summary of the Whole Loans
No.	Property Name	Mortgage Loan Seller in BANK 2024-5YR10	Mortgage Loan Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Combined Cut-off Date Balance	Controlling Pooling / Trust and Servicing Agreement	Master Servicer	Special Servicer	Related Pari Passu Companion Loan(s) Securitizations	Combined UW NCF DSR(2)	Combined UW NOI Debt Yield(2)	Combined Cut-off Date LTV(2)
1	Bay Plaza Community Center	JPMCB	$83,000,000	$197,000,000	$280,000,000	BANK5 2024-5YR10	Wells Fargo(3)	Rialto	Future Securitization	1.54x	10.0%	59.6%
3	Ignite Portfolio	MSMCH	$83,000,000	$11,100,000	$94,100,000	BANK5 2024-5YR10	Wells Fargo(4)	Rialto	Future Securitization	1.44x	9.0%	64.5%
4	Culver Collection	WFB	$54,000,000	$66,000,000	$120,000,000	BMARK 2024-V10(5)	Midland	Rialto	BMARK 2024-V10	1.53x	11.1%	55.0%
5	Bronx Terminal Market	BANA	$50,210,526	$189,789,474	$240,000,000	BMARK 2024-V10(6)	Midland	Situs	BMARK 2024-V10, BMO 2024-5C6, BBCMS 2024-5C29, BANK5 2024-5YR9	1.07x	7.5%	68.5%
10	International Plaza II	JPMCB	$25,000,000	$53,325,000	$78,325,000	BANK5 2024-5YR10	Wells Fargo(3)	Rialto	Future Securitization	1.77x	14.0%	63.1%
14	175 Remsen Street	JPMCB	$20,000,000	$10,000,000	$30,000,000	BANK5 2024-5YR10	Wells Fargo(3)	Rialto	Future Securitization	1.58x	12.4%	55.6%
15	Baybrook Mall	MSMCH	$19,969,715	$199,697,151	$219,666,866	BANK5 2024-5YR9	Wells Fargo(3)	Midland	BANK5 2024-5YR9, BMARK 2024-V9, BBCMS 2024-5C29	1.72x	13.8%	55.9%
16	The Piazza	JPMCB	$18,550,000	$90,000,000	$108,550,000	BANK5 2024-5YR9	Wells Fargo(3)	Midland	BANK5 2024-5YR9	1.35x	8.2%	65.0%
18	Hilton Washington DC Rockville Hotel	WFB	$14,575,000	$11,925,000	$26,500,000	BANK5 2024-5YR10	Wells Fargo	Rialto	Future Securitization	1.91x	16.6%	52.9%
27	9950 Woodloch	WFB	$7,534,592	$122,200,103	$129,734,695	WFCM 2024-5C1	Wells Fargo	Argentic	BANK5 2024-5YR8, BMO 2024-5C6, WFCM 2024-5C1	1.50x	13.1%	56.0%
(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.
(2)	DSCR, Debt Yield and LTV calculations include any related pari passu companion loans and exclude any subordinate companion loans and/or mezzanine loans, as applicable.
(3)	The primary servicer for the Bay Plaza Community Center, International Plaza II, 175 Remsen Street, Baybrook Mall and The Piazza mortgage loans is Midland Loan Services, a Division of PNC Bank, National Association.
(4)	The primary servicer for the Ignite Portfolio mortgage loan is Berkadia Commercial Mortgage LLC.
(5)	B Note holder HRCP Culver, LLC holds control. Trigger events in the co lender would shift control to the A-1 in BMARK 2024-V10.
(6)	B Note holder CPPIB Credit Investments III Inc. holds control. Trigger events in the co lender would shift control to the A-1 in BMARK 2024-V10.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10

BANK5 2024-5YR10	Characteristics of the Mortgage Pool
C.	Mortgage Loans with Additional Secured and Mezzanine Financing
Loan No.	Mortgage Loan Seller	Mortgage Loan Name	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Sub Debt Cut-off Date Balance ($)	Mezzanine Debt Cut-off Date Balance ($)	Total Debt Interest Rate (%)(1)	Mortgage Loan U/W NCF DSCR (x)(2)	Total Debt U/W NCF DSCR (x)	Mortgage Loan Cut-off Date U/W NOI Debt Yield (%)(2)	Total Debt Cut-off Date U/W NOI Debt Yield (%)	Mortgage Loan Cut-off Date LTV Ratio (%)(2)	Total Debt Cut-off Date LTV Ratio (%)
4	WFB	Culver Collection	$54,000,000	6.4%	$12,000,000	NAP	6.9727%	1.78x	1.53x	12.2%	11.1%	50.0%	55.0%
5	BANA	Bronx Terminal Market	50,210,526	6.0	140,000,000	NAP	6.6617	2.18	1.07	11.9	7.5	43.2	68.5
16	JPMCB	The Piazza	18,550,000	2.2	NAP	$18,500,000	6.5056	1.35	1.05	8.2	7.0	65.0	76.1
Total/Weighted Average			$122,760,526	14.7%	$152,000,000	$18,500,000	6.7749%	1.88x	1.27x	11.5%	9.0%	49.5%	63.7%
(1)	Total Debt Interest Rate for any specified mortgage loan reflects the weighted average of the interest rates on the respective components of the total debt.
(2)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but excludes any related subordinate companion loan or mezzanine debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

11

BANK5 2024-5YR10	Characteristics of the Mortgage Pool
D.	Previous Securitization History(1)
Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Cut-off Date Pool Balance (%)	Previous Securitization
4.00	WFB	Culver Collection	Culver City	CA	Various	$54,000,000	6.4%	COMM 2014-CR20
5.00	BANA	Bronx Terminal Market	Bronx	NY	Retail	50,210,526	6.0	COMM 2014-CR17, COMM 2014-CR18, COMM 2014-UBS3
8.00	WFB	Renaissance West	Las Vegas	NV	Retail	29,500,000	3.5	COMM 2014-LC17
9.02	MSMCH	Brookside	Middletown	PA	Manufactured Housing	5,270,000	0.6	BBCMS 2020-C7
11.00	BANA	Whispering Palms MHC	Sebastian	FL	Manufactured Housing	25,000,000	3.0	JPMBB 2014-C26
12.00	WFB	Topanga & Victory	Los Angeles	CA	Office	23,950,000	2.9	WFRBS 2014-C24
21.00	BANA	Sierra Vista Plaza	Sierra Vista	AZ	Retail	11,830,000	1.4	MSBAM 2015-C26
26.00	BANA	Florline Commons	Baton Rouge	LA	Retail	8,350,000	1.0	MSBAM 2014-C18
32.00	BANA	Graham Town Center	Graham	WA	Retail	6,000,000	0.7	GSMS 2014-GC24
33.00	MSMCH	Storage Quarters Garden City	Garden City	NY	Self Storage	6,000,000	0.7	COMM 2014-CR21
34.00	MSMCH	Kingsland Village	Houston	TX	Retail	5,500,000	0.7	MSBAM 2014-C18
	Total					$225,610,526	26.9%
(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

12

BANK5 2024-5YR10	Characteristics of the Mortgage Pool
E.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)		Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
Retail	25	$189,211,263	22.6%		53.0%	52.7%	1.85	x	12.2%	11.5%	6.1184%
Anchored	4	99,890,526	11.9		51.9	51.9	1.93		11.8	11.1	5.7571
Shadow Anchored	4	40,420,000	4.8		57.4	57.4	1.67		12.5	11.2	6.6387
Single Tenant	15	25,081,022	3.0		46.5	46.5	1.96		12.5	12.3	6.1800
Super Regional Mall	1	19,969,715	2.4		55.9	53.0	1.72		13.8	13.5	6.8160
Unanchored	1	3,850,000	0.5		62.0	62.0	1.42		9.0	8.6	6.0120
Manufactured Housing	27	157,597,500	18.8		62.2	62.2	1.40		8.9	8.8	6.1496
Manufactured Housing	25	129,994,500	15.5		64.9	64.9	1.40		8.7	8.6	6.0594
Manufactured Housing/RV Park	2	27,603,000	3.3		49.5	49.5	1.44		9.6	9.5	6.5741
Hospitality	4	140,900,000	16.8		40.5	38.7	2.37		22.8	19.1	6.9103
Full Service	3	127,575,000	15.2		38.0	36.0	2.45		23.8	19.9	6.8570
Extended Stay	1	13,325,000	1.6		65.0	65.0	1.60		13.4	12.1	7.4200
Office	9	126,821,275	15.1		55.3	55.1	1.77		13.0	12.3	6.8617
CBD	7	95,336,683	11.4		54.6	54.6	1.74		12.7	12.2	6.9382
CBD/Medical	1	23,950,000	2.9		57.6	57.6	1.97		14.0	12.9	6.4900
Suburban	1	7,534,592	0.9		56.0	53.3	1.50		13.1	12.1	7.0750
Mixed Use	1	83,000,000	9.9		59.6	59.6	1.54		10.0	9.6	6.1300
Retail/Office	1	83,000,000	9.9		59.6	59.6	1.54		10.0	9.6	6.1300
Multifamily	9	81,330,000	9.7		66.2	66.2	1.32		8.6	8.4	6.2831
Low Rise	3	41,360,000	4.9		68.6	68.6	1.27		8.2	8.1	6.2762
Garden	5	21,420,000	2.6		62.6	62.6	1.39		9.7	9.4	6.6196
Mid Rise	1	18,550,000	2.2		65.0	65.0	1.35		8.2	8.1	5.9100
Self Storage	6	34,680,000	4.1		59.7	59.7	1.57		10.2	10.0	6.3205
Self Storage	6	34,680,000	4.1		59.7	59.7	1.57		10.2	10.0	6.3205
Industrial	1	20,633,000	2.5		46.5	46.5	1.96		12.5	12.3	6.1800
Warehouse/Distribution	1	20,633,000	2.5		46.5	46.5	1.96		12.5	12.3	6.1800
Other	1	3,663,317	0.4		50.0	50.0	1.78		12.2	11.9	6.5700
Parking Garage	1	3,663,317	0.4		50.0	50.0	1.78		12.2	11.9	6.5700
Total/Weighted Average	83	$837,836,355	100.	0%	55.0%	54.6%	1.75	x	12.8%	11.9%	6.3989%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

13

BANK5 2024-5YR10	Characteristics of the Mortgage Pool
G.	Geographic Distribution(1)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Interest Rate (%)
New York	5	$162,210,526	19.4%	53.6%	53.6%	1.76	x	11.0%	10.6%	5.9895%
California	10	104,600,000	12.5	56.5	56.5	1.68		11.5	11.1	6.4703
Southern California	9	101,350,000	12.1	56.3	56.3	1.70		11.6	11.2	6.4622
Northern California	1	3,250,000	0.4	64.1	64.1	1.21		8.3	8.2	6.7230
Texas	10	101,476,871	12.1	60.0	59.2	1.67		12.6	12.0	6.7953
Kentucky	2	86,925,080	10.4	31.3	28.9	2.81		27.8	23.2	6.7197
Pennsylvania	7	49,426,864	5.9	62.1	62.1	1.42		8.8	8.7	5.9930
Florida	4	45,370,000	5.4	53.4	53.4	1.49		9.9	9.6	6.3855
Other(2)	45	287,827,014	34.4	59.7	59.5	1.57		11.0	10.3	6.4390
Total/Weighted Average	83	$837,836,355	100.0%	55.0%	54.6%	1.75	x	12.8%	11.9%	6.3989%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.
(2)	Includes 21 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

14

BANK5 2024-5YR10	Characteristics of the Mortgage Pool
H.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
2,260,500 - 5,000,000	8	$25,220,500	3.0%
5,000,001 - 15,000,000	17	156,414,592	18.7
15,000,001 - 20,000,000	4	76,479,715	9.1
20,000,001 - 30,000,000	7	180,797,000	21.6
30,000,001 - 50,000,000	1	45,714,022	5.5
50,000,001 - 70,000,000	2	104,210,526	12.4
70,000,001 - 83,000,000	3	249,000,000	29.7
Total:	42	$837,836,355	100.0%
Average:	$19,948,485
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.22 - 1.50	17	$247,177,500	29.5%
1.51 - 2.00	19	406,103,329	48.5
2.01 - 3.46	6	184,555,526	22.0
Total:	42	$837,836,355	100.0%
Weighted Average:	1.88x
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.7 - 8.0	3	$32,150,000	3.8%
8.1 - 12.0	23	432,618,026	51.6
12.1 - 16.0	13	269,993,329	32.2
16.1 - 20.0	2	20,075,000	2.4
20.1 - 28.7	1	83,000,000	9.9
Total:	42	$837,836,355	100.0%
Weighted Average:	12.8%

LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	34	$723,167,333	86.3%
Acquisition	7	107,349,022	12.8
Recapitalization	1	7,320,000	0.9
Total:	42	$837,836,355	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
5.1810 - 5.5000	1	$50,210,526	6.0%
5.5001 - 6.0000	5	71,657,000	8.6
6.0001 - 6.5000	16	366,749,022	43.8
6.5001 - 7.0000	13	244,530,215	29.2
7.0001 - 7.4390	7	104,689,592	12.5
Total:	42	$837,836,355	100.0%
Weighted Average:	6.3989%
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.21 - 1.50	20	$267,512,092	31.9%
1.51 - 2.00	19	431,613,737	51.5
2.01 - 2.88	3	138,710,526	16.6
Total:	42	$837,836,355	100.0%
Weighted Average:	1.75x
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
7.6 - 8.0	4	$57,897,000	6.9%
8.1 - 12.0	28	538,371,026	64.3
12.1 - 16.0	9	158,568,329	18.9
16.1 - 23.9	1	83,000,000	9.9
Total:	42	$837,836,355	100.0%
Weighted Average:	11.9%

(1)	With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

15

BANK5 2024-5YR10	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
60	42	$837,836,355	100.0%
Total:	42	$837,836,355	100.0%
Weighted Average:	60 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
57 - 60	42	$837,836,355	100.0%
Total:	42	$837,836,355	100.0%
Weighted Average:	59 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	38	$712,757,048	85.1%
300	1	83,000,000	9.9
360	3	42,079,307	5.0
Total:	42	$837,836,355	100.0%
Weighted Average(3):	320 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	38	$712,757,048	85.1%
300	1	83,000,000	9.9
357 - 360	3	42,079,307	5.0
Total:	42	$837,836,355	100.0%
Weighted Average(3):	320 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Springing	25	$380,662,500	45.4%
Hard / Springing Cash Management	11	348,923,855	41.6
Soft / Springing Cash Management	5	89,700,000	10.7
Soft / In Place Cash Management	1	18,550,000	2.2
Total:	42	$837,836,355	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	22	$377,848,329	45.1%
Lockout / GRTR 1% or YM / Open	18	355,777,500	42.5
GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	1	54,000,000	6.4
Lockout / GRTR 1% or YM / GRTR 1% or YM or Defeasance / Open	1	50,210,526	6.0
Total:	42	$837,836,355	100.0%

CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
29.7 - 30.0	1	$83,000,000	9.9%
30.1 - 50.0	8	199,744,548	23.8
50.1 - 60.0	12	222,909,307	26.6
60.1 - 70.0	20	323,432,500	38.6
70.1 - 70.6	1	8,750,000	1.0
Total:	42	$837,836,355	100.0%
Weighted Average:	55.0%
BALLOON or ARD LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
27.2 - 30.0	1	$83,000,000	9.9%
30.1 - 50.0	9	214,319,548	25.6
50.1 - 60.0	11	208,334,307	24.9
60.1 - 70.0	20	323,432,500	38.6
70.1 - 70.6	1	8,750,000	1.0
Total:	42	$837,836,355	100.0%
Weighted Average:	54.6%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest Only	38	$712,757,048	85.1%
Amortizing Balloon	4	125,079,307	14.9
Total:	42	$837,836,355	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
NAP	NAP	NAP	NAP
Total:	NAP	NAP	NAP
Weighted Average:	NAP
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut- off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	18	$390,527,000	46.6%
1	14	323,814,522	38.6
2	9	115,960,241	13.8
3	1	7,534,592	0.9
Total:	42	$837,836,355	100.0%
Weighted Average:	1 month
(1)	The original amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest only for part of its term does not include the number of months in its interest only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

16

BANK5 2024-5YR10	Certain Terms and Conditions
V.	Certain Terms and Conditions
Allocation Between the VRR Interest and the Certificates:

Amounts available for distributions to the holders of the Certificates and the VRR Interest will be allocated between amounts available for distribution to the holders of the VRR Interest, on the one hand, and to the Certificates, on the other hand. The portion of such amount allocable to (a) the VRR Interest will at all times be the product of such amount multiplied by [3.56]% and (b) the Certificates will at all times be the product of such amount multiplied by [96.44]% (each, the respective “Percentage Allocation Entitlement”).

The Class RR Certificates and the RR Interest will collectively constitute an “eligible vertical interest” (as such term is defined in the Credit Risk Retention Rules), which is expected to be acquired and retained by certain of the sponsors as described under “Credit Risk Retention” in the Preliminary Prospectus. The Class RR Certificates and the RR Interest collectively comprise the “VRR Interest”.

Interest Entitlements:	The interest entitlement of each Class of Certificates (other than the Class R Certificates) on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the Master Servicer’s consent) on particular non-specially serviced loans during any collection period, the Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated between the VRR Interest, on one hand, and the Certificates (other than the Class R Certificates) on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Certificates (other than the Class R Certificates) will be allocated among such Classes of Certificates (other than the Exchangeable Certificates) that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date, to reduce the interest entitlement on each such Class of Certificates. If a Class receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Aggregate Principal Distribution Amount:	The Aggregate Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections. The Certificates will be entitled to the portion of the Aggregate Principal Distribution Amount equal to their Percentage Allocation Entitlement, which is referred to herein as the “Principal Distribution Amount”.
Subordination, Allocation of Losses and Certain Expenses:

The chart below describes the manner in which the payment rights of certain Classes of Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Certificates. The chart also shows the allocation between the VRR Interest and the Certificates and the corresponding entitlement to receive principal and/or interest of certain Classes of Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated between the VRR Interest and the Certificates and the manner in which the Certificate allocations are further allocated to certain Classes of Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class X-D, X-F, X-G and Class R Certificates) to reduce the Certificate Balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, X-B, X-D, X-F, X-G or R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, X-B, X-D, X-F and X-G Certificates and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

17

BANK5 2024-5YR10	Certain Terms and Conditions

(1)	The Class X-D, X-F and X-G Certificates and the VRR Interest are not offered by the Term Sheet or Preliminary Prospectus.
(2)	The Class X-A, X-B, X-D, X-F and X-G Certificates are interest-only certificates.
(3)	Other than the Class X-D, X-F, X-G and R Certificates

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements that are allocable to the Certificates will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):

1.              Class A-1, A-2, A-3, X-A, X-B, X-D, X-F and X-G Certificates: To interest on the Class A-1, A-2, A-3, X-A, X-B, X-D, X-F and X-G Certificates, pro rata, according to their respective interest entitlements.

2.              Class A-1, A-2 and A-3 Certificates: To principal on the Class A-1, A-2 and A-3 Certificates in the following amounts and order of priority: (i) first, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (ii) second, to principal on the Class A-2 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-3 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1, A-2 and A-3 Certificates, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1, A-2 and A-3 Certificates remains outstanding, then the Principal Distribution Amount will be distributed to the Class A-1, A-2 and A-3 Certificates, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.

3.              Class A-1, A-2 and A-3 Certificates: To reimburse the holders of the Class A-1, A-2 and A-3 Certificates, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes.

4.              Class A-S Certificates: To make distributions on the Class A-S Certificates as follows: (a) first, to interest on the Class A-S Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

18

BANK5 2024-5YR10	Certain Terms and Conditions

distribution priority (in this case, the Class A-1, A-2 and A-3 Certificates), to principal on the Class A-S Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

5.              Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3 and A-S Certificates), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.              Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-2, A-3, A-S and B Certificates), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.               After the Class A-1, A-2, A-3, A-S, B and C Certificates are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F, G and H-RR Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the Certificate Administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(x) to the Certificates (other than the Class X-F, X-G and R certificates), in the following amounts:

(1)         to each of the Class A-1, A-2, A-3, A-S, B, C, D and E Certificates, the product of (a) the applicable Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G and H-RR Certificates,

(2)         to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the applicable Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-1, A-2 and A-3 Certificates and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G and H-RR Certificates over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-1, A-2 and A-3 Certificates as described above,

(3)         to the Class X-B Certificates, the excess, if any, of (a) the product of (i) the applicable Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the total amount of principal distributed to the Class A-S, B and C Certificates and the denominator of which is the total amount of principal distributed to the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G and H-RR Certificates and over (b) the total amount of such yield maintenance charge or prepayment premium distributed to the Class A-S, B and C Certificates as described above; and

(4)         to the Class X-D Certificates, any remaining portion of the applicable Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium not distributed as described above;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

19

BANK5 2024-5YR10	Certain Terms and Conditions

provided, however, that after the notional amounts of the Class X-A, X-B and Class X-D Certificates and the Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C, D and E Certificates have been reduced to zero, the applicable Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium will be allocated among the holders of the Class F, G and H-RR Certificates as provided in the BANK5 2024-5YR10 pooling and servicing agreement; and

(y) to the VRR Interest (and, correspondingly, pro rata to the Class RR Certificates and the RR Interest based on their respective percentage interests in the VRR Interest), its Percentage Allocation Entitlement of such yield maintenance charge or prepayment Premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-F, X-G or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-2, A-3, A-S, B, C, D, E, F, G and H-RR Certificates will be reduced without distribution on any Distribution Date as a write-off to the extent of the applicable Percentage Allocation Entitlement of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class H-RR Certificates; second, to the Class G Certificates; third, to the Class F Certificates; fourth, to the Class E Certificates; fifth, to the Class D Certificates; sixth, to the Class C Certificates; seventh, to the Class B Certificates; eighth, to the Class A-S Certificates; and, finally, pro rata, to the Class A-1, A-2 and A-3 Certificates based on their outstanding Certificate Balances.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1, A-2 or A-3 Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S, B or C Certificates as write-offs in reduction of their Certificate Balances.

P&I Advances:

The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments, excess interest and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Certificates (other than the Class R Certificates) will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-2, A-3, X-A, X-B, X-D, X-F and X-G Certificates would be affected on a pari passu basis).

The Special Servicer will not be required to make any P&I Advance or any recoverability determination with respect to any P&I Advance.

Servicing Advances:	The Master Servicer or, if the Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

20

BANK5 2024-5YR10	Certain Terms and Conditions

respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates and the VRR Interest.

If the aggregate Certificate Balances of each of the Class A-1, A-2, A-3, A-S, B, C, D and E Certificates have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class G and H-RR Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class H-RR Certificates. The Control Eligible Certificates will not include the VRR Interest, and the VRR Interest is not permitted to be a Controlling Class.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

21

BANK5 2024-5YR10	Certain Terms and Conditions
Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class G Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder and the Servicing Shift Whole Loan (as defined below) (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, Morningstar DBRS and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan that is not a Servicing Shift Whole Loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to the whole loan marked with footnote (3) under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” (the “Servicing Shift Whole Loan”), prior to the date of securitization of the related controlling pari passu companion loan (such date, a “Servicing Shift Securitization Date”), the holder of the related controlling pari passu companion loan will have certain control rights regarding the servicing of the related whole loan under the BANK5 2024-5YR10 pooling and servicing agreement, including the right to approve or disapprove various material servicing actions involving the related whole loan. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the holder of the related controlling pari passu companion loan(s).

With respect to (x) each non-serviced whole loan and (y) the Servicing Shift Whole Loan after its Servicing Shift Securitization Date, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization (or, in some cases, a controlling companion loan holder) control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

22

BANK5 2024-5YR10	Certain Terms and Conditions

not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the controlling class certificateholder or the directing certificateholder is a Borrower Party, the controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK5 2024-5YR10 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK5 2024-5YR10 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

Risk Retention Consultation Parties:

Each of (i) the party selected by Wells Fargo Bank, National Association, (ii) the party selected by Morgan Stanley Bank, N.A., (iii) the party selected by Bank of America, National Association, and (iv) the party selected by JPMorgan Chase Bank, National Association, in each case, as an owner of the VRR Interest.

Except with respect to an Excluded Loan as to such party, each risk retention consultation party will be entitled to consult with either Special Servicer, upon request of such risk retention consultation party, with respect to certain material servicing actions proposed by such Special Servicer.

Replacement of Special Servicer:

If a Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to the Servicing Shift Whole Loan) may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates. The certificateholders who initiate a vote on a termination and replacement of the Special Servicer without cause must cause Fitch, Morningstar DBRS and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, the Special Servicer (other than with respect to the Servicing Shift Whole Loan) may be replaced by the directing certificateholder, subject to Fitch, Morningstar DBRS and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.

In addition, if at any time the Operating Advisor determines, in its sole discretion exercised in good faith, that (i) the Special Servicer is not performing its duties as required under the pooling and servicing agreement in accordance with the Servicing Standard and (ii) the replacement of the Special Servicer would be in the best interest of the certificateholders as a collective whole, then the Operating Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

23

BANK5 2024-5YR10	Certain Terms and Conditions

Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Principal Balance Certificates whose holders voted on the matter, provided that the holders of Principal Balance Certificates that so voted on the matter (i) hold Principal Balance Certificates representing at least 20% of the outstanding Certificate Principal Balance of all Principal Balance Certificates on an aggregate basis and (ii) consist of at least three certificateholders or certificate owners that are not “risk retention affiliated” with each other. In the event the holders of Principal Balance Certificates so elect to remove and replace the Special Servicer (which requisite affirmative votes must be received within 180 days of the posting of the notice of the Operating Advisor’s recommendation to replace the Special Servicer to the Certificate Administrator’s website), the Certificate Administrator will be required to receive a Rating Agency Confirmation from each of the Rating Agencies at that time, and confirmation from the applicable rating agencies that such replacement will not result in the downgrade, withdrawal or qualification of the then-current ratings of any class of any related serviced pari passu companion loan securities.

Excluded Special Servicer:	In the event that, with respect to any mortgage loan, the Special Servicer is a Borrower Party, the Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the Special Servicer with respect to an excluded special servicer loan, the resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.
Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. The Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the BANK5 2024-5YR10 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by the Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to (x) each serviced whole loan and (y) the Servicing Shift Whole Loan prior to its Servicing Shift Securitization Date, if such whole loan becomes a defaulted loan under the BANK5 2024-5YR10 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to (x) each non-serviced whole loan and (y) the Servicing Shift Whole Loan after its Servicing Shift Securitization Date, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

24

BANK5 2024-5YR10	Certain Terms and Conditions

loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution and/or liquidation of specially serviced loans. With respect to each mortgage loan (other than a non-serviced mortgage loan) or serviced whole loan, the Operating Advisor will be responsible for:

●                reviewing the actions of the Special Servicer with respect to any specially serviced loan;

●                reviewing (i) all reports by the Special Servicer made available to Privileged Persons on the Certificate Administrator’s website that are relevant to the Operating Advisor’s obligations under the pooling and servicing agreement and (ii) each Asset Status Report (as defined in the Preliminary Prospectus) (after the occurrence and during the continuance of an Operating Advisor Consultation Event (as defined below)) and Final Asset Status Report (as defined in the Preliminary Prospectus);

●                 recalculating and reviewing for accuracy and consistency with the BANK5 2024-5YR10 pooling and servicing agreement the mathematical calculations by the Special Servicer and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with Appraisal Reduction Amounts, Collateral Deficiency Amounts and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced loan; and

●                 preparing an annual report (if any mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan was a specially serviced loan at any time during the prior calendar year or an Operating Advisor Consultation Event (as defined below) occurred during the prior calendar year) that sets forth whether the Operating Advisor believes, in its sole discretion exercised in good faith, that the Special Servicer is operating in compliance with the Servicing Standard with respect to its performance of its duties under the pooling and servicing agreement with respect to specially serviced loans (and, after the occurrence and continuance of an Operating Advisor Consultation Event (as defined below), with respect to major decisions on non-specially serviced loans) during the prior calendar year on a “asset-level basis”. The Operating Advisor will identify (1) which, if any, standards the Operating Advisor believes, in its sole discretion exercised in good faith, the Special Servicer has failed to comply with and (2) any material deviations from the Special Servicer’s obligations under the pooling and servicing agreement with respect to the resolution or liquidation of any specially serviced loan or REO property (other than with respect to any REO property related to any non-serviced mortgage loan). In preparing any Operating Advisor Annual Report (as defined in the Preliminary Prospectus), the Operating Advisor will not be required to report on instances of non-compliance with, or deviations from, the Servicing Standard or the Special Servicer’s obligations under the pooling and servicing agreement that the Operating Advisor determines, in its sole discretion exercised in good faith, to be immaterial.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced whole loan, after the Operating Advisor has received notice that an Operating Advisor Consultation Event (as defined below) has occurred and is continuing, in addition to the duties described above, the Operating Advisor will be required to perform the following additional duties:

●                  to consult (on a non-binding basis) with the Special Servicer in respect of asset status reports and

●                   to consult (on a non-binding basis) with the Special Servicer with respect to “major decisions” processed by the Special Servicer.

An “Operating Advisor Consultation Event” will occur when the Certificate Balance of the Class H-RR Certificates (taking into account the application of any Cumulative Appraisal Reduction

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

25

BANK5 2024-5YR10	Certain Terms and Conditions
Amounts to notionally reduce the Certificate Balances of such Classes) is 25% or less of the initial Certificate Balances of such Class.
Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the BANK5 2024-5YR10 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BANK5 2024-5YR10 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

26

BANK5 2024-5YR10	Certain Terms and Conditions

Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BANK5 2024-5YR10 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The Certificate Administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BANK5 2024-5YR10 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BANK5 2024-5YR10 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the Certificate Administrator.
Certain Fee Offsets:	If a workout fee is earned by the Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by the Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Controlling Class Certificateholder:	It is expected that RREF V – D AIV RR H, LLC or its affiliate will be the initial controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “IV. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

27

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

28

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

29

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Yonkers
Mount Vernon
WESTCHESTER COUNTY
New Rochelle
Van Cortlandt Park
NYS Thruway
Mosholu Pkwy
Nereid Ave.
Sandford Blvd.
S. Columbus Ave.
Hutchinson River Pkwy
Pelhamdale Ave.
Weyman Ave.
E. 223rd St.
Montefiore Medical Center Wakefield Campus
Baychester Ave.
E 233rd St.
Pelham Manor
Pelham Country Club
WOODLAND CEMETERY
Jerome Ave.
Mosholu Golf Course
Seton Falls Park
Boston Rd.
Pelham Rd.
E. 222nd St.
Montefiore Medical Center Moses Campus
METRO NORTH
Bronx River Pkwy
New England Thruway
Williamsbridge
Pelham Bay and Split Rock Golf Courses
Williamsbridge Oval
E. Gun Hill Rd.
Webster Ave.
Co-Op City
Bay Plaza Community Center
2100 Bartow Avenue
Bronx, NY 10475
The Mall at Bay Plaza
Gun Hill Rd.
BRONX
Williamsbridge Rd.
Eastchester Rd.
Bronx Botanical Gardens
Fordham University
Jack Coffey Field
City Island Rd.
Pelham Bay Park
Pelham Pkwy.
NYC Health + Hospitals/ Jacobi
Montefiore Medical Center Hutchinson Campus
Yeshiva Univ. Jack & Pearl Campus
Mercy College - Bronx Campus
Crotona Ave.
Bronx Zoo
Morris Park
Jack D. Weiler Hosp.
Albert Einstein Coll. of Medicine
Calvary Hospital
Aileen B. Ryan Recreational Complex
City Island
G.W. Bridge 3 miles
Morris Park Ave.
Bruckner Expwy
Tremont Ave.
The Fountain at Metropolitan Oval
Long Island Sound
Amazon
Tremont Ave.
Throggs Neck Shopping Ctr.
Castle Hill
Ferry Point Park
Throgs Neck
Throgs Neck Bridge
SUNY Maritime College
Whitestone Br.
East River
87
95
22
1
2
4
5
6
295
678
695
PATERSON
YONKERS
New Rochelle
NEW JERSEY
BRONX
LONG ISLAND
MANHATTAN
NEWARK
JERSEY CITY
QUEENS
BROOKLYN
STATEN ISLAND
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

30

No. 1 – Bay Plaza Community Center
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype(4):	Mixed-Use – Retail/Office
	Original Principal Balance(1):	$83,000,000		Location:	Bronx, NY
	Cut-off Date Balance(1):	$83,000,000		Size(4):	568,813 SF
	% of Initial Pool Balance:	9.9%		Cut-off Date Balance Per SF(1):	$492.25
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$492.25
	Borrower Sponsor:	Prestige Properties & Development		Year Built/Renovated:	1988, 2013/2023
	Guarantors:	Sami Shalem and Irving Pergament		Title Vesting:	Fee
	Mortgage Rate:	6.1300%		Property Manager:	Prestige Properties & Development Co., Inc. (borrower related)
	Note Date:	September 17, 2024		Current Occupancy (As of):	89.7% (6/1/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	92.0%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	90.0%
	IO Period:	60 months		YE 2021 Occupancy:	90.0%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	90.0%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$470,000,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$826.28
	Call Protection:	L(24),YM1(29),O(7)		As-Is Appraisal Valuation Date:	July 25, 2024

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(1)
	Additional Debt(1)(2):	Yes		TTM NOI (6/30/2024)(5):	$23,454,156
	Additional Debt Type (Balance)(1)(2):	Pari Passu ($197,000,000)		YE 2023 NOI:	$23,030,484
				YE 2022 NOI:	$22,148,647
				YE 2021 NOI:	NAV
Escrows and Reserves(3)				U/W Revenues:	$39,831,349
	Initial	Monthly	Cap	U/W Expenses:	$11,772,713
Taxes:	$0	Springing	NAP	U/W NOI(5):	$28,058,636
Insurance:	$0	Springing	NAP	U/W NCF:	$26,795,419
Replacement Reserve:	$7,110	$7,110	$170,644	U/W DSCR based on NOI/NCF(1):	1.61x / 1.54x
TI/LC Reserve:	$1,000,000	Springing	$1,000,000	U/W Debt Yield based on NOI/NCF(1):	10.0% / 9.6%
Outstanding TI/LC:	$1,941,930	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	10.0% / 9.6%
				Cut-off Date LTV Ratio(1):	59.6%
				LTV Ratio at Maturity(1):	59.6%

Sources and Uses
Sources			Uses
Whole Loan Amount(1)	$280,000,000	100.0%	Loan Payoff	$265,439,060	94.8%
			Return of Equity	$10,155,147	3.6
			Reserves	$2,949,040	1.1
			Closing Costs	$1,456,753	0.5
Total Sources	$280,000,000	100.0%	Total Uses	$280,000,000	100.0%
(1)	The Bay Plaza Community Center Mortgage Loan (as defined below) is part of a whole loan evidenced by five pari passu promissory notes with an aggregate original principal balance of $280,000,000. The financial information presented in the chart above is based on the Bay Plaza Community Center Whole Loan (as defined below).
(2)	See “The Mortgage Loan” section below for further discussion of additional mortgage debt.
(3)	See “Escrows” below for further discussion of reserve requirements.
(4)	The Bay Plaza Community Center Property (as defined below) is a 568,813 square foot mixed-use property with 384,769 square feet of retail space and 184,044 square feet of office space.
(5)	The increase in NOI from TTM (6/30/2024) to U/W is primarily attributable to recent office leases executed by NYC – ACS (as defined below) and UFT (as defined below), and burn-off of associated free rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

31

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

The Mortgage Loan. The largest mortgage loan (the “Bay Plaza Community Center Mortgage Loan”) is part of a fixed rate whole loan evidenced by five pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-off Date of $280,000,000 (the “Bay Plaza Community Center Whole Loan”). The Bay Plaza Community Center Whole Loan is secured by the borrower’s fee interest in a 568,813 square foot mixed-use, retail/office property located in The Bronx, New York (the “Bay Plaza Community Center Property”). The Bay Plaza Community Center Mortgage Loan is evidenced by the controlling note A-1, with an outstanding principal balance as of the Cut-off Date of $83,000,000. The Bay Plaza Community Center Whole Loan was originated by JPMorgan Chase Bank, National Association (“JPMCB”) on September 17, 2024. The Bay Plaza Community Center Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. The relationship between the holders of the Bay Plaza Community Center Whole Loan is governed by a co-lender agreement as described under “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “The Pooling and Servicing Agreement” in the Preliminary Prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,000,000	$83,000,000	BANK5 2024-5YR10	Yes
A-2	$80,000,000	$80,000,000	JPMCB(1)	No
A-3	$67,000,000	$67,000,000	JPMCB(1)	No
A-4	$40,000,000	$40,000,000	JPMCB(1)	No
A-5	$10,000,000	$10,000,000	JPMCB(1)	No
Total	$280,000,000	$280,000,000
(1)	Expected to be contributed to one or more future securitization(s).

The Borrowers and Borrower Sponsor. The borrower entities for the Bay Plaza Community Center Whole Loan are SP Center, LLC and BPCC Lease, LLC, each a New York limited liability company and single purpose entity with two independent directors. The non-recourse carveout guarantors are Sami Shalem and Irving Pergament, each an individual, who are the Chief Executive Officer and President, respectively, of the borrower sponsor, Prestige Properties & Development. Founded in 1984, Prestige Properties & Development is a real estate company specializing in the ownership, development and management of Class A retail and office properties. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Bay Plaza Community Center Whole Loan.

The Property. Built in 1988 and renovated in 2023, the Bay Plaza Community Center Property is a 568,813 square foot mixed-use property with 384,769 square feet of retail space and 184,044 square feet of office space located in the Baychester neighborhood of The Bronx. The Bay Plaza Community Center Property comprises a four-story retail and office building, a two-story multi-tenant retail building, a two-story single tenant building and two one-story outparcel retail buildings situated on a 29.42-acre parcel with 1,950 parking spaces. According to the appraisal, the Bay Plaza Community Center Property is part of the greater Bay Plaza retail complex, which comprises 2.0 million square feet and is the prime retail destination in The Bronx. The Bay Plaza Community Center Property is bordered directly to the north by Co-op City, the largest single residential development in the US, with 15,372 residential units across 35 high-rise buildings.

As of June 1, 2024, the Bay Plaza Community Center Property was approximately 89.7% occupied by a granular tenant base comprising 54 unique tenants, with no single tenant accounting for greater than 10.6% of underwritten base rent or 11.8% of net rentable area. As of June 1, 2024, the retail component was 97.6% occupied by 43 unique tenants, while the office component was 73.3% occupied by 11 unique tenants. The Bay Plaza Community Center Property has demonstrated consistent performance, maintaining an occupancy rate at or above 90.0% between 2019 and 2023. The Bay Plaza Community Center Property is anchored by Stop and Shop (10.2% of underwritten base rent), which has been a tenant since August 1996, and AMC (10.6% of underwritten base rent), which is the sole movie theater in the Bronx. The remaining tenancy is largely comprised of institutional quality national retail brands.

The office space at the Bay Plaza Community Center Property underwent significant renovations in 2023 in connection with the recent leasing and buildout of the New York City Administration for Children’s Services (“NYC – ACS”) and United Federation of Teachers (“UFT”) spaces. Both NYC – ACS and UFT executed long term leases expiring in 2044. The borrower sponsor invested approximately $13.7 million in the buildout of the spaces, including mechanical upgrades and base building improvements. The borrower sponsor invested a total of approximately $21.5 million in capital expenditures on the office space between 2022 and 2023.

Major Tenants.

Stop & Shop (Fitch/Moody’s/S&P: NR/Baa1/BBB+; 67,333 square feet; 11.8% of net rentable area; 10.2% of underwritten base rent): Founded in 1914, Stop & Shop is a subsidiary for Koninklijke Ahold Delhaize N.V., which operates retail food stores and e-commerce primarily in the United States and Europe. Stop & Shop has over 50,000 associates across over 350 stores throughout Massachusetts, Connecticut, Rhode Island and New York. Stop & Shop has steadily increased sales at the Bay Plaza Community Center Property since 2018, increasing from $35,314,144 ($524.47 PSF) in 2018 to $51,839,003 ($769.89 PSF) in 2023. Stop & Shop is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1996. Stop & Shop’s lease expires in October 2033, has two, five-year extension options remaining and no unilateral termination options.

AMC (55,700 square feet; 9.8% of net rentable area; 10.6% of underwritten base rent): Founded in 1920 and headquartered in Leawood, Kansas, AMC is a theatrical exhibition company that has pioneered many of the industry’s innovations. As of December 31, 2023, the company owned, leased or operated 898 theatres and 10,059 screens in 11 countries, including 562 theaters with a total of 7,369 screens in the United States and 336 theaters with a total of 2,690 screens in European markets. AMC’s sales have largely recovered from post-COVID-19 pandemic lows, increasing from $6,837,927 ($525,994 per screen) in 2021 to $14,207,861

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

32

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

($1,092,912 per screen) in 2023, nearly reaching pre-pandemic performance. The AMC location at the Bay Plaza Community Center Property is the sole movie theater in the borough of The Bronx, which the appraiser suggests will support future demand and subsequent sales growth. AMC is a long-standing retail tenant that has been at the Bay Plaza Community Center Property since 1989. AMC’s lease expires in June 2029, has three, five-year extension options remaining and no termination options.

United Federation of Teachers (“UFT”) (45,008 square feet; 7.9% of net rentable area; 6.5% of underwritten base rent): The UFT is a labor union that is the sole bargaining agent for most of New York’s public schools. In total, the UFT represents nearly 200,000 members, including approximately 75,000 teachers, 25,000 classroom paraprofessionals and many other school-based employees, including secretaries, counselors and physical therapists. UFT has been an office tenant at the Bay Plaza Community Center Property since September 2023 and is under a long-term lease through July 2044. The Loan Sponsor invested approximately $14.2 million in the buildout of UFT and NYC – ACS spaces in 2023. UFT has two, 10-year extension options remaining and no termination options.

The following table presents a summary regarding the major tenants at the Bay Plaza Community Center Property:

Major Tenants(1)

Tenant Name	Tenant Type	Credit Rating (Fitch/Moody's/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF	Term. Option (Y/N)	Lease Expiration Date	Ext. Options
Anchor Tenant
Stop & Shop	Retail	NR/Baa1/BBB+	67,333	11.8%	$2,943,523	10.2%	$43.72	Y(3)	10/31/2033	2 x 5 Yr
AMC	Retail	NR/NR/NR	55,700	9.8%	$3,060,158	10.6%	$54.94	N	6/30/2029	3 x 5 Yr

Major Tenants
UFT	Office	NR/NR/NR	45,008	7.9%	$1,867,382	6.5%	$41.49	N	7/31/2044	2 x 10 Yr
Raymour & Flanigan	Retail	NR/NR/NR	43,000	7.6%	$1,441,790	5.0%	$33.53	N	12/31/2029	1 x 5 Yr
NYC - ACS	Office	AA/Aa2/AA	37,500	6.6%	$1,352,291	4.7%	$36.06	Y(4)	9/25/2044	1 x 5 Yr
Bob's Furniture	Retail	NR/NR/NR	29,428	5.2%	$1,369,096	4.8%	$46.52	N	2/29/2028	1 x 5 Yr
Montefiore Medical	Office	NR/NR/NR	27,600	4.9%	$1,163,074	4.0%	$42.14	N	12/31/2029	1 x 5 Yr
DSW Shoes	Retail	NR/NR/NR	21,000	3.7%	$1,251,180	4.4%	$59.58	Y(5)	1/31/2034	1 x 5 Yr
Dallas BBQ(6)	Retail	NR/NR/NR	13,106	2.3%	$862,410	3.0%	$65.80	N	7/31/2033	None
Adidas	Retail	NR/A3/A-	10,595	1.9%	$766,385	2.7%	$72.33	Y(7)	1/31/2033	1 x 5 Yr
Total/Wtd. Avg.			350,270	61.6%	$16,077,289	55.9%	$45.90

Remaining Occupied Retail			135,517	23.8%	$11,707,374	40.7%	$86.39
Remaining Occupied Office			22,467	3.9%	$969,849	3.4%	$43.17

Occupied Total			508,254	89.4%	$28,754,513	100.0%	$56.58
Vacant Space			60,559	10.6%
Total/Wtd. Avg.			568,813	100.0%
(1)	Based on the underwritten rent roll dated as of June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Stop & Shop has the right to terminate its lease if the borrower sponsor leases, rents or permits any other premises in the Bay Plaza Community Center Property or any property contiguous or adjacent to it that is owned or leased by the borrower sponsor to be used for supermarket or drugstore purposes. Additionally, Stop & Shop has the right to terminate its lease if the borrower sponsor permits any other occupants of the Bay Plaza Community Center Property to sell food or food products for off-premises consumption, prescription or nonprescription drugs, or health and beauty aids.
(4)	Effective between March 26, 2034 and March 26, 2035 upon 360 days’ notice, NYC – ACS has a one-time right to terminate its lease upon payment of a termination fee in an amount equal to the unamortized portion of the sum of (i) brokerage commission that Landlord paid the NYC – ACS’s broker, (ii) the borrower’s contribution towards the buildout of NYC – ACS’s space, (iii) $1,012,500.
(5)	DSW has the right to terminate its lease if less than one of Bob’s Furniture or Stop & Shop plus retailers having an aggregate of 65% of NRA of the Bay Plaza Community Center Property are open for business for over 18 months.
(6)	Dallas BBQ also pays percentage rent equal to the product of gross sales in excess of $8,000,0000 multiplied by 6% which is excluded from Annual U/W Rent PSF above.
(7)	Adidas has the right to terminate its lease if its gross sales between months 49 and 60 of its initial term do no exceed $4,000,000, provided it gives notice within 90 days following the 60th month of its term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

33

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

The following table presents a summary of sales for certain tenants at the Bay Plaza Community Center Property:

Select Tenant Sales

	SF	2018 Sales PSF	2019 Sales PSF	2021 Sales PSF	2022 Sales PSF	2023 Sales PSF	2023 Occupancy Cost(1)
Stop & Shop	67,333	$524.47	$516.12	$611.54	$687.19	$769.89	9.5%
AMC(2)	55,700	$1,342,379	$1,319,639	$525,994	$836,167	$1,092,912	28.5%
Raymour & Flanigan	43,000	$565.07	$549.31	$680.27	$560.29	$488.27	12.3%
Bob's Furniture	29,428	$760.79	$922.32	$731.40	$697.58	$632.41	10.6%
DSW Shoes	21,000	$266.41	$262.91	$321.47	$317.23	$257.45	30.0%
Dallas BBQ	13,106	$767.96	$762.19	$718.33	$763.52	$769.18	11.3%
Five Below	10,586	$473.69	$516.77	$462.03	$434.15	$454.77	17.0%
(1)	Occupancy Cost is calculated by dividing gross sales of each tenant by the sum of (i) its contractual rent based on the underwritten rent roll dated June 1, 2024 and (ii) its reimbursements based on the underwritten rent roll dated June 1, 2024.
(2)	Calculated based on a sales per screen (with 13 screens).

The following table presents certain information relating to the lease rollover schedule at the Bay Plaza Community Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM/2024	1	3,488	0.6%	3,488	0.6%	$285,863	1.0%	$81.96
2025	3	7,597	1.3%	11,085	1.9%	$625,670	2.2%	$82.36
2026	10	35,654	6.3%	46,739	8.2%	$2,622,557	9.1%	$73.56
2027	3	11,708	2.1%	58,447	10.3%	$1,127,292	3.9%	$96.28
2028	2	31,419	5.5%	89,866	15.8%	$1,533,354	5.3%	$48.80
2029	8	144,190	25.3%	234,056	41.1%	$7,388,890	25.7%	$51.24
2030	4	20,637	3.6%	254,693	44.8%	$1,687,016	5.9%	$81.75
2031	4	11,476	2.0%	266,169	46.8%	$858,933	3.0%	$74.85
2032	2	3,565	0.6%	269,734	47.4%	$270,251	0.9%	$75.81
2033	8	111,455	19.6%	381,189	67.0%	$6,059,411	21.1%	$54.37
2034	4	30,192	5.3%	411,381	72.3%	$1,830,006	6.4%	$60.61
2035 & Thereafter	5	96,873	17.0%	508,254	89.4%	$4,465,270	15.5%	$46.09
Vacant	0	60,559	10.6%	568,813	100.0%	$0	0.0%	$0.00
Total / Wtd. Avg.	54	568,813	100.0%			$28,754,513	100.0%	$56.58
(1)	Based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(2)	Certain tenants may have termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the Bay Plaza Community Center Property:

Historical Occupancy(1)

	12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	6/1/2024(2)
Retail	98.0%	96.0%	91.0%	93.0%	99.0%	97.6%
Office	73.3%	77.5%	87.9%	83.7%	77.4%	73.3%
Overall	90.0%	90.0%	90.0%	90.0%	92.0%	89.7%
(1)	Includes tenants that have leases that have not yet commenced, but have executed leases.
(2)	Current occupancy is based on the underwritten rent roll dated as of June 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

34

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Bay Plaza Community Center Property:

Cash Flow Analysis

	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Rents In Place(2)	$24,211,177	$24,010,544	$24,260,443	$28,754,513	66.1%	$50.55
Vacant Income	0	0	0	2,628,762	6.0%	$4.62
Gross Potential Rent	$24,211,177	$24,010,544	$24,260,443	$31,383,275	72.2%	$55.17
Reimbursements	6,657,426	7,326,455	7,582,157	11,541,016	26.5%	$20.29
Percentage Rent	214,844	425,964	254,540	298,449	0.7%	$0.52
Other Rental Storage	268,434	425,117	56,524	250,025	0.6%	$0.44
Net Rental Income	$31,351,881	$32,188,080	$32,153,664	$43,472,765	100.0%	$76.43
Less Vacancy	0	0	0	(3,641,416)	(8.4%)	($6.40)
Effective Gross Income	$31,351,881	$32,188,080	$32,153,664	$39,831,349	91.6%	$70.03

Real Estate Taxes(3)	$2,423,583	$2,578,213	$2,709,774	$4,447,961	11.2%	$7.82
Insurance	634,343	730,780	753,822	565,042	1.4%	$0.99
Management Fee	471,380	529,838	523,245	1,000,000	2.5%	$1.76
Other Expenses	5,673,928	5,318,765	4,712,667	5,759,710	14.5%	$10.13
Total Expenses	$9,203,234	$9,157,596	$8,699,508	$11,772,713	29.6%	$20.70

Net Operating Income	$22,148,647	$23,030,484	$23,454,156	$28,058,636	70.4%	$49.33
Capital Expenditure Reserve(4)	0	0	0	(100,000)	(0.3%)	($0.18)
TI/LC	0	0	0	1,277,896	3.2%	$2.25
Replacement Reserves	0	0	0	85,322	0.2%	$0.15
Net Cash Flow(5)	$22,148,647	$23,030,484	$23,454,156	$26,795,419	67.3%	$47.11

NOI DSCR(6)	1.27x	1.32x	1.35x	1.61x
NCF DSCR(6)	1.27x	1.32x	1.35x	1.54x
NOI Debt Yield(6)	7.9%	8.2%	8.4%	10.0%
NCF Debt Yield(6)	7.9%	8.2%	8.4%	9.6%
(1)	Represents (i) percent of Net Rental Income for all revenue figures and Vacancy and (ii) percent of Effective Gross Income for all other figures.
(2)	U/W Rents in Place are based on the underwritten rent roll dated June 1, 2024 inclusive of contractual rent steps through October 2025.
(3)	The increase in Real Estate Taxes from TTM 6/30/2024 to U/W is primarily attributable to the burn- off abatements associated with ICAP and ICIP programs. Nearly all tenants are subject to NNN leases, largely mitigating the impact of any future tax increases.
(4)	U/W Capital Expenditure Reserve represents a credit against anticipated TI/LCs during the term of the term of the loan for the $1,000,000 reserved at loan origination.
(5)	The increase in Net Cash Flow from TTM 6/30/2024 to U/W is primarily attributable to recent office leases executed by NYC – ACS and UFT, and the burn-off of their associated free rent.
(6)	DSCR and Debt Yields are based on the Bay Plaza Community Center Whole Loan.

Appraisal. The appraiser concluded to an “As-is” value for the Bay Plaza Community Center Property of $470,000,000 as of July 25, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Bay Plaza Community Center Property.

Market Overview and Competition. The Bay Plaza Community Center Property is located at the intersection of Hutchinson River Parkway and Bartow Avenue within the Baychester neighborhood of The Bronx. The Baychester neighborhood is bordered by the Eastchester neighborhood to the north, Williamsbridge neighborhood in the west, Pelham Gardens to the south and Hutchinson River to the east. The New England Thruway bifurcates the Baychester neighborhood and provides access into Queens through the Throggs Neck Bridge and arterial access into Manhattan and New Jersey.

Baychester is a residential, self-contained community. The streets are improved with mainly middle-income residential housing types, including multi-tenant rentals, cooperative apartments and condominium buildings. Located in the northern section of Baychester is Co-op City, the largest single residential development in the United States. Co-op City has 15,372 residential units across 35 high-rise buildings. Co-op City also features a school system, parking garages and shopping centers.

The Bay Plaza Community Center Property is located within the Bay Plaza retail complex, adjacent to the Mall at Bay Plaza. The retail complex contains a total of approximately two million square feet of retail space and is the prime retail center in The Bronx. The Mall at Bay Plaza contains tenants including JCPenney, Macy’s, Victoria’s Secret, Hollister Co., Vans, Express, Charlotte Russe and H&M. According to a third party market data provider, the Bay Plaza retail complex receives more than 15 million visitors each year, with visitors spending an average of 84 minutes in the center with each visit. Additionally, according to a third party market data provider, the center contains several tenants which rank among the most visited chains in the State of New York, such as Chase Bank, Starbucks, Bank of America and Sephora.

Within a 0.5-, one- and three-mile radius of the Bay Plaza Community Center Property, the 2022 average household income was approximately $68,328, $76,059 and $77,983, respectively; and within the same radii, the 2022 population was 27,314, 59,931 and 499,018, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

35

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

According to the appraisal, the Bay Plaza Community Center Property is situated within The Bronx shopping center market. As of the second quarter of 2024, The Bronx shopping center market reported total inventory of approximately 5.3 million square feet with a 6.0% vacancy rate and average asking rents of $51.95 per square foot. Additionally, the Bay Plaza Community Center Property is located within The Bronx office market. As of the second quarter of 2024, The Bronx office market reported total inventory of approximately 15.7 million square feet with a 8.3% vacancy rate and average rents of $35.60 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Bay Plaza Community Center Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Rent Increase Projections	New Tenant Improvements PSF
Anchor – Stop & Shop	$45.00	15	10% every 60 months	$40.00
Anchor – AMC	$50.00	15	10% every 60 months	$40.00
Junior Anchor (>25,000 SF)	$55.00	10	10% every 60 months	$40.00
Junior Anchor (11,000 - 25,000 SF)	$60.00	10	10% every 60 months	$40.00
In-Line – Large (6,000 - 11,000 SF)	$65.00	10	10% every 60 months	$30.00
In-Line – Mid (3,000 - 6,000 SF)	$75.00	10	3% per annum	$30.00
In-Line – Small (<3,000 SF)	$85.00	10	3% per annum	$30.00
Outparcel – Bank	$125.00	10	3% per annum	$30.00
Office – Large (>30,000 SF)	$35.00	10	10% every 60 months	$120.00
Office – Mid (5,000 - 30,000 SF)	$40.00	10	3% per annum	$100.00
Office – Small (<5,000 SF)	$45.00	10	3% per annum	$100.00
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable retail centers pertaining to the Bay Plaza Community Center Property identified by the appraiser:

Competitive Set(1)

Property Name	Year Built/Renovated	Total NRA	Total Occupancy	Anchor / Major Tenants	Distance to Bay Plaza Community Center Property
Bay Plaza Community Center	1998, 2013/2023	384,769(2)	97.6%(3)	AMC Theaters, Stop & Shop	NAP
The Mall at Bay Plaza	2014 / NAP	490,314	98.0%	JCPenney, Macy’s, Forever 21	0.3 Miles South
Bay Plaza Shopping Center	1988 / NAP	864,327	98.0%	Marshalls, PC Richards & Son, Staples, Ashley’s HomeStore	0.2 Miles South
Peartree Square	2003 / NAP	141,156	98.0%	Stop & Shop	1.1 Miles North
Gun Hill Commons	1986 / NAP	81,177	100.0%	ALDI, Planet Fitness	1.2 Miles Southwest
Post Road Plaza	1990 / 2009	257,143	85.0%	Fairway Market, Dave & Buster’s, 24 Hour Fitness, HomeGoods	2.2 Miles North
Throggs Neck Shopping Center	2013 / NAP	473,312	98.0%	Target, TJ Maxx	4.4 Miles South
Mount Vernon Shopping Center	2005 / NAP	290,852	83.0%	Target, TJ Maxx	4.5 Miles North
Bruckner Commons	1964 / 1989	369,301	89.0%	Target, Burlington, Leonardo Furniture	5.0 Miles Southwest
Bronx Terminal Market	2009 / NAP	918,537	97.0%	Target, BJ’s Wholesale Club, Home Depot	10.1 Miles Southwest
Weighted Average			95.0%(4)
(1)	Information obtained from the appraisal, unless otherwise specified.
(2)	Based on the underwritten rent roll dated as of June 1, 2024.
(3)	Based on the retail occupancy at the Bay Plaza Community Center Property. Total occupancy inclusive of office square feet is 89.7%.
(4)	Weighted Average excludes the Bay Plaza Community Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

36

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Escrows. At loan origination, the borrowers were required to deposit into escrow (i) approximately $7,110 for replacement reserves, (ii) $1,000,000 for rollover reserves and (iii) $1,941,930 for outstanding tenant improvements and free rent.

Real Estate Taxes – On a monthly basis during the continuance of a Cash Sweep Event Period (as defined below) or at any time taxes are not paid by the borrowers prior to the assessment of any penalty, the borrowers are required to escrow 1/12th of the annual estimated tax payments payable during the next ensuing 12 months.

Insurance – During the continuance of a Lockbox Event Period, except if the Bay Plaza Community Center Property is insured under an acceptable blanket policy, the borrowers are required to escrow 1/12th of the annual estimated insurance payments on a monthly basis.

Replacement Reserve – The borrowers are required to escrow approximately $7,110 on a monthly basis for replacements and repairs to be made at the Bay Plaza Community Center Property, subject to a cap of approximately $170,644.

Rollover Reserve – The borrowers are required to escrow approximately $47,401 on a monthly basis for ongoing rollover reserves, subject to a cap of $1,000,000.

Lease Sweep Reserve – During a Lease Sweep Period (as defined below), all excess cash flow is deposited into the cash management account.

Lockbox and Cash Management. The Bay Plaza Community Center Whole Loan is structured with a hard lockbox and springing cash management. The borrowers and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received in such account within two business days after receipt. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept on a weekly basis and to a lender-controlled cash management account. Funds in the cash management account are required to be applied to debt service and the reserves and escrows described above, with any excess funds (i) to be deposited into an excess cash flow reserve account held by the lender as cash collateral for the Bay Plaza Community Center Whole Loan, or if (ii) no Cash Sweep Event Period is continuing, disbursed to the borrowers.

A “Cash Sweep Event Period” means the period commencing upon the occurrence of (i) an event of default, (ii) bankruptcy action of the borrowers or property manager, (iii) the debt service coverage ratio based on the trailing one calendar quarter is less than 1.15x or (iv) the commencement of a Lease Seep Period (as defined below). A Lockbox Event Period will end (a) with respect to clause (i) above, if the cure of the event of default has been accepted by the lender, (b) with respect to clause (ii) above, if the property manager is replaced with 60 days, (c) with respect to clause (iii) above, the debt service coverage ratio based on the trailing two calendar quarters is greater than or equal to 1.15x for two consecutive calendar quarters and (d) with respect to clause (iv) above, the Lease Sweep Period has ended; provided, however, that (A) no event of default or other Cash Sweep Event Period is continuing, (B) the borrowers have paid all of the lender’s reasonable expenses incurred in connection with the cure of Cash Sweep Event Period, including reasonable attorney’s fees and expenses, (C) with respect the clauses (a) and (b) above, the borrowers may not cure a Lockbox Event Period more than a total of two times in the aggregate during the term of the Bay Plaza Community Center Whole Loan, and (D) in no event may the borrowers cure a Cash Sweep Period caused by a bankruptcy action of the borrowers.

A ”Lease Sweep Period” (a) commences on the first payment date following the occurrence of (i) with respect to the AMC lease, the Raymour & Flanigan lease and any replacement lease (as described in the Bay Plaza Community Center Whole Loan documents) (each, a “Lease Sweep Lease”), the earlier to occur of (A) six months prior to stated expiration of the AMC lease or (B) six months prior to the stated expiration of the Raymour & Flanigan lease; (ii) the date any Lease Sweep Lease discontinues business or gives notice that intends to discontinue business; or (iii) the occurrence of an insolvency event or proceedings or a similar event with respect to a tenant (the “Lease Sweep Tenant Party”) under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); and (b) end (i) in the case of clause (a)(i) above, upon the earlier of (x) the date that an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $25.00 (the “the Lease Sweep Deposit Amount”) applicable to the applicable Lease Sweep Lease has been accumulated in the related reserve account (the “Lease Sweep Account”) or the borrowers make a deposit into the Lease Sweep Account in the amount of the Lease Sweep Deposit Amount or delivers a letter of credit in the amount of the Lease Sweep Deposit Amount and (y) the date on which (i) the entirety of the applicable Lease Sweep Space is leased pursuant to one or more qualified leases with a tenant acceptable to the lender, (ii) the entire space covering the Lease Sweep Lease (the “Lease Sweep Space”) is tenanted and such tenants have taken occupancy, as more fully described in the Bay Plaza Community Center Whole Loan documents (the “Occupancy Conditions”) and (ii) the applicable tenant thereunder has delivered an estoppel reasonably acceptable to Lender; (ii) in the case of clause (a)(iii) above, either (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated, and the applicable Lease Sweep Lease has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender or (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party in a manner reasonably satisfactory to Lender; (iii) in the case of clauses (a)(i) (a)(ii), and (a)(iii) above, the date on which the funds in the Lease Sweep Account collected with respect to the Lease Sweep Lease in question is equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, subject to certain conditions set forth in the Bay Plaza Community Center Whole Loan documents.

Real Estate Substitution. Not permitted.

Property Management. The Bay Plaza Community Center Property is managed by Prestige Properties & Development Co., Inc., an affiliate of the borrowers.

Subordinate and Mezzanine Indebtedness. None.

Partial Release. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

37

Mixed-Use – Retail/Office	Loan #1	Cut-off Date Balance:	$83,000,000
2100 Bartow Avenue Bronx, New York 10475	Bay Plaza Community Center	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	59.6% 1.54x 10.0%

Ground Lease. None.

Rights of First Offer / Rights of First Refusal. None.

Letter of Credit. None.

Permitted Mezzanine Loan. The borrowers have a one-time right to cause a new mezzanine borrower (the “New Mezzanine Borrower”) to incur additional Indebtedness in the form of a mezzanine loan (the “New Mezzanine Loan”), subject to the satisfaction of certain conditions set forth in the related Bay Plaza Community Center Whole Loan documents, including, without limitation, the following: (a) the aggregate principal amount of the New Mezzanine Loan may in no event exceed the amount which, after giving effect thereto, yields (x) an aggregate LTV ratio not greater than LTV ratio on the loan origination date and (y) an aggregate DSCR not less than the DSCR on the loan origination date; (b) the collateral for the New Mezzanine Loan may include only pledges of the direct or indirect equity interests in each SPE that is the member of a borrower; (c) the lender of the New Mezzanine Loan (the “New Mezzanine Lender”) must be a person approved by the Mortgage Loan lender; and (d) the lender of the New Mezzanine Loan must enter into an intercreditor agreement on terms acceptable to such New Mezzanine Lender and the Mortgage Loan lender in its sole discretion and together with a Rating Agency Confirmation with respect to such intercreditor agreement. See “Description of the Mortgage Pool—Additional Indebtedness” in the prospectus for additional information.

Terrorism Insurance. The borrowers are required to obtain and maintain property insurance and business interruption insurance for 18 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

38

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

39

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

The Galt House
140 & 103 North Fourth Street, 141 North Fourth Street,
120 North Third Street, and 130 North Third Street
Louisville, KY 40202
Clarksville
Jeffersonville
CLARK COUNTY
INDIANA
KENTUCKY
Shippingport Island
Ohio River
Clark Blvd
8th St
Court Ave
Utica Pike
Clark Mem. Bridge
JFK Mem. Bridge
Waterfront Park
River Rd
Bank St
N. 17th St
W. Main St
W. Market St
W. Jefferson St
W. Muhammad Ali Blvd
S. 16th St
S. 13th St
W. Broadway
S. 12th St
S. 9th St
S. 7th St
W. Kentucky St
W. Oak St
Frazier History Museum
Mohammad Ali Center
Louisville Slugger Museum & Factory
Kentucky Science Center
Kentucky Center for the Performing Arts
KFC Yum! Center
Louisville Slugger Field
Louisville Metro Hall
404 West Market
Kentucky International Convention Center
Jefferson County District Court
4th Street Live!
Downtown Louisville
S. 4th St
S. 3rd St
S. 2nd St
S. 1st St
N. Preston St
UofL Health – Jewish Hospital
University of Louisville Hospital
Norton Children's Hospital
Novak Center For Children's Health
Louisville Palace Theatre
Brown Theatre
LOUISVILLE
Spalding University
Louisville Memorial Auditorium
Old Louisville
Smoketown
E. Kentucky St
JEFFERSON COUNTY
Kentucky College of Art & Design
Conrad-Caldwell House Museum
S. Preston St
S. Jackson St
Shelby Park
Camp St
Lynn Family Stadium
Butchertown
Thomas Edison House
Story Ave
E. Main St
E. Market St
NuLu
E. Jefferson St
E. Liberty St
NuLu Technology Center
Baxter Ave
S. Campbell St
E. Broadway
Kindred Hospital Louisville
S. Shelby St
Logan St
E. Oak St
Algonquin Pkwy
S. 7th St
S. 3rd St
S. 2nd St
Cardinal Blvd
Speed Art Museum
University of Louisville
Louisville Intl. Airport 3 miles
64
65
71
31
31W
42
150
61
Clarksville
Jeffersonville
New Albany
LOUISVILLE
Prospect
Jeffersontown
Shively
Fern Creek

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40

No. 2 The Galt House
Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/DBRS/Moody’s):	NR/AA(sf)/Aa1(sf)			Property Type – Subtype:	Hospitality – Full Service
Original Principal Balance:	$83,000,000			Location:	Louisville, KY
Cut-off Date Balance:	$83,000,000			Size:	1,310 Rooms
% of Initial Pool Balance:	9.9%			Cut-off Date Balance Per Room:	$63,359
Loan Purpose:	Refinance			Maturity Date Balance Per Room:	$58,034
Borrower Sponsor:	Al J. Schneider Company			Year Built/Renovated:	1972, 1984/2018-2023
Guarantor:	Al J. Schneider Company			Title Vesting:	Fee / Leasehold
Mortgage Rate:	6.7500%			Property Manager:	ALJSCO Management LLC (borrower affiliate)
Note Date:	September 13, 2024			Current Occupancy (As of):	54.3% (5/31/2024)
Seasoning:	0 months			YE 2023 Occupancy:	51.1%
Maturity Date:	October 11, 2029			YE 2022 Occupancy:	47.1%
IO Period:	0 months			YE 2021 Occupancy:	30.8%
Loan Term (Original):	60 months			YE 2020 Occupancy:	13.3%
Amortization Term (Original):	300 months			As-Is Appraised Value(2):	$279,600,000
Loan Amortization Type:	Amortizing Balloon			As-Is Appraised Value Per Room(2):	$213,435
Call Protection:	L(24),D(29),O(7)			As-Is Appraisal Valuation Date:	May 15, 2024

Lockbox Type:	Springing			Underwriting and Financial Information
Additional Debt:	None			TTM NOI (5/31/2024):	$24,213,300
Additional Debt Type (Balance):	NAP			YE 2023 NOI:	$22,649,503
				YE 2022 NOI :	$19,221,399
				YE 2021 NOI:	$7,006,488
				U/W Revenues:	$80,220,785
Escrows and Reserves(1)				U/W Expenses:	$56,381,167
Initial		Monthly	Cap	U/W NOI:	$23,839,618
Taxes	$912,300	$91,230	NAP	U/W NCF:	$19,828,578
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	3.46x / 2.88x
Outstanding (Elective PIP) Capital Expenditure Reserve	$3,218,345	$0	NAP	U/W Debt Yield based on NOI/NCF:	28.7% / 23.9%
FF&E Reserve	$0	$267,403	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	31.4% / 26.1%
Extraordinary Capital Expenditure Reserve	$3,000,000	$66,851	NAP	Cut-off Date LTV Ratio:	29.7%
				LTV Ratio at Maturity:	27.2%

Sources and Uses
Sources			Uses
Loan Amount	$83,000,000	100.0%	Loan Payoff	$69,945,742	84.3%
			Upfront Reserves	7,130,645	8.6
			Closing Costs	2,041,863	2.5
			Return of Equity:	$3,881,750	4.7
Total Sources	$83,000,000	100.0%	Total Uses	$83,000,000	100.0%
(1)	See “Escrows” section.
(2)	The appraised value represents the As-is Value of The Galt House Property (as defined below) as of May 15, 2024 of $279,600,000, which is comprised of the As-Is Reconciled valuation of $268,400,000 and the $11,200,000 for the KTDFA (as defined below) benefit. The KTDFA benefit was valued separately by the Appraiser based on the net present value of the remaining payments through Q1 2031 at a discount factor of 5.0%.

The Mortgage Loan. The second largest mortgage loan (the “The Galt House Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $83,000,000 and secured by the fee and leasehold interests in a 1,310-room full-service hotel located in Louisville, Kentucky (“The Galt House Property”). The collateral includes the fee interest in the 600-room east tower (the “East Tower”), which also contains an additional 74 furnished apartments that are rented on a short-term basis,  a leasehold interest in the 636-room west tower (the “West Tower”), and various space lease-type interests with sponsor affiliates in meeting rooms, a bar and parking rights to 398 parking spaces that are part of the East Tower’s approximately 2000-space parking garage.

The Borrowers and Borrower Sponsor. The borrowers are Schneider Hotels, LLC and Schneider Ground Company (Hotels) LLC, each a single-purpose, Kentucky limited liability company with one independent director each. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of The Galt House Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

The borrower sponsor and non-recourse carveout guarantor is Al J. Schneider Company (“AJS”). Founded in 1947 and based in Louisville, Kentucky, AJS is a family owned corporation that is Louisville’s largest owner-operator of hotels and has over 1,000 employees. As of July 31, 2024, AJS has seven properties in Louisville, including three hotels, two mixed used office/retail properties, one parking garage and one warehouse.

The Property. The Galt House Property is a 1,310-room, full-service hotel located in Louisville, Kentucky. The property was originally constructed by the sponsor in 1972 and comprises two towers connected via a conservatory, with the East Tower containing 18 stories and the West Tower containing 25 stories. Between 2018 and 2023 the property underwent a $95.5 million renovation, which included upgrades to the guestrooms, meeting space and food and beverage outlets. Situated on a 7.60-acre site, amenities at the property include over 120,000 square feet of meeting space, Pelo Salon and Spa, an outdoor swimming pool, fitness center, a business center and barber shop. The Galt House Property operates under a franchise agreement with TMH Worldwide, LLC (Wyndham Hotels & Resorts) which expires in March 2044. The franchisor entered into an initial key money arrangement with the borrower, evidenced by the borrower’s execution of a $3,500,000 development incentive note, which provides, among other things, that one-tenth of principal amount is forgiven without payment on each anniversary of the franchise agreement if the franchise agreement is in good standing on such date and has not otherwise been terminated.  In connection with loan origination, the franchisor provided a certificate of good standing with respect to the borrower and the property.  On July 29, 2024, the franchisor provided supplemental key money in connection with an extension of the franchise agreement to March 31, 2044, evidenced by borrower’s execution of a $5,250,000 supplemental development incentive note, which provides, among other things, that one-twentieth of the principal amount is forgiven without payment on each anniversary of the opening date following the supplemental development incentive note date if the franchise agreement is in good standing on such date and has not otherwise been terminated. In the event lender exercises remedies following a loan default, the lender has no obligation to assume the franchise agreement, and, if it does not assume the agreement, it has no obligation to pay remaining key money amounts.

The renovation at the subject property was also a part of a tourism development project as authorized by the Kentucky Tourism Development Finance Authority (“KTDFA”), which approved the property to receive inducements for a period of 10 years (through Q1 2031). The property has to provide the sales tax records, and in return, the KTDFA provides the hotel the lesser of the total amount of sales tax liability or 25% of the approved renovation costs, up to $74 million, or $1.85 million per year.

As of May 31, 2024, The Galt House Property had a trailing 12-month occupancy of 54.3%, ADR of $189.92 and RevPAR of $104.30. Total revenue at The Galt House Property is comprised of three components: rooms (61.4% of underwritten revenue), food and beverage (32.1% of underwritten revenue) and other operated departments (6.5% of underwritten revenue). According to the appraisal, the demand segmentation in 2023 for The Galt House Property was 30% Commercial, 35% leisure and 35% group.

The following table presents historical occupancy, ADR and RevPAR penetration rates of The Galt House Property:

Historical Occupancy, ADR, RevPAR(1)(2)
		Competitive Set			The Galt House Property(3)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
12/31/2022 TTM	54.8%	$211.14	$115.65	47.1%	$171.18	$80.68	86.0%	81.1%	69.8%
12/31/2023 TTM	60.4%	$219.96	$132.91	51.1%	$189.07	$96.52	84.5%	86.0%	72.6%
5/31/2024 TTM	60.6%	$226.57	$137.36	54.3%	$192.29	$104.33	89.5%	84.9%	76.0%

(1)	Information obtained from a third-party research report.
(2)	According to a third-party research report, the competitive set includes The Seelbach Hilton Louisville, Hyatt Regency Louisville, The Brown Hotel, Marriott Louisville Downtown and Omni Louisville.
(3)	The variances between the underwriting, the appraisal and industry report data with respect to occupancy, ADR and RevPAR at The Galt House Property are attributable to variances in reporting methodology and/or timing differences.

The following table presents historical occupancy percentages at The Galt House Property:

Historical Occupancy(1)

12/31/2021	12/31/2022	12/31/2023	5/31/2024
30.8%	47.1%	51.1%	54.3%
(1)	Information obtained from the historical operating statements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at The Galt House Property:

Cash Flow Analysis

	2021	2022	2023	TTM 5/31/2024	U/W	% of U/W Total Revenue(1)	U/W $ per Room
Occupancy	30.8%	47.1%	51.1%	54.3%	54.3%
ADR	$150.14	$169.32	$186.64	$189.92	$189.92
RevPAR	$46.51	$80.64	$96.50	$104.30	$103.04

Room Revenue	$22,238,194	$38,559,557	$46,141,387	$50,007,921	$49,270,232	61.4%	$37,611
Food & Beverage Revenue	12,435,671	23,183,471	25,803,349	25,748,050	25,748,050	32.1	19,655
Other Revenue(2)	3,371,564	4,252,869	5,184,647	5,202,503	5,202,503	6.5	3,971
Total Revenue	$38,045,429	$65,995,897	$77,129,383	$80,958,474	$80,220,785	100.0%	$61,237

Room Expense	6,454,020	10,293,535	12,537,355	13,722,497	13,520,070	27.4	10,321
Food & Beverage Expense	9,289,354	15,488,641	17,115,292	17,005,883	17,005,883	66.0	12,982
Other Department Expense	952,355	1,374,757	1,525,427	1,477,628	1,477,628	28.4	1,128
Total Department Expenses	$16,695,729	$27,156,933	$31,178,074	$32,206,008	$32,003,581	39.9%	$24,430
Gross Operating Income	$21,349,700	$38,838,964	$45,951,309	$48,752,466	$48,217,204	60.1%	$36,807

Total Undistributed Expenses	12,065,621	16,780,241	19,956,993	21,127,461	20,709,968	25.8	15,809
Gross Operating Profit	$9,284,079	$22,058,723	$25,994,316	$27,625,005	$27,507,236	34.3%	$20,998

Property Taxes	982,920	1,023,644	1,054,661	1,058,112	1,507,910	1.9	1,151
Insurance	823,468	1,002,644	1,349,941	1,375,658	1,174,397	1.5	896
Ground Lease	471,203	811,036	940,211	977,935	985,311	1.2	752
Total Operating Expenses	$31,038,941	$46,774,498	$54,479,880	$56,745,174	$56,381,167	70.3%	$43,039

Net Operating Income	$7,006,488(3)	$19,221,399(3)	$22,649,503(3)	$24,213,300	$23,839,618	29.7%	$18,198
FF&E	0	0	0	0	4,011,039	5.0	3,062
Net Cash Flow	$7,006,488	$19,221,399	$22,649,503	$24,213,300	$19,828,578	24.7%	$15,136

NOI DSCR	1.02x	2.79x	3.29x	3.52x	3.46x
NCF DSCR	1.02x	2.79x	3.29x	3.52x	2.88x
NOI DY	8.4%	23.2%	27.3%	29.2%	28.7%
NCF DY	8.4%	23.2%	27.3%	29.2%	23.9%
(1)	% of U/W Total Revenue for Room Expense, Food & Beverage Expense and Other Department Expenses are based on their corresponding revenue line items. All other line items represent percent of Total Revenue.
(2)	Other revenue consists primarily of spa revenue, gift shop sales, parking, resort fees and other miscellaneous income.
(3)	The increase in NOI from 2021 to 2022 and 2022 to 2023 was primarily due to the effect of the novel coronavirus on the hospitality industry in 2020 and 2021, and the subsequent recovery in 2022 and 2023, as well as an increase in ADR from $150.14 in 2021 to $169.32 in 2022 to $186.64 in 2023, and increased Food & Beverage.

Appraisal. The appraised value represents the As-is Value as of May 15, 2024 of $279,600,000, which is comprised of the As-Is Reconciled valuation of $268,400,000 and the $11,200,000 for the KTDFA benefit. The KTDFA benefit was valued separately by the Appraiser based on the net present value of the remaining payments through Q1 2031 at a discount factor of 5.0%.

Environmental Matters. According to the Phase I environmental site assessment dated May 28, 2024, there was no evidence of any recognized environmental conditions at The Galt House Property.

Market Overview and Competition. The Galt House Property is located in downtown Louisville, Kentucky, adjacent to Interstate 64 and overlooking the Ohio River. The property is within walking distance of various demand generators including KFC Yum! Center (attached to the property via skywalk), a concert and sporting venue that is home to the University of Louisville men’s and women’s basketball programs and Kentucky Center for the Arts (less than one block west). The Kentucky International Convention Center, located one block south of the property, underwent a $207 million renovation in 2018 and includes over 300,000 square feet  exhibit space, 52 meeting rooms, 165-seat theatre, 40,000 square foot ballroom and has the capacity to host up to 4,000 guests. Additionally, the property is approximately 3.3 miles north of University of Louisville, 6.3 miles northwest of the Louisville International Airport, and 4 miles north of the Kentucky Exposition Center, which is currently undergoing a $180 million renovation.

According to the appraisal, the 2023 population within a two, five- and ten-mile radius of the property was 50,936, 263,440 and 650,833, respectively and the 2023 average household income within the radii was $47,059, $61,745, and $72,865, respectively.

The appraisal did not identify any new hotels under construction or planned for near term development that are expected to directly compete with The Galt House Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

The table below presents certain information relating to comparable sales pertaining to The Galt House Property identified by the appraisal:

Comparable Sales Summary
Property Name	Location	Year Built	Rooms	Sale Date	Sale Price / Room
Le Méridien Philadelphia	1421 Arch Street Philadelphia, PA	1911	202	Dec-23	$46,650,000 / $230,941
The American Hotel Atlanta Downtown	160 Ted Turner Drive NW Atlanta, GA	1962	315	Apr-22	$68,100,000 / $216,190
The Bethesdan Hotel, Tapestry Collection	8120 Wisconsin Avenue Bethesda, MD	1971	270	Feb-22	$52,612,500 / $194,861
Westin Atlanta Perimeter North	7 Concourse Parkway NE Atlanta, GA	1986	372	Dec-21	$87,883,262 / $236,245
Hyatt Regency DFW International Airport	2334 North International Parkway Dallas, TX	1980	811	Nov-21	$154,300,000 / $190,259

Source: Appraisal

Escrows.

Real Estate Taxes – The loan documents require an upfront deposit of $912,300 and ongoing monthly deposits of $91,230 for real estate taxes.

Insurance – The loan documents require ongoing monthly insurance reserve in an amount equal to 1/12 of the insurance premiums that the lender reasonably estimates will be payable during the next ensuing 12 months. Notwithstanding the above, the borrowers’ obligation to make insurance reserve payments will be waived so long as (i) no event of default is continuing, (ii) the insurance policies maintained by the borrowers are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (iii) borrowers provide lender with evidence of renewal of such policies and (iv) the lender is provided with paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of said policies.

Outstanding (Elective PIP) Capital Expenditure Reserve - The loan documents require an upfront deposit of $3,218,345 to perform outstanding (elective PIP) capital expenditure work.

FF&E Reserve - The loan documents require ongoing monthly deposits in an amount equal to the greater of (i) then-existing FF&E reserve monthly deposit or (ii) 1/12th of 4% of the underwritten revenue for the preceding fiscal year, initially estimated at $267,403.

Extraordinary Capital Expenditure Reserve - The loan documents require an upfront reserve of $3,000,000 for capital expenditures and ongoing monthly deposits in an amount equal to the greater of (i) then-existing Extraordinary Capital Expenditure Reserve monthly deposit or (ii) 1/12th of 1% of the underwritten revenue for the preceding fiscal year, initially estimated at $66,851. In the event that the amount of FF&E Reserve funds on deposit in the FF&E Reserve account is equal to $0 and the amount of Extraordinary Capital Expenditure Reserve funds on deposit in the Extraordinary Capital Expenditure Reserve account is less than $3,000,000, the Extraordinary Capital Expenditure monthly deposit shall be adjusted to 1/12th of 2% of the underwritten revenue for the prior fiscal year until such time as the FF&E Reserve funds on deposit in the FF&E Reserve account equal at least $270,000 and the Extraordinary Capital Expenditure Reserve Funds on deposit in the Extraordinary Capital Expenditure Reserve account equal $3,000,000.

Lockbox and Cash Management. Upon the occurrence of a Cash Trap Event Period (as defined below), the borrowers are required to establish a lender-controlled lockbox account and deposit all rents and direct all credit card companies to pay all amounts due directly into such lockbox account. During the continuance of a Cash Trap Event Period, all funds in the lockbox account are required to be swept into the cash management account controlled by the lender and disbursed on each payment date in accordance with The Galt House Mortgage Loan documents and all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	an event of default;
(ii)	the net cash flow debt service coverage ratio (“NCF DSCR”) falling below 1.40x, tested quarterly; or
(iii)	an event of default under or a termination of the franchise agreement.

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), upon the NCF DSCR is equal to or greater than 1.45x for two consecutive calendar quarters; or
●	with regard to clause (iii), receipt by lender of satisfactory evidence that (a) the related default has been cured and that such cure has been accepted by franchisor, or (b) borrowers have entered into a replacement franchise agreement satisfactory to lender with an acceptable franchisor.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44

Hospitality – Full Service	Loan #2	Cut-off Date Balance:	$83,000,000
140 & 103 North Fourth Street, 141 North Fourth Street, 120 North Third Street, and 130 North Third Street Louisville, KY 40202	The Galt House	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	29.7% 2.88x 28.7%

Property Management. The Galt House Property is managed by ALJSCO Management LLC, a Kentucky limited liability company, an affiliate of the borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Ground Lease.

The Schneider Hotels, LLC, one of the co-borrowers, ground leases the land beneath the West Tower from the City of Louisville. The current lease expires in 2059 with one, 25-year renewal options, which would extend the lease through 2084.

Schneider Hotels, LLC has also entered into space-type subleases with certain affiliates for: (a) 398 parking spaces on Level B, in the building commonly known as the Galt House Garage, (b) approximately 4,535 square feet, known as the Down One Bourbon Bar, (c) 13 meeting rooms and located in Waterfront Plaza, Louisville, Kentucky, consisting of approximately 24,029 rentable square feet, and (d) 3 meeting rooms located in Waterfront Plaza, Louisville, Kentucky, consisting of approximately 15,868 rentable square feet. While the related affiliates, together with applicable mortgagees, have entered into non-disturbance or recognition agreements, as applicable, for the benefit of lender, the related space lease-type agreements do not provide that space tenant has any right to condemnation awards or casualty proceeds customarily attributable to property ownership.

Right of First Offer/Right of First Refusal. None.

Terrorism Insurance. The Galt House Mortgage Loan documents require an “all risk” insurance policy on a replacement cost basis, together with (i) business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity, (ii) windstorm and /or named storm coverage with a deductible up to 5% of the total insurable value, and (iii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

45

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

46

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

Ignite Portfolio
1 Candlewood Mahomet, IL
2 Auburn Crossing Auburn, IN
3 Fawn Creek Anamosa, IA
4 Harborton Estates Middletown, PA
5 Fawn Brook Maquoketa, IA
6 Fox Meadows Murray, KY
7 South Town Wilton, IA
8 Rabbit River Wayland, MI
9 Westview Estates Sandusky, OH
10 Country Meadows Martin, MI
11 Lake View Oelwein, IA
WISCONSIN
IOWA
ILLINOIS
Waterloo
Dubuque
Cedar Rapids
Iowa City
Davenport
Bettendorf
Moline
Rock Island
Clinton
Maquoketa
Anamosa
Wilton
Oelwein
Harrisburg
Hershey
Middletown
Carlisle
Mechanicsburg
Elizabethtown
Lancaster
York
Gettysburg
PENNSYLVANIA
MARYLAND
Normal
Bloomington
Champaign
Urbana
Mahomet
Danville
Decatur
ILLINOIS
INDIANA
KENTUCKY
MISSOURI
TENNESSEE
MISSISSIPPI
ALABAMA
Murray
Clarksville
NASHVILLE
MEMPHIS
Jackson
Huntsville
MILWAUKEE
CHICAGO
GRAND RAPIDS
MICHIGAN
Lake Michigan
Lake Huron
Lake Erie
ONTARIO
DETROIT
WINDSOR
TOLEDO
CLEVELAND
Wayland
Martin
Auburn
Sandusky
FORT WAYNE
INDIANAPOLIS
COLUMBUS
DAYTON
CINCINNATI
LOUISVILLE
LEXINGTON
OHIO
INDIANA
KENTUCKY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47

No. 3 – Ignite Portfolio
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype:	Manufactured Housing – Manufactured Housing
	Original Principal Balance(1):	$83,000,000		Location:	Various
	Cut-off Date Balance(1):	$83,000,000		Size:	2,489 Pads
	% of Initial Pool Balance:	9.9%		Cut-off Date Balance Per Pad(1):	$37,806
	Loan Purpose:	Refinance		Maturity Date Balance Per Pad(1):	$37,806
	Borrower Sponsor:	Alexander Cabot		Year Built/Renovated:	Various/NAP
	Guarantor:	Alexander Cabot		Title Vesting:	Various
	Mortgage Rate:	6.0800%		Property Manager:	Ignite Management Inc. (borrower-related)
	Note Date:	August 2, 2024		Current Occupancy (As of):	78.0% (Various)
	Seasoning:	1 month		YE 2023 Occupancy:	76.0%
	Maturity Date:	September 1, 2029		YE 2022 Occupancy:	80.0%
	IO Period:	60 months		YE 2021 Occupancy:	NAV
	Loan Term (Original):	60 months		As-Is Appraised Value:	$145,900,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Pad:	$58,618
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	Various
	Call Protection:	L(23),YM1(30),O(7)		Underwriting and Financial Information
	Lockbox Type:	Springing/Springing Cash Management		TTM 5/31/2024 NOI:	$7,704,637
	Additional Debt(1):	Yes		YE 2023 NOI:	$7,961,416
	Additional Debt Type (Balance)(1):	Pari Passu ($11,100,000)		YE 2022 NOI:	NAV
				YE 2021 NOI:	NAV
				U/W Revenues:	$11,818,966
				U/W Expenses:	$3,358,592
Escrows and Reserves(2)				U/W NOI:	$8,460,374
	Initial	Monthly	Cap	U/W NCF:	$8,332,264
Taxes	$114,328	$38,109	NAP	U/W DSCR based on NOI/NCF(1):	1.46x/1.44x
Insurance	$151,444	$18,930	NAP	U/W Debt Yield based on NOI/NCF(1):	9.0%/8.9%
Deferred Maintenance	$271,347	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.0%/8.9%
Replacement Reserve	$0	$10,371	NAP	Cut-off Date LTV Ratio(1):	64.5%
JB Water Litigation Reserve:	$86,009	$0	NAP	LTV Ratio at Maturity(1):	64.5%
Water Supply Repairs Reserve:	$38,500	$0	NAP

Sources and Uses
Sources			Uses
Whole Loan Amount	$94,100,000	100.0%	Loan Payoff	$77,465,227	82.3%
			Return of Equity	12,403,474	13.2
			Closing Costs	3,569,671	3.8
			Reserves	661,627	0.7
Total Sources	$94,100,000	100.0%	Total Uses	$94,100,000	100.0%
(1)	The Ignite Portfolio Mortgage Loan (as defined below) is part of the Ignite Portfolio Whole Loan (as defined below), which is comprised of 2 pari passu promissory notes with an aggregate original principal balance of $94,100,000. The Cut-off Date Balance Per Pad, Maturity Date Balance Per Pad, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, UW Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the aggregate Cut-off Date principal balance of the Ignite Portfolio Whole Loan.
(2)	See “Escrows” below.

The Mortgage Loan. The third largest mortgage loan (the “Ignite Portfolio Mortgage Loan”) is part of a whole loan (the “Ignite Portfolio Whole Loan”) evidenced by 2 pari passu promissory notes with an aggregate principal balance of $94,100,000. The Ignite Portfolio Mortgage Loan is secured by a first priority mortgage encumbering the borrowers’ fee interests in 10 manufactured housing properties, and leasehold interest in one manufactured housing property (the Harborton Estates Property, as defined below) totaling 2,489 pads located across seven states, Iowa (four properties), Michigan (two properties), Indiana (one property), Illinois (one property), Kentucky (one property), Ohio (one property) and Pennsylvania (one property) (collectively, the “Ignite Portfolio Properties”). The Ignite Portfolio Mortgage Loan is evidenced by the controlling Note A-1, with an aggregate original principal balance of $83,000,000. The Ignite Portfolio Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$83,000,000	$83,000,000	BANK5 2024-5YR10	Yes
A-2	11,100,000	$11,100,000	MSMCH	No
Total (Whole Loan)	$94,100,000	$94,100,000

The Borrowers and the Borrower Sponsor. The borrowers for the Ignite Portfolio Whole Loan are Candlewood MHC, LLC, an Illinois limited liability company, West Edge MHC LLC, an Indiana limited liability company, Harborton Estates, LLC, a Pennsylvania limited liability company, Rabbit River MHP LLC, a Michigan limited liability company, Country Meadows MHP LLC, a Michigan limited liability company, Fox Meadows LLC, a Kentucky limited liability company, Westview Estates MHC, LLC, an Oho limited liability company and Fawn Creek MHC, LLC, an Iowa limited liability company. With the exception of Westview Estates MHC, LLC, each borrower is owned 0.5% by managing member Crown Portfolio Manager LLC and 99.5% owned by Crown Communities, LLC. Crown Portfolio Manager LLC is wholly owned and managed by Alexander Cabot (“Alex Cabot”), and Crown Communities, LLC is owned 15.0% by Heath Biddlecome and 85.0% owned and controlled by Alex Cabot. Westview Estates MHC, LLC is 99.5% owned by Butternut Creek Mobile Home Park LLC and 0.5% owned by Crown Portfolio Manager LLC. Butternut Creek Mobile Home Park LLC is wholly owned by Crown Communities, LLC.

The non-recourse carve-out guarantor and borrower sponsor for the Ignite Portfolio Whole Loan is Alex Cabot. Alex Cabot is an experienced manufactured housing communities owner and operator and is the principal of Ignite Communities LLC, an investment firm that acquires and manages manufactured housing communities (“MHC”). Ignite Communities LLC was founded in 2014 and specializes in MHC lease-up and value add opportunities primarily located in the upper Midwest, Northeast and Mid-South regions. Ignite Communities LLC operates a current portfolio of 17 MHC communities with over 3,000 pads.

The Properties. The Ignite Portfolio Properties are comprised of a 651-pad manufactured housing property located in Mahomet, Illinois (the “Candlewood Property”), a 669-pad manufactured housing property located in Auburn, Indiana, (the “Auburn Crossing Property”), a 227-pad manufactured housing property located in Anamosa, Iowa (the “Fawn Creek Property”), a 186-pad manufactured housing property located in Middletown, Pennsylvania (the “Harborton Estates Property”), a 131-pad manufactured housing property located in Maquoketa, Iowa (the “Fawn Brook Property”), a 174-pad manufactured housing property located in Murray, Kentucky (the “Fox Meadows Property”), a 121-pad manufactured housing property located in Wilton, Iowa (the “South Town Property”), a 102-pad manufactured housing property located in Wayland, Michigan (the “Rabbit River Property”), a 110-pad manufactured housing property located in Sandusky, Ohio (the “Westview Estates Property”), a 64-pad manufactured housing property located in Martin, Michigan (the “Country Meadows Property”) and a 54-pad manufactured housing property located in Oelwein, Iowa (the “Lake View Property”). As of June 15, 2024, (or June 16, 2024 for the Fox Meadows Property), the Ignite Portfolio is 78.0% leased.

Candlewood Property

Constructed in 1970, the Candlewood Property is a manufactured housing community that is situated on a 130.6-acre site in Mahomet, Illinois. The Candlewood Property contains 651 MHC pads that were 71.3% occupied as of June 15, 2024. The Candlewood Property has an approximate pad mix of 50% single-wide and 50% double-wide pads, with average in place monthly rent of $520.68 per pad. The Candlewood Property is connected to city water and city sewer with all utilities directly billed to the tenants. Community amenities include a clubhouse, pool, sports field, basketball court, volleyball court, and storage. The Candlewood Property includes 24 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Auburn Crossing Property

Constructed in 1965, the Auburn Crossing Property is a manufactured housing community that is situated on a 109.7-acre site in Auburn, Indiana. The Auburn Crossing Property contains 669 MHC pads that were 75.2% occupied as of June 15, 2024. The Auburn Crossing Property has an approximate pad mix of 70% single-wide pads and 30% double-wide pads, with average in place monthly rent of $471.11 per pad. The Auburn Crossing Property is connected to city water and city sewer with all utilities reimbursed by the tenants. Community amenities include a basketball court, and a playground. The borrower sponsor has a capital expenditure plan including a new clubhouse, upgraded signage, renovated basketball court, and updated landscaping, as well as to in-fill vacant lots with new and used homes. However, such capital expenditures are not required or reserved for under the Ignite Portfolio Whole Loan documents. The Auburn Crossing Property includes 142 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Fawn Creek Property

Constructed in 1969, the Fawn Creek Property is a manufactured housing community that is situated on a 41.3-acre site in Anamosa, Iowa. The Fawn Creek Property contains 227 MHC pads that were 87.7% occupied as of June 15, 2024. The Fawn Creek Property has an approximate pad mix of 70% single-wide pads and 30% double-wide pads, with average in place monthly rent of $440.58 per pad. The Fawn Creek Property is connected to city water and city sewer with all utilities directly billed to the tenants. Community amenities include a playground and an on-site manager/staff. The Fawn Creek Property includes 5 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

Harborton Estates Property

Constructed in 1960, the Harborton Estates Property is a manufactured housing community that is situated on a 23.1-acre site in Middletown, Pennsylvania. The Harborton Estates Property contains 186 MHC pads that were 76.3% occupied as of June 15, 2024. The Harborton Estates Property has an approximate pad mix of 85% single-wide pads and 15% double-wide pads, with average in place monthly rent of $552.75 per pad. The Harborton Estates Property is connected to city water and city sewer with all utilities reimbursed by the tenants. The Harborton Estates Property includes 2 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent. The Harborton Estates Property is a leasehold property that operates under a 99-year ground lease that was executed in October 1951, and expires in September 2050. Ground lease payments total $677.50 annually and are payable in semi-annual installments. The ground lease has a 99-year renewal option at fair market value.

Fawn Brook Property

Constructed in 1988, the Fawn Brook Property is a manufactured housing community that is situated on a 22.3-acre site in Maquoketa, Iowa. The Fawn Brook Property contains 131 MHC pads that were 88.5% occupied as of June 15, 2024. The Fawn Brook Property has an approximate pad mix of 90% single-wide pads and 10% double-wide pads, with average in place monthly rent of $432.54 per pad. The Fawn Brook Property is connected to city water and city sewer with all utilities directly billed to the tenants. Community amenities include a basketball court, a playground, and an on-site manager/staff. The Fawn Brook Property includes 1 manufactured home which is considered community or affiliate owned. Such home is not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Fox Meadows Property

Constructed in 1985, the Fox Meadows Property is a manufactured housing community representing two non-contiguous properties within 0.2 miles of each other, operating as one property, that is situated on a 31.0-acre site in Murray, Kentucky. The Fox Meadows Property contains 173 MHC pads and one single family home that were 74.7% occupied as of June 16, 2024. The Fox Meadows Property has an approximate pad mix of 100.0% single-wide pads, with average in place monthly rent of $469.62 per pad. The Fox Meadows Property is connected to city water and city sewer with all utilities reimbursed by the tenants. The Fox Meadows Property includes 1 manufactured home which is considered community or affiliate owned. Such home is not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

South Town Property

Constructed in 1975, the South Town Property is a manufactured housing community that is situated on a 14.6-acre site in Wilton, Iowa. The South Town Property contains 120 MHC pads and one single family home that were 93.4% occupied as of June 15, 2024. The South Town Property has an approximate pad mix of 80% single-wide pads and 20% double-wide pads, with average in place monthly rent of $422.61 per pad. The South Town Property is connected to city water and city sewer with all utilities directly billed to the tenants, and has an on-site manager/staff. The South Town Property includes 5 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Rabbit River Property

Constructed in 1972, the Rabbit River Property is a manufactured housing community that is situated on a 35.5-acre site in Wayland, Michigan. The Rabbit River Property contains 102 MHC pads that were 80.4% occupied as of June 15, 2024. The Rabbit River Property has an approximate pad mix of 95% single-wide pads and 5% double-wide pads, with average in place monthly rent of $539.76 per pad. The Rabbit River Property has an onsite playground. The Rabbit River Property includes 7 manufactured home which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Westview Estates Property

Constructed in 1971, the Westview Estates Property is a manufactured housing community that is situated on a 23.8-acre site in Sandusky, Ohio. The Westview Estates Property contains 108 MHC pads, 1 apartment, and 1 single-family home that were 84.5% occupied as of June 15, 2024. The Westview Property has an approximate pad mix of 90% single-wide pads and 10% double-wide pads, with average in place monthly rent of $457.63 per pad. The Westview Estates Property is connected to city water and city sewer with all utilities directly billed to the tenants. The Westview Property includes 6 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Country Meadows

Constructed in 1970, the Country Meadows Property is a manufactured housing community that is situated on a 43.2-acre site in Martin, Michigan. The Country Meadows Property contains 64 MHC pads that were 75.0% occupied as of June 15, 2024. The Country Meadows Property has an approximate pad mix of 95% single-wide pads and 5% double-wide pads, with average in place monthly rent of $540.35 per pad. Community amenities include a playground and on site storage. The Country Meadows Property includes 7 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Lake View Property

Constructed in 1965, the Lake View Property is a manufactured housing community that is situated on a 10.4-acre site in Oelwein, Iowa. The Lake View Property contains 54 MHC pads that were 96.3% occupied as of June 15, 2024. The Lake View Property has an approximate pad mix of 100% single-wide pads, with average in place monthly rent of $393.37 per pad. The Lake View Property is

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

connected to city water and city sewer with all utilities directly billed to the tenants, with an on-site manager/staff. The Lake View Property includes 2 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the Ignite Portfolio Whole Loan, and no income from home rentals has been included in underwritten rent.

Portfolio Summary

Property Name	City, State	Units(1)	Year Built / Renovated	Occupancy(1)	Allocated Mortgage Loan Cut-off Date Balance	% of Allocated Mortgage Loan Cut-off Date Balance	Appraised Value	UW NOI(1)	% of UW NOI
Candlewood	Mahomet, IL	651	1970 / NAP	71.3%	$25,543,007	30.8%	$44,900,000	$2,344,582	27.7%
Auburn Crossing	Auburn, IN	669	1965 / NAP	75.2%	$19,114,697	23.0%	$33,600,000	$2,122,151	25.1%
Fawn Creek	Anamosa, IA	227	1969 / NAP	87.7%	$8,874,208	10.7%	$15,600,000	$886,626	10.5%
Harborton Estates	Middletown, PA	186	1960 / NAP	76.3%	$6,997,226	8.4%	$12,300,000	$659,405	7.8%
Fawn Brook	Maquoketa, IA	131	1988 / NAP	88.5%	$4,665,112	5.6%	$8,200,000	$466,159	5.5%
Fox Meadows	Murray, KY	174	1985 / NAP	74.7%	$3,925,080	4.7%	$6,900,000	$469,177	5.5%
South Town	Wilton, IA	121	1975 / NAP	93.4%	$3,811,296	4.6%	$6,700,000	$434,454	5.1%
Rabbit River	Wayland, MI	102	1972 / NAP	80.4%	$3,583,730	4.3%	$6,300,000	$341,249	4.0%
Westview Estates	Sandusky, OH	110	1971 / NAP	84.5%	$3,413,496	4.1%	$6,000,000	$348,044	4.1%
Country Meadows	Martin, MI	64	1970 / NAP	75.0%	$1,934,315	2.3%	$3,400,000	$251,317	3.0%
Lake View	Oelwein, IA	54	1965 / NAP	96.3%	$1,137,832	1.4%	$2,000,000	$137,211	1.6%
Total/Wtd. Avg.		2,489		78.0%	$83,000,000	100.0%	$145,900,000	$8,460,374	100.0%

Source: Appraisals, unless otherwise noted

(1)	Units, Occupancy, and UW NOI is based on the borrower rent rolls dated June 15, 2024 and June 16, 2024.

The following table presents historical occupancy percentages at the Ignite Portfolio Properties:

Historical Occupancy

2022(1)	2023(1)	6/15/2024(2)
80.0%	76.0%	78.0%
(1)	Information was provided by the borrower.
(2)	Information based on the borrower rent rolls. The Fox Meadows Property borrower rent roll is dated June 16, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating results and underwritten net cash flow at the Ignite Portfolio Properties:

Cash Flow Analysis

	2023	TTM 5/31/2024	T3 Annualized 5/31/2024	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$9,969,830	$10,374,118	$10,699,592	14,552,460	95.9%	$5,846.71
Recoveries	0	0	0	0	0.0	0
Other Income	648,884	600,397	580,765	616,135	4.1%	247.54
Net Rental Income	$10,618,714	$10,974,515	$11,280,357	$15,168,595	100.0%	$6,094.25
Less Vacancy & Credit Loss	0	0	0	-3,349,629	-23.0	-1345.77
Effective Gross Income	$10,618,714	$10,974,515	$11,280,357	$11,818,966	77.9%	$4,748.48

Real Estate Taxes	$87,514	$443,992	$443,992	$443,992	3.8%	$178.38
Insurance	102,114	216,741	216,741	220,549	1.9	88.61
Other Operating Expenses	2,467,670	2,609,145	2,516,033	2,694,052	22.8	1082.38
Total Operating Expenses	$2,657,298	$3,269,878	$3,176,766	$3,358,592	28.4%	$1,349.37

Net Operating Income	$7,961,416	$7,704,637	$8,103,591	$8,460,374	71.6%	$3,399.11
Replacement Reserves	0	0	0	128,110	1.1	51.47
TI/LC	0	0	0	0	0.0	0.00
Net Cash Flow	$7,961,416	$7,704,637	$8,103,591	$8,332,264	70.5%	$3,347.64

NOI DSCR(2)	1.37x	1.33x	1.40x	1.46x
NCF DSCR(2)	1.37x	1.33x	1.40x	1.44x
NOI Debt Yield(2)	8.5%	8.2%	8.6%	9.0%
NCF Debt Yield(2)	8.5%	8.2%	8.6%	8.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	DSCRs and Debt Yields are based on the Ignite Portfolio Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value for the Candlewood Property of $44,900,000 as of June 7, 2024. The appraisal concluded to an “as-is” value for the Auburn Crossing Property of $33,600,000 as of June 11, 2024. The appraisal concluded to an “as-is” value for the Fawn Creek Property of $15,600,000 as of June 13, 2024. The appraisal concluded to an “as-is” value for the Harborton Estates Property of $12,300,000 as of June 3, 2024. The appraisal concluded to an “as-is” value for the Fawn Brook Property of $8,200,000 as of June 13, 2024. The appraisal concluded to an “as-is” value for the Fox Meadows Property of $6,900,000 as of June 10, 2024. The appraisal concluded to an “as-is” value for the South Town Property of $6,700,000 as of June 13, 2024. The appraisal concluded to an “as-is” value for the Rabbit River Property of $6,300,000 as of June 3, 2024. The appraisal concluded to an “as-is” value for the Westview Estates Property of $6,000,000 as of June 11, 2024. The appraisal concluded to an “as-is” value for the Country Meadows Property of $3,400,000 as of June 3, 2024. The appraisal concluded to an “as-is” value for the Lake View Property of $2,000,000 as of June 13, 2024.

Together, the Ignite Portfolio Properties have an “as-is” value of $145,900,000.

Environmental Matters. According to the Phase I environmental site assessments dated either June 12, 2024 or June 20, 2024, there was no evidence of any recognized environmental conditions at the Ignite Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

Market Overview and Competition.

The following table presents information regarding comparable manufactured housing properties with respect to the Candlewood Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Candlewood (subject) 808 North Prairie View Road Mahomet, IL	-	1970	651(1)	71.3%(1)	$517
Liberty Estate Commons 1776 Independence Avenue Office Urbana, IL	10.6 miles	1972	433	99.0%	$475
Ivanhoe Estates 26 Ivanhoe Drive Urbana, IL	10.7 miles	1978	336	99.0%	$510
Surbana Estates 1776 Independence Avenue Urbana, IL	10.6 miles	1963	95	100.0%	$470
Fountain Valley Mobile Home Park 1 Fountain Valley Rantoul, IL	11.6 miles	1967	184	97.0%	$425
Woodland Acres MHC 2200 East University Avenue Urbana, IL	11.6 miles	1971	96	94.0%	$445

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

The following table presents information regarding comparable manufactured housing properties with respect to the Auburn Crossing Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Auburn Crossing (subject) 1112 West 7th Street Auburn, IN	-	1965	669(1)	75.2%(1)	$468
Auburn Mobile Home Park 2100 Wayne Street Auburn, IN	1.6 miles	1955	56	93.0%	$425
North Pointe Crossing 1 East Edgewater Drive North Garrett, IN	3.0 miles	1989	100	90.0%	$450
Concord MHC 650 North Washington Street Waterloo, IN	5.6 miles	1970	120	95.0%	$425
Hidden Valley Mobile Home Park 168 Hidden Valley Drive Avila, IN	8.4 miles	1970	34	100.0%	$375

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

The following table presents information regarding comparable manufactured housing properties with respect to the Fawn Creek Property, Fawn Brook Property, South Town Property, and Lake View Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Fawn Creek (subject) 1900 IA-64 Anamosa, IA	-	1969	227(1)	87.7%(1)	$401
Fawn Brook (subject) 26 Harvard Avenue Maquoketa, IA	-	1988	131(1)	88.5%(1)	$400
South Town (subject) 510 East 2nd Street Wilton, IA	-	1975	121(1)	93.4%(1)	$378
Lake View (subject) 2609 South Frederick Avenue Oelwein, IA	-	1965	54(1)	96.3%(1)	$358
Country Estates MHP Tipton 707 West 9th Street Tipton, IA	23.5 miles 33.0 miles 14.5 miles	1974	75	90.7%	$475
Fairview Terrace 9710 York Street Anamosa, IA	4.1 miles 35.0 miles 38.0 miles	1950	32	93.8%	$425
Prairie Creek MHP 1205 East Platt Street Maquoketa, IA	31.0 miles 0.3 miles 38.0 miles	1972	52	89.0%	$400
Hazleton MHP 304 Hayes Street West Hazleton, IA	49.0 miles 75.0 miles 85.0 miles	1973	90	92.0%	$500

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

The following table presents information regarding comparable manufactured housing properties with respect to the Harborton Estates Property:

Comparable Properties Summary

Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
Harborton Estates (subject) 503 Caravan Court Middletown, PA	-	1960	186(1)	76.3%(1)	$548
Hershey Estates 41 My Way Drive Palmyra, PA	7.9 miles	1980	116	93.0%	$480
Grantville Commons Manufactured Home Community 580 Bow Creek Road Grantville, PA	12.1 miles	1985	350	99.0%	$688
Northwood Manor Mobile Home Park 1300 York Haven Road York Haven, PA	6.1 miles	1970	100	73.0%	$475
Trailer Village Park 2801 Columbia Avenue Lancaster, PA	21.2 miles	1900	110	100.0%	$475
Regent Acres Mobile Home Park PA 700 Salem Road Goldsboro, PA	6.3 miles	1970	131	100.0%	$465

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

The following table presents information regarding comparable manufactured housing properties with respect to the Fox Meadows Property:

Comparable Properties Summary

Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
Fox Meadows (subject) 1304 South 16th Street Murray, KY	-	1985	174(1)	74.7%(1)	$391
Riviera Courts 1414 North 12th Street Murray, KY	3.3 miles	1960	262	90.0%	$390
Country Living Mobile Home Park 94 Flood Road Mayfield, KY	14.6 miles	1975	48	90.0%	$300
Lazy Acres Mobile Home Park 407 KY-1241 Mayfield, KY	22.9 miles	1960	50	98.0%	$300
North Winds MHP 1608 North 16th Street Murray, KY	3.1 miles	1967	28	91.0%	$370
Woodlawn Reserve Manufactured Housing 365 Meacham Lane Paducah, KY	34.0 miles	1980	100	90.0%	$325

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 16, 2024.

The following table presents information regarding comparable manufactured housing properties with respect to the Rabbit River Property and Country Meadows Property:

Comparable Properties Summary

Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
Rabbit River (subject) 3471 Homer Drive Wayland, MI	-	1972	102(1)	80.4%(1)	$527
Country Meadows (subject) 1249 M-222 Martin, MI	-	1970	64(1)	75.0%(1)	$540
Yankee Spring Meadows 1330 North Patterson Road Wayland, MI	4.0 miles 11.3 miles	1986	380	97.0%	$580
Fountain Springs 6784 J.R. Drive Kalamazoo, MI	27.3 miles 17.8 miles	1990	327	97.0%	$610
Gun River West 1066 Miller Road Plainwell, MI	14.7 miles 5.4 miles	1971	61	95.1%	$515
Hunters Glen MHC 1132 Hunters Glen Boulevard Wayland, MI	4.5 miles 13.4 miles	2000	396	95.0%	$650
Windsor Woods Village 1135 West Superior Street Wayland, MI	1.9 miles 9.7 miles	1988	314	95.0%	$625

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

The following table presents information regarding comparable manufactured housing properties with respect to the Westview Estates Property:

Comparable Properties Summary

Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
Westview Estates (subject) 4012 Venice Road Sandusky, OH	-	1971	110(1)	84.5%(1)	$439
Bayshore Estates MHC 1705 West Shoreway Drive Sandusky, OH	4.6 miles	1970	211	83.0%	$425
Harbourtown MHC 6320 Poorman Road North Vermilion, OH	17.4 miles	1974	228	94.7%	$650
Key Estates MHP 230 Wittlesey Avenue Norwalk, OH	14.6 miles	1973	65	75.4%	$350
Midtown Manor MHP 520 Milan Avenue Norwalk, OH	14.1 miles	1994	240	90.0%	$450
Robinson Communities 220 Maple Lane Green Springs, OH	19.8 miles	1970	94	99.0%	$355

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated June 15, 2024.

Escrows

Real Estate Taxes – The Ignite Portfolio Whole Loan documents require the borrowers to deposit approximately $114,328 into an upfront reserve for real estate taxes on the origination date. In addition, the Ignite Portfolio Whole Loan documents require ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing twelve (12) months (currenty $38,109).

Insurance – The Ignite Portfolio Whole Loan documents require the borrowers to deposit $151,444 into an upfront reserve for insurance premiums on the origination date and to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies. Notwithstanding the foregoing, the borrowers is not required to make deposits into such reserve so long as (i) the liability and casualty insurance policies covering the Ignite Portfolio Properties are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the Ignite Portfolio Whole Loan documents and (iii) the borrowers provides the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration (currently $18,930).

Replacement Reserve – The Ignite Portfolio Whole Loan documents provide for ongoing monthly deposits of approximately $10,371 into a reserve for capital expenditures.

JB Water Litigation Reserve – The Ignite Portfolio Whole Loan documents require the borrowers to deposit $86,009 into an upfront reserve on the origination date for costs associated with certain ongoing litigation proceedings involving a contract dispute between certain of the borrowers and a vendor.

Water Supply Repairs – The Ignite Portfolio Whole Loan documents require the borrowers to deposit $38,500 with the lender on the origination date for costs associated with water supply repairs required to be performed on certain of the Ignite Portfolio Properties.

Lockbox and Cash Management. The Ignite Portfolio Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period, the borrowers are required, at their sole cost and expense, to establish and maintain a lockbox account for the benefit of the lender, and to deposit any funds received by the borrowers or property manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrowers’ sole cost and expense, and the borrowers are required to cooperate with the lender to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the Ignite Portfolio Whole Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows” (ii) to pay debt service on the Ignite Portfolio Whole Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56

Manufactured Housing – Manufactured Housing	Loan #3	Cut-off Date Balance:	$83,000,000
Various	Ignite Portfolio	Cut-off Date LTV:	64.5%
Various		UW NCF DSCR:	1.44x
		UW NOI Debt Yield:	9.0%

all remaining amounts (“Excess Cash Flow”) into an excess cash flow reserve, to be held as additional security for the Ignite Portfolio Whole Loan during such Cash Sweep Event Period, or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrowers.

“Cash Sweep Event Period” means a period:

A.	commencing upon an event of default under the Ignite Portfolio Whole Loan documents, and ending upon the cure (if applicable) of such event of default; or
B.	commencing upon the debt service coverage ratio of the Ignite Portfolio Whole Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters. However, if at any time, the debt service coverage ratio of the Ignite Portfolio Whole Loan is above 1.00x but below 1.15x, the borrowers may avoid a Cash Sweep Event Period by posting cash or an approved letter of credit in the amount which (if applied to the Ignite Portfolio Whole Loan balance and debt service were recalculated), the Ignite Portfolio Whole Loan would carry a debt service coverage ratio of 1.15x.

Release of Property. At any time after the date that is two years after the origination date, the borrowers have the right to obtain the release of any one or more Eligible Individual Properties (as defined below), upon (i) prepayment of a release price equal to the greater of (x) 110% of the allocated loan amount of the property being released and (y) 75% of the net sales proceeds of such property, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, and (ii) satisfaction of certain conditions, including but not limited to (a) the debt service coverage ratio and debt yield of the remaining properties after the release must be at least equal to the greater of the debt service coverage ratio and debt yield as of the origination date, and the debt service coverage ratio and debt yield immediately preceding the release, (b) the loan-to-value ratio of the remaining properties after the release must be no greater than the lesser of the loan-to-value ratio as of the origination date and the loan-to-value ratio immediately preceding the release, and (c) satisfaction of REMIC related conditions.

“Eligible Individual Property” means the Candlewood Property, the Auburn Property, the Harborton Property, the Fox Meadows Property, the Westview Estates Property, the Michigan Properties collectively (comprised of the Rabbit River and Country Meadows Properties) and the Iowa properties collectively (comprised of the Fawn Brook, Fawn Creek Lake View and South Town Properties).

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Ignite Portfolio Properties together with 18 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

Culver Collection
1 Hayden & National Culver City, CA
2 3505-3525 Hayden Culver City, CA
3 Hayden & Higuera Culver City, CA
4 3555 Hayden Culver City, CA
5 8511 Warner Drive Culver City, CA
6 3585 Hayden Culver City, CA
LOS ANGELES
Culver City
Beverly Hills
Westwood
UCLA
Ronald Reagan UCLA Med. Center
Westwood Village
Los Angeles Country Club
Century City
Westfield Century City
Fox Plaza
20th Century Fox Studios
Museum of Tolerance
Mid-Wilshire
Hancock Park
La Brea Tar Pits
LA County Museum of Art
Fairfax
Mid-City
Kaiser Permanente Medical Center-West Los Angeles
Hillcrest Country Club
Cheviot Hills
Sawtelle
Sawtelle Japantown
Westside Pavilion
West L.A.
VA Los Angeles Healthcare
Santa Monica
Santa Monica Business Park
Santa Monica Airport
Palms
Mar Vista
Mar Vista Recr. Center
Helms Bakery District
The Museum of Jurassic Technology
Southern California Hosp. at Culver City
Sony Pictures Studios
Culver City Park
The Wende Museum
West Los Angeles College
Ladera Heights
Windsor Hills
Kenneth Hahn State Recr. Area
Jim Gilliam Recr. Center
Ladera Park
LOS ANGELES COUNTY
Marina del Rey
Marina Collection
Villa Marina Marketplace Mall
Cedars-Sinai Marina del Rey Hospital
Waterside Marina del Rey
Microsoft Los Angeles
LegalZoom
Playa Vista
Free Market Playa Vista
Runway Playa Vista
HHLA Entertainment
Westfield Culver City
Loyola Marymount University
Westchester
Matilla Village Center
Del Rey Lagoon Park
Playa del Rey
Dockweiler State Beach
Los Angeles International Airport
Downtown Los Angeles 6 miles
Wilshire Blvd
Olympic Blvd
Pico Blvd
San Vicente Blvd
Venice Blvd
Washington Blvd
Adams Blvd
Jefferson Blvd
Rodeo Rd
Santa Monica Fwy
San Diego Fwy
Marina Fwy
Santa Monica Blvd
Sepulveda Blvd
Westwood Blvd
Overland Ave
Motor Ave
Beverly Dr
Doheny Dr
Robertson Blvd
La Cienega Blvd
Fairfax Ave
Beverwil Dr
Manning Ave
Natl. Blvd
National Blvd
Centinela Ave
Beethoven St
Washington Pl
Culver Blvd
Jefferson Blvd
La Brea Ave
MLK Jr Blvd
Stocker St
Playa St
Slauson Ave
Admiralty Way
Lincoln Blvd
Pershing Dr
Ballona Creek
METRO D LINE
METRO E LINE
DOWNTOWN BEVERLY HILLS
WILSHIRE/RODEO
WILSHIRE/LA CIENEGA
WILSHIRE/FAIRFAX
WESTWOOD/UCLA
CENTURY CITY
WESTWOOD
SEPULVEDA
BUNDY
PALMS
CULVER CITY
LA CIENEGA/JEFFERSON
EXPO/LA BREA
FARMDALE
Burbank
Glendale
Pasadena
Alhambra
El Monte
Monterey Park
East Los Angeles
Montebello
Pico Rivera
Whittier
Downey
Inglewood
Hawthorne
Gardena
Compton
Norwalk
Bellflower
Lakewood
Cerritos
Torrance
Carson
Long Beach
Huntington Beach
Garden Grove
Redondo Beach
Pacific Ocean
Florence
South Gate
Lynwood
Paramount
Santa Fe Springs
Arcadia
El Segundo

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

59

No. 4 – Culver Collection
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype(5):	Various – Various
	Original Principal Balance(1):	$54,000,000		Location:	Culver City, CA
	Cut-off Date Balance(1):	$54,000,000		Size:	307,905 SF
	% of Initial Pool Balance:	6.4%		Cut-off Date Balance Per SF(1):	$389.73
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$389.73
	Borrower Sponsors:	HCP Studio Fund, LP and HCP Studio Parallel Fund A, LP		Year Built/Renovated(6):	Various / Various
	Guarantors:	HCP Studio Fund, LP and HCP Studio Parallel Fund A, LP		Title Vesting:	Fee
	Mortgage Rate(2):	6.5700%		Property Manager:	Jones Lang LaSalle, Inc.
	Note Date:	August 29, 2024		Current Occupancy (As of):	72.8% (8/31/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	87.2%
	Maturity Date:	September 6, 2029		YE 2022 Occupancy:	97.4%
	IO Period:	60 months		YE 2021 Occupancy:	93.9%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(7):	$240,200,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF(7):	$727.50
	Call Protection(3):	YM1(25),DorYM1(28),O(7)		As-Is Appraisal Valuation Date:	June 13, 2024

	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (6/30/2024):	$14,825,128
	Additional Debt Type (Balance)(1):	Pari Passu ($66,000,000) / B-Note ($12,000,000)		YE 2023 NOI:	$14,934,785
				YE 2022 NOI:	$14,030,011
				YE 2021 NOI:	$9,447,912
				U/W Revenues:	$18,091,947
				U/W Expenses:	$3,505,125
Escrows and Reserves(4)				U/W NOI:	$14,586,821
	Initial	Monthly	Cap	U/W NCF:	$14,247,988
Taxes	$227,527	$45,505	NAP	U/W DSCR based on NOI/NCF(1):	1.82x/1.78x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	12.2%/11.9%
Replacement Reserves	$0	Springing	$153,953	Cut-off Date LTV Ratio(1):	50.0%
TI/LC	$2,000,000	$38,488	NAP	LTV Ratio at Maturity(1):	50.0%
Rent Concession Reserve	$3,526,546	$0	NAP
Outstanding Leasing Reserve	$2,132,590	$0	NAP

Sources and Uses
Sources			Uses
Senior Notes(1)	$120,000,000	84.1%	Loan Payoff	$122,616,144	85.9%
Subordinate Debt(1)	12,000,000	8.4	Upfront Reserves	7,886,663	5.5
Sponsor Equity	10,719,195	7.5	Closing Costs	12,216,389	8.6

Total Sources	$142,719,195	100.0%	Total Uses	$142,719,195	100.0%
(1)	The Culver Collection Mortgage Loan (as defined below) is part of a whole loan evidenced by four senior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $120.0 million and two junior pari passu notes with an aggregate outstanding principal balance as of the Cut-off Date of $12.0 million. The information in the chart above is based solely on the aggregate outstanding principal balance as of the Cut-off Date of the Culver Collection Senior Loan (as defined below). The junior notes bear interest at the rate of 11.00% per annum. The Cut-off Date Balance Per SF, the Maturity Date Balance Per SF, U/W DSCR based on NOI, U/W DSCR based on NCF, U/W Debt Yield based on NOI, U/W Debt Yield based on NCF, Cut-Off Date LTV Ratio, and LTV Ratio at Maturity based on the Culver Collection Whole Loan are $428.70, $428.70, 1.56x, 1.53x, 11.1%, 10.8%, 55.0% and 55.0%, respectively.
(2)	Represents solely the interest rate of the senior notes.
(3)	There is no lockout period for prepayment with yield maintenance. Defeasance of the Culver Collection Whole Loan, in whole but not in part, is permitted after the date that is the earlier of (i) two years from the closing date of the securitization that includes the last note to be securitized and (ii) August 29, 2027. The assumed defeasance lockout period of 25 payments is based on the anticipated closing date of the BANK5 2024-5YR10 securitization in October 2024.
(4)	See “Escrows” below.
(5)	The “Warner Center Parking Lot” (as defined below), a parking lot property that serves the office properties, is included in the collateral.
(6)	See “The Properties” below for all years built and renovated.
(7)	Represents the “As-Is” portfolio value of $240,200,000 as of June 13, 2024. This is inclusive of the “As-Is” values ascribed to the buildings as well as the Warner Center Parking Lot in addition to a portfolio premium applied to the office buildings. The “As-Is” appraised value of the properties without the parking lot (which may be released in the lender’s discretion, as described under “Partial Release” below) and without the portfolio premium is $222,600,000. The Warner Center Parking Lot has an “As-Is” appraised value of $16,200,000. The portfolio premium accounts for the remaining $1,400,000. The Per SF metrics exclude any appraised value and square footage attributed to the Warner Center Parking Lot and includes the premium associated with the office properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

60

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

The Mortgage Loan. The fourth largest mortgage loan (the “Culver Collection Mortgage Loan”) is part of a whole loan (the “Culver Collection Whole Loan”) secured by the borrowers’ fee interest in a 307,905 SF creative office portfolio made up of five creative offices and a parking lot located in Culver City, California (the “Culver Collection Portfolio”). The Culver Collection Whole Loan is comprised of four senior pari passu notes (the “Culver Collection Senior Loan”) and two junior notes that are generally subordinate to the senior notes and pari passu with each other (the “Culver Collection Junior Loan”), with an aggregate outstanding principal balance as of the Cut-off Date of $132,000,000. The Culver Collection Mortgage Loan is evidenced by the non-controlling Note A-3 and the non-controlling Note A-4 with an aggregate outstanding principal balance as of the Cut-off Date of $54,000,000. The Culver Collection Whole Loan was co-originated on August 29, 2024 by German American Capital Corporation and Wells Fargo Bank, National Association and has an aggregate outstanding principal balance as of the Cut-off Date of $132,000,000. The Culver Collection Whole Loan is interest only for the entire five-year term and accrues interest on an Actual/360 basis.

The table below identifies the promissory notes that comprise the Culver Collection Whole Loan. The relationship between the holders of the Culver Collection Whole Loan is governed by a co-lender agreement. The Culver Collection Whole Loan will be serviced pursuant to the pooling and servicing agreement for the Benchmark 2024-V10 securitization trust. See “Pooling and Servicing Agreement—Servicing of the Culver Collection Mortgage Loan and the Bronx Terminal Market Whole Loan ” in the Preliminary Prospectus.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$56,000,000	$56,000,000	Benchmark 2024-V10(1)	No(2)
A-2	10,000,000	10,000,000	Benchmark 2024-V10(1)	No
A-3	34,000,000	34,000,000	BANK5 2024-5YR10	No
A-4	20,000,000	20,000,000	BANK5 2024-5YR10	No
Senior Loan	$120,000,000	$120,000,000
B-1	$6,600,000	$6,600,000	HRCP Culver, LLC	Yes(2)
B-2	$5,400,000	$5,400,000	HRCP Culver, LLC	No
Whole Loan	$132,000,000	$132,000,000
(1)	Benchmark 2024-V10 is expected to close on September 30, 2024.
(2)	The Culver Collection Whole Loan is an AB whole loan, and the controlling note as of the date hereof is Note B-1. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. See " Pooling and Servicing Agreement—Servicing of the Culver Collection Mortgage Loan and the Bronx Terminal Market Whole Loan" in the Preliminary Prospectus for more information regarding the manner in which control shifts under the Culver Collection Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

61

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

The Borrowers and Borrower Sponsor. The borrowers are 3505 and 3525 Hayden, Inc., Hayden & Higuera Realty, Inc., 3585 Hayden, Inc., 3555 Hayden, Inc., Conjunctive Points Warner Dev, Inc. and 3520 Hayden and National, Inc., each a Delaware corporation structured as a single purpose, bankruptcy-remote entity, with two independent directors in its structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Culver Collection Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are HCP Studio Fund, LP and HCP Studio Parallel Fund A, LP which are both subsidiaries of Hackman Capital Partners, LLC (“HCP”). HCP is a private, asset-based investment firm, based in Los Angeles, California. Since its inception, HCP has invested in a total of approximately 330 properties, representing approximately 37 million square feet across the United States, Canada, and Europe. HCP’s real estate portfolio has included more than 6.2 million square feet located in California. The firm is a prominent owner and developer in Culver City, having owned or redeveloped some of the City’s preeminent projects such as The Culver Studios, several industrial conversions now home to Apple’s (Beats by Dre) Southern California headquarters and Westwood One Studios, Sony Pictures Animation Campus, and 5500 Jefferson, amongst others.

The sole member of each of the borrowers (the “Borrower Sole Member”) is owned by a trust (the “Laurie Smith Trust”), of which the sole beneficiary is Laurie Smith, a principal of Samitaur Constructs. As part of a greater recapitalization of Samitaur Constructs’ portfolio of commercial real estate assets in Culver City (which includes the Culver Collection Portfolio), on the origination date, an affiliate of HCP, as lender (“Upper Tier Lender”), and the Borrower Sole Member, as borrower, entered into a convertible loan (the “Upper Tier Facility”). The Upper Tier Facility has an outstanding principal amount of $91,800,000, and may be increased to $100,000,000 under certain circumstances. HCP has the right to convert the Upper Tier Facility, at any time at its election, to an equity ownership interest in a portion of the equity interest in Samitaur Constructs’ real estate portfolio (which includes the Culver Collection Portfolio) pursuant to the terms of the Upper Tier Facility documents (the “Conversion”). The Upper Tier Facility is secured by a pledge (the “Facility Pledge”) from Laurie Smith and the Laurie Smith Trust of their respective interests in the Borrower Sole Member which directly owns each of the borrowers and indirectly owns such real estate assets and will have a term that matures on December 31, 2030. No interest or principal are due under the Upper Tier Facility during the term thereof and all such amounts accrue until the earlier to occur of (x) the end of such term and (y) the conversion of such debt into an equity interest in the Borrower Sole Member. In connection with the Upper Tier Facility, pursuant to an Asset Management Agreement, HCP has full authority, power and discretion to manage the Culver Collection Portfolio, subject to customary major decision rights of Laurie Smith and with Laurie Smith maintaining full control over the borrower entities. The Borrower Sole Member entered into a recognition agreement for the benefit of the lender under the Culver Collection Whole Loan (the “Recognition Agreement”) whereby it covenanted to not amend or modify in any material respect or terminate or cancel the Asset Management Agreement (except in connection with a Conversion) without the consent of the lender.

Laurie Smith, individually, provided a non-recourse carveout guaranty in favor of Upper Tier Lender in connection with the Upper Tier Facility (the “Upper Tier Guaranty”), which provides for recourse for, among other things, certain bad acts including certain bankruptcy related recourse items and acting outside the scope of the authority and permissions expressly granted to the borrowers (or their affiliates) under the Asset Management Agreement in a manner that would be reasonably likely to result in recourse liability to any guarantor under, and pursuant to the terms of, any of the Culver Collection Whole Loan documents. Pursuant to the non-recourse carveout guaranty provided with respect to the Culver Collection Whole Loan, the guarantors agree to cause Upper Tier Lender to diligently pursue remedies against Laurie Smith under the Upper Tier Guaranty and to promptly turn over any amounts so received to the lender (to the extent there are amounts owed under the non-recourse carveout guaranty which are proximately caused by the actions of Laurie Smith which remain unpaid) to be applied as an offset against amounts owed by the non-recourse carveout guarantors.

Pursuant to the terms of the Upper Tier Facility, following a Conversion, (a) a joint venture between HCP, as managing member, and Laurie Smith (the “JV”), would own 47.37% of the voting interest in Borrower Sole Member and 90% of the common economics (with the remainder being held by Laurie Smith) and (b) the Asset Management Agreement would terminate and the management rights and respective major decisions in such agreement would then be operative under the JV. The JV would have the right to appoint 2 of the 5 board members of Borrower Sole Member and 65% of board members must be present for a quorum and the act of 65% of the directors present would be required for an action by the board (except if to preserve Borrower Sole Member status). Additionally, the affirmative consent of 65% of the votes entitled to be cast by the holders of common stock is required for any matter that requires the consent of the stockholders. A provision of the operating agreement for the JV provides that HCP has the right to cause Laurie Smith to contribute all of her ownership interests (and all voting interests) in Borrower Sole Member in exchange for a solely economic interest.

Pursuant to the Culver Collection Whole Loan documents, following a Conversion, HCP is required to exercise “Post-Conversion Control” which is satisfied (x) if the Conversion is effectuated in any manner other than a foreclosure of the Facility Pledge, by HCP having the possession, directly or indirectly, of the power (i) to direct, or cause the direction of, the day-to-day management and operations of the borrowers and the Culver Collection Portfolio (through the ownership of voting securities or membership interests and/or through the ability, through appointments, to control applicable boards and/or committees of the direct or indirect owners of the borrowers that make such day-to-day decisions) and (ii) to effectuate approving or disapproving major decisions and (y) if the Conversion is effectuated pursuant to a foreclosure of the Facility Pledge, by HCP having sole control (as defined in the Culver Collection Whole Loan documents) over the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

The Properties. The Culver Collection Whole Loan is secured by the borrowers’ fee interest in the Culver Collection Portfolio, a Class-A, 6-property, 72.8% occupied, inter-connected, creative office and media portfolio, totaling 307,905 SF across 13 buildings and a parking lot located within the Hayden Tract / Culver City submarket within the broader Los Angeles, California Metropolitan Statistical Area. According to the appraisal, the Hayden Tract of Culver City is one of the most popular creative office submarkets in Los Angeles with numerous architecturally significant and award-winning creative office complexes. The Culver Collection Portfolio includes 13 distinct buildings which are currently leased to 14 creative office tenants including Scopely, Inc. (headquarters location) (28.9% of net rentable area (“NRA”)), Apple (8.1% of NRA), ChowNow (headquarters location) (6.2% of NRA), Samitaur Constructs (4.8% of NRA), and Decoded Advertising (4.5% of NRA) amongst others. The Culver Collection Portfolio includes 1,192 parking stalls (3.9 stalls per 1,000 SF) providing ample parking for the tenants at the property and creating additional revenue for spaces leased to surrounding office users and transient parkers. Parking is extremely limited in the Hayden Tract, and the ample parking structure at the Culver Collection Portfolio increases the tenant demand for space.

The Culver Collection Portfolio has access to transportation linkages such as IH-405, SR-90, SR-187, Jefferson Boulevard, Washington Boulevard, and Culver Boulevard. There is public transportation in proximity to the Culver Collection Portfolio including Culver CityBus, Big Blue Bus, LADOT transit, and the LA Metro. The Culver Collection Portfolio is accessible to the LA Metro E Line, which connects the Culver Collection Portfolio to Santa Monica and Downtown Los Angeles.

Architect Eric Owen Moss has designed all the creative office projects operated by Samitaur Constructs, an urban development firm, in the Hayden Tract, including the Culver Collection Portfolio, which has transformed the surrounding area into one of the creative office centers in Los Angeles.

The six properties that comprise the Culver Collection Portfolio are the Hayden & National property (“Hayden & National”), the 3555 Hayden property (“3555 Hayden), the Hayden & Higuera property (“Hayden & Higuera”), the 3585 Hayden property (“3585 Hayden”), the 3505-3525 Hayden property (“Conjunctive Points”) and the 8511 Warner Drive property (“Warner Center Parking Lot”).

Hayden & National (157,620 SF, 51.2% of NRA, 36.5% of In-Place Rent)

Hayden & National is a 6 building, 157,620 SF, creative office campus that is 62.3% leased (underwritten to 54.3% leased based on known vacates) featuring a 5.4-year weighted average remaining lease term. Hayden & National is situated on 7.22 acres, features 760 parking stalls, and was originally constructed starting in 1945 with further construction between 2000 and 2014.

3555 Hayden (24,919 SF, 8.1% of NRA, 11.0% of In-Place Rent)

3555 Hayden is a single building, 24,919 SF, creative office property that is 100.0% leased to Apple, Inc. with an 8-year initial term ending February 28, 2030. 3555 Hayden is situated on 0.55 acres, features 11 parking stalls, and was originally constructed in 1949 and 1979 and renovated in 2024.

Hayden & Higuera (35,111 SF, 11.4% of NRA, 10.0% of In-Place Rent)

Hayden & Higuera is a 2 building, 35,111 SF, creative office property that is 83.6% leased (underwritten to 66.5% leased based on known vacates) featuring a 3.5-year weighted average remaining lease term. Hayden & Higuera is situated on 0.83 acres, features 12 parking stalls, and was originally constructed in 1942 but renovated in 1990.

3585 Hayden (23,323 SF, 7.6% of NRA, 10.4% of In-Place Rent)

3585 Hayden is a 2 building, 23,323 SF, creative office property that is 100.0% leased featuring a 3.6-year weighted average remaining lease term. 3585 Hayden is situated on 1.19 acres, features 37 parking stalls, and was originally constructed in 1948 and renovated in 2016.

Conjunctive Points (66,932 SF, 21.7% of NRA, 32.1% of In-Place Rent)

Conjunctive Points is a 2 building, 66,932 SF, creative office property that is 100.0% leased featuring a 7.6-year weighted average remaining lease term. Hayden Conjunctive Points is situated on 2.19 acres and features 77 parking stalls. The 3505 Hayden building was originally constructed in 1948 but was renovated in 2021. The 3525 Hayden building was originally constructed in 1959 but was renovated in 2006.

Warner Center Parking Lot

Warner Center Parking Lot is a 1.74 acre surface parking lot with no improvements and receives parking revenue via parking leases (revenue shown as other income).

Major Tenants.

The largest tenants by underwritten base rent at the Culver Collection Portfolio are Scopely, Inc., Apple and ChowNow.

Scopely (88,993 square feet; 28.9% of Total NRA; 40.4% of underwritten base rent): Founded in 2011, Scopely, Inc. (“Scopely”) is an interactive entertainment company and mobile-first video game developer and publisher. The company is headquartered in Culver City, California at Conjunctive Points with offices in Boulder, Barcelona, Dublin, London, Seoul, Seville, and Shanghai. Scopely’s notable projects and games include Star Trek Fleet Command, Marvel Strike Force, Scrabble Go, WWE Champions, Yahtzee With Buddies and Stumble Guys among others. Scopely is home to many internal game development teams, or Scopely Studios, including Boundless Entertainment, DIGIT, Genjoy, Hijump, Omnidrone and Parallel, among others, with additional studio partners across four continents. Scopely has a proprietary technology platform called Playgami.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

Scopely is fully utilizing its headquarters location at Conjunctive Points totaling 60,794 SF, however it is not utilizing space in Hayden & National totaling 28,199 SF. Scopely is paying full contractual rent and the leases at Conjunctive Points and Hayden & National are cross-defaulted and expire in August 2032. Scopely executed a brand new 10-year lease in February 2022. Scopely has two five-year options to renew or extend the lease term. Scopely’s leases at Conjunctive Points and Hayden & National each include a termination option effective February 2029 with 10 months’ notice and with a termination fee equal to the unamortized amount of tenant improvements and leasing commissions.

Apple (24,919 square feet; 8.1% of Total NRA; 11.0% of underwritten base rent): – Apple, Inc. (NASDAQ: AAPL) (Moody’s: Aaa / S&P: AA+) is an American multinational corporation and technology company headquartered in Cupertino, California, in Silicon Valley. It designs, develops, and sells consumer electronics, computer software, personal computers, online services and portable devices/gadgets internationally. Apple specializes in the development and production of the following product segments: iPhone, Mac, iPad, Services, and Wearables, Home & Accessories. Apple is in the process of building out its space and upon completion anticipates using the space as a flagship sound space. Apple is expected to finish its build out in or around the end of 2024.

ChowNow (19,167 square feet; 6.2% of Total NRA; 8.8% of underwritten base rent): Founded in 2011 and headquartered at the Culver Collection Portfolio, ChowNow is a privately held technology company that powers branded online ordering systems for independent restaurants across the United States. ChowNow connects customers with independent restaurants via restaurants’ own websites, on Facebook, on Google, through ChowNow created apps, and through ChowNow’s website. According to a third party research provider, ChowNow at 3585 Hayden is actively marketing approximately 6,030 SF of space for sublease.

The following table presents certain information relating to the tenancy at the Culver Collection Portfolio:

Major Tenants(1)

Tenant Name	Building	Ratings Moody’s/S&P/Fitch(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Scopely, Inc.	Various	NR/NR/NR	88,993	28.9%	$65.74	$5,850,701	40.4%	8/31/2032	2 x 5 Yr	Y(3)
Apple	3555 Hayden	Aaa/AA+/NR	24,919	8.1%	$63.65	1,586,194	11.0%	2/28/2030	2 x 5 Yr	N
ChowNow	3585 Hayden	NR/NR/NR	19,167	6.2%	$66.20	1,268,859	8.8%	7/31/2027	1 x 5 Yr	N
Samitaur Constructs	Various	NR/NR/NR	14,786	4.8%	$64.42	952,476	6.6%	Various(4)	None	N
Decoded Advertising	Hayden & Higuera	NR/NR/NR	13,919	4.5%	$60.00	835,140	5.8%	1/31/2029	1 x 3 Yr	Y(5)
			161,784	52.5%	$64.86	$10,493,370	72.5%

Non-Major Tenants			62,279	20.2%	$63.79	$3,972,913	27.5%

Occupied Collateral Total			224,063	72.8%	$64.56	$14,466,283	100.0%

Vacant Space			83,842	27.2

Collateral Total			307,905	100.0%

(1)	Based on the underwritten rent roll dated August 31, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.
(3)	Scopely Inc.’s leases at 3505-3525 Hayden and Hayden & National each include a termination option effective February 2029 with 10 months’ notice and payment of a termination fee equal to the unamortized amount of tenant improvements and leasing commissions.
(4)	Samitaur Constructs has 3,697 SF expiring November 30, 2026 and the remaining 11,089 SF expires August 31, 2032. Samitaur Constructs is an affiliate of the borrower. See “The Borrowers and The Borrower Sponsor” below.
(5)	Decoded Advertising has two one-time options to terminate in May 2025 and November 2026 with a minimum of 9 months’ notice and payment of termination fee of $671,101.52 for the termination right in 2025 or $449,230 for the termination right in 2026.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

The following table presents certain information relating to the lease rollover schedule at the Culver Collection Portfolio:

Lease Expiration Schedule(1)(2)(3)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	2	12,953	4.2%	12,953	4.2%	$831,236	5.7%	$64.17
2026	3	12,833	4.2%	25,786	8.4%	$814,734	5.6%	$63.49
2027	2	29,651	9.6%	55,437	18.0%	$1,936,207	13.4%	$65.30
2028	1	6,138	2.0%	61,575	20.0%	$394,060	2.7%	$64.20
2029	2	22,186	7.2%	83,761	27.2%	$1,355,961	9.4%	$61.12
2030	2	36,064	11.7%	119,825	38.9%	$2,323,168	16.1%	$64.42
2031	1	4,156	1.3%	123,981	40.3%	$240,651	1.7%	$57.90
2032	4	100,082	32.5%	224,063	72.8%	$6,570,266	45.4%	$65.65
2033	0	0	0.0%	224,063	72.8%	$0	0.0%	$0.00
2034	0	0	0.0%	224,063	72.8%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	224,063	72.8%	$0	0.0%	$0.00
Vacant	0	83,842	27.2%	307,905	100.0%	$0	0.0%	$0.00
Total/Weighted Average	17	307,905	100.0%			$14,466,283	100.0%	$64.56

(1)	Based on the underwritten rent roll dated August 31, 2024.
(2)	Lease Rollover Schedule is based on the lease expiration dates of all direct leases in place. Certain tenants have more than one lease.
(3)	Certain tenants may have termination or contraction options (which may become exercisable prior to the originally stated expiration date of the tenant lease) that are not considered in the above Lease Rollover Schedule.
(4)	Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Culver Collection Portfolio:

Historical Occupancy

12/31/2021	12/31/2022	12/31/2023	Current(1)
93.9%	97.4%	87.2%	72.8%
(1)	Current occupancy is based on the underwritten rent roll dated as of August 31, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Culver Collection Portfolio:

Cash Flow Analysis

	2021	2022	2023	TTM 06/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$10,187,836	$15,115,894	$15,213,084	$15,426,792	$14,466,283(2)	60.8%	$46.98
Credit Rent Steps	0	0	0	0	121,288(2)	0.5	0.39
Rent Steps	0	0	0	0	368,817(2)	1.6	1.20
Value of Vacant Space	0	0	0	0	5,701,691	24.0	18.52
Recoveries	603,666	651,130	1,123,879	1,121,350	771,165	3.2	2.50
Other Income	1,573,264	1,961,966	2,532,744	2,134,952	2,364,394	9.9	7.68
Gross Potential Rent	$12,364,767	$17,728,990	$18,869,707	$18,683,095	$23,793,638	100.0%	$77.28
(Vacancy & Credit Loss)	0	0	0	0	($5,701,691)	(24.0)	(18.52)
Effective Gross Income	$12,364,767	$17,728,990	$18,869,707	$18,683,095	$18,091,947	76.0%	$58.76

Real Estate Taxes	526,480	518,924	531,013	543,649	535,357	3.0	1.74
Insurance	65,269	85,913	142,529	136,183	177,378	1.0	0.58
Management Fee	514,709	766,714	806,761	814,482	542,758	3.0	1.76
Other Operating Expense	1,810,397	2,327,428	2,454,620	2,363,653	2,249,632	12.4	7.31
Total Operating Expenses	$2,916,855	$3,698,979	$3,934,922	$3,857,967	$3,505,125	19.4%	$11.38

Net Operating Income	$9,447,912	$14,030,011	$14,934,785	$14,825,128	$14,586,821	80.6%	$47.37
Replacement Reserves	0	0	0	0	76,976	0.4	0.25
TI/LC	0	0	0	0	261,858	1.4	0.85
Net Cash Flow	$9,447,912	$14,030,011	$14,934,785	$14,825,128	$14,247,988	78.8%	$46.27

NOI DSCR(3)	1.18x	1.76x	1.87x	1.85x	1.82x
NCF DSCR(3)	1.18x	1.76x	1.87x	1.85x	1.78x
NOI Debt Yield(3)	7.9%	11.7%	12.4%	12.4%	12.2%
NCF Debt Yield(3)	7.9%	11.7%	12.4%	12.4%	11.9%
(1)	% column represents percent of Gross Potential Rent for revenue lines and percent of Effective Gross Income for all remaining fields.
(2)	Based on the underwritten rent roll dated August 31, 2024, with contractual rent steps through August 2025.
(3)	NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield are based on the Culver Collection Senior Loan. Including the Culver Collection Junior Loan, U/W NCF DSCR is 1.53x and U/W NOI Debt Yield is 11.1%.

Appraisal. According to the appraisal dated July 8, 2024, the Culver Collection Portfolio had an “As-Is” portfolio value of $240,200,000 as of June 13, 2024. This is inclusive of the “As-Is” values ascribed to the buildings as well as the parking lot in addition to a portfolio premium applied to the office buildings. The “As-Is” appraised value of the properties without the parking lot (which may be released in the lender’s discretion, as described under “Partial Release” below) and without the portfolio premium is $222,600,000. The Warner Center Parking Lot has an “As-Is” appraised value of $16,200,000. The portfolio premium accounts for the remaining $1,400,000.

Environmental Matters. According to the Phase I environmental assessments all dated March 8, 2024, there is a recognized environmental condition (“REC”) at Conjunctive Points based on contamination from historical operations. In addition, under a new Environmental Protection Agency rule that went into effect in July 2024, three other parcels in the Culver Collection Portfolio have potential RECs. In lieu of further investigation, the borrowers provided a pollution legal liability insurance policy. See “Description of the Mortgage Pool—Environmental Considerations” in the Preliminary Prospectus.

Market Overview and Competition. The Culver Collection Portfolio is centrally located between West Los Angeles and Downtown Los Angeles, California in the Culver City submarket. The Culver City submarket has historically served as a destination for creative office users, with demand being generated by companies such as Apple and Warner Media.

Despite a vacancy of 23.95% as of the fourth quarter of 2023, the appraisal notes that the submarket continues to remain a desirable destination for creative office tenants, citing TikTok having leased and subleased a combined 145,200 square feet in the submarket in 2023. As of the first quarter of 2024, the Culver City submarket saw 15,000 square feet of net returns. This coincided with a vacancy rate of 24.62%, up 7.14% year-over-year.

According to the appraisal, the Culver Collection Portfolio is located in the Culver City office submarket. As of the fourth quarter of 2023, the office submarket had an inventory of 10.9 million square feet with a 23.95% vacancy rate and asking rent of $52.32 per square foot.

The following table presents certain information relating to comparable office leases for the Culver Collection Portfolio:

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

66

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

Comparable Office Rental Summary(1)

Property / Location	Tenant Size (SF)	Tenant Name	Annual Base Rent PSF	Commencement	Lease Term (Years)
3555 Hayden Avenue	24,919	Apple	$63.65(2)	March-22(2)	8.0(2)
Culver City, CA
5792 Jefferson Boulevard	20,468	Apple	$63.00	Jan-24	3.17
Los Angeles, CA
3516 Schaefer Street	25,000	Vayner Media	$67.80	Q3 2023	7.5
Culver City, CA
3550 Hayden Avenue	11,667	Emerson Collective	$72.00	Q3 2023	10.67
Culver City, CA
5760 West Jefferson Boulevard	7,611	Arcade Edit	$62.40	Q3 2023	10.0
Los Angeles, CA
8461-8463 Higuera Street	4,404	Unanimous Media Holdings	$61.20	Q2 2023	3.17
Culver City, CA
(1)	Information obtained from the appraisal unless otherwise indicated.
(2)	Based on the underwritten rent roll dated August 31, 2024.

Escrows.

Tax Reserve – The loan documents required an upfront reserve of $227,527 for real estate taxes. On a monthly basis, the borrowers are required to escrow 1/12th of the estimated annual real estate tax payments (initially approximately $45,505).

Insurance Reserve – On a monthly basis, the borrowers are required to escrow 1/12th of the annual estimated insurance payments. Such reserve has been conditionally waived so long as the borrowers maintain a blanket policy meeting the requirements of the Culver Collection Whole Loan documents and the borrowers provide evidence of the renewal of any insurance policy prior to the expiration thereof and receipts for the payment of the applicable premiums.

Replacement Reserve – On a monthly basis during a Trigger Period (as defined below), the borrowers are required to escrow the lesser of (x) $6,415 and (y) the amount by which the funds deposited into such reserve pursuant to the Culver Collection Whole Loan documents and then on deposit in such reserve are less than $153,953.

TI/LC Reserve – The loan documents required an upfront reserve of $2,000,000 for tenant improvements and leasing commissions. On a monthly basis, the borrowers are required to escrow $38,488 for tenant improvements and leasing commissions.

Outstanding Rent Concession Reserve – The loan documents required an upfront reserve of $3,526,546 into a rent concession reserve to cover various months of future free rent for various tenants, including Scopely, Apple and ChowNow, among others.

Outstanding Leasing Reserve – The loan documents required an upfront reserve of $2,132,590 for outstanding leasing costs.

Lockbox and Cash Management. The Culver Collection Whole Loan is structured with a hard lockbox (the “Lockbox Account”) and springing cash management. Each borrower or manager is required to deposit any gross revenue from the Culver Collection Portfolio in the Lockbox Account within two business days of receipt. Funds deposited into the Lockbox Account are required to be swept by the clearing bank on a daily basis into the borrowers’ operating account at the clearing bank, unless a Trigger Period is continuing. Upon the occurrence of a Trigger Period, all funds in the Lockbox Account are required to be swept on each business day to a cash management account under the control of the lender to be applied and disbursed in accordance with the Culver Collection Whole Loan documents, and all excess cash flow funds remaining in the cash management account after the application of such funds in accordance with the Culver Collection Whole Loan documents are required to be held by the lender in an excess cash flow reserve account as additional collateral for the Culver Collection Whole Loan. To the extent that no Trigger Period is continuing, all excess cash flow funds are required to be disbursed to the borrowers.

A “Trigger Period” means a period commencing upon the earliest to occur of (i) an event of default under the Culver Collection Whole Loan, (ii) a Low DSCR Period (as defined below) or (iii) a Lease Sweep Period (as defined below), and ending if, with respect to a Trigger Period continuing pursuant to (A) clause (i), the event of default commencing the Trigger Period has been cured or waived and such cure has been accepted by the lender or the lender has waived such event of default in writing, and no other event of default is then continuing, (B) clause (ii), the Low DSCR Period has ended or otherwise been waived by the lender in its sole discretion and (C) clause (iii), such Lease Sweep Period has ended.

A “Low DSCR Period” will commence if as of the last day of any calendar quarter the Culver Collection Whole Loan interest only debt service coverage ratio is less than 1.15x and will end when either (i) the Culver Collection Whole Loan interest only debt service coverage ratio is at least 1.15x as of the last day of two consecutive calendar quarters or (ii) the borrowers have delivered to the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

67

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

lender cash or a letter of credit in an amount which if applied to repay the outstanding principal balance of the Culver Collection Whole Loan would result in a debt service coverage ratio of at least 1.15x.

A ”Lease Sweep Period” means a period commencing upon;(a) the earlier of (i) the date that is 12 months prior to the expiration of a Lease Sweep Lease (as defined below) or August 31, 2031 with respect to the Scopely lease and (ii) the date required under the Lease Sweep Lease by which the Lease Sweep Lease tenant is required to give notice of its exercise of a renewal option thereunder (and such renewal has not been so exercised); (b) the receipt by borrowers or manager of notice from the tenant exercising its right to terminate its Lease Sweep Lease; (c) the early termination, early cancellation or early surrender of a Lease Sweep Lease (as to 15% or more of the Lease Sweep Lease space) or the borrowers’ receipt of written notice by a Lease Sweep Lease tenant of its intent to effect an early termination, early cancellation or early surrender of its Lease Sweep Lease (as to 15% or more of the Lease Sweep Lease space); (d) a Lease Sweep Lease tenant discontinues its business (i.e., “goes dark”) or gives notice of its intent to discontinue its business in 25% or more of the Lease Sweep Lease space (provided that the 28,199 rentable square feet that is vacant as of the closing date shall not trigger a Lease Sweep Period) (unless (i) the tenant is an investment grade tenant, (ii) the tenant continues to pay all rent when due and (iii) the tenant is discontinuing its business solely to comply with an emergency law for not more than 120 days and is not in default and is paying full contractual rent); (e) upon a monetary or material non-monetary default under a Lease Sweep Lease by a Lease Sweep Lease tenant beyond any applicable notice and cure period, (f) upon a bankruptcy or insolvency proceeding of a lease guarantor, Lease Sweep Lease tenant or its (directly or indirectly) majority owned parent and (g) to the extent a Lease Sweep Period has ended and funds in the lease sweep account are used to re-tenant space that is not a Lease Sweep Space, the date that lender determines that funds in the lease sweep account are insufficient to cover all anticipated leasing expenses for the Lease Sweep Space.

A Lease Sweep Period will terminate upon: (A) in the case of clauses (a), (b), (c), (d), (e) and (g) above, either (x) the entirety of the Lease Sweep Lease space (or applicable portion thereof) is leased pursuant to one or more qualified leases (which must be either an extension of the original Lease Sweep Lease or on terms at least as favorable to landlord as the Lease Sweep Lease being replaced and have terms that extend at least two years beyond the term of the Culver Collection Whole Loan) (“Qualified Leases”) and in the lender’s reasonable judgment there are sufficient funds in the lease sweep reserve to cover all anticipated leasing expenses approved by the lender, and free or abated rent periods for such qualified leases, and any shortfalls in payments under the Culver Collection Whole Loan or operating expenses resulting from anticipated down time prior to the commencement of payments under such qualified leases (collectively, “Leasing Costs”) or (y) a portion of the Lease Sweep Lease space is leased pursuant to one or more Qualified Leases and in the lender’s reasonable judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs and an amount equal to the total rentable square feet of the applicable Lease Sweep Lease multiplied by $40 (the “Lease Sweep Deposit Amount”) applicable to the portion of the applicable Lease Sweep Lease that is not leased pursuant to the Qualified Lease; (B) in the case of clause (a) and (g) above, the sweep tenant irrevocably exercises its renewal or extension option with respect to all of its space, and in the lender’s judgement there are sufficient funds in the lease sweep reserve to cover all Leasing Costs in connection with such renewal or extension; (C) in the case of clause (b) above, if such termination is not validly exercised by the tenant or is otherwise validly and irrevocably waived; (D) in the case of clause (d) above, the date on which the subject tenant re-commences the operating of its lease; (E) in the case of clause (e) above, the subject default has been cured and no other default under the Lease Sweep Lease occurs for three consecutive months following such cure; (F) in the case of clause (f) above, the applicable bankruptcy or insolvency proceeding has been terminated and the applicable Lease Sweep Lease (and any guaranty of it) has been affirmed, assumed or assigned in a manner reasonably satisfactory to the lender; (G) in the case of clause (c) and (d) above, to the extent that less than 50% of the Lease Sweep Space demised to such tenant under all Lease Sweep Leases (in the aggregate) at the property triggered such Lease Sweep Period (the “Triggering Lease Sweep Space”), the date on which the Lease Sweep Funds in the lease sweep account collected with respect to the Triggering Lease Sweep Space (excluding any sums paid with respect to any termination of a Lease Sweep Lease (“Lease Sweep Lease Termination Payments”) with respect to such Lease Sweep Lease deposited into the lease sweep account) equal the Lease Sweep Deposit Amount applicable to such Triggering Lease Sweep Space, unless the Triggering Lease Sweep Space has been leased pursuant to one or more leases which, in the aggregate, (x) require borrowers to incur out-of-pocket expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in Lender’s determination, exceed the Lease Sweep Deposit Amount applicable to the Triggering Lease Sweep Space exclusive of any Lease Sweep Termination Payments deposited into the lease sweep account (in which case the Lease Sweep Period in question shall continue until such time as lender shall have determined that sufficient funds are on deposit to cover such shortfall or until borrowers satisfies clause (A)(x) above); and (H) in the case of clause (a), (b), (c), (d), (e), (f) and (g) above, the date on which the Lease Sweep Funds in the lease sweep account collected with respect to the Lease Sweep Lease in question (excluding any Lease Sweep Lease Termination Payments with respect to such Lease Sweep Lease deposited into the lease sweep account) are equal to the Lease Sweep Deposit Amount applicable to such Lease Sweep Space, unless the applicable Lease Sweep Space has been leased pursuant to one or more leases which, in the aggregate, (x) require the borrowers to incur out-of-pocket expenses, including the payment of brokerage commissions, completion of tenant improvements or payment of tenant allowances, and/or (y) provide for free rent periods and/or rent abatement periods with respect to rent amounts, which, in Lender’s determination, exceed the Lease Sweep Deposit Amount exclusive of any Lease Sweep Termination Payments deposited into the lease sweep account pursuant to the terms hereof applicable to such Lease Sweep Space (in which case the Lease Sweep Period in question shall continue until borrowers satisfy clause (A)(x) above.

A “Lease Sweep Lease” means (i) the Scopely lease as the same may be amended, supplemented or otherwise modified from time to time in accordance with the Culver Collection Whole Loan documents or (ii) any replacement lease that, either individually, or when taken together with any other lease with the same tenant or its affiliates, and assuming the exercise of all expansion rights and all preferential rights to lease additional space contained in such lease, covers 50,000 or more rentable square feet, with respect to the space demised under the Scopely lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

68

Various - Various	Loan #4	Cut-off Date Balance:	$54,000,000
Various	Culver Collection	Cut-off Date LTV:	50.0%
Culver City, CA 90232		UW NCF DSCR:	1.78x
		UW NOI Debt Yield:	12.2%

Property Management. The Culver Collection Portfolio is managed by Jones Lang LaSalle, Inc., a third party management company.

Partial Release. On any business day after the defeasance lockout expiration date, the related borrower may request a release of the Warner Center Parking Lot and the lender has the right to approve or disapprove such request in the lender’s sole and absolute discretion; provided, that, any amounts paid to the lender in connection with any release of the Warner Center Parking Lot are required to be applied by the lender in the following order of priority (provided, however, as to the allocation of the application of payments among Note A-1, Note A-2, Note A-3 and Note A-4 and, separately, the allocation of the application of payments among Note B-1 and Note B-2, in each case, such allocation shall be made by the lender in such manner as the lender elect in its sole discretion): first, to all amounts (other than principal and interest) then due and payable under the Culver Collection Whole Loan documents, including any costs and expenses of the lender in connection with such prepayment; second; with respect to the Culver Collection Portfolio Senior Loan, accrued and unpaid interest at its interest rate; third, with respect to the junior notes, accrued and unpaid interest at their interest rate; and fourth, to reduce the principal amount of the Culver Collection Portfolio Senior Loan and the junior notes, respectively, on a pro rata basis.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Culver Collection Whole Loan also includes the Culver Collection Junior Loan, which is evidenced by two interest only junior notes with an aggregate original principal balance of $12,000,000, which is coterminous with the Culver Collection Senior Loan and accrues interest at 11.0% per annum.

Subordinate Note Summary
	B-Note Original Principal Balance	B-Note Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Whole Loan UW NCF DSCR	Whole Loan UW NOI DY	Whole Loan Cutoff Date LTV
Culver Collection Junior Loan	$12,000,000	11.00000%	60	0	60	1.53x	11.1%	55.0%

Ground Lease. None.

Property/Terrorism Insurance. The Culver Collection Whole Loan documents require an “all risk” insurance policy on a replacement cost basis, including (i) business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity, and (ii) terrorism coverage as defined by TRIPRA. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

69

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

70

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

Bronx Terminal Market
610 Exterior Street
Bronx, NY 10451
MANHATTAN
BRONX
Harlem River
Harlem River Drive
Major Deegan Expwy
METRO NORTH
Highbridge Park
Washington Heights
Hamilton Heights
Harlem
East Harlem
Morningside Heights
Yankee Stadium
Rev. T. Wendell Foster Park
Franz Sigel Park
Jackie Robinson Park
St. Nicholas Park
Col. Young Playground
Elston Gene Howard Field
Bronx Supreme Court
Concourse Plaza
Hostos Community College
NYC Health + Hospitals/Lincoln Medical Center
NYC Health + Hospitals/Harlem
Morris-Jumel Mansion
Sugar Hill Children's Museum of Art & Storytelling
The Grove School of Engineering
Shepard Hal
Morris Raphael Cohen Library
The City College of New York
Manhattanville Community Center
The Urban Assembly School for the Performing Arts
New York Public Library
Apollo Theater
Hotel Theresa
Adam C. Powell Jr. Harlem State Office Building
National Black Theatre
Madison Avenue Bridge
Third Avenue Bridge
Willis Avenue Bridge
Triboro Bridge
161ST ST/ YANKEE STADIUM
YANKEE STADIUM/ 153RD ST
149TH ST/ GRAND CONCOURSE
138TH ST/ GRAND CONCOURSE
138TH ST/ 3RD AVE
3RD AVE/ 149TH ST
125TH ST/ LEXINGTON
HARLEM/ 125TH ST
125TH ST/ LENOX
135TH ST/ LENOX
145TH ST/ LENOX
148TH ST/ LENOX
155TH ST
155TH ST/ ST. NICHOLAS
145TH ST
135TH ST
125TH ST
168TH ST/ WASHINGTON HEIGHTS
163RD ST/- AMSTERDAM
157TH ST/ BROADWAY
145TH ST/ BROADWAY
137TH ST/ BROADWAY- CITY COLLEGE
125TH ST/ BROADWAY
Broadway
Amsterdam Ave.
St. Nicholas Ave.
Frederick Douglass Blvd.
Adam Clayton Powell Jr. Blvd.
Malcolm X Blvd.
5th Ave.
Madison Ave.
Park Ave.
Grand Concourse
Jerome Ave.
River Ave.
Morris Ave.
Bruckner Blvd.
E. 167th St.
E. 156th St.
E. 153rd St.
E. 149th St.
E. 135th St.
E. 125th St.
W. 155th St.
W. 145th St.
W. 135th St.
W. 125th St.
PATERSON
NEW JERSEY
NEWARK
JERSEY CITY
MANHATTAN
BRONX
QUEENS
BROOKLYN
STATEN ISLAND
LONG ISLAND
YONKERS
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

71

No. 5 – Bronx Terminal Market
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/DBRS/Moody’s):	BBB-sf/NR/Baa2(sf)		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance(1):	$50,210,526		Location:	Bronx, NY
	Cut-off Date Balance(1):	$50,210,526		Size:	918,779 SF
	% of Initial Pool Balance:	6.0%		Cut-off Date Balance Per SF(1):	$261.22
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$261.22
	Borrower Sponsor:	The Related Companies, L.P.		Year Built/Renovated:	2009/NAP
	Guarantor:	The Related Companies, L.P.		Title Vesting(5):	Leasehold
	Mortgage Rate(2):	5.1810%		Property Manager:	Related BTM Development Partners, LLC (borrower-related)
	Note Date:	August 6, 2024		Current Occupancy (As of):	90.2% (4/19/2024)
	Seasoning:	2 months		12/31/2023 Occupancy:	98.4%
	Maturity Date:	August 6, 2029		12/31/2022 Occupancy:	98.4%
	IO Period:	60 months		12/31/2021 Occupancy:	98.6%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$555,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$604.06
	Loan Amortization Type:	Interest only		As-Is Appraisal Valuation Date:	April 30, 2024
	Call Protection(3):	L(23),YM1(3),DorYM1(30),O(4)		Underwriting and Financial Information
	Lockbox Type:	Hard/Springing Cash Management		TTM 3/31/2024 NOI:	$30,377,981
	Additional Debt(1):	Yes		TTM 12/31/2023 NOI:	$30,756,078
	Additional Debt Type (Balance)(1):	Pari Passu ($189,789,474); Subordinate ($140,000,000)		TTM 12/31/2022 NOI:	$31,251,930
				TTM 12/31/2021 NOI:	$30,539,405
				U/W Revenues:	$46,320,029
Escrows and Reserves(4)				U/W Expenses:	$17,725,341
	Initial	Monthly	Cap	U/W NOI:	$28,594,688
Taxes	$0	Springing	NAP	U/W NCF:	$27,492,153
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.27x / 2.18x
Replacement Reserve	$0	Springing	$547,400	U/W Debt Yield based on NOI/NCF(1):	11.9% / 11.5%
TI/LC Reserve	$874,981	Springing	$1,696,118	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.9% / 11.5%
Ground Rent Reserve	$0	Springing	NAP	Cut-off Date LTV Ratio(1):	43.2%
DMV Space Reserve	$9,000,000	$0	NAP	LTV Ratio at Maturity(1):	43.2%

Sources and Uses
Sources			Uses
Senior Loan	$240,000,000	61.0%	Loan Payoff	$376,708,834	95.8%
Subordinate Companion Loan	140,000,000	35.6	Upfront Reserves	9,874,981	2.5
Sponsor Equity	13,238,721	3.4	Closing Costs	6,654,906	1.7
Total Sources	$393,238,721	100.0%	Total Uses	$393,238,721	100.0%
(1)	The Bronx Terminal Market Mortgage Loan (as defined below) is part of the Bronx Terminal Market Whole Loan (as defined below) which is comprised of 21 senior pari passu promissory notes and one subordinate B-note, with an aggregate original principal balance and Cut-off Date Balance of $380,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the principal balance of the Bronx Terminal Market Senior Loan (as defined below). The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity based on the principal balance of the Bronx Terminal Market Whole Loan are $413.59, $413.59, 1.11x/1.07x, 7.5%/7.2%, 7.5%/7.2%, 68.5% and 68.5%, respectively.
(2)	Reflects the Bronx Terminal Market Senior Loan only. The Bronx Terminal Market Subordinate Companion Loan (as defined below) bears interest at the rate of 9.20000% per annum.
(3)	The defeasance lockout period will be at least 23 payment dates beginning with and including the first payment date on September 6, 2024. Defeasance of the Bronx Terminal Market Whole Loan in full is permitted at any time after the earlier to occur of (i) September 6, 2027 or (ii) the date that is two years from the closing date of the securitization that includes the last pari passu note to be securitized. In addition, on any business day on and after August 6, 2026 voluntary prepayment of the Bronx Terminal Market Whole Loan is permitted in whole (but not in part), together with, if such voluntary prepayment occurs prior to the open prepayment date, a prepayment fee equal to the greater of (x) 1.00% of the principal amount of the Bronx Terminal Market Whole Loan being prepaid and (y) a yield maintenance premium. The assumed defeasance lockout period of 23 payments is based on the expected BANK5 2024-5YR10 securitization closing date in October 2024. The actual defeasance lockout period may be longer.
(4)	See “Escrows” section for further discussion.
(5)	See “Ground Lease” section for further discussion.

The Mortgage Loan. The fifth largest mortgage loan (the “Bronx Terminal Market Mortgage Loan”) is part of a whole loan (the “Bronx Terminal Market Whole Loan”) evidenced by 21 senior pari passu promissory notes totaling $240,000,000 (the “Bronx Terminal Market Senior Loan”) and one subordinate B-note of $140,000,000 (the “Bronx Terminal Market Subordinate Companion Loan”), with an aggregate principal balance of $380,000,000. The Bronx Terminal Market Whole Loan was co-originated by German American Capital Corporation (“GACC”), Wells Fargo Bank, National Association (“WFB”), Bank of America, National Association (“BANA”) and Starwood Mortgage Capital LLC (“SMC”). The Bronx Terminal Market Mortgage Loan is evidenced by the non-controlling notes A-17, A-18, A-19,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

72

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

A-20 and A-21, with an aggregate original principal balance of $50,210,526.32. The Bronx Terminal Market Whole Loan is secured by a leasehold interest in a 918,779 square foot, multi-level, anchored retail center, connected via a six-level, 2,602 stall parking garage located in the Bronx, New York (the “Bronx Terminal Market Property”).

The Bronx Terminal Market Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BMARK 2024-V10 securitization trust. The relationship between the holders of the Bronx Terminal Market Whole Loan is governed by a co-lender agreement. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB-Pari Passu Whole Loan—The Bronx Terminal Market AB Whole Loan” and “Pooling and Servicing Agreement” in the prospectus. The table below identifies the promissory notes that comprise the Bronx Terminal Market Whole Loan.

Whole Loan Note Summary

Note	Original Balance	Cut-off Date Balance	Note Holder	Controlling Note
A-1	$40,000,000	$40,000,000	BMARK 2024-V10	No(1)
A-2	$20,000,000	$20,000,000	BMO 2024-5C6	No
A-3	$15,000,000	$15,000,000	BMARK 2024-V10	No
A-4	$11,578,947	$11,578,947	BMO 2024-5C6	No
A-5	$5,000,000	$5,000,000	BMARK 2024-V10	No
A-6	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-7	$10,000,000	$10,000,000	BMO 2024-5C6	No
A-8	$10,000,000	$10,000,000	BBCMS 2024-5C29	No
A-9	$10,000,000	$10,000,000	BBCMS 2024-5C29	No
A-10	$3,421,053	$3,421,053	BMO 2024-5C6	No
A-11	$4,578,947	$4,578,947	BBCMS 2024-5C29	No
A-12	$30,000,000	$30,000,000	BANK5 2024-5YR9	No
A-13	$10,000,000	$10,000,000	BANK5 2024-5YR9	No
A-14	$4,500,000	$4,500,000	BANK5 2024-5YR9	No
A-15	$3,210,526	$3,210,526	BANK5 2024-5YR9	No
A-16	$2,500,000	$2,500,000	BANK5 2024-5YR9	No
A-17	$30,000,000	$30,000,000	BANK5 2024-5YR10	No
A-18	$10,000,000	$10,000,000	BANK5 2024-5YR10	No
A-19	$4,500,000	$4,500,000	BANK5 2024-5YR10	No
A-20	$3,210,526	$3,210,526	BANK5 2024-5YR10	No
A-21	$2,500,000	$2,500,000	BANK5 2024-5YR10	No
Senior Loan	$240,000,000	$240,000,000
B	$140,000,000	$140,000,000	CPPIB Credit Investments III Inc.	Yes
Subordinate Companion Loan	$140,000,000	$140,000,000
Whole Loan	$380,000,000	$380,000,000

(1)	The Bronx Terminal Market Whole Loan is an AB-Pari Passu whole loan, and the controlling note as of the date hereof is Note B. Upon the occurrence of certain trigger events specified in the co-lender agreement, however, control will generally shift to Note A-1. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced AB-Pari Passu Whole Loan—The Bronx Terminal Market AB Whole Loan” in the prospectus for more information regarding the manner in which control shifts under the Bronx Terminal Market Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

73

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

The Borrower and Borrower Sponsor. The borrower for the Bronx Terminal Market Whole Loan is BTM Development Partners, LLC, a New York limited liability company and single purpose entity with a Delaware limited liability company sole member that is a single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Bronx Terminal Market Whole Loan.

The borrower sponsor is The Related Companies, L.P. (“Related”). Founded in 1972, Related is a privately-owned, fully integrated global real estate and lifestyle company with experience in virtually every aspect of development, acquisition, management, finance, marketing, and sales. Headquartered in New York City, Related has offices and major developments in Boston, Chicago, Los Angeles, San Francisco, West Palm Beach, Miami, Washington, D.C., Abu Dhabi and London, and boasts a team of approximately 4,000 professionals. Related has over $60 billion in assets owned or under development.

The Property. The Bronx Terminal Market Property is comprised of the borrower’s leasehold interest in a four building, 918,779 square foot, multi-level, anchored retail center, connected via a six-level, 2,602-space parking garage located in the Bronx, New York. Completed in 2009, the Bronx Terminal Market Property features a well-known anchor tenant profile along with street level retail, restaurant and mixed-use space. The top 5 tenants at the Bronx Terminal Market Property account for 595,744 square feet (64.8% net rentable area) and include Target, BJ’s Wholesale Club, Home Depot, Food Bazaar and Burlington Coat Factory. The Bronx Terminal Market Property is located on the Bronx riverfront and a short distance from Yankee Stadium within a residential neighborhood with access to public transportation nodes including the Major Deegan Expressway and the Yankees East 153rd Street Metro North Station, which is one stop away on three train lines from Grand Central Station.

The Bronx Terminal Market Property is anchored by Target, BJ’s Wholesale Club and Home Depot, all three of which have been in occupancy at the Bronx Terminal Market Property since 2009. The Bronx Terminal Market Property’s tenant mix also includes other well-established national retailers (such as Burlington Coat Factory, Best Buy, and Skechers U.S.A.), the largest supermarket location in the Bronx (Food Bazaar), and numerous cultural, educational, and lifestyle offerings (City University of New York, Chuck E. Cheese, GameStop, and GNC, among others). Overall, the Bronx Terminal Market Property is currently 90.2% leased to 21 tenants with a 7.7-year weighted average remaining lease term. The borrower sponsor has executed a LOI with the Department of Motor Vehicles (“DMV”), which would occupy a total of 37,692 square feet. The borrower deposited $9,000,000 in relation to this lease. See “Escrows” section for further discussion. The Bronx Terminal Market Property would be 94.3% occupied including the DMV lease. We cannot assure you that this lease will be signed as expected or at all.

Major Tenants.

Target (188,446 square feet; 20.5% of net rentable area; 4.6% of underwritten base rent): Target (Moody’s: A2 / Fitch: A / S&P: A) Target sells a wide assortment of general merchandise and food, including perishables, dry grocery, dairy, frozen items, and more. Founded in 1962, Target is headquartered in Roseville, Minnesota and has 1,955 stores across the United States and the District of Columbia, as well as an e-commerce website (Target.com). Prior to its original opening at the Bronx Terminal Market Property, Target elected to prepay approximately $46.4 million of base rent. Target currently pays in-place base rent of $6.70 PSF. Target has consecutive, five-year renewal options and one less than five-year option for a fully extended term expiring September 12, 2055.

BJ’s Wholesale Club (130,099 square feet; 14.2% of net rentable area; 19.9% of underwritten base rent): BJ's Wholesale Club Holdings, Inc. (S&P: BB+) (“BJ’s”) is a warehouse club operator concentrated primarily in the eastern half of the United States. Founded in 1984, the company has more than 6.5 million members paying annual fees to gain access to savings on groceries and general merchandise and services. BJ’s currently pays a base rent of $42.14 PSF and reimbursements through August 2, 2029. BJ’s has four, five-year renewal options.

Home Depot (124,955 square feet; 13.6% of net rentable area; 24.1% of underwritten base rent): The Home Depot, Inc. (Moody’s: A2 / Fitch: A / S&P: A) (“Home Depot”) is a home improvement retailer offering an assortment of building materials, home improvement products, lawn and garden products, décor products, and facilities maintenance, repair, and operations products. The company also provides a number of services, including home improvement installation services and tool and equipment rental. Home Depot currently pays a base rent of $53.24 PSF and reimbursements through February 28, 2029, after which the base rent increases to $58.56 PSF through the lease maturity of February 28, 2034. Home Depot has four, five-year renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

The following table presents certain information relating to the major tenants at the Bronx Terminal Market Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Moody’s/Fitch/S&P)(2)	Tenant SF	% of Total SF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF
							Sales PSF(3)	Occ Cost(3)	Lease Expiration Date	Renewal Options	Term. Option (Y/N)
Anchors
Target	A2/A/A	188,446	20.5%	$1,262,964	4.6%	$6.70(4)	NAV	NAV	10/14/2033	(5)	N
BJ's Wholesale Club	NR/NR/BB+	130,099	14.2%	$5,481,721	19.9%	$42.14	NAV	NAV	8/2/2029	4 x 5 yr	N
Home Depot	A2/A/A	124,955	13.6%	$6,652,604	24.1%	$53.24	NAV	NAV	2/28/2034	4 x 5 yr	N
Major Tenants
Food Bazaar	NR/NR/NR	77,915	8.5%	$2,488,352	9.0%	$31.94	NAV	NAV	9/30/2039	4 x 5 yr	N
Burlington Coat Factory	NR/NR/BB+	74,329	8.1%	$2,338,390	8.5%	$31.46	$345	14.8%	1/31/2028	3 x 5 yr	N
Best Buy	A3/NR/BBB+	52,086	5.7%	$1,927,182	7.0%	$37.00	NAV	NAV	3/31/2030	1 x 5 yr	N
Raymour & Flanigan	NR/NR/NR	46,253	5.0%	$1,200,000	4.3%	$25.94	NAV	NAV	10/31/2027	3 x 5 yr	N
City University of New York	NR/AA-/NR	26,627	2.9%	$1,712,586	6.2%	$64.32	NAV	NAV	7/31/2027	None	N
LIDL(6)	NR/NR/NR	23,204	2.5%	$1,000,000	3.6%	$43.10	NAV	NAV	10/31/2039	3 x 5 yr	Y
Chuck E. Cheese	NR/NR/NR	19,834	2.2%	$791,972	2.9%	$39.93	$185	30.8%	12/31/2028	3 x 5 yr	N
Largest Tenants		763,748	83.1%	$24,855,772	90.0%	$32.54

Non-Major Tenants		65,404	7.1%	$2,755,729	10.0%	$42.13

Occupied Collateral Total		829,152	90.2%	$27,611,501	100.0%	$33.30
Vacant Space		89,627	9.8%	$0	0.0%	$0.00
Total/Wtd. Avg.		918,779	100.0%	$27,611,501	100.0%	$33.30

(1)	Based on the underwritten rent roll dated April 19, 2024.
(2)	In certain instances, ratings provided are those of the parent company of the entity shown, whether or not the parent company guarantees the lease.
(3)	Sales PSF are presented as of the 12 months ended December 2023, as provided by the borrower sponsor, for all the tenants that report sales data.
(4)	At the beginning of their lease, Target made a one-time rent prepayment of approximately $46.4 million.
(5)	Target has consecutive, five-year renewal options and one less than five-year option for a fully extended term expiring September 12, 2055.
(6)	LIDL has executed a lease to occupy 23,204 square feet at the Bronx Market Terminal Property but is not yet in occupancy. The tenant’s estimated lease commencement date is November 1, 2024. If the delivery conditions specified in the lease are not satisfied within 365 days (subject to extension for tenant delays and certain excusable delays) after the estimated commencement date determined pursuant to the lease, then either the tenant or the landlord (in each case if such failure is not due to its own delay) may terminate the lease. In addition, the tenant has a termination option if it does not obtain certain permits from the Building Department of the City of New York by a specified series of dates set forth in the lease.

The following table presents certain information relating to tenant sales history with respect to the Bronx Terminal Market Property:

Tenant Sales(1)

		2021		2022		2023
	SF	Sales	Sales PSF	Sales	Sales PSF	Sales	Sales PSF
Burlington Coat Factory	74,329	$33,696,922	$453.35	$23,464,920	$315.69	$25,668,704	$345.34
Chuck E. Cheese	19,834	$2,049,413	$103.33	$3,132,931	$157.96	$3,670,435	$185.06
Skechers U.S.A.	8,741	$3,242,409	$370.94	$2,635,698	$301.53	$2,872,708	$328.65
Applebee's	6,661	$5,688,990	$854.07	$5,504,388	$826.36	$6,399,111	$960.68
GNC	1,980	$503,972	$254.53	$463,644	$234.16	$436,550	$220.48
(1)	Shown as of December 31 of each respective year. Sales are shown as provided by the borrower sponsor, for all the tenants that report sales data.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

75

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

The following table presents certain information relating to the lease rollover schedule at the Bronx Terminal Market Property:

Lease Rollover Schedule(1)(2)

Year	# of Leases Rolling	SF Rolling	Approx. % of SF Rolling	Approx. Cumulative % of SF Rolling	Total U/W Rent Rolling	Approx. % of Total U/W Rent Rolling	Approx. Cumulative % of Total U/W Rent Rolling	U/W Rent PSF Rolling
MTM/ 2024	1	1,980	0.2%	0.2%	$70,000	0.3%	0.30%	$35.35
2025	2	5,218	0.6%	0.8%	$302,740	1.1%	1.3%	$58.02
2026	1	8,741	1.0%	1.7%	$349,640	1.3%	2.6%	$40.00
2027	3	84,880	9.2%	11.0%	$3,406,986	12.3%	15.0%	$40.14
2028	4	112,381	12.2%	23.2%	$3,594,042	13.0%	28.0%	$31.98
2029	2	136,760	14.9%	38.1%	$6,045,908	21.9%	49.9%	$44.21
2030	1	52,086	5.7%	43.8%	$1,927,182	7.0%	56.8%	$37.00
2031	0	0	0.0%	43.8%	$0	0.0%	56.8%	$0.00
2032	0	0	0.0%	43.8%	$0	0.0%	56.8%	$0.00
2033	1	188,446	20.5%	64.3%	$1,262,964	4.6%	61.4%	$6.70
2034	3	129,048	14.0%	78.3%	$6,823,967	24.7%	86.1%	$52.88
2035 & Beyond	3	109,612	11.9%	90.2%	$3,828,072	13.9%	100.0%	$34.92
Vacant	NAP	89,627	9.8%	100.0%	NAP	NAP	NAP	NAP
Total/Wtd. Avg.	21	918,779	100.0%		$27,611,501	100.0%		$33.30(3)
(1)	Based on the underwritten rent roll dated April 19, 2024.
(2)	Certain leases may have termination options that are exercisable prior to the originally stated expiration date of the lease and that are not considered in this Lease Rollover Schedule.
(3)	Wtd. Avg. U/W Rent PSF Rolling excludes vacant space.

The following table presents historical occupancy percentages at the Bronx Terminal Market Property:

Historical Occupancy(1)

2021	2022	2023	Current(2)
98.6%	98.4%	98.4%	90.2%
(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Based on the underwritten rent roll dated April 19, 2024. The borrower sponsor has executed a LOI with the DMV, which would occupy a total of 37,692 square feet. The borrower deposited $9,000,000 in relation to this lease. See “Escrows” section for further discussion. The Bronx Terminal Market Property would be 94.3% occupied including the DMV lease. We cannot assure you that this lease will be signed as expected or at all.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Bronx Terminal Market Property:

Cash Flow Analysis

	2021	2022	2023	TTM 3/31/2024	U/W	U/W PSF
Rents in Place(1)	$29,922,700	$30,411,117	$29,994,500	$29,571,181	$27,611,501	$30.05
Vacant Income	$0	$0	$0	$0	$5,098,835	$5.55
Rent Steps(2)	$0	$0	$0	$0	$651,989	$0.71
Rent averaging(3)	$0	$0	$0	$0	$61,190	$0.07
Reimbursements	$11,887,079	$11,990,961	$12,369,626	$11,746,374	$11,799,331	$12.84
Other Income(4)	$5,646,293	$5,765,693	$5,693,876	$6,103,944	$6,196,018	$6.74
Gross Potential Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$51,418,865	$55.96
(Vacancy)	$0	$0	$0	$0	($5,098,835)	($5.55)
Effective Gross Income	$47,456,072	$48,167,771	$48,058,002	$47,421,498	$46,320,029	$50.41

Real Estate Taxes(5)	$1,951,556	$1,970,892	$2,021,028	$2,036,650	$3,261,247	$3.55
Insurance	$607,856	$803,176	$1,075,421	$1,144,688	$1,071,032	$1.17
Ground Rent Expense	$935,452	$961,531	$1,078,546	$1,061,574	$1,371,008	$1.49
Other Operating Expenses	$13,421,802	$13,180,241	$13,126,929	$12,800,606	$12,022,055	$13.08
Total Operating Expenses	$16,916,667	$16,915,840	$17,301,924	$17,043,518	$17,725,341	$19.29
Net Operating Income	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$28,594,688	$31.12
Capital Expenditures	$0	$0	$0	$0	$183,756	$0.20
TI/LC	$0	$0	$0	$0	$918,779	$1.00
Net Cash Flow	$30,539,405	$31,251,930	$30,756,078	$30,377,981	$27,492,153	$29.92

NOI DSCR(6)	2.42x	2.48x	2.44x	2.41x	2.27x
NCF DSCR(6)	2.42x	2.48x	2.44x	2.41x	2.18x
NOI Debt Yield(6)	12.7%	13.0%	12.8%	12.7%	11.9%
NCF Debt Yield(6)	12.7%	13.0%	12.8%	12.7%	11.5%
(1)	Based on the rent roll dated April 19, 2024
(2)	Contractual rent steps are through July 23, 2025.
(3)	Represents straight line rent averaging for investment grade tenants.
(4)	Other Income includes revenue from percentage rent, parking income and other miscellaneous income.
(5)	The Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024, and thereafter reduces by 10% per year through expiration. The Bronx Terminal Market Mortgage Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes of $3,261,247 are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.
(6)	Debt Service Coverage Ratios and Debt Yields are based on the Bronx Terminal Market Senior Loan and exclude the Bronx Terminal Market Subordinate Companion Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Bronx Terminal Market Property of $555,000,000 as of April 30, 2024.

Environmental Matters. According to the Phase I environmental report dated May 1, 2024, there was no evidence of any recognized environmental conditions at the Bronx Terminal Market Property.

Market Overview and Competition. The Bronx Terminal Market Property is located within the Concourse neighborhood of the Bronx, which has been improved by several development projects in recent years. According to a third party report, the Bronx is currently the third most densely populated county in the United States, with the fastest observed population growth since 2010. Additionally, the Penn Station Access Project is expected to be completed in 2027, which is expected to bring four new rail stations to the Bronx, improve existing tracks and bridges, and cut travel times from the Bronx to Manhattan by as much as 50 minutes.

The Bronx Terminal Market Property is located adjacent to the Bronx Point development, which is expected to include 540 affordable multifamily units (projected delivery in 2024), educational community facilities, cultural space, and several food and beverage outlets. Additional development underway adjacent to the Bronx Terminal Market Property includes the 300,000 square foot Success Academy Charter School, which is expected to serve 2,400 children in grades K-12 and strengthen foot traffic at the Bronx Terminal Market Property and is expected to be delivered in 2025.

According to the appraisal, the Bronx Terminal Market Property is located in the Bronx shopping center market, which contains 5.3 million square feet of retail space across 27 shopping centers as of the first quarter of 2024. The market reported average asking rents of $51.95 PSF with a vacancy rate of 5.8%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

According to the appraisal, the 2022 population within a 0.5-, 1-, and 1.5-mile radius of the Bronx Terminal Market Property was 23,422, 194,242, and 464,962, respectively, and the average household income within the same radii was $59,248, $64,363 and $60,775, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Bronx Terminal Market Property:

Market Rent Summary

	Anchor	Junior Anchor	Inline (Large, 8K SF)	Inline (Small to Mid)
Market Rent (PSF)	$35-$40	$35-$45	$40-$55	$40-$70
Lease Term (Years)	15	15	10	10
Lease Type (Reimbursements)	Net	Net	Net	Net
Rent Increase Projection	10% every 6 years	10% every 6 years	3% per year	3% per year

The following table presents certain information relating to comparable retail centers to the Bronx Terminal Market Property:

Competitive Property Summary(1)

Property Name	Year Built / Renovated	Total NRA	Total Occupancy	Distance to Subject	Anchor / Major Tenants
Bronx Terminal Market 610 Exterior Street Bronx, NY	2009/NAP	918,779(2)	90.2%(2)	-	Target, BJ’s Wholesale Club, Home Depot
Bay Plaza Shopping Center(3) 2136-2210 Bartow Avenue Bronx, NY	1998/2004	1,313,640	100%	10.2 miles	AMC Theaters, Stop & Shop, Burlington, P.C. Richard & Son, Marshalls, Bob’s Discount Furniture, Ashley HomeStore, Staples
East River Plaza 520 East 117th Street Bronx, NY	2009/NAP	531,541	93%	1.0 mile	Target, Costco, Burlington
The Shops at Marble Hill 40 West 225th Street Bronx, NY	2004/NAP	238,549	100%	4.8 miles	Target, Marshalls
Bruckner Commons 1998 Bruckner Boulevard Bronx, NY	1964/1989	369,301	89%	4.4 miles	Target, Burlington, Leonardo Furniture
(1)	Source: Appraisal, unless stated otherwise. The retail properties displayed in the table above reflect the primary competition for the Bronx Terminal Market Property.
(2)	Information based on the underwritten rent roll dated April 19, 2024.
(3)	Bay Plaza Shopping Center Property is also included in this BANK5 2024-5YR10 securitization trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

78

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

Escrows. At origination, the borrower deposited into escrow (i) $874,981 for tenant improvement allowances and leasing commissions related to LIDL, Modern Nails, Wingstop and Best Buy and (ii) $9,000,000 for the DMV Space Funds (as defined below).

Real Estate Taxes – During the continuance of a Cash Sweep Event Period (as defined below), the borrower is required make monthly deposits equal to 1/12th of the annual estimated tax payments during the next ensuing 12 months. (See “PILOT” below).

Insurance – During the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to 1/12th of the annual estimated insurance premiums, however, provided no event of default is continuing, the borrower will not be required to make monthly deposits so long as the Bronx Terminal Market Property is insured under a blanket policy and borrower provides evidence of renewal and proof of payment of insurance premiums. The monthly insurance escrow is currently suspended.

Replacement Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to escrow $22,808 per month for capital expenditures, capped at $547,400.

TI/LC Reserve –During the continuance of a Cash Sweep Event Period, the borrower is required to escrow approximately $70,672 per month for tenant improvements and leasing commissions, capped at $1,696,118.

Ground Rent Reserve – During the continuance of a Cash Sweep Event Period, the borrower is required to make monthly deposits equal to the ground rent that will be payable under the ground lease for the month immediately following the month in which such monthly payment date occurs. (See “Ground Lease” below).

DMV Space Funds – The Bronx Terminal Market Whole Loan documents required the borrower to deposit $9,000,000 at loan origination (the “DMV Space Funds”). The DMV Space Funds are required to be disbursed as follows:

(i)	upon the DMV lease being fully executed by all parties within 180 days of loan origination, disbursed to the borrower; provided, if a Cash Sweep Event Period is occurring, the lender will be required to disburse the funds to pay for leasing expenses related to the DMV space,
(ii)	if the DMV lease is not fully executed within 180 days of loan origination, disbursed to pay for leasing expenses related to one or more qualifying substitute leases; provided, if and when all the premises to be leased under the DMV lease has been leased under one or more qualifying substitute leases and leasing expenses related to qualifying substitute leases have been paid in full, any remaining DMV Space Funds are required to be disbursed to the borrower, provided no Cash Sweep Event Period is continuing, or
(iii)	if the DMV lease is not fully executed by all parties within the earlier of 180 days of loan origination or the date it is determined that the DMV lease will not be executed (the “DMV Negotiation End Date”), upon 5 days’ notice, the borrower can use the DMV Space Funds to prepay the Bronx Terminal Market Subordinate Companion Loan without payment of yield maintenance provided that the prepayment is made within 30 days of the DMV Negotiation End Date.

Lockbox and Cash Management. The Bronx Terminal Market Whole Loan is structured with a hard lockbox and springing cash management. The borrower is required to cause all tenants at the Bronx Terminal Market Property to pay rents directly into the account controlled by the lender (the “Lockbox Account”), and to deposit any rents otherwise received by the borrower or property manager into such Lockbox Account within two business days after receipt. Prior to a Cash Sweep Event Period, all funds in the Lockbox Account will be swept daily to the borrower’s operating account. During the continuance of a Cash Sweep Event Period, all funds deposited into the Lockbox Account are required to be swept each business day into a cash management account controlled by the lender (the “Cash Management Account”) to be applied and disbursed in accordance with the Bronx Terminal Market Whole Loan documents.

A “Cash Sweep Event Period” will commence upon the occurrence of any of the following events:

(i)	an event of default,
(ii)	the borrower filing for bankruptcy; or
(iii)	the net cash flow debt service coverage ratio (“NCF DSCR”) on the Bronx Terminal Market Whole Loan being less than 1.10x, tested quarterly.

A “Cash Sweep Event Period” will end upon:

●	with respect to clause (i) above, the cure of such event of default;
●	with respect to clause (ii) above, the bankruptcy proceeding being discharged; or
●	with respect to clause (iii) above, the NCF DSCR being greater than 1.10x for one calendar quarter.

For purposes of the NCF DSCR test, the NCF is the difference between (A) the annualized amount of all operating income including (i) leases with rent commencing during the succeeding 12 months provided all rent abatements have been reserved by the lender and (ii) contractual rent escalations during the succeeding 12 months, and excluding disqualified leases and non-recurring revenue minus (B) actual costs and expenses paid for operations, maintenance and management for the trailing twelve months, adjusted for (i) known increases in taxes and insurance premiums, TI/LCs equal to $0.35 PSF (the “TI Deduction”) and capital expenditures equal to $0.10 PSF and (ii) excluding one-time expenses, extraordinary expenses, non-cash items, debt service and contributions to any reserve accounts. The TI Deduction will be reduced by 1/10th the positive difference of the amount deposited to the TI/LC reserve minus the amount disbursed (so long as the related tenant’s rent is included in operating income in (A) above). The NCF DSCR on the Bronx Terminal Market Whole Loan at the time of loan origination was 1.10x.

Property Management. The Bronx Terminal Market Property is managed by Related BTM Development Partners, LLC, an affiliate of the borrower.

Partial Release. On any business day after February 6, 2025, provided that no Cash Sweep Event Period is continuing under the Bronx Terminal Market Whole Loan documents, the borrower may obtain the release of a parcel of the Bronx Terminal Market Property depicted under the ground lease as the “Hotel Site” provided that, among other conditions: (i) the Hotel Site is not necessary for the use or operation of the remaining Bronx Terminal Market Property; (ii) the Hotel Site is a legally subdivided parcel separate from the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

remainder of the Bronx Terminal Market Property and is on a separate tax lot from the remainder of the Bronx Terminal Market Property; (iii) the Hotel Site is severed from the ground lease in accordance with the terms thereof and leased by the ground lessor to another tenant other than the borrower; (iv) satisfaction of the REMIC related loan-to-value ratio requirements; and (v) if a securitization of the Loan has occurred, the lender receives a REMIC opinion with respect to the release.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The Bronx Terminal Market Property also secures the Bronx Terminal Market Subordinate Companion Loan, which has a Cut-off Date principal balance of $140,000,000. The Bronx Terminal Market Subordinate Companion Loan is coterminous with the Bronx Terminal Market Senior Loan and accrues interest at 9.2000% per annum. The Bronx Terminal Market Senior Loan is senior in right of payment to the Bronx Terminal Market Subordinate Companion Loan. The holders of the Bronx Terminal Market Mortgage Loan, the Bronx Terminal Market Senior Loan and the Bronx Terminal Market Subordinate Companion Loan have entered into a co-lender agreement which sets forth the allocation of collections on the Bronx Terminal Market Whole Loan. See “Description of the Mortgage Pool—The Whole Loans— The Non-Serviced A/B Whole Loans—The Bronx Terminal Market Pari Passu-A/B Whole Loan” in the prospectus.

Subordinate Note Summary

	Original Principal Balance	Interest Rate	Original Term (mos.)	Original Amort. Term (mos.)	Original IO Term (mos.)	Cumulative U/W NCF DSCR	Cumulative U/W NOI DY	Cumulative Cutoff Date LTV
Bronx Terminal Market Senior Loan	$240,000,000	5.18100%	60	0	60	2.18x	11.9%	43.2%
Bronx Terminal Market Subordinate Companion Loan	$140,000,000	9.20000%	60	0	60	1.07x	7.5%	68.5%
Total/Weighted Average:	$380,000,000	6.66168421052632%

Ground Lease. The Bronx Terminal Market Property is subject to a 49-year ground lease from the City of New York which expires on September 13, 2055, with five consecutive ten-year renewal options. Commencing August 2, 2024 and every 5-years thereafter, the tenant began paying ground rent equal to the greater of (i) 105% of the immediately preceding adjusted base amount or (ii) 5.0% of gross revenues (defined as all rent received from subtenants minus (a) a management fee in the amount of 3% of rent from subtenants received by tenant and (b) aggregate compensation and associated costs and expenses for 2 on-site personnel engaged in the operation of the Bronx Terminal Market Property). The underwritten annual ground rent is $1,371,008 based on lender’s underwriting assumptions. The 2023 ground rent was $1,078,546. The ground lease expires on September 13, 2055 and has five, 10-year renewal options.

PILOT. In connection with the Ground Lease, the Bronx Terminal Market Property benefits from a payment in lieu of taxes (“PILOT”) arrangement with the City of New York that expires in the 2032/2033 tax year. The exemption amount is 100% in tax year 2023/2024 and reduces by 10% per year through expiration. The Bronx Terminal Market Whole Loan matures in 2029. In tax year 2023/2024, unabated taxes were estimated to be $13,436,971. Underwritten property taxes are based on the borrower’s budgeted amount, which takes into account the PILOT exemption.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Bronx Terminal Market Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of the property, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event plus a 6 month extended period of indemnity (provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2019 or a similar statute is not in effect, the borrower will not be obligated to pay terrorism insurance premiums in excess of two times the annual premium for the property and business interruption/rental loss insurance coverage). The Bronx Terminal Market Whole Loan documents allow Relsure Vermont Inc., a licensed captive insurance company (“RVI”) to provide terrorism coverage, so long as (i) the policy issued by RVI has (A) no aggregate limit, and (B) a deductible of no greater than $250,000, and (ii) certain conditions are satisfied, including that RVI obtains reinsurance with a cut through endorsement acceptable to Lender and the rating agencies from an insurance company meeting the rating requirements set forth in the Bronx Terminal Market Whole Loan documents for the portion of terrorism coverage not subject to the applicable federal backstop, the Terrorism Risk Insurance Program Reauthorization Act of 2019 or a similar statute is in effect and except with respect to the $250,000 deductible permitted, those covered losses which are not reinsured by the federal government under the Terrorism Risk Insurance Program Reauthorization Act of 2019 and paid to RVI will be reinsured with a cut through endorsement acceptable to Lender and the rating agencies by insurance companies that are qualified insurers or maintain such higher rating as may be required by a rating agency, not to exceed “AA-” with S&P and “A2” with Moody’s. The Bronx Terminal Market Whole Loan documents also allow the borrower to utilize a “Retention Amount” which is funded by RVI in addition to the required deductible for all losses, excluding wind and earthquake related losses, so long as (1) the retention amount is aggregated annually, (2) the retention amount remain prefunded at all times during the term of the Bronx Terminal Market Whole Loan and (3) the borrower has submitted evidence satisfactory to the lender and rating agencies of such prefunded arrangement at the request of the lender or a rating agency. The “Retention Amount” is $5,000,000 aggregate deductible, subject to a $2,500,000 per occurrence deductible. See

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80

Retail – Anchored	Loan #5	Cut-off Date Balance:	$50,210,526
610 Exterior Street	Bronx Terminal Market	Cut-off Date LTV:	43.2%
Bronx, NY 10451		U/W NCF DSCR:	2.18x
		U/W NOI Debt Yield:	11.9%

“Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

ExchangeRight 68 Portfolio
1 FedEx – Humboldt, TN — Humboldt, TN
2 Tractor Supply – Bedminster, PA — Pipersville, PA
3 Tractor Supply – Canton, GA — Canton, GA
4 Tractor Supply – Winnie, TX — Winnie, TX
5 Tractor Supply – Wichita Falls, TX — Wichita Falls, TX
6 Tractor Supply – Edinboro, PA — Edinboro, PA
7 Dollar General Market – Williston, ND — Williston, ND
8 Dollar General Market – Brownsville, TX — Brownsville, TX
9 Sherwin Williams – Bonner Springs, KS — Bonner Springs, KS
10 Dollar Tree – Kimball, MI — Kimball, MI
11 Dollar General – Farmington, NM — Farmington, NM
12 Dollar Tree – Bettendorf, IA — Bettendorf, IA
13 Dollar Tree – Basehor, KS — Basehor, KS
14 Dollar Tree – Asheboro, NC — Asheboro, NC
15 O'Reilly Auto Parts – Hendersonville, NC — Hendersonville, NC
16 O'Reilly Auto Parts – Marion, NC — Marion, NC

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

83

No. 6 – ExchangeRight 68
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/BBB(high)(sf)/Baa2(sf)		Property Type – Subtype:	Various – Various
	Original Principal Balance:	$45,714,022		Location:	Various
	Cut-off Date Balance:	$45,714,022		Size:	567,439 SF
	% of Initial Pool Balance:	5.5%		Cut-off Date Balance Per SF:	$80.56
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$80.56
	Borrower Sponsors:	David Fisher, Joshua Ungerecht and Warren Thomas		Year Built/Renovated:	Various – NAP
	Guarantors:	David Fisher, Joshua Ungerecht and Warren Thomas		Title Vesting:	Fee
	Mortgage Rate:	6.1800%		Property Manager:	NLP Management, LLC
	Note Date:	August 22, 2024		Current Occupancy (As of):	100.0% (10/1/2024)
	Seasoning:	1 month		YE 2023 Occupancy(3):	NAV
	Maturity Date:	September 11, 2029		YE 2022 Occupancy(3):	NAV
	IO Period:	60 months		YE 2021 Occupancy(3):	NAV
	Loan Term (Original):	60 months		YE 2020 Occupancy(3):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$98,275,000
	Loan Amortization Type:	Interest Only		As-Is Appraisal Value Per SF:	$173.19
	Call Protection(1):	L(25),D(28),O(7)		As-Is Appraisal Valuation Date(4):	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	No		YE 2023 NOI(3):	NAV
	Additional Debt Type (Balance):	NAP		YE 2022 NOI(3):	NAV
				YE 2021 NOI(3):	NAV
				YE 2020 NOI(3):	NAV
Escrows and Reserves(2)				U/W Revenues:	$6,891,853
	Initial	Monthly	Cap	U/W Expenses:	$1,179,282
Real Estate Taxes	$263,996	$38,974	NAP	U/W NOI:	$5,712,571
Insurance	$0	Springing	NAP	U/W NCF:	$5,607,604
Replacement Reserves	$0	Springing	$227,336	U/W DSCR based on NOI/NCF:	1.99x / 1.96x
TI/LC Reserve	$500,000	Springing	NAP	U/W Debt Yield based on NOI/NCF:	12.5% / 12.3%
Immediate Repairs	$127,489	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	12.5% / 12.3%
				Cut-off Date LTV Ratio:	46.5%
				LTV Ratio at Maturity:	46.5%

Sources and Uses
Sources			Uses
Original loan amount	$45,714,022	45.9%	Net Purchase Price	$97,263,877	97.6%
Cash equity contribution	53,950,025	54.1	Upfront Reserves	891,485	0.9
			Closing Costs	1,508,685	1.5
Total Sources	$99,664,047	100.0%	Total Uses	$99,664,047	100.0%
(1)	At any time after the earlier of (i) October 11, 2027 and (ii) two years from the closing date of the BANK5 2024-5YR10 securitization, the ExchangeRight 68 Borrower (as defined below) has the right to defease the ExchangeRight 68 Mortgage Loan (as defined below) in whole, but not in part. Additionally, the ExchangeRight 68 Borrower may prepay the ExchangeRight 68 Mortgage Loan with 30 days’ notice on or after March 11, 2029.
(2)	See “Escrows” section below.
(3)	Historical occupancy and NOI are unavailable, as the ExchangeRight 68 Properties (as defined below) were acquired by the ExchangeRight 68 Borrower between February 2024 and June 2024, and such information was not provided by the seller.
(4)	The individual appraisal valuation dates range from July 21, 2024 and August 4, 2024.

The Mortgage Loan. The mortgage loan (the “ExchangeRight 68 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $45,714,022 and secured by the fee interests in fifteen single tenant retail properties and one industrial property totaling 567,439 square feet (the “ExchangeRight 68 Properties”) located across 10 states.

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net-Leased Portfolio 68 DST (the “ExchangeRight 68 Borrower”), a Delaware statutory trust with at least one independent trustee. Legal counsel to the ExchangeRight 68 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight 68 Mortgage Loan. The non-recourse carveout guarantors are David Fisher, Joshua Ungerecht, and Warren Thomas, all of whom serve as managing partners of ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 24 million square feet under management across over 1,200 properties across 47 states with a focus on investment grade, necessity-based retail and healthcare.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

The ExchangeRight 68 Borrower has master leased the ExchangeRight 68 Properties to a master tenant (the “ExchangeRight Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the guarantors. The ExchangeRight Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote, with one independent director. The master lease generally imposes responsibility on the ExchangeRight Master Tenant for the operation, maintenance and management of the ExchangeRight 68 Properties and payment of all expenses incurred in the maintenance and repair of the ExchangeRight 68 Properties, other than capital expenses. The ExchangeRight Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight 68 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight 68 Mortgage Loan and, upon an event of default under the ExchangeRight 68 Mortgage Loan, the lender has the right to cause the ExchangeRight 68 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight 68 Mortgage Loan and gives rise to recourse liability to the guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Master Tenant to pay rent as a result of the ExchangeRight 68 Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight 68 Borrower to convert from a Delaware statutory trust to a limited liability company upon certain events, including (i) an event of default or the lender’s good faith determination of imminent default under the ExchangeRight 68 Mortgage Loan, (ii) the lender’s good faith determination that the ExchangeRight 68 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight 68 Property, and (iii) 90 days prior to the maturity date of the ExchangeRight 68 Mortgage Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight 68 Mortgage Loan in full is not delivered to the lender.

The Properties. The ExchangeRight 68 Properties comprise fifteen single tenant retail properties and one single-tenant industrial property totaling 567,439 square feet and located across 10 states. The ExchangeRight 68 Properties are located in Tennessee (one property, 59.4% of net rentable area), Texas (three properties, 12.5% of net rentable area), Georgia (one property, 6.9% of net rentable area), Pennsylvania (two properties, 6.7% of net rentable area), North Carolina (three properties, 4.2% of net rentable area), Kansas (two properties, 2.6% of net rentable area), North Dakota (one property, 2.2% of net rentable area), New Mexico (one property, 1.9% of net rentable area), Michigan (one property, 1.8% of net rentable area) and Iowa (one property, 1.8% of net rentable area).

Built between 1980 and 2024 with, the ExchangeRight 68 Properties range in size from 4,536 square feet to 337,137 square feet.

The ExchangeRight 68 Properties are net leased to six nationally recognized tenants, all of which are investment grade-rated entities or subsidiaries of investment grade-rated entities. All of the ExchangeRight 68 Properties, have leases expiring after the stated maturity date of the ExchangeRight 68 Mortgage Loan, and no tenants have termination options.

The following table presents certain information relating to the ExchangeRight 68 Properties. As of October 1, 2024, the ExchangeRight 68 Properties are 100.0% occupied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

Properties Summary(1)

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Lease Expiration Date	Renewal Options	Term. Option?
FedEx Humboldt, TN	2022/NAP	337,137	59.4%	$44,000,000	44.8%	$8.14	43.7%	9/30/2037	2 x 5 yrs.	N
Tractor Supply Company Bedminster, PA	2016/NAP	19,012	3.4%	$7,400,000	7.5%	$24.46	7.4%	9/30/2044	3 x 5 yrs.	N
Tractor Supply Freehome, GA	2011/NAP	39,130	6.9%	$7,125,000	7.3%	$11.47	7.1%	9/30/2044	3 x 5 yrs.	N
Tractor Supply Winnie, TX	2014/NAP	25,104	4.4%	$6,700,000	6.8%	$16.73	6.7%	9/30/2044	3 x 5 yrs.	N
Tractor Supply Wichita Falls, TX	1980/NAP	33,355	5.9%	$6,100,000	6.2%	$11.81	6.3%	9/30/2044	3 x 5 yrs.	N
Tractor Supply Edinboro, PA	2015/NAP	19,051	3.4%	$6,000,000	6.1%	$19.68	6.0%	9/30/2044	3 x 5 yrs.	N
Dollar General Market Williston, ND	2024/NAP	12,687	2.2%	$2,700,000	2.7%	$14.39	2.9%	7/31/2039	5 x 5 yrs.	N
Dollar General Market Brownsville, TX	2024/NAP	12,687	2.2%	$2,520,000	2.6%	$13.43	2.7%	7/31/2039	5 x 5 yrs.	N
Sherwin Williams Bonner Springs, KS	2024/NAP	4,536	0.8%	$2,540,000	2.6%	$35.46	2.6%	1/31/2034	4 x 5 yrs.	N
Dollar Tree Kimball, MI	2024/NAP	10,000	1.8%	$2,210,000	2.2%	$16.02	2.6%	4/30/2034	5 x 5 yrs.	N
Dollar General Farmington, NM	2024/NAP	10,640	1.9%	$2,050,000	2.1%	$13.52	2.3%	4/30/2039	5 x 5 yrs.	N
Dollar Tree Bettendorf, IA	2023/NAP	10,000	1.8%	$1,990,000	2.0%	$14.50	2.3%	5/31/2034	5 x 5 yrs.	N
Dollar Tree Basehor, KS	2024/NAP	10,000	1.8%	$2,020,000	2.1%	$14.15	2.3%	7/31/2034	5 x 5 yrs.	N
Dollar Tree Asheboro, NC	2023/NAP	10,500	1.9%	$1,920,000	2.0%	$12.82	2.1%	2/28/2034	4 x 5 yrs.	N
O'Reilly Auto Parts Hendersonville, IN	2014/NAP	6,800	1.2%	$1,530,000	1.6%	$14.78	1.6%	4/4/2034	3 x 5 yrs.	N
O'Reilly Auto Parts Marion, NC	2014/NAP	6,800	1.2%	$1,470,000	1.5%	$14.03	1.5%	9/30/2034	3 x 5 yrs.	N
Total/Weighted Average		567,439	100.0%	$98,275,000	100.0%	$11.07	100.0%
1)	Information obtained from the appraisals and the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

The following table presents certain information relating to the major tenants at the ExchangeRight 68 Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/Fitch/S&P)(2)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent(3)(4)	Annual U/W Base Rent PSF(3)(4)	% of Total Annual U/W Base Rent
Major Tenants
FedEx	Baa2 / NR / BBB	1	337,137	59.4%	$2,744,179	$8.14	43.7%
Tractor Supply	Baa1 / NR / BBB	5	135,652	23.9%	$2,103,000	$15.50	33.5%
Dollar Tree	Baa2 / NR / BBB	4	40,500	7.1%	$581,310	$14.35	9.3%
Dollar General Market	Baa2 / NR / BBB	3	36,014	6.3%	$496,834	$13.80	7.9%
O'Reilly Auto Parts	Baa1 / NR / BBB	2	13,600	2.4%	$195,888	$14.40	3.1%
Sherwin Williams	Baa2 / BBB+ / BBB	1	4,536	0.8%	$160,845	$35.46	2.6%
Total Major Tenants		16	567,439	100.0%	$6,282,056	$11.07	100.0%

Vacant Space			0	0.0%

Collateral Total			567,439	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totalling $1,743,169.
(4)	The Annual UW Base Rent and Annual UW Base Rent PSF shown above include contractual rent steps through September, 2025 totalling $55,893.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight 68 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)(3)	% of Total Annual U/W Base Rent(2)(3)	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2033	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2034	7	58,636	10.3%	58,636	10.3%	$938,043	14.9%	$16.00
Thereafter	9	508,803	89.7%	567,439	100.0%	$5,344,013	85.1%	$10.50
Vacant	0	0	0.0%	567,439	100.0%	$0	0.0%	$0.00
Total/Weighted Average	16	567,439	100.0%			$6,282,056	100.0%	$11.07
(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent and Annual U/W Base Rent PSF includes rent averaging for investment grade tenants totalling $1,743,169.
(3)	The Annual UW Base Rent and Annual UW Base Rent PSF shown above include contractual rent steps through September, 2025 totalling $55,893.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

The following table presents historical occupancy percentages at the ExchangeRight 68 Properties:

Historical Occupancy

12/31/2020(1)	12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	10/1/2024(2)
NAV	NAV	NAV	NAV	100.0%
(1)	Historical occupancy information is not available, as the ExchangeRight 68 Properties were acquired by the ExchangeRight 68 Borrower in August 2024, and such information was not provided by the seller.
(2)	Information obtained from the underwritten rent roll.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight 68 Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Base Rent	$5,967,953	82.8%	$10.52
Grossed up Vacant Space	314,103	4.4	0.55
Gross Potential Rent	$6,282,056	87.2%	$11.07
Total Recoveries	923,900	12.8	1.63
Net Rental Income	$7,205,956	100.0%	$12.70
(Vacancy & Credit Loss)	(314,103)	(5.0)	(0.55)
Effective Gross Income	$6,891,853	95.6%	$12.15

Real Estate Taxes	$853,144	12.4%	$1.50
Insurance	119,382	1.7	0.21
Management Fee	206,756	3.0	0.36
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$1,179,282	17.1%	$2.08

Net Operating Income	$5,712,571	82.9%	$10.07
Replacement Reserves	104,967	1.5	0.18
TI/LC	0	0.0	0.00
Net Cash Flow	$5,607,604	81.4%	$9.88

NOI DSCR	1.99x
NCF DSCR	1.96x
NOI Debt Yield	12.5%
NCF Debt Yield	12.3%
(1)	Historical operating statements are not available, as the ExchangeRight 68 Borrower acquired the ExchangeRight 68 Properties in August 2024, and such information was not provided by the sellers.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. According to the appraisals dated between July 21, 2024 and August 4, 2024, the ExchangeRight 68 Properties had an aggregate “As-is” value of $98,275,000.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight 68 Properties dated from April 26, 2024 to August 12, 2024 identified no recognized environmental conditions.

See “Description of the Mortgage Pool – Environmental Considerations” in the Preliminary Prospectus.

Escrows.

Taxes – Subject to certain waiver conditions (described below) the ExchangeRight 68 Mortgage Loan documents require an upfront reserve of $263,996 for real estate taxes plus ongoing monthly reserves in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months, initially $38,974.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

Ongoing monthly reserves for real estate taxes related to any tenant that is required to pay taxes directly pursuant to its leases (“Tax Paying Tenants”) are not required as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment directly to the taxing authority by 15 days prior to the delinquency date; (iii) the lease with the applicable Tax Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Tax Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the taxes. Tax Paying Tenants currently include the O'Reilly Auto Parts – Hendersonville, NC, O'Reilly Auto Parts – Marion, NC, Tractor Supply – Canton, GA, Tractor Supply – Bedminster, PA, Tractor Supply – Edinboro, PA, Tractor Supply – Wichita Falls, TX and Tractor Supply – Winnie, TX.

Insurance – Ongoing monthly reserves for insurance are not required as long as (i) no event of default has occurred and is continuing; (ii) the ExchangeRight 68 Properties are part of a blanked or umbrella policy approved by the lender; (iii) the borrower provides the lender with evidence of renewal of insurance policies; and (iv) the borrower provides the lender with paid receipts for insurance premiums by no later than 10 business days prior to the policy expiration dates.

In addition, the borrower is not required to deposit ongoing monthly insurance reserves related to any tenant who pays all insurance premiums directly to the applicable insurance company pursuant to such tenant’s lease (“Insurance Paying Tenants”) as long as (i) no event of default has occurred and is continuing; (ii) the borrower provides proof of payment by the applicable Insurance Paying Tenant (or borrower) directly to the insurance company by no later than 15 days prior to the due date for such premiums; (iii) the lease with the applicable Insurance Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (iv) no material change has occurred with respect to the applicable Insurance Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the insurance premiums. Insurance Paying Tenants currently include the Dollar General Market – Williston, ND, Dollar General – Farmington, NM, Dollar General Market – Brownsville, TX, O'Reilly Auto Parts – Hendersonville, NC, O'Reilly Auto Parts – Marion, NC, Tractor Supply – Canton, GA, Tractor Supply – Bedminster, PA, Tractor Supply – Edinboro, PA, Tractor Supply – Wichita Falls, TX and Tractor Supply – Winnie, TX.

Replacement Reserve – Subject to certain waiver conditions for ongoing reserves (described below), The ExchangeRight 68 Mortgage Loan documents require an ongoing monthly reserves in an amount equal to $6,315, subject to a cap of $227,336.

The borrower is not required to deposit ongoing monthly replacement reserves related to any tenant that is obligated under its lease to pay replacements and/or alterations for its premises (“Replacement Reserve Paying Tenants”) as long as (a) no event of default has occurred and is continuing; (b) the borrower provides proof of payment of replacements by all Replacement Reserve Paying Tenants; (c) the lease with the applicable Replacement Reserve Paying Tenant is in full force and effect and not subject to any default beyond any applicable grace or notice and cure period; and (d) no material change has occurred with respect to the applicable Replacement Reserve Paying Tenant that would, in the lender’s reasonable determination, jeopardize such tenant’s ability to timely pay the replacements for its premises. Replacement Reserve Paying Tenants currently include the Dollar General Market – Williston, ND, Dollar General – Farmington, NM and Dollar General Market – Brownsville, TX.

TI/LC Reserve – The ExchangeRight 68 Mortgage Loan documents require an upfront reserve of $500,000 for general tenant improvements and leasing commissions (“TI/LC”). The ExchangeRight 68 Mortgage Loan documents also require ongoing monthly general TI/LC reserves in an amount equal to $23,643; provided, however, that as long as no event of default has occurred and is continuing, ongoing monthly TI/LC reserves are not required.

Deferred Maintenance Reserve – The ExchangeRight 68 Mortgage Loan documents require an upfront reserve of $127,489 for immediate repairs.

Lockbox and Cash Management. The ExchangeRight 68 Mortgage Loan is structured with a hard lockbox with springing cash management, into which the borrower is required to deposit, or cause all rents to be deposited directly. Prior to a Cash Trap Event Period (as defined below), all funds in the lockbox account are required to be distributed to the borrower’s operating account. During a Cash Trap Event Period, all excess funds are required to be swept to an excess cash flow subaccount controlled by the lender.

A Cash Trap Event Period will commence upon the earlier of the following:

(i)	the occurrence of an event of default;
(ii)	the net cash flow debt service coverage ratio (tested quarterly) being less than 1.35x; and
(iii)	the monthly payment date occurring in June 2029 (unless a Permitted Transfer has occurred prior to such date; see “Permitted Transfer” section below).

A Cash Trap Event Period will end upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the net cash flow debt service coverage ratio being equal to or greater than 1.40x for two consecutive calendar quarters; or
●	with regard to clause (iii), the date a Permitted Transfer occurs.

Permitted Transfer. A “Permitted Transfer” means either a Qualified Transfer (as defined below) or a Qualified REIT Transfer (as defined below). A Cash Trap Event Period (see “Lockbox and Cash Management” Section) will be triggered if a Permitted Transfer does not occur prior to the monthly payment date occurring in March 2029 (6 months prior to the maturity date of the ExchangeRight 68 Loan).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

A “Qualified Transfer” means any time following August 22, 2025, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 68 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 68 Borrower with such Approved Transferee (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 68 Mortgage Loan; (ii) ExchangeRight 68 Properties continue to be managed by a qualified manager; (iii) the Approved Transferee executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; (iv) immediately following a transfer, the Approved Transferee is in control of the ExchangeRight 68 Borrower and owns (directly or indirectly) 100% of the legal and beneficial ownership interests in the ExchangeRight 68 Borrower; and (v) if required by the lender, rating agency confirmation from each applicable rating agency.

"Approved Transferee" means either (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing; or (B) any person that (1) is a Qualified Transferee (as defined below), (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight 68 Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, (4) maintains either (i) a net worth of at least $200,000,000 and total assets of at least $400,000,000, or (ii) an investment grade rating by Moody’s, (5) at all times owns no less than 100% of the legal and beneficial ownership of the borrow, and (6) is not a Delaware statutory trust.

An “Qualified Transferee” means a transferee that (i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense, is not a sanctioned target, and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a crowdfunded entity and is not owned by a crowdfunded entity.

A “Qualified REIT Transfer” means any time following August 22, 2025, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight 68 Borrower to an Approved REIT (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight 68 Borrower with such Approved REIT (or other approved replacement guarantor); provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight 68 Mortgage Loan; (ii) following a transfer, the existing borrower sponsor of the ExchangeRight 68 Mortgage Loan will (a) own at least a 1% direct or indirect equity ownership interest in each of the ExchangeRight 68 Borrower and any SPE component entity, (b) control the ExchangeRight 68 Borrower and SPE component entity, and (c) control the day-to-day operation of the ExchangeRight 68 Properties; (iii) if required by the lender, rating agency confirmation from each applicable rating agency; (iv) if the transfer would cause the transferee to acquire or to increase its direct or indirect interest in the ExchangeRight 68 Borrower to an amount equal to or greater than 20% (or 10% if such person is not formed, organized or incorporated in, or is not a citizen of the United States of America), such transferee and all other persons that would trigger such ownership thresholds in the ExchangeRight 68 Borrower are required to be a Qualified Transferee; (v) the Approved REIT (or other approved replacement guarantor) executes a payment guaranty and environmental indemnity, pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty; and (vi) following a transfer, the Approved REIT will own, directly or indirectly, no less than 51% of the legal and beneficial ownership interests in the ExchangeRight 68 Borrower and SPE component entity.

“Approved REIT” means a real estate investment trust that (i) meets the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check; (ii) is at all times (a) owned, directly or indirectly, by the borrower sponsor in an amount that is not less than 0.5% of all equity interests, and (b) under the control of one or more persons that (1) meet the requirements of a Qualified Transferee and for whom the lender receives a reasonably acceptable credit check, and (2) is at all times owned, directly or indirectly, by the borrower sponsor in an amount not less than 51% of all equity interests, and controlled by the borrower sponsor; and (iii) is otherwise reasonably acceptable to the lender in all respects.

Property Management. The ExchangeRight 68 Properties are managed by NLP Management, LLC, an affiliate of the borrower.

Partial Release. On or after the Defeasance Lockout Release Date, the lender shall release an individual property, in connection with a sale or transfer of any property to an unaffiliated third party, subject to certain conditions, including: (i) a release price, (ii) defeasance of the mortgage loan in an amount equal to the greatest of (a) 90% of the net proceeds of the sale of such released property, (b) an amount equal to the Allocated Loan Amount for such released property multiplied by 115%, and (c) if the ExchangeRight 68 Mortgage Loan is included in a REMIC Trust, the ratio of the unpaid principal balance of the ExchangeRight 68 Mortgage Loan to the value of the remaining property would be greater than 125% or (iii) after giving effect to such individual property release and Partial Defeasance Event, the debt service coverage ratio is not less than the greater of 1.89x and the debt service coverage ratio immediately prior to release and the debt yield is not less than the greater of 11.8% and the debt yield immediately prior to release (iv) a rating agency confirmation.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90

Various – Various	Loan #6	Cut-off Date Balance:	$45,714,022
Various	ExchangeRight 68	Cut-off Date LTV:	46.5%
Various		U/W NCF DSCR:	1.96x
		U/W NOI Debt Yield:	12.5%

Rights of First Refusal. The single tenant at each of the following nine properties has a right of first refusal (“ROFR”) to purchase the related property: Dollar Tree - Asheboro, NC, Dollar Tree - Bettendorf, IA, O'Reilly Auto Parts - Hendersonville, NC, O'Reilly Auto Parts - Marion, NC, Tractor Supply Company - Bedminster, PA, Tractor Supply - Edinboro, PA, GA, Tractor Supply - Wichita Falls, TX, Tractor Supply – Canton, GA and Tractor Supply - Winnie, TX . Each ROFR is not extinguished by a foreclosure of the related property; however, each ROFR does not apply to foreclosure or deed-in-lieu thereof. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The ExchangeRight 68 Mortgage Loan documents require that the property insurance policy required to be maintained by the borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight 68 Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

Kimpton Journeyman Hotel
310 East Chicago Street
Milwaukee, WI 53202
MILWAUKEE
Lake Michigan
North Division
Midtown
Triangle North
Park View
Hillside
Brewer's Hill
King Park
Avenues West
Juneau Town
East Town
Yankee Hill
Lower East Side
Downtown Milwaukee
Historic Third Ward
Harbor View
Walker's Point
Jones Island
Menomonee River Valley
MILWAUKEE COUNTY
Marquette University
Gordon Park
Kilbourn Park
Carver Park
Johnsons Park
McKinley Park
Martin Luther King Park
Juneau Park
Veterans Park
O'Donnell Park
Maier Festival Park
Lakeshore State Park
Mitchell Park
McKinley Marina Lake
Veterans Park Pond
Milwaukee River
Menomonee River
Kinnickinnic River
W. North Ave.
N. W. North Ave.
E. North Ave.
W. Fond du Lac Ave.
W. Brown St.
E. Kane Pl.
E. Lafayette Pl.
W. Walnut St.
E. Brady St.
E. Pleasant St.
E. Ogden Ave.
E. Juneau Ave.
E. State St.
E. Kilbourn Ave.
E. Wells St.
E. Wisconsin Ave.
E. Clybourn St.
E. Chicago St.
W. Vliet St.
W. Highland Ave.
W. State St.
W. Kilbourn Ave.
W. Wells St.
W. Wisconsin Ave.
W. Clybourn St.
W. St. Paul Ave.
W. Canal St.
W. Florida Ave.
W. Greenfield Ave.
W. Lapham Blvd.
W. Mitchell St.
W. Becher St.
N. 20th St.
N. Teutonia Ave.
N. Palmer St.
N. Holton St.
N. Humboldt Ave.
N. Oakland Ave.
N. 17th St.
N. 16th St.
N. 6th St.
N. Dr. MLK Dr.
N. Van Buren St.
N. Franklin Pl.
N. Farwell Ave.
N. Prospect Ave.
N. Lincoln Mem. Dr.
N. Broadway St.
S. 16th St.
S. 6th St.
S. 2nd St.
S. 3rd St.
S. 1st St.
S. Kinnickinnic Ave.
S. Harbor Dr.
North-South Frwy.
Lake Frwy.
AMTRAK
TROLLEY
Milwaukee Area Technical College Downtown Campus
Fiserv Forum
UW-Milwaukee Panther Arena
Miller High Life Theater
The Pabst Theater
Milwaukee Public Museum
Baird Center
Milwaukee Public Library
Milwaukee School of Engineering
Wisconsin Conservatory of Music
University Club Tower
Milwaukee Art Museum
Betty Brinn Children's Museum
Discovery World
US Court House
US Bank Center
Aurora Sinai Medical Center
Milw. County Court House
Haggerty Museum of Art
Helfaer Theatre
Warehouse Art Museum | WAM
Milwaukee Public Market
Broadway Theatre Ctr.
Milwaukee Institute of Art & Design
Harley-Davidson Museum
Shimek Mem. Track & Field Facility
Potawatomi Hotel Casino
UScellular Connection Stage
German Fest
BMO Pavilion
American Family Insurance Amphitheater
UW-Milwaukee School of Freshwater Sciences
Milwaukee Mitchell Intl. Airport 6 miles
43
94
794
145
18
32
38
59
Hartford
Slinger
Jackson
Grafton
Cedarburg
WASHINGTON COUNTY
OZAUKEE COUNTY
Richfield
Germantown
Mequon
Brown Deer
Bayside
Fox Point
Whitefish Bay
Shorewood
Merton
Menomonee Falls
Sussex
Hartland
Delafield
Pewaukee
Brookfield
Wauwatosa
MILWAUKEE
Waukesha
Wales
West Allis
New Berlin
St. Francis
Cudahy
South Milwaukee
Greenfield
WAUKESHA COUNTY
Muskego
Franklin
Oak Creek
Big Bend
Mukwonago
Wind Lake
Caledonia
Wind Point
Tichigan
Waterford
RACINE COUNTY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93

No. 7 – Kimpton Journeyman Hotel
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype:	Hospitality - Full Service
	Original Principal Balance:	$30,000,000		Location:	Milwaukee, WI
	Cut-off Date Balance:	$30,000,000		Size:	158 Rooms
	% of Initial Pool Balance:	3.5%		Cut-off Date Balance Per Room:	$189,873
	Loan Purpose:	Refinance		Maturity Date Balance Per Room:	$189,873
	Borrower Sponsor:	Chicago Street PropCo Investors		Year Built/Renovated:	2016 / NAP
	Guarantor:	Robert W. Kraft		Title Vesting:	Fee
	Mortgage Rate:	7.3800%		Property Manager:	Kimpton Hotel & Restaurant Group, LLC
	Note Date:	September 16, 2024		Current Occupancy (As of) (2):	71.4% (7/31/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	70.4%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	63.6%
	IO Period:	60 months		YE 2021 Occupancy(2):	46.2%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$56,000,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Room:	$354,430
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	July 24, 2024
	Call Protection:	L(24),YM1(30),O(6)
	Lockbox Type:	Soft/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (7/31/2024):	$4,216,207
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$3,950,961
				YE 2022 NOI:	$3,497,495
				YE 2021 NOI:	$2,676,818
				U/W Revenues:	$17,658,663
Escrows and Reserves(1)				U/W Expenses:	$13,537,766
	Initial	Monthly	Cap	U/W NOI:	$4,120,897
Taxes:	$0	Springing	NAP	U/W NCF:	$3,414,551
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.84x / 1.52x
FF&E Reserve:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	13.7% / 11.4%
Other:	$184,500	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	13.7% / 11.4%
				Cut-off Date LTV Ratio:	53.6%
				LTV Ratio at Maturity:	53.6%

Sources and Uses
Sources			Uses
Mortgage Loan Amount	$30,000,000	100.0%	Loan Payoff	$26,236,500	87.5%
			Return of Equity(3)	3,069,571	10.2
			Closing Costs	509,429	1.7
			Upfront Reserves	184,500	0.6
Total Sources	$30,000,000	100.0%	Total Uses	$30,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows” below.
(2)	The increase from YE 2021 Occupancy to Current Occupancy (as of 7/31/2024) is primarily driven by the recovery from the COVID-19 Pandemic.
(3)	Return of Equity is expected to be allocated toward the payoff of a portion of a previously outstanding preferred equity investment from EB5 investors who made an equity contribution to the sole member of the owner of Borrower in the form of a preferred investment. The preferred equity investment structure includes no collateral as security, no maturity date and is only payable out of excess cash.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

The Mortgage Loan. The seventh largest mortgage loan (the “Kimpton Journeyman Hotel Mortgage Loan”) is evidenced by a promissory note in the principal amount of $30,000,000 and secured by a first priority fee mortgage encumbering a 158-room, full-service hospitality property located in Milwaukee, Wisconsin (the “Kimpton Journeyman Hotel Property”).

The Borrower and Borrower Sponsor. The borrower for the Kimpton Journeyman Hotel Mortgage Loan is Chicago Street PropCo Investors LLC, a Delaware limited liability company with one independent director. The borrower sponsor for the Kimpton Journeyman Hotel Mortgage Loan is Chicago Street PropCo Investors, which is majority owned by Robert W. Kraft.

Robert W. Kraft has 45 years of experience as an international business executive, entrepreneur and consultant and has aided in driving economic growth and job creation throughout Wisconsin and the Midwest. In 1993, Mr. Kraft founded his first of nine companies. Since then, Mr. Kraft has focused on the establishment and growth of FirstPathway Partners and its mission to become a leading EB-5 regional center in the United States. Concurrent with his business start-ups, Mr. Kraft has provided consulting services to Citicorp, Menasha Corporation, Deluxe Corporation, and Moore Corporation.

The Property. The Kimpton Journeyman Hotel Property is a 158-key, full service, upscale boutique hotel, located in the Milwaukee Third Ward Historic District (known as downtown Milwaukee’s top neighborhood destination for the arts, dining, shopping and recreation), which was rated the fourth best hotel in Milwaukee in 2024 by U.S. News. The borrower sponsor acquired the Kimpton Journeyman Hotel Property site in 2013 for approximately $3.1 million, and subsequently spent approximately $48.2 million developing the Kimpton Journeyman Hotel Property before opening in 2016. Since opening, the borrower sponsor has continued to invest in improving the Kimpton Journeyman Hotel Property, spending approximately $2.0 million in capital improvements including the addition of a rooftop enclosure, additional bathrooms for the rooftop private event space, light renovations to the café and common areas, as well as upgrades to the suites. Further, the borrower sponsor plans to invest an additional approximately $2.4 million at the Kimpton Journeyman Hotel Property by year end 2024 to upgrade the WIFI, refresh the outside and living room furniture and improve security, among other general upgrades. The 9-story hotel contains over 9,000 square feet of meeting space, a fitness center, and various food and beverage components (as detailed below). The Kimpton Journeyman Hotel Property, which is the newest property in its competitive set, has continuously outperformed its competitive set, with RevPAR penetration rates in December 2022, December 2023 and as of the trailing-twelve months ending July 31, 2024 of 122.1%, 122.8% and 119.3%, respectively. The Kimpton Journeyman Hotel Property is further subject to a long term operating agreement with Kimpton Hotel & Restaurant Group, which expires in December 2036, approximately 7 years following the maturity date of the Kimpton Journeyman Hotel Mortgage Loan.

The Kimpton Journeyman Hotel Property benefits from its attractive food and beverage offerings, which include Tre Rivali (one of the highest-rated restaurants in the Third Ward), The Outsider (a rooftop bar featuring six unique indoor and outdoor areas covering more than 5,000 square feet with retractable glass walls) along with a variety of premier banquet and event spaces. The Kimpton Journeyman Hotel Property's food and beverage has become a dependable revenue source, accounting for approximately 42.9% of U/W total revenue, a signification portion of which is tied to local demand rather than purely hotel guests.

Located within Milwaukee’s Third Ward Historic District the Kimpton Journeyman Hotel Property is in close proximity to the Milwaukee CBD and Milwaukee Mitchell International Airport. Additionally, the Kimpton Journeyman Hotel Property is located in close proximity to Milwaukee’s largest convention center, the Baird Center, which recently underwent an approximately $456 million renovation and is projected to bring an additional 100,000 visitors to the city annually.

According to the appraisal, the property segmentation at the Kimpton Journeyman Hotel Property is estimated to be 35% leisure, 30% commercial, 30% meeting and group and 5% extended-stay. Further, according to the appraisal, there are no proposed hotels or properties that are currently under development that would be in direct competition with the Kimpton Journeyman Hotel Property, and just 359 keys have been delivered in the city of Milwaukee since August 2022.

The following table presents certain information relating to the Occupancy, ADR and RevPAR of the Kimpton Journeyman Hotel Property and its competitive set:

Historical Occupancy, ADR, RevPAR
	Competitive Set(1)(2)			Kimpton Journeyman Hotel(3)(4)			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2021	52.7%	$188.51	$99.27	46.2%	$232.61	$107.52	87.8%	123.4%	108.3%
2022	61.2%	$198.32	$121.28	63.6%	$232.85	$148.04	104.0%	117.4%	122.1%
2023	65.3%	$204.32	$133.45	70.4%	$232.81	$163.85	107.8%	113.9%	122.8%
TTM(5)	67.0%	$211.31	$141.56	71.4%	$236.32	$168.81	106.6%	111.8%	119.3%
(1)	Information obtained from a third-party market research report.
(2)	The competitive sets includes Pfister Hotel, Autograph Collection Hotel Metro, Residence Inn Milwaukee Downtown, The Iron Horse Hotel, Marriott Milwaukee Downtown and Hilton Garden Inn Milwaukee Downtown.
(3)	Occupancy, ADR and RevPAR figures for the Kimpton Journeyman Hotel Property are based on historical operating statements provided by the borrower sponsor.
(4)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(5)	TTM represents the trailing-twelve months ending July 31, 2024

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at Kimpton Journeyman Hotel Property:

Cash Flow Analysis

	2019	2021(1)	2022	2023	T12 (7/31/2024)(1)	U/W	% of U/W Total Revenue(2)	U/W $ per Room
Occupancy(1)	73.7%	46.2%	63.6%	70.4%	71.4%	71.4%
ADR	$206.00	$232.61	$232.85	$232.81	$236.32	$236.32
RevPAR	$151.75	$107.52	$148.04	$163.85	$168.81	$168.81

Room Revenue	$8,751,551	$6,200,642	$8,537,465	$9,449,471	$9,761,964	$9,735,292	55.1%	$61,616
Food and Beverage Revenue	8,763,511	5,638,797	7,391,394	7,807,604	7,603,119	7,582,346	42.9	$47,990
Other Departmental Income	164,015	105,892	138,512	142,928	215,353	214,764	1.2	$1,359
Parking	149,403	38,610	92,777	90,200	126,261	126,261	0.7	$799
Total Revenue	$17,828,479	$11,983,941	$16,160,148	$17,490,204	$17,706,697	$17,658,663	100.0%	$111,764

Room Expense	$1,950,259	$1,340,637	$1,972,197	$2,127,033	$2,164,678	$2,158,764	22.2%	$13,663
Food and Beverage Expense	5,979,999	3,437,758	4,950,458	5,299,412	5,325,658	5,311,107	70.0	$33,615
Other Departmental Expense	30,095	16,732	20,213	18,108	19,233	19,181	8.9	$121
Real Estate Taxes	767,984	786,337	830,821	807,860	662,204	756,857	4.3	$4,790
Insurance	77,123	67,613	109,167	123,550	126,789	113,921	0.6	$721
Other Expense	4,496,065	3,298,529	4,294,993	4,638,574	4,660,726	4,648,177	26.3	$29,419
Management Fee	534,854	359,518	484,804	524,706	531,201	529,760	3.0	$3,353
Total Expenses	$13,836,380	$9,307,124	$12,662,654	$13,539,243	$13,490,490	$13,537,766	76.7%	$85,682

Net Operating Income	$3,992,099	$2,676,818	$3,497,495	$3,950,961	$4,216,207	$4,120,897	23.3%	$26,082
FF&E	713,139	479,358	646,406	699,608	714,561	706,347	4.0	$4,471
Net Cash Flow(1)	$3,278,960	$2,197,460	$2,851,089	$3,251,353	$3,501,646	$3,414,551	19.3%	$21,611

NOI DSCR	1.78x	1.19x	1.56x	1.76x	1.88x	1.84x
NCF DSCR	1.46x	0.98x	1.27x	1.45x	1.56x	1.52x
NOI Debt Yield	13.3%	8.9%	11.7%	13.2%	14.1%	13.7%
NCF Debt Yield	10.9%	7.3%	9.5%	10.8%	11.7%	11.4%
(1)	The increase from 2021 Occupancy and Net Cash Flow to T12 (of 7/31/2024) Occupancy and Net Cash Flow is primarily driven by the recovery from the COVID-19 Pandemic.
(2)	% of U/W Total Revenue represents (i) the percentage of the applicable income line item for Rooms Expense, Food and Beverage Expense and Other Departmental Expense and (ii) the percentage of total revenue for all other income and expense items.

Appraisal. The appraisal concluded to an “as-is” value for the Kimpton Journeyman Hotel Property of $56,000,000 as of July 24, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 31, 2024, there was no evidence of any recognized environmental conditions at the Kimpton Journeyman Hotel Property. However, the Phase I environmental site assessment identified a controlled recognized environmental conditions (“CREC”) in connection with a presence of an underground storage tank and certain contaminants. With respect to the foregoing, a remediation was performed and a closure was issued by Wisconsin Department of Natural Resources. However, the Kimpton Journeyman Hotel Property remains subject to continued implementations of certain use restrictions in place in connection with CREC. See “Description of the Mortgage Pool – Environmental Considerations” for additional information.

Market Overview and Competition. The Kimpton Journeyman Hotel Property is located within Milwaukee’s Historic Third Ward, with frontage directly along East Chicago Street to the south and North Broadway to the west, which is the primary corridor through and out of the Third Ward with connections to Interstate-794. Milwaukee’s Third Ward Historic District is comprised of turn-of-the-century buildings filled with boutiques, breweries and eateries, among other attractions. Known for its artistic influence, the Third Ward houses various galleries/art studios and the Milwaukee Institute of Art & Design. It is home to many upscale dining restaurants, boutiques, as well as the Henry Maier Festival Park which hosts many annual events and concerts, including Summerfest, one of the most highly attended festivals in the world (approximately 800,000 attendees per year). The Kimpton Journeyman Hotel Property is also located in close proximity to Milwaukee’s Central Business District, Discovery World, the Milwaukee Art Museum, Fiserv Forum (home of the Milwaukee Bucks) and more. The Baird Center, located less than a mile from the Kimpton Journeyman Hotel Property, has just completed an approximately $456 million expansion, doubling its size to approximately 1.3 million square feet. An engine for economic growth in the region, the expansion project is projected to support 2,300 jobs throughout Wisconsin, with expanded operations bringing in an additional 100,000 unique visitors annually to the city of Milwaukee. The Kimpton Journeyman Hotel Property is further located within the Milwaukee, WI hotel market (the “Milwaukee Hotel Market”). The Milwaukee Hotel Market contains approximately 17,300 hotel rooms. According to the appraisal, the Milwaukee Hotel Market is comprised of 35% limited-service hotels, 21% select-service

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

hotels, 16% full-service hotels, 18% independent hotels and 10% extended stay hotels. Major demand generators in the Milwaukee Hotel Market include proximity to a number of corporate headquarters/major corporate footprints, including Aurora Health Care Inc., Kohl’s, General Electric Co., Children’s Hospital & Health System and Northwestern Mutual Life Insurance Co., among others. According to the appraisal, there are no proposed hotels or properties that are currently under development that would be in direct competition with the Kimpton Journeyman Hotel Property, and just 359 keys have been delivered in the city of Milwaukee since August 2022.

The following table presents the primary competitive properties to the Kimpton Journeyman Hotel Property:

Competitive Property Summary
Property	Year Opened	Rooms	Commercial	Group	Leisure	Extended Stay	2023 Occupancy(1)(2)	2023 ADR(1)(2)	2023 RevPAR(1)(2)
Kimpton Journeyman Hotel (Subject)(2)	2016	158	30%	30%	35%	5%	70.4%	$232.81	$163.85
The Pfister Hotel	1893	307	25%	35%	35%	5%	60%-65%	$200-$205	$125-$130
Hotel Metro, Autograph Collection	1998	63	35%	20%	40%	5%	70%-75%	$235-$240	$165-$170
Residence Inn Milwaukee Downtown	2001	131	30%	5%	40%	25%	65%-70%	$180-$185	$115-$120
The Iron Horse Hotel	2008	100	30%	25%	40%	5%	60%-65%	$245-$250	$150-$155
Milwaukee Marriott Downtown	2013	205	35%	20%	40%	5%	70%-75%	$200-$205	$140-$145
Hilton Garden Inn Milwaukee Downtown	2012	127	35%	20%	40%	5%	65%-70%	$180-$185	$115-$120
Total/Average(3)	1970	933	31%	23%	38%	8%	65%	$204	$133

Source: Appraisal

(1)	Variances between the underwriting, the appraisal and the industry report with respect to occupancy, ADR and RevPAR are attributable in part to variances in reporting methodologies and timing differences.
(2)	2023 Occupancy, 2023 ADR and 2023 RevPAR figures for the Kimpton Journeyman Hotel Property represent the annual period ending December 2023 based on historical operating statements provided by the borrower sponsor.
(3)	Total/Average excludes the Kimpton Journeyman Hotel Property.

Escrows.

Real Estate Taxes – The borrower is required to escrow an amount equal to 1/12 of the estimated annual taxes into a real estate tax reserve; provided, however, the foregoing requirements are waived under the Kimpton Journeyman Hotel Mortgage Loan documents so long as the Kimpton Journeyman Hotel Property is being managed by the property manager under the property management agreement in effect at loan origination, is obligated to and continues to collect and disburse all related costs, and is collecting ongoing reserve deposits under the property management agreement (collectively, the “Qualified Hotel Management Conditions”), and lender receives satisfactory evidence that taxes are timely paid for the relevant period by the due date thereof.

Insurance – The borrower is required to escrow 1/12th of the annual estimated insurance payments on a monthly basis; provided, however, the foregoing requirements are waived under the Kimpton Journeyman Hotel Mortgage Loan documents so long as (a) the Kimpton Journeyman Hotel Property is insured under a blanket policy meeting the requirements set forth in the related Kimpton Journeyman Hotel Mortgage Loan agreement , or (b) (i) all of the Qualified Hotel Management Conditions are satisfied, (ii) the lender receives satisfactory evidence that the insurance premiums for all such policies have been timely paid; and (iii) the lender receives satisfactory evidence of timely renewal of such policies.

FF&E Reserves – On each monthly payment date, the borrower is required to escrow an amount equal to the sum of (a) 4.0% of the sum of (i) the operating income plus (ii) gross rents, exclusive of any revenues for food and beverage and (b) 2.50% of gross revenues for food and beverage (the foregoing (a) and (b), collectively, the “FF&E Monthly Deposit”); provided, however, the foregoing requirements are waived under the Kimpton Journeyman Hotel Mortgage Loan documents so long as the Qualified Hotel Management Condition (as defined above) is satisfied and the property manager is collecting the amount of the FF&E Monthly Deposit and such reserves are held under a lockbox agreement.

First Monthly Debt Service Reserve – At loan origination, the borrower was required to deposit $184,500 into a first monthly debt service reserve, which amount will be transferred by or at the direction of the lender into an account established to hold such funds as additional security for the Kimpton Journeyman Hotel Mortgage Loan. Lender will, or will direct the servicer to, disburse the funds held in the first monthly debt service reserve account on the first payment date in payment of the monthly debt service payment amount due on such date.

Lockbox and Cash Management. The Kimpton Journeyman Hotel Mortgage Loan is structured with a soft lockbox and springing cash management. Until the occurrence and during the continuance of a Cash Sweep Event (as defined below), all sums deposited into the lockbox account will be transferred daily into borrower’s operating account. Following a Cash Sweep Event and until the cure thereof in accordance with the Kimpton Journeyman Hotel Mortgage Loan documents, any transfers to the borrower’s operating account will cease and such sums on deposit in the lockbox account will be transferred on a daily basis to an account controlled by the lender, at a financial institution selected by the lender, to be applied to the payment of all monthly amounts due under the Kimpton Journeyman Hotel Mortgage Loan documents (including, without limitation, taxes and insurance, approved operating expenses, including any additional operating expenses, approved capital expenses (via disbursements from the FF&E reserve) debt service and required reserves), with any excess funds being held by the lender in a cash collateral account as additional collateral for the Kimpton Journeyman Hotel Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97

Hospitality – Full Service	Loan #7	Cut-off Date Balance:	$30,000,000
310 East Chicago Street Milwaukee, WI 53202	Kimpton Journeyman Hotel	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	53.6% 1.52x 13.7%

A “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy action of the borrower or manager; or (iii) the debt service coverage ratio based on the trailing 12 month period is less than 1.25x.

A Cash Sweep Event will end upon the occurrence of the following: (a) with regard to clause (i), the cure of such event of default; (b) with regard to clause (ii), until the replacement thereof with a qualified manager approved by the lender, (c) with regard to clause (iii), upon the NCF DSCR being equal to or greater than 1.35x for two consecutive quarters based on the trailing 12-month period; provided, however, the foregoing cure conditions are further subject to, among other additional conditions, (A) no event of default, (B) the cures set forth in (a) and (b) may occur no more than a total of four times in the aggregate during the term of the Kimpton Journeyman Hotel Mortgage Loan, and (C) in no event may the borrower be entitled to cure a Cash Sweep Event caused by a bankruptcy action of the borrower.

Property Management. The Kimpton Journeyman Hotel Property is managed by Kimpton Hotel & Restaurant Group, LLC, an affiliate of the borrower.

Partial Release. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Permitted Future Mezzanine Debt. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Kimpton Journeyman Hotel Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provides coverage for terrorism in an amount equal to the full replacement cost of Kimpton Journeyman Hotel Property, as well as business interruption insurance covering no less than the 12-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

Renaissance West
4001 South Decatur Boulevard
Las Vegas, NV 89103
LAS VEGAS
Spring Valley
Las Vegas Strip
Paradise
Enterprise
Winchester
CLARK COUNTY
W. Charleston Blvd
W. Oakey Blvd
W. Sahara Ave
W. Desert Inn Rd
W. Twain Ave
W. Flamingo Rd
W. Harmon Ave
W. Tropicana Ave
W. Hacienda Ave
W. Russell Rd
Sunset Rd
E. Desert Inn Rd
E. Flamingo Rd
E. Harmon Ave
E. Tropicana Ave
Jones Blvd
Decatur Blvd
Arville St
Valley View Blvd
Industrial Rd
Rancho Dr
Las Vegas Blvd
S. Las Vegas Blvd
Las Vegas Frwy
College of Southern Nevada - Charleston Campus
Westland Fair
University Medical Center
University of Nevada School of Medicine
Kindred Hospital Las Vegas
Sahara Pavilion North
Sahara Pavilion South
Valley Oaks Plaza
Paseo Plaza
Stratosphere Tower
Sahara West Center
Palace Station
Desert Moon Productions
SAHARA Las Vegas
Fontainebleau Las Vegas
Circus Circus
Masco Office Park
KKVV Radio
Desert Crossing
Fashion Show Las Vegas
Encore LV
Wynn Las Vegas
Wynn Golf Club
Mountain View Plaza
Plaza Vegas Business Park
Grand Canal Shoppes
The Venetian
The Forum Shops at Caesars
Sphere
Sands Expo & Convention Center
Spring Oaks Shopping Center
Rio Convention Center
Rio
Phoenix Plaza
Decatur Twain Shopping Center
Palms
Caesars Palace
Spring Valley Town Center
Paris Las Vegas
Bellagio
Planet Hollywood
Renaissance Center West
Flamingo Business Center
Flamingo Decatur Plaza
Arville Commerce Center
Aria Convention Center
LAS VEGAS MONORAIL
Trocam Plaza
The Orleans
Nevada Beverage Company
T-Mobile Arena
MGM Grand
Charlie Frias Park
New York New York
Trop Plaza
Tropicana Las Vegas
Grand Canyon Helicopters
Excalibur
Luxor
Mandalay Bay
Allegiant Stadium
South Convention Center
Desert Springs Business Park
Harry Reid International Airport
Bali Hai Golf Club
Carroll Shelby Museum
Town Square Las Vegas
15
159
589
592
593
562
North Las Vegas
Summerlin
Downtown
Sunrise Manor
Henderson
SPRING MTS.
MUDDY MTS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101

No. 8 – Renaissance West
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail – Anchored
	Original Principal Balance:	$29,500,000		Location:	Las Vegas, NV
	Cut-off Date Balance:	$29,500,000		Size:	163,878 SF
	% of Initial Pool Balance:	3.5%		Cut-off Date Balance Per SF:	$180.01
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$180.01
	Borrower Sponsors:	Andy Chien and Jahan Moslehi		Year Built/Renovated:	1986/2024
	Guarantors:	Andy Chien and Jahan Moslehi		Title Vesting:	Fee
	Mortgage Rate:	6.2400%		Property Manager:	Bridge33 Services LLC
	Note Date:	August 15, 2024		Current Occupancy (As of):	94.7% (8/12/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	92.1%
	Maturity Date:	September 11, 2029		YE 2022 Occupancy:	92.1%
	IO Period:	60 months		YE 2021 Occupancy:	97.8%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	97.5%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$48,100,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$293.51
	Call Protection:	L(25),D(29),O(6)		As-Is Appraisal Valuation Date:	July 10, 2024

	Lockbox Type:	Soft / Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	None		TTM NOI (6/30/2024):	$3,017,245
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$2,943,289
				YE 2022 NOI:	$3,024,569
				YE 2021 NOI:	$2,797,776
				U/W Revenues:	$4,257,499
				U/W Expenses:	$1,023,014
Escrows and Reserves(1)				U/W NOI:	$3,234,484
	Initial	Monthly	Cap	U/W NCF:	$3,043,035
Taxes	$59,381	$19,794	NAP	U/W DSCR based on NOI/NCF:	1.73x / 1.63x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	11.0% / 10.3%
Replacement Reserves	$0	$5,712	$137,082	U/W Debt Yield at Maturity based on NOI/NCF:	11.0% / 10.3%
TI/LC Reserve	$0	$6,828	$163,878	Cut-off Date LTV Ratio:	61.3%
Existing TI/LC Reserve	$264,453	$0	NAP	LTV Ratio at Maturity:	61.3%
Gap Rent Reserve	$162,246	$0	NAP

Sources and Uses
Sources			Uses
Original Mortgage Loan Amount	$29,500,000	100.0%	Primary Loan Payoff	$16,560,528	56.1%
			Closing Costs	458,593	1.6%
			Upfront Reserves	486,080	1.6%
			Principal Equity Distribution	11,994,799	40.7%
Total Sources	$29,500,000	100.0%	Total Uses	$29,500,000	100.0%
(1)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The eighth largest mortgage loan (the “Renaissance West Mortgage Loan”) is evidenced by the first priority fee interest encumbering an anchored retail property totaling 163,878 square feet located in Las Vegas, NV (the “Renaissance West Property”).

The Borrower and Borrower Sponsors. The borrower is B33 Renaissance West LLC a Delaware limited liability company and single purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Renaissance West Mortgage Loan. The borrower sponsors are Andy Chien and Jahan Moslehi and the nonrecourse carveout guarantors are Andy Chien and Jahan Moslehi.

The Property. The Renaissance West Property consists of a grocery anchored neighborhood retail center totaling 163,878 square feet, located in Las Vegas, Nevada. Built in 1986 and most recently renovated in 2024, the property is located 2.2 miles from the Las Vegas Strip and is situated on a 16.4-acre site. The Renaissance West Property includes eight buildings and a total of 928 parking spaces, which results in a parking ratio of 5.66 spaces per 1,000 square feet. The Renaissance West Property is anchored by a Smith’s Food and Drug (“Smith’s”). Three pad sites are leased fees with tenant-constructed improvements: Popeye’s Louisiana Kitchen,

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

Tropical Smoothie and Smith’s Fuel Center (currently under construction). As of August 12, 2024, the Renaissance West Property was 94.7% leased to 33 tenants.

Major Tenants.

Largest Tenant by UW Base Rent: Smith's (60,950 square feet; 37.2% of net rentable area; 20.8% of underwritten base rent; 12/31/2035 lease expiration) – Smith's is an American regional supermarket chain that was founded by Lorenzo Smith in 1911 in Brigham City, Utah. Headquartered in Salt Lake City with stores in Utah, Nevada, New Mexico, Arizona, Montana, Idaho, and Wyoming, Smith's became a subsidiary of Kroger in 1999. Smith's has been a tenant since 1986 and has nine, five year renewal options remaining with no termination options. Smith’s recently signed a renewal in June 2024 extending the lease an additional 10-years through December 31, 2035.

2nd Largest Tenant by UW Base Rent: The Boiling Crab (9,000 square feet; 5.5% of net rentable area; 9.0% of underwritten base rent; 12/31/2031 lease expiration) – The Boiling Crab is a restaurant chain that serves Louisiana-style Cajun seafood. The Boiling Crab was founded in 2004 and has expanded to 31 restaurants. The Boiling Crab has been a tenant since 2011, most recently renewed its lease in 2022 through December 31, 2031, has one, five year renewal option remaining and no termination options.

3rd Largest Tenant by UW Base Rent: Makino (7,418 square feet; 4.5% of net rentable area; 8.2% of underwritten base rent; 5/31/2034 lease expiration) – Makino is a Japanese restaurant chain. Makino has been a tenant since 1999, most recently renewed its lease in 2024 and has no remaining renewal or termination options.

The following table presents certain information relating to the tenancy at the Renaissance West Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Smith's	NR/NR/NR	60,950	37.2%	$11.16	$680,392	20.8%	12/31/2035	9, 5-year	N
The Boiling Crab	NR/NR/NR	9,000	5.5%	$32.78	$295,020	9.0%	12/31/2031	1, 5-year	N
Makino	NR/NR/NR	7,418	4.5%	$36.19	$268,457	8.2%	5/31/2034	N	N
PKWY Tavern	NR/NR/NR	8,706	5.3%	$28.80	$250,728	7.6%	5/31/2036	3, 5-year	N
Planet Fitness	NR/NR/NR	17,000	10.4%	$11.64	$197,880	6.0%	4/30/2027	2, 5-year	N
		103,074	62.9%	$16.42	$1,692,477	51.6%

Non-Major Tenants		52,143	31.8%	$30.40	$1,585,239	48.4%

Occupied Collateral Total		155,217	94.7%	$21.12	$3,277,716	100.0%

Vacant Space(2)		8,661	5.3%

Collateral Total		163,878	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through June 2025.
(2)	Vacant space includes one tenant totalling 3,235 square feet (2.0% of NRSF) that is in occupancy and paying rent but was underwritten as vacant due to an August 31, 2024 lease expiration.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

The following table presents a summary of sales and occupancy costs for certain tenants at the Renaissance West Property:

Sales and Occupancy Cost Summary

	2021 Sales (PSF)	2022 Sales (PSF)	2023 Sales (PSF)	2023 Occupancy Cost
Smith's	$571	$606	$577	2.7%
The Boiling Crab	$1,023	$1,019	$945	4.2%
Makino	$522	$560	$515	8.4%
PKWY Tavern	NAV	$178	$140	25.3%
Planet Fitness	NAV	NAV	NAV	NAV

The following table presents certain information relating to the lease rollover schedule at the Renaissance West Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	1	762	0.5%	762	0.5%	$20,574	0.6%	$27.00
2025	4	13,976	8.5%	14,738	9.0%	$362,230	11.1%	$25.92
2026	3	3,898	2.4%	18,636	11.4%	$125,020	3.8%	$32.07
2027	9	27,206	16.6%	45,842	28.0%	$497,549	15.2%	$18.29
2028	4	6,324	3.9%	52,166	31.8%	$277,349	8.5%	$43.86
2029	2	2,969	1.8%	55,135	33.6%	$78,883	2.4%	$26.57
2030	1	1,190	0.7%	56,325	34.4%	$28,560	0.9%	$24.00
2031	1	9,000	5.5%	65,325	39.9%	$295,020	9.0%	$32.78
2032	0	0	0.0%	65,325	39.9%	$0	0.0%	$0.00
2033	1	2,470	1.5%	67,795	41.4%	$91,588	2.8%	$37.08
2034	2	7,418	4.5%	75,213	45.9%	$308,057	9.4%	$41.53
Thereafter	5	80,004	48.8%	155,217	94.7%	$1,192,886	36.4%	$14.91
Vacant(3)	0	8,661	5.3%	163,878	100.0%	$0	0.0%	$0.00
Total/Weighted Average	33	163,878	100.0%			$3,277,716(4)	100.0%	$21.12(4)
(1)	Information obtained from the underwritten rent roll
(2)	The Annual U/W Base Rent and Annual U/W Base Rent PSF include contractual rent steps through June 2025.
(3)	Vacant space includes one tenant totaling 3,235 square feet (2.0% of NRSF) that is in occupancy and paying rent but was underwritten as vacant due to an August 31, 2024 lease expiration.
(4)	Total/Weighted Average Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.

The following table presents historical occupancy percentages at the Renaissance West Property:

Historical Occupancy(1)

12/31/2021	12/31/2021	12/31/2022	12/31/2023	8/12/2024(2)
97.5%	97.8%	92.1%	92.1%	94.7%

(1)	Historical occupancies obtained from borrower rent rolls.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating results and the underwritten net cash flow at the Renaissance West Property:

Cash Flow Analysis

	2021	2022	2023	TTM June 2024	U/W	%(1)	U/W $ per SF
Base Rent	$2,718,150	$2,984,644	$2,948,122	$2,971,141	$3,277,716(2)	73.0%	$20.00(2)
Grossed Up Vacant Space	0	0	0	0	233,847	6.7	1.43
Gross Potential Rent	$2,718,150	$2,984,644	$2,948,122	$2,971,141	$3,511,563	78.2%	$21.43
Other Income	61,542	67,551	59,139	51,771	51,771	1.2	0.32
Total Recoveries	799,214	809,773	932,884	1,004,433	928,012	20.7	5.66
Net Rental Income	$3,578,906	$3,861,968	$3,940,145	$4,027,345	$4,491,346	100.0%	$27.41
(Vacancy & Credit Loss)	0	0	0	0	(233,847)	(6.7)	(1.43)
Collection Loss	0	(19,451)	(40,527)	(41,127)	0	0.0	(0.00)
Effective Gross Income	$3,578,906	$3,842,517	$3,899,618	$3,986,218	$4,257,499	94.8%	$25.98

Real Estate Taxes	$179,126	$188,088	$201,699	$209,456	$226,210	5.3%	$1.38
Insurance	40,195	45,482	51,436	52,798	53,697	1.3	0.33
Management Fee	167,400	154,645	152,742	152,742	170,300	4.0	1.04
Other Operating Expenses	394,409	429,733	550,452	553,976	572,808	13.5	3.50
Total Operating Expenses	$781,130	$817,948	$956,329	$968,972	$1,023,014	24.0%	$6.24

Net Operating Income	$2,797,776	$3,024,569	$2,943,289	$3,017,245	$3,234,484	76.0%	$19.74
Replacement Reserves	0	0	0	0	68,541	1.6	0.42
TI/LC	0	0	0	0	122,909	2.9	0.75
Net Cash Flow	$2,797,776	$3,024,569	$2,943,289	$3,017,245	$3,043,035	71.5%	$18.57

NOI DSCR	1.50x	1.62x	1.58x	1.62x	1.73x
NCF DSCR	1.50x	1.62x	1.58x	1.62x	1.63x
NOI Debt Yield	9.5%	10.3%	10.0%	10.2%	11.0%
NCF Debt Yield	9.5%	10.3%	10.0%	10.2%	10.3%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of gross potential rent for grossed up vacant space, vacancy and credit loss and (iii) percent of Effective Gross Income for all other fields.
(2)	The U/W Base Rent Per SF and U/W Base Rent include contractual rent steps through June 2025.

Appraisal. The appraiser concluded to an “As-is” value for the Renaissance West Property of $48,100,000. The appraised value is as of July 10, 2024.

Environmental Matters. According to the Phase I environmental site assessment for the Renaissance West Property, dated July 15, 2024, there was no evidence of any recognized environmental conditions.

Market Overview and Competition. The Renaissance West Property is located in Las Vegas, Nevada, approximately 2.2 miles from the Las Vegas Strip and 8.6 miles northwest of Harry Reid International Airport. The property is located at the intersection of South Decatur Boulevard and West Flamingo Road. According to the appraisal, within a 1-, 3- and 5- mile radius of the Renaissance West Property, the estimated 2023 population is 30,797, 135,940, and 402,033, respectively, and the 2023 average household income is $55,097, $74,093, and $76,042, respectively.

According to the appraisal, the property is situated within the Central West Las Vegas retail submarket of the greater Las Vegas-NV retail market. As of Q1 2024, the submarket reports a total inventory of approximately 6.74 million square feet with a 6.3% vacancy rate and average market rents of $22.11 per square foot. The appraiser identified five lease comparables for retail leases and eight lease comparables for grocery and ground leases. The appraiser concluded to market rents for the Renaissance West Property, ranging from $10.00 per square foot for Grocery Anchor, to $110.00 per square foot for the fuel center pad site.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Renaissance West Property:

Market Rent Summary(1)

	Grocery Anchor	Jr. Anchor	Inline Retail	Restaurant	Elbow Space	Ground Lease	End Cap	QSR – Drive Thru	Fuel Center Pad Site
Market Rent (PSF)	$10.00	$12.00	$27.00	$32.00	$19.20	$42.00	$34.50	$66.00	$110.0
Lease Term (Years)	10	10	5	10	10	10	10	10	10
Lease Type	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN	NNN
Rent Increase Projection	10.0% / 5 Yrs.	10.0% / 5 Yrs.	3.0%/Year	3.0%/Year	3.0%/Year	10.0% / 5 Yrs.	3.0%/Year	3.0%/Year	10.0% / 5 Yrs.
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Renaissance West Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price	Sale Price (PSF)
Renaissance West Property(2) 4001 South Decatur Boulevard	Las Vegas, NV	1986 / 2024	163,878(2)	94.7%(2)
Lake Mead Crossing 358 East Lake Mead Parkway	Henderson, NV	2008 / NAP	136,156	99.0%	Jun-2024	$45,819,696	$337
Stephanie Beltway Plaza 11-43 Stephanie	Henderson, NV	2006 / NAP	91,001	96.0%	May-2024	$28,650,000	$315
Decatur 215 Plaza 6091-6361 North Decatur Boulevard	Las Vegas, NV	2009 / NAP	126,678	100.0%	Oct-2023	$36,315,180	$287
Nellis Plaza 305-325 North Nellis Boulevard	Las Vegas, NV	2009 / NAP	83,930	98.0%	Nov-2022	$25,000,000	$298
Craig Marketplace 7171 West Craig Road	Las Vegas, NV	2002 / NAP	119,280	94.50%	Sep-22	$41,170,000	$345
Crossroads Towne Center 6578, 6436, 6536, 6592, 6584, 6572, 6512 & 6582 North Decatur Boulevard	North Las Vegas, NV	2007 / NAP	148,791	89.00%	Aug-22	$56,000,000	$376
Whitney Ranch Center 609 N Stephanie St	Henderson, NV	1992 / NAP	93,522	93.20%	May-22	$28,300,000	$303
Desert Marketplace 8205-8595 Warm Springs Road	Las Vegas, NV	2009 / NAP	163,377	97.0%	Jan-22	$50,500,000	$309
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

Escrows.

Real Estate Taxes – The loan documents require an upfront reserve of $59,381 for real estate taxes and ongoing monthly reserves equal to 1/12th of the annual estimated tax payments payable during the next ensuing 12 months, initially $19,794.

Insurance – The loan documents do not require ongoing monthly insurance reserves; provided no event of default is continuing, the borrower maintains insurance coverage for the Renaissance West Property as part of blanket or umbrella coverage reasonably approved by the lender, and provides the lender with evidence of the renewals of the insurance policies and paid receipts for the payment of the insurance premiums no later than 10 days prior to the expiration dates of the policies. If such conditions are not satisfied, the loan documents require ongoing monthly insurance reserves in an amount equal to 1/12 of the insurance premiums.

Replacement Reserve – The loan documents require ongoing monthly deposits of $5,712 for replacement reserves.

TI/LC Reserve – The loan documents require ongoing monthly deposits of $6,828 ($0.50 per square foot annually) capped at $163,878 for TI/LC costs.

Existing TI/LC Reserve – The loan documents require an upfront reserve of $264,453 for outstanding TI/LC costs.

Gap Rent Reserve – The loan documents require an upfront reserve of $162,246 for outstanding gap rent.

Lockbox and Cash Management. The Renaissance West Mortgage Loan is structured with a soft lockbox and springing cash management. Tenants make rental payments to the borrower or property manager, who then are required to deposit all rent directly into a lockbox account within one business day after of receipt. Prior to a Cash Trap Event Period (as defined below), amounts on deposit in the lockbox account will be transferred the borrower. During the continuance of a Cash Management Trigger Period, funds in the lockbox account will be transferred periodically to a lender-controlled cash management account and applied in accordance with the cash flow waterfall as outlined by the cash management agreement. Any funds remaining after the waterfall will be held in the cash management account as additional collateral.

A “Cash Trap Event Period” will commence upon the earlier of the following:

(i)	the occurrence and continuance of an event of default under the Renaissance West Mortgage Loan documents;
(ii)	the DSCR falling below 1.15x (based on 30-year amortization), tested quarterly; and/or
(iii)	the commencement of a Major Tenant Event Period (as defined below).

A Cash Trap Event Period shall expire, provided no other Cash Trap Event Period is then continuing, upon the occurrence of the following:

●	with regard to clause (i), the cure of such event of default;
●	with regard to clause (ii), the DSCR being at least 1.20x (based on 30-year amortization) for two consecutive quarters; and
●	with regard to clause (iii), termination of all Major Tenant Event Periods.

A “Major Tenant Event Period” will commence upon the earlier of the following:

(i)	a Major Tenant (as defined below) “goes dark” or fails to continuously occupy the entirety of its leased space (other than temporarily due to COVID-19 pandemic restrictions imposed by any governmental authority), or gives notice of its intent to commence any of the foregoing; or a Material Tenant fails to be in actual physical possession of its space, except due to upgrades or renovations performed in accordance with its lease;
(ii)	a Major Tenant files, as a debtor, a bankruptcy or similar insolvency proceeding, or otherwise becomes involved, as a debtor, in a bankruptcy or any similar insolvency proceeding.

A Major Tenant Event Period will end upon the occurrence of the following:

●	with regard to clause (i) above, either (A) a Major Tenant Re-Tenanting Event (as defined below) has occurred or (B) the applicable Major Tenant has resumed its normal business operations in its entire Major Tenant Space and is open during customary hours for a period of two (2) consecutive calendar quarters; or
●	with respect to clause (ii) above, either (A) a Major Tenant Re-Tenanting Event has occurred or (B) the bankruptcy or insolvency proceeding has terminated in a manner satisfactory to Lender, the related Lease has been affirmed, and the terms of such Lease, as affirmed, are satisfactory to Lender.

A “Major Tenant Re-Tenanting Event” means that Lender has received evidence that all of the applicable Major Tenant Space has been leased to one or more satisfactory replacement Tenants, each pursuant to a satisfactory replacement Lease, that each such Tenant is in occupancy of its premises, open for business and is then paying full, unabated rent pursuant to the terms of its Lease (or the aggregate amount of such abatement has been deposited on reserve with Lender), and that all tenant improvement costs and leasing commissions provided in each such replacement Lease have been paid (or a sufficient sum to pay same have been deposited on reserve with Lender), such evidence to include, without limitation, a satisfactory estoppel certificate from each such replacement Tenant affirming the foregoing.

A “Major Tenant” means Smith’s Food & Drug Store, its successors and assigns, any replacement tenant leasing the entirety of its space, or any guarantor of any such space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107

Retail – Anchored	Loan #8	Cut-off Date Balance:	$29,500,000
4001 South Decatur Boulevard Las Vegas, NV 89103	Renaissance West	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	61.3% 1.63x 11.0%

Mezzanine Loan and Preferred Equity. None.

Release of Property. Not permitted.

Letter of Credit. None

Right of First Offer/Right of First Refusal. Smith’s has Right of First Refusal (ROFR) to purchase the Renaissance West Property if the borrower receives an offer including the tenant’s leased premises that the borrower is otherwise willing to accept. The related lease provides that the ROFR does not apply to (i) a foreclosure or other transfer event to landlord’s lender, (ii) a transfer to a third party via a foreclosure sale, or (iii) a transfer to a third party via a cooperative sale to such third party resulting from a workout with the lender due to a loan default.

Ground Lease. None.

Terrorism Insurance. The Renaissance West Mortgage Loan documents provide that if TRIPRA or a successor statute is not in effect, borrower shall not be required to spend on terrorism insurance more than 2 times the cost of the then-current all-risk coverage under a stand-alone all-risk policy (including property/casualty coverage and loss of rents/ business interruption coverage). The Renaissance West Mortgage Loan documents require 18 months’ rent loss and 6 months’ extended period of indemnity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Los Ranchos de Albuquerque
ALBUQUERQUE
Far Northeast Heights
North Valley
Northeast Heights
Uptown
Nob Hill
BERNALILLO COUNTY
South Atrisco
South Valley
Albuquerque International Sunport
Kirtland Air Force Base

Millersburg
Newport
Bloomfield
PERRY COUNTY
DAUPHIN COUNTY
Linglestown
Grantville
Myerstown
Lebanon
Marysville
Harrisburg
Colonial Park
Hershey
Cornwall
New Cumberland
Middletown
Newville
Carlisle
Mechanicsburg
Elizabethtown
Mt. Holly Springs
Dillsburg
Lancaster
CUMBERLAND COUNTY
MICHAUX STATE FOREST
Dover
North York
Columbia
LANCASTER COUNTY
Aspers
Lake Meade
York
East York
East Berlin
ADAMS COUNTY
YORK COUNTY
Brogue
Gettysburg
Airville
Hanover
Parkville
PENNSYLVANIA
MARYLAND
New Freedom
Stewartstown

TCC Pool 1	
1 Middletown	Middletown, PA
2 Brookside	Middletown, PA
3 Hagerstown	Hagerstown, MD
4 Menaul Terrace	Albuquerque, NM
5 Jenny Lee	Mount Holly Springs, PA
6 South Main	Belen, NM

ALBUQUERQUE
BERNALILLO COUNTY
ISLETA PUEBLO
LAGUNA PUEBLO
Bosque Farms
Peralta
Los Lunas
Valencia
El Cerro
El Cerro Mission
Monterey Park
VALENCIA COUNTY
Los Chaves
Tome
Adelino
Sausal
Belen
Rio Communities
Jarales
Madrone
SOCORRO COUNTY
Casa Colorada
Veguita

PENNSYLVANIA
MARYLAND
State Line
FRANKLIN COUNTY
Hagerstown Regional Airport
Cearfoss
Maugansville
Long Meadow
Fountainhead
WASHINGTON COUNTY
Hagerstown
Robinwood
Halfway
Funkstown

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

110

No. 9 – TCC Pool 1
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype:	Manufactured Housing – Various
	Original Principal Balance:	$25,747,000		Location:	Various
	Cut-off Date Balance:	$25,747,000		Size:	577 Pads
	% of Initial Pool Balance:	3.1%		Cut-off Date Balance Per Pad:	$44,622
	Loan Purpose:	Refinance		Maturity Date Balance Per Pad:	$44,622
	Borrower Sponsor:	The Churchlight Communities (TCC)		Year Built/Renovated:	Various / NAP
	Guarantors:	Jay Yang and Michael Mirski		Title Vesting:	Fee
	Mortgage Rate:	5.9800%		Property Manager:	Churchlight Communities, LLC (borrower-related)
	Note Date:	September 13, 2024		Current Occupancy (As of):	79.2% (5/1/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	82.6%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	83.6%
	IO Period:	60 months		YE 2021 Occupancy:	83.0%(2)
	Loan Term (Original):	60 months		As-Is Appraised Value:	$40,550,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Pad:	$70,277
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	Various
	Call Protection:	L(23),YM1(30),O(7)		Underwriting and Financial Information
	Lockbox Type:	Springing/Springing Cash Management		TTM 4/30/2024 NOI:	$2,031,362
	Additional Debt:	No		YE 2023 NOI:	$1,928,020
	Additional Debt Type (Balance):	NAP		YE 2022 NOI:	$1,804,805
				YE 2021 NOI:	NAV
				U/W Revenues:	$3,351,873
				U/W Expenses:	$1,267,686
Escrows and Reserves(1)				U/W NOI:	$2,084,187
	Initial	Monthly	Cap	U/W NCF:	$2,052,557
Taxes	$0	$17,802	NAP	U/W DSCR based on NOI/NCF:	1.34x / 1.31x
Insurance	$8,065	$4,032	NAP	U/W Debt Yield based on NOI/NCF:	8.1% / 8.0%
Deferred Maintenance	$39,600	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	8.1% / 8.0%
Replacement Reserve	$0	$2,404	NAP	Cut-off Date LTV Ratio:	63.5%
				LTV Ratio at Maturity:	63.5%

Sources and Uses
Sources			Uses
Original Loan Amount	$25,747,000	100.0%	Loan Payoff	$13,928,226	54.1%
			Return of Equity	10,392,762	40.4
			Closing Costs	1,378,347	5.4
			Reserves	47,665	0.2
Total Sources	$25,747,000	100.0%	Total Uses	$25,747,000	100.0%
(1)	See “Escrows” below.
(2)	Excludes the Hagerstown Property. 2021 Occupancy was not available.

The Mortgage Loan. The ninth largest mortgage loan (the “TCC Pool 1 Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,747,000 and secured by a first priority mortgage encumbering the borrowers’ fee interests in 6 manufactured housing properties, totaling 577 pads located across three states, Pennsylvania (three properties), New Mexico, (two properties), and Maryland (one properties) (collectively, the “TCC Pool 1 Properties”).

The Borrowers and the Borrower Sponsor. The borrowers for the TCC Pool 1 Mortgage Loan are Neighbors Of Brookside, LLC a Delaware limited liability company, TCC Menaul Terrace, LLC, a Delaware limited liability company, TCC MHC Middletown, LLC, a Delaware limited liability company, Neighbors of Hagerstown, LLC, a Delaware limited liability company, Neighbors of Jenny Lee, LLC, a Colorado limited liability company and Neighbors of South Main LLC, a New Mexico limited liability company, each wholly owned by Neighbors Pool 1 Holdings, LLC, which is wholly owned by TCC MHC Portfolio I, LLC. TCC MHC Portfolio 1, LLC is wholly owned by TCC JV Member LLC. TCC JV Member LLC is owned approximately 25% by Jay Yang, 25% by Michael Mirski and 50% by limited partner investors, none of which have greater than a 19.9% ownership interest in the borrowers. TCC JV Member LLC is managed/controlled by TCC Asset Management LLC, which is owned 50/50 by Jay Yang and Michael Mirski, the non-recourse carve-out guarantors. The borrower sponsor for the TCC Pool 1 Mortgage Loan is The Churchlight Communities (“TCC”), a middle market consolidator of manufactured housing communities throughout the United States. TCC manages all communities internally. Since launching in 2016, TCC has acquired over 110 communities and 7,500 lots, and is currently one of the 25 largest owners of manufactured housing in the United States. Both Michael Mirski and Jay Yang are the founders and managing members of TCC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

111

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Michael Mirski has been investing in manufactured housing since 2013. Prior to TCC, Mr. Mirski was an investment professional with Searchlight Capital Partners, a hybrid private equity and distressed debt investment fund based in New York. Prior to Searchlight, Mr. Mirski was an investment professional at Och- Ziff Capital Management a multi-strategy investment firm based in New York City, where he led manufactured housing investments. Jay Yang has been investing in real estate for over a decade. Previously, Mr. Yang was an investment professional at TPG Real Estate, an investment firm based in New York City. While at TPG, Mr. Yang evaluated numerous mobile home park and RV investments and led the acquisition of the third largest private mobile home community owner and operator in the US, encompassing over 250 mobile home communities totaling over 23,000 lots.

The borrowers under the TCC Pool 1 Mortgage Loan are affiliated with the borrowers under the TCC Pool 2, Beaver Lake and Pioneer Crossing MHC mortgage loans that are also included in the BANK5 2024-5YR10 securitization.

The Properties. The TCC Pool 1 Properties comprise a 224-pad manufactured housing property located in Middletown, Pennsylvania (the “Middletown Property”), a 158-pad manufactured housing property located in Middletown, Pennsylvania (the “Brookside Property”), a 76-pad manufactured housing property located in Hagerstown, Maryland (the “Hagerstown Property”), a 51-pad manufactured housing property located in Albuquerque, New Mexico (the “Menaul Terrace Property”), a 38-pad manufactured housing property located in Mount Holly Springs, Pennsylvania (the “Jenny Lee Property”), and a 30-pad manufactured housing property located in Belen, New Mexico (“the South Main Property”). As of May 1, 2024, the TCC Pool 1 Properties were 79.2% leased.

Middletown Property

Constructed in 1970, the Middletown Property is a manufactured housing community that is situated on a 31.4-acre site in Middletown, Pennsylvania. The Middletown Property contains 221 MHC pads and 3 apartment units that were 87.9% occupied as of May 1, 2024, across five, non-contiguous MHC’s known as Lisa Lake, Nelson Manor, Grimm MHP, Hoke, and Highspire Court. The Middletown Property has an approximate pad mix of 100% single-wide pads, with average in place monthly rent of $518.76 per pad. The Middletown Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly. The Lisa Lake MHC has a clubhouse available for use by tenants. The Middletown Property includes 5 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the TCC Pool 1 Mortgage Loan, and no income from manufactured home rentals has been included in underwritten rent.

Brookside Property

Constructed in 1950, the Brookside Property is a manufactured housing community that is situated on a 21.1-acre site in Middletown, Pennsylvania. The Brookside Property contains 158 MHC pads that were 62.0% occupied as of May 1, 2024. The Brookside Property has an approximate pad mix of 90% single-wide pads and 10% double-wide pads, with average in place monthly rent of $484.67 per pad. The Brookside Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly. The Brookside Property includes 3 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the TCC Pool 1 Mortgage Loan, and no income from manufactured home rentals has been included in underwritten rent.

Hagerstown Property

Constructed in 1950, the Hagerstown Property is a manufactured housing community that is situated on a 38.1-acre site in Hagerstown, Maryland. The Hagerstown Property contains 72 MHC pads, 3 apartment units, and 1 single family home that were 76.3% occupied as of May 1, 2024. The Hagerstown Property has an approximate pad mix of 90% single-wide pads and 10% double-wide pads, with average in place monthly rent of $603.71 per pad. The Hagerstown Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly. The Hagerstown Property includes 15 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the TCC Pool 1 Mortgage Loan, and no income from manufactured home rentals has been included in underwritten rent.

Menaul Terrace Property

Constructed in 1960, the Menaul Terrace Property is a manufactured housing community that is situated on a 3.3-acre site in Albuquerque, New Mexico. The Menaul Terrace Property contains 50 MHC pads, which includes 4 occupied RV spaces, and one commercial unit that were 98.0% occupied as of May 1, 2024. The Menaul Terrace Property has an approximate pad mix of 95% single-wide pads and 5% double-wide pads, with average in place monthly rent of $479.57 per pad. The Menaul Terrace Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly, with an on-site manager/staff present.

Jenny Lee Property

Constructed in 1970, the Jenny Lee Property is a manufactured housing community that is situated on a 2.8-acre site in Mount Holly Springs, Pennsylvania. The Jenny Lee Property contains 37 MHC pads and one single-family residence that were 84.2% occupied as of May 1, 2024. The Jenny Lee Property has an approximate pad mix of 100% single-wide pads, with average in place monthly rent of $447.64 per pad. The Jenny Lee Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly. The Jenny Lee Property includes 3 manufactured homes which are considered community or affiliate owned. Such homes are not collateral for the TCC Pool 1 Portfolio Mortgage Loan, and no income from manufactured home rentals has been included in underwritten rent.

South Main Property

Constructed in 1960, the South Main Property is a manufactured housing community that is situated on a 3.8-acre site in Belen, New Mexico. The South Main Property contains 30 MHC pads that were 73.3% occupied as of May 1, 2024. The South Main Property has an

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

112

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

approximate pad mix of 95% single-wide pads and 5% double-wide pads, with average in place monthly rent of $300.83 per pad. The South Main Property is connected to city water and city sewer. The tenants are required to reimburse the borrower for water and sewer costs and to pay electric and gas directly, and includes storage facilities. The South Main Property includes 1 manufactured home which is considered community or affiliate owned. Such home is not collateral.

Portfolio Summary

Property Name	City, State	Units	Year Built / Renovated	Occupancy(1)	Allocated Loan Cut-off Date Balance	% of Allocated Loan Cut-off Date Balance	Appraised Value	UW NOI(1)	% of UW NOI(1)
Middletown	Middletown, PA	224	1970 / NAP	87.9%	$11,239,000	43.7%	$17,700,000	$929,626	44.6%
Brookside	Middletown, PA	158	1950 / NAP	62.0%	$5,270,000	20.5%	$8,300,000	$421,729	20.2%
Hagerstown	Hagerstown, MD	76	1950 / NAP	76.3%	$4,698,000	18.2%	$7,400,000	$338,826	16.3%
Menaul Terrace	Albuquerque, NM	51	1960 / NAP	98.0%	$2,603,000	10.1%	$4,100,000	$248,799	11.9%
Jenny Lee	Mount Holly Springs, PA	38	1970 / NAP	84.2%	$1,175,000	4.6%	$1,850,000	$86,637	4.2%
South Main	Belen, NM	30	1960 / NAP	73.3%	$762,000	3.0%	$1,200,000	$58,571	2.8%
Total/Wtd. Avg.		577		79.2%	$25,747,000	100.0%	$40,550,000	$2,084,187	100.0%

Source: Appraisals, unless otherwise noted

(1)	Based on the borrower rent roll dated May 1, 2024.

The following table presents historical occupancy percentages at the TCC Pool 1 Portfolio:

Historical Occupancy

2021(1)	2022(1)	2023(1)	5/1/2024(2)
83.0%(3)	83.6%	82.6%	79.2%
(1)	Information was provided by the borrower.
(2)	Information based on the borrower rent roll dated May 1, 2024.
(3)	Excludes the Hagerstown Property. 2021 Occupancy was not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

113

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating results and underwritten net cash flow at the TCC Pool 1 Properties:

Cash Flow Analysis

	2022	2023	TTM 4/30/2024	T3 Annualized 4/31/2024	U/W	%(1)	U/W $ per Pad
Gross Potential Rent	$2,501,131	$2,668,158	$2,736,211	$2,822,935	$3,557,234	86.3%	$6,165.05
Recoveries	0	0	0	0	0	0	0
Other Income	545,784	543,520	565,283	550,252	563,566	13.7	976.72
Net Rental Income	$3,046,915	$3,211,678	$3,301,494	$3,373,187	$4,120,800	100.0%	$7,141.77
Less Vacancy & Credit Loss	0	0	0	0	-768,927	-21.6	-1332.63
Effective Gross Income	$3,046,915	$3,211,678	$3,301,494	$3,373,187	$3,351,873	81.3%	$5,809.14
							0
Real Estate Taxes	$203,098	$217,246	$200,671	$201,486	$213,638	6.4	$370.26
Insurance	42,235	37,038	40,337	37,215	46,981	1.4	81.42
Other Operating Expenses	996,777	1,029,374	1,029,124	1,005,534	1,007,067	30.0	1745.35
Total Operating Expenses	$1,242,110	$1,283,658	$1,270,131	$1,244,235	$1,267,686	37.8	$2,197.03
						0.0	0
Net Operating Income	$1,804,805	$1,928,020	$2,031,362	$2,128,952	$2,084,187	62.2	$3,612.11
Replacement Reserves	0	0	0	0	30,600	0.9	53.03
TI/LC	0	0	0	0	1,029	0.0	1.78
Net Cash Flow	$1,804,805	$1,928,020	$2,031,362	$2,128,952	$2,052,557	61.2%	$3,557.29

NOI DSCR	1.16x	1.24x	1.30x	1.36x	1.34x
NCF DSCR	1.16x	1.24x	1.30x	1.36x	1.31x
NOI Debt Yield	7.0%	7.5%	7.9%	8.3%	8.1%
NCF Debt Yield	7.0%	7.5%	7.9%	8.3%	8.0%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The appraisal concluded to an “as-is” value for the Middletown Property of $17,700,000 as of May 1, 2024. The appraisal concluded to an “as-is” value for the Brookside Property of $8,300,000 as of May 1, 2024. The appraisal concluded to an “as-is” value for the Hagerstown Property of $7,400,000 as of May 5, 2024. The appraisal concluded to an “as-is” value for the Menaul Terrace Property of $4,100,000 as of May 6, 2024.The appraisal concluded to an “as-is” value for the Jenny Lee Property of $1,850,000 as of May 1, 2024. The appraisal concluded to an “as-is” value for the South Main Property of $1,200,000 as of May 6, 2024.

Together, the TCC Pool 1 Properties have an “as-is” value of $40,550,000.

Environmental Matters. According to the Phase I environmental site assessments dated between May 9, 2024 and May 16, 2024, there was no evidence of any recognized environmental conditions at the TCC Pool 1 Properties.

Market Overview and Competition. Three of the portfolio properties (Middletown, Brookside and Jenny Lee) are located within the Harrisburg-Carlisle, PA MSA, which has an estimated 2023 population of 602,752 and added an average of 3,680 residents per year between 2010 and 2023. Two of the portfolio properties (Menaul Terrace and South Main) are located within the Albuquerque, NM MSA, which has an estimated 2023 population of 923,076 and added an average of 2,183 residents per year between 2010 and 2023. The Hagerstown property is located within the Hagerstown-Martinsburg, MD MSA, which has an estimated 2023 population of 302,368 and added an average of 2,841 residents per year between 2010 and 2023.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

114

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table presents information regarding comparable manufactured housing properties with respect to the Middletown Property, the Brookside Property, and the Jenny Lee Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads(1)	Occupancy(1)	Average Rent
Middletown Various Middletown, PA	-	1970	224	87.9%	$521
Brookside 1201 South Eisenhower Boulevard Middletown, PA		1950	158	62.0%	$480
Jenny Lee 24 Center Street Mount Holly Springs, PA		1970	38	84.2%	$473
West Shore Manufactured Home Community 7075 Carlisle Pike Carlisle, PA	17.0 miles 16.3 miles 8.6 miles	1950	225	88.0%	$480
Palmdale Mobile Home Park 8 Skyview Drive Hershey, PA	10.8 miles 10.8 miles 32.0 miles	1990	48	94.0%	$470
Progress Ridges Mobile Home Park 10 North 36th Street Harrisburg, OA	6.3 miles 5.2 miles 21.6 miles	1980	65	98.0%	$450
Regent Acres Mobile Home Park 700 Saem Road Etters, PA	3.7 miles 4.3 miles 19.3 miles	1970	185	90.0%	$490
Pin Oak Mobile Home Community 49 Aspen Road Dillsburg, PA	14.9 miles 14.9 miles 8.3 miles	1970	121	99.0%	$550
Northwood Manor Mobile Home Park 1300 York Haven Road York Haven, PA	5.9 miles 7.0 miles 22.5 miles	1970	103	95.0%	$520

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated May 1, 2024, other than Year Built and average rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

115

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table presents information regarding comparable manufactured housing properties with respect to the Hagerstown Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads(1)	Occupancy(1)	Average Rent
Hagerstown 18610 Amanda Lane Hagerstown, MD	-	1950	76	76.3%	$588
Sunshine Mobile Home Park 11735 Pen Mar Road Rouzerville, PA	11.0 miles	1970	43	96.0%	$467
Bingaman’s Pleasant View 12222 Polktown Road Zullinger, PA	7.3 miles	1972	116	94.0%	$455
Lakeside Village MHC 17016 Alcott Road Hagerstown, MD	5.6 miles	1973	552	95.0%	$695
Northhaven MHC 13740 Pennsylvania Avenue Hagerstown, MD	0.1 miles	1975	163	90.0%	$610
Fortney Estates 14243 Pennsylvania Hagerstown, MD	0.9 miles	1957	57	91.0%	$590

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated May 1, 2024, other than Year Built and average rent.

The following table presents information regarding comparable manufactured housing properties with respect to the Menaul Property:

Comparable Properties Summary

Property/Location	Distance from the subject	Year Built	Pads	Occupancy	Average Rent
Menaul Terrace 4300 Prospect Avenue Northeast Albuquerque, NM	-	1960	51	98.0%	$442
Aztec Village 3000 Aztec Road Northeast Albuquerque, NM	1.2 miles	1970	163	99.0%	$550
Sunrise Estates MHP 9000 Trumbull Road Southeast Albuquerque, NM	3.8 miles	1975	224	100.0%	$625
Green Acres MH 7043 2nd Street Northwest Albuquerque, NM	4.3 miles	1986	70	100.0%	$620
Central MHC 12931 Central Avenue Albuquerque, NM	5.8 miles	1986	90	98.0%	$650
South’s Mobile Village 2600 New York Avenue Albuquerque, NM	4.8 miles	1970	56	100.0%	$545

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated May 1, 2024, other than Year Built.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

116

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

The following table presents information regarding comparable manufactured housing properties with respect to the South Main Property:

Comparable Properties Summary

Property/Location	Distance from Fawn Creek / Fawn Brook / South Town / Lake View	Year Built	Pads	Occupancy	Average Rent
South Main 1115 South Main Street Belen, NM	-	1960	30	73.3%	$297
Rio Grande MHP 2519 New York Avenue Northwest Albuquerque, NM	32.0 miles	1996	85	99.0%	$540
Vista Del Rio MHC 72 Vista Del Rio Belen, NM	2.8 miles	1970	127	95.0%	$525
South’s Mobile Village 2600 New York Avenue Albuquerque, NM	31.0 miles	1970	56	100.0%	$545
Countryside Mobile Home Park 4201 Coors Boulevard Southwest Albuquerque, NM	25.8 miles	1975	152	100.0%	$600
University Village MHP 1907 Buena Vista Drive Southeast Albuquerque, NM	30.0 miles	1970	190	98.0%	$560
Vista del Sol MHC 4501 Blake Road Southwest Albuquerque, NM	27.5 miles	1979	476	100.0%	$620

Source: Appraisal, unless otherwise indicated.

(1)	Information based on the borrower rent roll dated May 1, 2024, other than Year Built and average rent.

Escrows

Real Estate Taxes – The TCC Pool 1 Mortgage Loan documents require the borrowers to make ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender reasonably estimates will be payable during the next ensuing twelve (12) months (initially estimated at $17,802).

Insurance – The TCC Pool 1 Mortgage Loan documents require the borrowers to deposit $8,065 into an upfront reserve for insurance premiums on the origination date and to make ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially estimated at $4,302. Notwithstanding the foregoing, the borrowers are not required to make deposits into such reserve so long as (i) the liability and casualty insurance policies covering the TCC Pool 1 Property are part of a blanket or umbrella policy approved by the lender in its reasonable discretion, (ii) no event of default is continuing under the TCC Pool 1 Mortgage Loan documents and (iii) the borrowers provides the lender with evidence of renewal of such insurance policies and paid receipts for the insurance premiums no later than 10 days prior to their expiration.

Replacement Reserve – The TCC Pool 1 Mortgage Loan documents provide for ongoing monthly deposits of approximately $2,404 into a reserve for capital expenditures.

Lockbox and Cash Management. The TCC Pool 1 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (As defined below), the borrowers are required, at their sole cost and expense, to establish and maintain a lockbox account for the benefit of the lender, and to deposit any funds received by the borrowers or property manager into the lockbox account within one business day of receipt. In addition, upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, at the borrowers’ sole cost and expense, and the borrowers are required to cooperate with the lender to establish, a lender-controlled cash management account. During the continuance of a Cash Sweep Event Period, all funds in the lockbox account are required to be swept to the cash management account and, provided no event of default is continuing under the TCC Pool 1 Mortgage Loan documents, applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax reserve and insurance reserve, if any, as described above under “Escrows” (ii) to pay debt service on the TCC Pool 1 Mortgage Loan, (iii) to make the monthly deposits into the replacement reserve, if any, as described above under “Escrows” (iv) to pay operating expenses set forth in the lender-approved annual budget and lender-approved extraordinary expenses, and (v) to deposit all remaining amounts (“Excess Cash Flow”) into an excess cash flow reserve, to be held as additional security for the TCC Pool 1 Mortgage Loan during such Cash Sweep Event Period, or if a Cash Sweep Event Period no longer exists, to be disbursed to the borrowers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

117

Manufactured Housing – Various	Loan #9	Cut-off Date Balance:	$25,747,000
Various	TCC Pool 1	Cut-off Date LTV:	63.5%
Various		UW NCF DSCR:	1.31x
		UW NOI Debt Yield:	8.1%

“Cash Sweep Event Period” means a period:

(A)	commencing upon an event of default under the TCC Pool 1 Mortgage Loan documents, and ending upon the cure (if applicable) of such event of default; or
(B)	commencing upon the debt service coverage ratio of the TCC Pool 1 Mortgage Loan being less than 1.15x at the end of any calendar quarter and ending upon the date such debt service coverage ratio is equal to or greater than 1.15x for two consecutive calendar quarters.

Release of Property. At any time after the date that is two years after the origination date, the borrowers have the right to obtain the release of any one or more individual TCC Pool 1 Properties, upon (i) prepayment of a release price equal to 115% of the allocated loan amount of the property being released, together with, if prior to the open prepayment date, a prepayment fee equal to the greater of 1.00% of the amount prepaid and a yield maintenance premium, and (ii) satisfaction of certain conditions, including but not limited to (a) the debt service coverage ratio and debt yield of the remaining properties after the release must be at least equal to the greater of the debt service coverage ratio and debt yield as of the origination date, and the debt service coverage ratio and debt yield immediately preceding the release, (b) the loan-to-value ratio of the remaining properties after the release must be no greater than the lesser of the loan-to-value ratio as of the origination date and the loan-to-value ratio immediately preceding the release, and (c) satisfaction of REMIC related conditions.

Terrorism Insurance. The borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the TCC Pool 1 Properties together with 12 months of business income insurance with a six-month extended period of indemnity. For so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA) (i) is in effect and (ii) continues to cover both foreign and domestic acts of terrorism, the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

118

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

119

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

120

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

President George Bush Tpke.
Baylor Scott & White - The Heart Hospital - Plano
PLANO
Dallas North Tollway
Katie Jackson Park
COLLIN COUNTY
The Arbors on Preston Road
Frankford Rd
Far North Dallas
Preston Rd
Campbell Rd
Hillcrest Rd
Coit Rd
McCallum Blvd
Preston Trail Golf Club
Bent Tree Country Club
Knoll Trail Dr
Addison Rd
Campbell Rd
Campbell Green Park
Westgrove Dr
Cavanaugh Flight Museum
Quorum Dr
Keller Springs Rd
Kelly Blvd
Carrollton
Addison Airport
Addison Circle
The Clubs of Prestonwood The Creek
DALLAS COUNTY
Arapaho Rd
Columbian Country Club of Dallas
Millennium Tower
The Colonnade
Spectrum Centre
Belt Line Rd
Spring Creek Village
Addison Town Center
Addison
Addison Walk
Village on the Parkway
Pepper Square
Fretz Park
Oakbrook Pkwy
Inwood Rd
Noel Rd
Montfort Dr
Marsh Ln
Midway Rd
International Plaza II
14221 North Dallas Parkway
Dallas, TX 75254
Alfred J. Loos Stadium and Sports Complex
Spring Valley Rd
Brookhaven Country Club
Brookhaven Club Dr
Farmers Branch
Copart Tower
Galleria North
Two Galleria Tower
Northwood Country Club
Alpha Rd
Webb Chapel Rd
Dallas College Brookhaven Campus
Dallas Galleria
Dallas Midtown (Under Construction)
Pinnacle Tower
LBJ Frwy
Valley View Ln
Lincoln Centre
Preston Valley Shopping Ctr.
North Dallas
Anderson Bonner Park
DALLAS
Dallas-Ft. Worth Intl. Airport 12 miles
Dallas Medical Center
Medical City Dallas Hospital
Preston Forest Square
Market at Preston Forest
Forest Ln
Preston Forest Village
Preston Forest Shopping Ctr.
Central Expwy
Northaven Rd
Preston Hollow
Preston Royal
Royal Ln
Downtown Dallas 8 miles
Lewisville
Allen
Lucas
Plano
Flower Mound
Carrollton
Wylie
Coppell
Addison
Farmers Branch
Richardson
Sachse
Garland
Rowlett
Irving
DALLAS
Mesquite
Grand Prairie
Balch Springs
Duncanville
Seagoville
Cedar Hill
DeSoto
Lancaster
Wilmer
Combine
Midlothian
Ovilla
Red Oak

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121

No. 10 – International Plaza II

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$25,000,000		Location:	Dallas, TX
	Cut-off Date Balance(1):	$25,000,000		Size:	388,430 SF
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per SF(1):	$201.65
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$201.65
	Borrower Sponsor:	Shorenstein Investment Advisors		Year Built/Renovated:	2000 / 2020
	Guarantors:	Shorenstein Realty Investors Fourteen-A, L.P., Shorenstein Realty Investors Fourteen-B, L.P. and Shorenstein Realty Investors Fourteen-C, L.P.		Title Vesting:	Fee
	Mortgage Rate:	7.4300%		Property Manager:	Shorenstein Realty Services L.P.
	Note Date:	September 13, 2024		Current Occupancy (As of)(2):	93.5% (8/2/2024)
	Seasoning:	0 months		YE 2023 Occupancy(2):	84.7%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy(2):	67.8%
	IO Period:	60 months		YE 2021 Occupancy(2):	40.0%
	Loan Term (Original):	60 months		As-Is Appraised Value:	$124,200,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF:	$319.75
	Loan Amortization Type:	Interest Only		As-Is Appraisal Valuation Date:	August 19, 2024
	Call Protection:	L(24),YM1(30),O(6)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM NOI (6/30/2024)(2):	$8,904,501
	Additional Debt Type (Balance) (1):	Pari Passu ($53,325,000)		YE 2023 NOI(2):	$6,373,807
				YE 2022 NOI(2):	$5,777,003
				YE 2021 NOI(2):	($571,647)
				U/W Revenues:	$18,664,795
Escrows and Reserves				U/W Expenses:	$7,725,641
	Initial	Monthly	Cap	U/W NOI(2):	$10,939,154
Taxes:	$1,750,081	$171,577	NAP	U/W NCF:	$10,473,038
Insurance:	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	1.85x / 1.77x
Replacement Reserve:	$8,092	$8,092	$291,322	U/W Debt Yield based on NOI/NCF(1):	14.0% / 13.4%
TI/LC Reserve:	$16,185	$16,185	$582,645	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.0% / 13.4%
Free Rent Reserve:	$1,714,536	$0	NAP	Cut-off Date LTV Ratio(1):	63.1%
Outstanding TI Reserve	$480,748	$0	NAP	LTV Ratio at Maturity(1):	63.1%

Sources and Uses
Sources			Uses
Whole Loan Amount	$78,325,000	62.1%	Purchase Price(3)	$120,500,000	95.5%
Cash Equity Contribution(3)	47,901,898	37.9	Reserves	3,969,642	3.1
			Closing Costs	1,757,256	1.4
Total Sources	$126,226,898	100.0%	Total Uses	$126,226,898	100.0%
(1)	The International Plaza II Mortgage Loan (as defined below) is part of the International Plaza II Whole Loan (as defined below), which is evidenced by three pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $78,325,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the International Plaza II Whole Loan.
(2)	The increase from YE 2021 NOI and YE 2021 Occupancy through U/W NOI and Current Occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(3)	Purchase Price and Cash Equity Contribution are inclusive of certain prorations and seller credits for outstanding obligations, accrued expenses and prepaid rents.

The Mortgage Loan. The tenth largest mortgage loan (the “International Plaza II Mortgage Loan”) is part of a whole loan evidenced by three pari passu promissory notes in the aggregate original principal amount of $78,325,000 (the “International Plaza II Whole Loan”). The International Plaza II Whole Loan was co-originated by JPMorgan Chase Bank, National Association and Goldman Sachs Bank USA, which has since transferred its note to an affiliate, Goldman Sachs Mortgage Company (“GSMC”) on September 13, 2024. The International Plaza II Whole Loan is secured by a first priority fee mortgage encumbering a 388,430 SF Class A office property located in Dallas, Texas (the “International Plaza II Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

122

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

The International Plaza II Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $25,000,000. The remaining, non-controlling promissory notes comprising the International Plaza II Whole Loan are summarized in the below table. International Plaza II Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$25,000,000	$25,000,000	BANK5 2024-5YR10	Yes
A-2(1)	$21,995,000	$21,995,000	JPMCB	No
A-3(1)	$31,330,000	$31,330,000	GSMC	No
Total	$78,325,000	$78,325,000
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrowers and the Borrower Sponsor. The borrowers are IP2 Owner, L.P. and IP2 TRS, L.P., each a Delaware limited partnership and single purpose entity with one independent director. The borrower sponsor is Shorenstein Investment Advisors and the non-recourse carveout guarantors are Shorenstein Realty Investors Fourteen-A, L.P., Shorenstein Realty Investors Fourteen-B, L.P. and Shorenstein Realty Investors Fourteen-C, L.P.

Shorenstein Investment Advisors is a fully integrated real estate investment company founded in 1992 and headquartered in San Francisco, California. As of year-end 2023, Shorenstein Investment Advisors had acquired approximately $19.0 billion worth of real estate assets and managed approximately 14.5 million square feet of space. Shorenstein Investment Advisors portfolio spans across the United States with properties located in California, New York, Pennsylvania, Oregon and Texas, among other states. Shorenstein Investment Advisors portfolio includes 40 properties (approximately 16.0 million square feet) which are LEED certified and 66 properties (approximately 21.3 million square feet) which are energy star benchmarked.

The Property. The International Plaza II Property is a 388,430 square foot, 15 story, Class A office building located in Dallas, Texas. Built in 2000, the International Plaza II Property represents one of three towers that comprise International Plaza, an approximately 1.1 million square foot office park. The International Plaza is considered Cawley Partners’ signature development and among the best Class A buildings available in the lower Tollway. Amenities at the International Plaza II Property include a lobby area, café and executive conference center on the first floor, a fitness center on the second floor and a food hall as well as a collaboration lounge and game area on the third floor. The International Plaza II Property sits in an amenity rich environment, with over 32 hotels, over 200 restaurants and over 300 retail stores within one mile of the International Plaza II Property. Moreover, the International Plaza II Property sits approximately 13 miles away from Frisco, approximately 13 miles away from the Dallas central business district, approximately 3 miles away from the Addison Airport, approximately 9 miles away from the Dallas Love Field Airport and approximately 16 miles away from the Dallas Fort Worth International Airport.

Prior to vacating in 2018, J.P. Morgan occupied both the International Plaza II Property and the adjacent building, International Plaza I. Taconic Investments, the prior owner, purchased both properties in April of 2018, invested in renovations and subsequently leased up the International Plaza II to 93.5% occupied by six different tenants as of August 2, 2024. Since the prior owner acquired the International Plaza II Property in 2018, both the International Plaza II Property and International Plaza I have undergone an approximately $23.3 million renovation. The renovation included functional improvements such as upgrades to the security system as well as the implementation of new amenities such as a new fitness center, conference center, café and coffee bar. Concurrently with this renovation, the Lake House Pavilion, a 68,760 SF outdoor collaboration environment for the office tower users, was developed. The Lake House Pavilion features a coffee bar, indoor and outdoor seating and meeting/huddle space, all connected to a large water feature that acts as a buffer and sets the campus apart from Dallas Parkway. The International Plaza II Property also has a parking ratio of 4.5 spaces per 1,000 SF.

As of August 2, 2024, the International Plaza II Property was 93.5% leased to six tenants with a weighted average lease term of approximately 13.39 years. Additionally, there are no tenants that roll during the term of the International Plaza II Mortgage Loan and only one tenant, Forvis, LLP, with a termination option, available in 2032. The largest tenant by SF at the International Plaza II Property, Trinity Industries, Inc. (“Trinity Industries”), signed a 16 year lease at the International Plaza II Property in February of 2021 and utilizes the space as its company headquarters. Additionally, all tenant leases were executed post COVID-19 pandemic, beginning in February of 2021. Several tenants have also invested additional capital expenditures towards the build out of their space, with Interstate Batteries, Inc. contributing approximately $5 million, IMA Financial Group, Inc. contributing approximately $1.2 million, Freeman Holdings, LLC contributing approximately $4.0 million and Forvis, LLP contributing approximately $1.8 million.

Major Tenants.

Trinity Industries, Inc. (155,200 square feet, 40.0% of net rentable area, 41.7% of underwritten rent). Trinity Industries has been providing railcar products and services across North America for over 85 years. Trinity Industries has a unique platform that is able to provide a single source for rail transportation solutions that help in the optimization of usage of railcar equipment and enhances the value-proposition of the rail modal supply chain for its customers. Trinity Industries operates their rail-related products and services under the name TrinityRail. Trinity Industries is a top five railcar leasing company and has approximately 109,365 railcars under ownership with an additional 34,305 railcars owned by investors. Moreover, Trinity Industries is a leading railcar manufacturer, with 37% of industry deliveries in 2023. As of the second quarter of 2024, Trinity Industries generated approximately $841 million in revenue, representing a 16.0% increase year over year. Similarly, as of June 30, 2024, Trinity Industries had liquidity of approximately

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

$985 million. At the International Plaza II Property, Trinity Industries has a lease expiration in January 2037, with two, five year extension options and no termination options.

Interstate Batteries, Inc. (77,435 square feet, 19.9% of net rentable area, 20.8% of underwritten rent). Founded in 1952, Interstate Batteries, Inc. (“Interstate Batteries”) is a privately owned corporation that focuses on providing reliable and innovative battery solutions to a wide array of battery needs, including cars, trucks, golf carts and industrial machinery. Interstate Batteries has been the technician’s choice nine years and is powered by a distribution network of 300 wholesale warehouses, which is supported by over 150,000 dealers around the world as well as 200 franchise stores. Since inception, Interstate Batteries has sold over 500 million batteries, including 19 million in 2021. Interstate Batteries has a lease expiration in June 30, 2033, with two, five year extension options and no termination options.

Freeman Holding, LLC (65,684 square feet, 16.9% of net rentable area, 18.5% of underwritten rent). Freeman Holding, LLC (“Freeman Holding, LLC”) is a global event solutions company that has offices in 90 locations throughout the U.S. and Canada, and is headquartered in Dallas, Texas. Freeman Holding focuses on creating and delivering innovative brand experiences and event services backed by a 100-year track record of success and reliability. Specifically, Freeman Holding focuses on event production, audiovisual solutions, exhibit designs, event technology and logistics management. Annually, Freeman Holding produces nearly 4,000 expositions and over 10,000 other events. Freeman Holding has a lease expiration in October 31, 2035, with two, five year extension options and no termination options.

The following table presents certain information relating to the tenancy at the International Plaza II Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Gross Rent	% of Total Annual U/W Gross Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Trinity Industries, Inc.	Ba2/BB/BB+	155,200	40.0%	$30.47	$4,728,944	41.7%	1/31/2037	2 x 5yr	N
Interstate Batteries, Inc.	NR/NR/NR	77,435	19.9%	$30.50	$2,361,768	20.8%	6/30/2033	2 x 5yr	N
Freeman Holding, LLC	NR/NR/NR	65,684	16.9%	$32.00	$2,101,888	18.5%	10/31/2035	2 x 5yr	N
Forvis, LLP(2)	NR/NR/NR	30,650	7.9%	$35.00	$1,072,750	9.5%	1/31/2035	2 x 5yr	Y
IMA Financial Group, Inc.	NR/NR/NR	30,650	7.9%	$31.00	$950,150	8.4%	6/30/2033	1 x 5yr	N
VisionPoint Advisory Group(3)	NR/NR/NR	3,397	0.9%	$40.00	$135,880	1.2%	1/31/2032	1 x 5yr	N
Total Major Tenants		363,016	93.5%	$31.27	$11,351,380	100.0%

Vacant Space		25,414	6.5%

Collateral Total		388,430	100.0%

(1)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(2)	Forvis, LLP has (a) a one-time right to terminate its lease in January 2032 with written notice by no later than January 2031 and the payment of a termination fee equal to the sum of three full calendar months of gross rent at the rate payable immediately following the termination effective date, and (b) benefits from four months of free rent upon its lease commencement in October 2024.
(3)	VisionPoint Advisory Group benefits from six months of free rent through January 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

124

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

The following table presents certain information relating to the lease rollover schedule at the International Plaza II Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2031	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2032	1	3,397	0.9%	3,397	0.9%	$135,880	1.2%	$40.00
2033	2	108,085	27.8%	111,482	28.7%	$3,311,918	29.2%	$30.64
2034	0	0	0.0%	111,482	28.7%	$0	0.0%	$0.00
2035 & Beyond	3	251,534	64.8%	363,016	93.5%	$7,903,582	69.6%	$31.42
Vacant	0	25,414	6.5%	388,430	100.0%	$0	0.0%	$0.00
Total/Weighted Average(3)	6	388,430	100.0%			$11,351,380	100.0%	$31.27
(1)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the International Plaza II Property:

Historical Occupancy

12/31/2021(1)	12/31/2022(1)	12/31/2023(1)	8/2/2024(1)(2)
40.0%	67.8%	84.7%	93.5%
(1)	The increase in historical occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(2)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the International Plaza II Property:

Cash Flow Analysis

	2021(1)	2022(1)	2023(1)	TTM 6/30/2024(1)	U/W(1)(2)	%(3)	U/W $ per SF
Rents in Place	$3,468,930	$7,162,999	$8,690,902	$9,860,383	$11,351,380	57.7%	$29.22
Gross-Up Vacant Rent	0	0	0	0	1,030,520	5.2	2.65
Gross Potential Rent	$3,468,930	$7,162,999	$8,690,902	$9,860,383	$12,381,900	62.9%	31.88
Total Reimbursements	2,044,490	3,586,476	5,267,521	6,591,033	7,305,777	37.1	18.81
Gross Potential Income	$5,513,420	$10,749,475	$13,958,423	$16,451,416	$19,687,677	100.0%	50.69
Parking/Other Rental	22,494	14,997	19,220	19,740	7,638	0.0	0.02
Less Vacancy & Credit Loss	0	0	0	0	(1,030,520)	(5.2)	(2.65)
Effective Gross Income	$5,535,914	$10,764,472	$13,977,644	$16,471,156	$18,664,795	94.8%	48.05

Real Estate Taxes	1,751,260	1,254,312	2,251,747	1,949,866	2,058,918	11.0	5.30
Insurance	162,004	153,621	139,182	223,359	175,000	0.9	0.45
Management Fee	30,000	80,522	497,519	461,652	559,944	3.0	1.44
Other Operating Expenses	4,164,297	3,499,014	4,715,389	4,931,778	4,931,778	26.4	12.70
Total Expenses	$6,107,561	$4,987,469	$7,603,837	$7,566,655	$7,725,641	41.4%	19.89

Net Operating Income	($571,647)	$5,777,003	$6,373,807	$8,904,501	$10,939,154	58.6%	28.16
Replacement Reserves	0	0	0	0	77,686	0.4	0.20
TI/LC	0	0	0	0	388,430	2.1	1.00
Net Cash Flow	($571,647)	$5,777,003	$6,373,807	$8,904,501	$10,473,038	56.1%	$26.96

NOI DSCR(4)	(0.10x)	0.98x	1.08x	1.51x	1.85x
NCF DSCR(4)	(0.10x)	0.98x	1.08x	1.51x	1.77x
NOI Debt Yield(4)	(0.7%)	7.4%	8.1%	11.4%	14.0%
NCF Debt Yield(4)	(0.7%)	7.4%	8.1%	11.4%	13.4%
(1)	The increase in Net Operating Income occupancy is primarily attributable to disruption related to a renovation and subsequent lease up thereafter.
(2)	Based on the underwritten rent roll dated August 2, 2024 and is inclusive of contractual rent steps through August 1, 2025.
(3)	Represents (i) percent of Gross Potential Income for all revenue fields, (ii) percent of Gross Potential Income for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(4)	DSCR and Debt Yields are based on the International Plaza II Whole Loan.

Appraisal. The appraisal concluded to an “as-is” value for the International Plaza II Property of $124,200,000 as of August 19, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 10, 2024, there was no evidence of any recognized environmental conditions at the International Plaza II Property.

Market Overview and Competition. The International Plaza II Property is located in Dallas, Texas and within the Dallas-Plano-Irving Statistical Area (“Dallas MSA”). According to the appraisal, the Dallas MSA is projected to outperform the national region metros in six of eight performance categories over the next five years, including in gross metro product, total unemployment, unemployment rate, personal income growth, population and multifamily permits. The three largest represented industries within the broader Dallas-Fort Worth-Arlington Statistical Area (“Dallas TX MSA”) are the services industry, finance/insurance/real estate industry and the retail trade industry, which combined, account for an approximately 74.9% of the labor force. Furthermore, the largest employers within the Dallas MSA include Walmart Inc., UT Southwestern Medical Center, Baylor Scott & White Health, Lockheed Martin and AT&T. Driven by a lower cost of doing business as well as a well-developed transportation network, numerous large employers have either relocated to or expanded in Dallas, including Toyota, AT&T, Texas Instruments, defense manufacturers, airlines, major banks and others. Consequently, the appraisal also notes that there has also been a significant influx of young professionals, and the presence of a highly educated workforce has further attracted more business relocations. Over the longer term, above-average population growth and the concentration of corporate headquarters, technology businesses and financial services will contribute to an above-average performance. The appraisal notes that the International Plaza II Property is in proximity of Interstate Highway 35E, which provides for easy access to most parts of the Dallas MSA.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

126

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

In addition, the International Plaza II Property is about a twenty minute drive away from the Dallas Fort Worth International Airport and is also proximate to a large concentration of commercial activity. The International Plaza II Property is further located within the Quorum/Bent Tree submarket. According to the appraisal, as of the second quarter of 2024, the Quorum/Bent Tree office submarket had 25,722,114 SF of inventory, an occupancy rate of 78.6% and asking rent of $28.19 PSF. As of the second quarter of 2024, the broader Dallas TX MSA office market had 426,391,121 SF of inventory, an occupancy rate of 81.9% and asking rent of $30.38 PSF. Moreover, absorption for the last 12 months was flat for both the overall market area and at the submarket level and the overall market area and submarket have been stable with respect to occupancy over the past year.

According to the appraisal, the 2024 population and average household income within a one-, three- and five-mile radius of the International Plaza II Property was 24,075, 125,307, 380,647 and $88,399, $131,800, and $128,322, respectively. Between 2010 and 2024, the population within a one-, three- and five-mile radius increased by approximately 31.8%, 14.3% and 8.6%, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the International Plaza II Property:

Market Rent Summary

Office
Market Rent (PSF)	$32.00
Lease Term (Months)	125
Lease Type	NNN
Escalations	2.0%/Year
Tenant Improvements (New/Renewal)	$40/$10
Leasing Commissions (New/Renewal)	4.5%/2.5%
Free Rent (Months)	5
Source:	Appraisal.

The following table summarizes the comparable office leases in the surrounding market:

Comparable Office Leases

Property	Year Built/Renovated	Tenant Name	Lease Start Date	Term (Months)	Lease Type	Tenant Size (SF)	Base Rent PSF
International Plaza II(1) Dallas, TX	2000/2020	Trinity Industries	Feb-21	192	Net	155,200	$30.47
Tower 909 Irving, TX	1988 / 2013	Schachter Harris LLP	Jan-23	33	NNN	2,987	$23.00
International Plaza III Dallas, TX	2001 / 2020	Ryan Companies	Dec-24	65	NNN	12,501	$33.00
Legacy Place 1 Plano, TX	1998 / NAP	RXO Capacity Solutions	Jun-23	63	NNN	13,496	$30.88
Colonnade Three Addison, TX	1998 / 2020	Hilton Worldwide	Jan-25	60	NNN	51,126	$29.00
Millenium Tower Addison, TX	1999 / NAP	Undisclosed	Apr-24	60	NNN	2,387	$28.00
Source:	Appraisal.
(1)	Information is based on the underwritten rent roll dated August 2, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

The table below presents certain information relating to comparable sales pertaining to the International Plaza II Property identified by the appraiser:

Comparable Sales

Property	Year Built/Renovated	Size (SF)		Occupancy	Sale Date	Sale Price	Sale Price (PSF)
International Plaza II(1) Dallas, TX	2000/2020	388,430	(1)	93.5%(1)	Sep-24	$120,500,000	$310.22
777 Post Oak Houston, TX	1973/2024	176,779		70%	Mar-24	$25,000,000	$237.02
Barton Skyway Austin, TX	2001/NAP	173,302		84%	Aug-23	$53,300,000	$310.73
Saint Paul Place Dallas, TX	1983/2017	273,217		64%	Mar-23	$72,666,667	$304.47
The Plaza at Legacy Plano, TX	2001/2021	228,300		81%	Dec-22	$62,930,000	$317.48
Pyramids at Park Lane Dallas, TX	1999/NAP	291,389		87%	Oct-22	$103,025,086	$353.57
Source:	Appraisal.
(1)	Information is based on the underwritten rent roll dated August 2, 2024.

Escrows and Reserves.

Tax Escrows – On the loan origination date, the borrowers were required to make an upfront deposit of $1,750,081 into a reserve for real estate taxes. In addition, the borrowers are required to deposit into a real estate tax reserve, on a monthly basis, an amount equal to 1/12 of the real estate taxes that the mortgage lender estimates will be payable during the next twelve months (initially estimated to be $171,577).

Insurance Escrows – The borrowers are required to deposit into an insurance reserve, on a monthly basis, an amount equal to 1/12 of the insurance premiums that the mortgage lender estimates will be payable for the renewal of the insurance coverage; provided, however, that such monthly reserves for insurance premiums will not be required so long as (i) no event of default has occurred and is continuing and (ii) the insurance coverage for the International Plaza II Property is included in a blanket policy approved by the lender in its reasonable discretion.

Replacement Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $8,092 into a reserve for replacement reserves. In addition, the borrowers are required to deposit into a replacement reserve, on a monthly basis, an amount equal to $8,092. The replacement reserve is subject to a cap of $291,322.

TI/LC Reserves – On the loan origination date, the borrowers were required to make an upfront deposit of $16,185 into a reserve for TI/LC reserves. In addition, the borrowers are required to deposit into a TI/LC reserve, on a monthly basis, an amount equal to $16,185. The TI/LC reserve is subject to a cap of $582,645.

Free Rent Reserve – On the loan origination date, the borrowers were required to make an upfront deposit of $1,714,536 into a reserve for free rent, primarily associated with four months of concessions for the Forvis, LLP and VisionPoint Advisory Group tenants and one month of prepayment from Trinity Industries.

Lease Sweep Reserve - On each Due Date during a Lease Sweep Period (as defined below), (a) all excess cash flow in the cash management account and (b) all sums paid with respect to any rejection, termination, surrender or cancellation of any Lease Sweep Lease, will be required to be paid to the lender, which amounts will be held by Lender as additional security for the Loan in an account.

Outstanding TI Reserve - On the loan origination date, the borrowers were required to make an upfront deposit of $480,748 into a reserve for outstanding TIs, primarily associated with Forvis, LLP and VisionPoint Advisory Group.

Lockbox and Cash Management. The International Plaza II Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager are required to direct the tenants to pay rent directly into the lockbox account, and to deposit any rents otherwise received into such lockbox account within one business day after receipt. If no Cash Sweep Period is continuing, all funds in the lockbox account will be swept each business day to the borrower’s operating account. During the continuance of a Cash Sweep Period, all funds in the lockbox account are required to be swept on each business day to a lender-controlled cash management account and applied in accordance with the International Plaza II Whole Loan documents. During the continuance of a Cash Sweep Period, any excess cash is required to be deposited into an excess cash flow reserve account to be held as additional security for the International Plaza II Whole Loan in accordance with the International Plaza II Whole Loan documents. During the continuance of an event of default or any bankruptcy action of a borrower or manager, all funds in the cash management account may be applied by the lender in such order and priority as the lender determines. Upon payment in full of the debt, all sums remaining on deposit in the excess cash flow reserve account will be disbursed to the borrower.

A “Cash Sweep Period” means the period commencing upon (i) an event of default, (ii) any bankruptcy action of a borrower or manager, (iii) a debt service coverage ratio falling below 1.20x based on the trailing 12-month period immediately preceding the date of such determination, (iv) the commencement of a Lease Sweep Period (as defined below). A Cash Sweep Event will be cured with respect to clause (i) above, upon the acceptance by the lender of a cure of such event of default (which cure the lender is not obligated to accept and the lender may reject or accept in its sole and absolute discretion), with respect to clause (ii) above, if the borrower replaces the manager with a qualified manager with respect to such clause, with respect to clause (iii) above, upon the achievement of a debt

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128

Office – CBD	Loan #10	Cut-off Date Balance:	$25,000,000
14221 North Dallas Parkway	International Plaza II	Cut-off Date LTV:	63.1%
Dallas, TX 75254		U/W NCF DSCR:	1.77x
		U/W NOI Debt Yield:	14.0%

service coverage ratio of 1.20x for one quarter based upon the trailing twelve month period immediately preceding the date of determination, and with respect to clause (iv) above, upon the end of such Lease Sweep Period; provided, however, among other additional conditions, no event of default has occurred and is continuing and in no event may the borrowers be entitled to cure a Cash Sweep Period caused by a bankruptcy action of the borrowers.

A “Lease Sweep Period” means the period (a) commencing on the first due date following the occurrence of any of the following: (i) other than in connection with a tenant having “gone dark” as the result of a pandemic and related governmental restrictions or a restoration of its premises in accordance with the International Plaza II Whole Loan documents, the date that any tenant under the lease related to Trinity Industries or any replacement there of (the “Lease Sweep Lease”) goes dark in more than 50% of its leased space (the “Lease Sweep Space”) at the International Plaza II Property for six consecutive months or gives written notice that it intends to go dark more than 50% of its Lease Sweep Space at the International Plaza II Property; (ii) Trinity Industries lists for sublease with a third party brokerage firm more than two floors of its Lease Sweep Space (each floor a “Listed Sublease Floor”) (iii) upon and during a monetary default under a Lease Sweep Lease by the tenant thereunder; (iv) the occurrence of an insolvency event or proceedings or a similar event with respect to the tenant or its direct or indirect parent company (if any) (the “Lease Sweep Tenant Party”) under the Lease Sweep Lease (each, a “Lease Sweep Tenant Party Insolvency Proceeding”); or (v) the date that a Lease Sweep Lease is terminated or the tenant thereunder gives a termination notice; and (b) ending upon the first to occur of the following: (i) in the case of clause (a)(i) above, at least 50% of the Lease Sweep Space is re-occupied through (A) the tenant under the Lease Sweep Lease re-entering the Lease Sweep Space, (B) a qualifying sublease, or (C) the borrower terminating the Lease Sweep Lease and entering into a new qualifying lease (a “Qualified Lease”); (ii) in the case of clause (a)(ii) above, (A) Trinity Industries terminates the subject sublease listing and the borrower delivers a tenant estoppel certificate for such Lease Sweep Space reflecting such occupancy or (B) Trinity Industries has entered into one or more qualifying subleases so that there are not more than two remaining Listed Sublease Floors and such subtenant has taken occupancy of such subleased space and the borrower delivers a tenant estoppel certificate for such Lease Sweep Space; (iii) in the case of clause (a)(iii) above, (A) the date on which the subject monetary default has been cured or (B) the Lease Sweep Lease is terminated and the Lease Sweep Space is leased pursuant to one or more Qualified Leases, and sufficient funds have been accumulated in a reserve account related to the Lease Sweep Event (the “Lease Sweep Account”) (during the continuance of the subject Lease Sweep Period) to cover all anticipated expenses, including, without limitation, leasing expenses and free rent periods; (iv) in the case of clause (a)(iv) above, (A) the applicable Lease Sweep Tenant Party Insolvency Proceeding has terminated and the applicable Lease Sweep Lease has been affirmed, assumed or assigned, (B) the applicable Lease Sweep Lease has been assumed and assigned to a third party, or (C) the Lease Sweep Lease is terminated and the Lease Sweep Space is leased pursuant to one or more Qualified Leases, and sufficient funds have been accumulated in the Lease Sweep Account (during the continuance of the subject Lease Sweep Period) to cover all anticipated expenses, including, without limitation, leasing expenses and free rent periods; and (v) in the case of clause (a)(v) above, the Lease Sweep Space is leased pursuant to one or more Qualified Leases, and sufficient funds have been accumulated in the Lease Sweep Account (during the continuance of the subject Lease Sweep Period) to cover all anticipated expenses, including, without limitation, leasing expenses and free rent periods.

Property Management. The International Plaza II Property is managed by Shorenstein Realty Services L.P.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None.

Right of First Offer / Right of First Refusal. None.

Ground Lease. None.

Terrorism Insurance. The borrower is required to obtain and maintain property insurance for 100% of full replacement cost and business interruption insurance for 24 months plus a 12-month extended period of indemnity. Such insurance is required to cover perils of terrorism and acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129

No. 11 – Whispering Palms MHC
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype(2):	Manufactured Housing – Manufactured Housing/RV Park
	Original Principal Balance:	$25,000,000		Location:	Sebastian, FL
	Cut-off Date Balance:	$25,000,000		Size(2):	569 Pads
	% of Initial Pool Balance:	3.0%		Cut-off Date Balance Per Pad:	$43,937
	Loan Purpose:	Refinance		Maturity Date Balance Per Pad:	$43,937
	Borrower Sponsor:	Julio C. Jaramillo		Year Built/Renovated:	1967/NAP
	Guarantor:	Evergreen Communities, LLC		Title Vesting:	Fee
	Mortgage Rate:	6.6360%		Property Manager:	Evergreen Communities, LLC (borrower-related)
	Note Date:	August 22, 2024		Current Occupancy (As of)(3):	73.8% (8/1/2024)
	Seasoning:	1 month		12/31/2023 Occupancy(3):	N/A
	Maturity Date:	September 1, 2029		12/31/2022 Occupancy(3):	N/A
	IO Period:	60 months		12/31/2021 Occupancy(3):	N/A
	Loan Term (Original):	60 months		As-Is Appraised Value(4):	$52,100,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per Pad:	$91,564
	Loan Amortization Type:	Interest only		As-Is Appraisal Valuation Date:	July 5, 2024
	Call Protection:	L(25),D(28),O(7)		Underwriting and Financial Information
	Lockbox Type:	Springing/Springing Cash Management		TTM 6/30/2024 NOI:	$2,436,973
	Additional Debt:	No		TTM 12/31/2023 NOI:	$2,309,227
	Additional Debt Type (Balance):	NAP		TTM 12/31/2022 NOI:	$2,071,636
				TTM 12/31/2021 NOI:	$1,842,250
				U/W Revenues:	$3,574,850
				U/W Expenses:	$1,112,445
Escrows and Reserves				U/W NOI:	$2,462,405
	Initial	Monthly	Cap	U/W NCF:	$2,433,955
Taxes:	$185,983	$16,908	NAP	U/W DSCR based on NOI/NCF:	1.46x/1.45x
Insurance:	$25,838	$8,613	NAP	U/W Debt Yield based on NOI/NCF:	9.8%/9.7%
Replacement Reserve:	$0	$2,371	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.8%/9.7%
Deferred Maintenance:	$15,625	$0	NAP	Cut-off Date LTV Ratio:	48.0%
Infiltration Reserve(1):	$345,250	$7,604	NAP	LTV Ratio at Maturity:	48.0%

Sources and Uses
Sources			Uses
Loan Amount	$25,000,000	100.0%	Return of Equity	$12,492,643	50.0%
			Loan Payoff	11,351,823	45.4
			Closing Costs	582,838	2.3
			Upfront Reserves	572,696	2.3
Total Sources	$25,000,000	100.0%	Total Uses	$25,000,000	100.0%
(1)	The borrower for the Whispering Palms MHC Mortgage Loan (as defined below) received a notice of violation from Indian River County on February 6, 2017 for infiltration into the county sewer system for the Whispering Palms MHC Property (as defined below). According to the borrower, they have spent approximately $1.5 million between 2018-2020 to repair any potential sources of infiltration. Nonetheless, the Whispering Palms MHC Property has been assessed for violations totaling $345,250 (through August 31, 2024) for the infiltration and continues to accrue fines in the amount of $250/day. The borrower is currently working with Indian River County in conjunction with a local attorney in order to bring the violations to compliance and have the fees removed, given the extensive work completed to address the infiltration issues and lack of actual infiltration occurring during the trailing-12 month period. At closing, the borrower deposited an upfront escrow in the amount of $345,250, which is equal to the current penalty through August 31, 2024. The upfront amount will remain in escrow until borrower is able to resolve the payoff amount and infiltration issue with the county. The borrower will also deposit $7,604 per month to address the ongoing fines in the amount of approximately $91,250 per year ($250/day).
(2)	The Whispering Palms MHC Property is comprised of 267 mobile homes sites (46.9% of total) and 302 RV sites (53.1% of total). See “The Property” section below.
(3)	Due to the transient nature of the RV sites at the Whispering Palms MHC Property and the adjustment between site types at the Whispering Palms MHC Property to optimize cash flows and cater to guest demand, the borrower was not able to supply historical occupancy of the transient RV spots. The current occupancy includes 3.9% vacancy for the 267 mobile homes sites and 22.3% vacancy for the RV sites. See “The Property” section below for additional discussion on occupancy.
(4)	The appraiser also concluded a land value of $20,100,000, which would result in a loan to land value ratio of 124.4%.

The Mortgage Loan. The eleventh largest mortgage loan (the “Whispering Palms MHC Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $25,000,000 and secured by a first priority fee mortgage encumbering a 569-pad manufactured housing community located in Sebastian, Florida (the “Whispering Palms MHC Property”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130

Manufactured Housing –	Loan #11	Cut-off Date Balance:	$25,000,000
Manufactured Housing/RV Park	Whispering Palms MHC	Cut-off Date LTV:	48.0%
10305 U.S. Highway 1		U/W NCF DSCR:	1.45x
Sebastian, FL 32958		U/W NOI Debt Yield:	9.8%

The Borrower and Borrower Sponsor. The borrower is Whispering Palms MHC, LLC, a Florida limited liability company with one independent director. The borrower sponsor is Julio C. Jaramillo and the non-recourse carveout guarantor is Evergreen Communities, LLC.

Evergreen Communities, LLC (“Evergreen”) was founded in 1999 by Julio C. Jaramillo as a privately held company that owns and operates manufactured housing and RV communities throughout the United States. Evergreen currently operates 27 communities in 12 states, comprised of more than 4,000 home sites. Evergreen’s management team has more than 75 years of collective experience in the manufactured housing industry.

The Property. The Whispering Palms MHC Property is an age-restricted (55+) manufactured housing community located in Sebastian, FL. The Whispering Palms MHC Property was developed in 1967 on a 72.14-acre site along the Indian River. The Whispering Palms MHC Property has 569 home sites, consisting of 267 mobile homes sites (46.9% of total sites) and 302 RV sites (53.1% of total sites). There are 19 park-owned homes at the Whispering Palms MHC Property (only pad rent from the park-owned home sites is included in the underwritten income).

Sebastian, FL is a premier fishing and surfing destination on Florida's Atlantic Coast offering recreational demand to the area. The Whispering Palms MHC Property also benefits from its accessibility to Vero Beach, Palm Bay, and Fort Pierce and Port St. Lucie. The Whispering Palms MHC Property is situated along the Indian River Lagoon, which contains five state parks, four federal wildlife refuges, and a national seashore. In addition to these nearby activities and attractions, the Whispering Palms MHC Property has easy access to daily conveniences including Publix Supermarket, The UPS Store, Walgreens and Truist Bank within walking distance as well as access to nine large retail centers within a 7-mile drive.

The borrower sponsor acquired the Whispering Palms MHC Property in 2003 and since 2019, have spent approximately $1.94 million on various capital improvements including sewer and stormwater system repairs and improvements, asphalt repaving and sealing, pool remodeling, tennis court resurfacing, electrical upgrades, and other various improvements. The Whispering Palms MHC Property features asphalt paved streets, a 3,100 SF recreation hall, clubhouse, two laundry facilities, public showers, two pools, billiards, shuffleboard, putting green, gazebo, BBQ, two tennis/pickle ball courts, lake fishing and 1,178 parking spaces (2.1 spaces per homesite). Residents have individual meters for utilities and are directly billed for water, sewer and gas.

The table below shows the unit mix at the Whispering Palms MHC Property:

Unit Mix(1)

Unit Type	# of Units(2)	% Occupied(2)	Monthly Average Rent per Unit	Monthly Average Market Rent per Unit	UW GPR	% of UW GRP
Mobile Home(3)	267	91.8%	$630	$690	$2,018,520	42.7%
RV Annual(4)	69	100.0%	$625	$625	$517,500	10.9%
RV 6-6(4)	106	100.0%	$455	$455	$578,760	12.2%
RV Transient(4)	127	N/A	NAV	$1,060	$1,615,440	34.2%
Total/Wtd. Avg.	569	73.8%	$586	$717	$4,730,220	100.0%
(1)	Source: Appraisal unless otherwise stated.
(2)	Based on the borrower rent roll rated August 1, 2024.
(3)	Includes 19 park-owned homes, which were underwritten as vacant.
(4)	See description below.

Mobile Home Sites

There are a total of 267 mobile home sites at the Whispering Palms MHC Property (46.9% of the total home sites, 42.7% of the underwritten gross potential rent). There are 14 park-owned mobile homes at the Whispering Palms MHC Property, with an additional five sites that have been reserved to be converted to allow for additional park-owned homes. As of the rent roll dated August 1, 2024, the mobile home sites were 98.8% occupied, excluding the 19 park-owned homes. The borrower sponsor uses the park-owned homes as seasonal cottages to attract both new and returning guests. The park-owned homes are then offered to these guests, and others in the market, to purchase. The average tenant for the mobile home sites has been at the Whispering Palms MHC Property for more than seven years. The monthly rent for the mobile home sites is $630 per site.

RV Sites

There are a total of 302 RV sites at the Whispering Palms MHC Property (53.1% of the total home sites, 57.3% of the underwritten gross potential rent). The RV sites allow for annual tenants, 6-6 tenants, and transient tenants. There are no park-owned homes on the RV sites.

RV Annual

There are 69 annual RV sites (22.8% of the total RV sites, or 12.1% of the total home sites). The annual RV sites allow the RV owner to utilize a pad site all year round. The average tenant for the annual RV sites has been at the Whispering Palms MHC Property for

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131

Manufactured Housing –	Loan #11	Cut-off Date Balance:	$25,000,000
Manufactured Housing/RV Park	Whispering Palms MHC	Cut-off Date LTV:	48.0%
10305 U.S. Highway 1		U/W NCF DSCR:	1.45x
Sebastian, FL 32958		U/W NOI Debt Yield:	9.8%

almost three years. As of the rent roll dated August 1, 2024, the annual RV sites were 100% occupied and the average monthly rent was $625 per site.

RV 6-6

There are 106 RV 6-6 sites (35.1% of the total RV sites, or 18.6% of the total home sites). The 6-6 RV sites allow the RV owner to utilize a pad site for six months out of the year and leave their RV at the Whispering Palms MHC Property unused for the remaining six months of the year. The tenants pay monthly while living onsite from October through March and then pay a lump sum due on April 1st for the storage months of April through September. The average tenant for the 6-6 RV sites has been at the Whispering Palms MHC Property for almost five years. As of the rent roll dated August 1, 2024, the 6-6 RV sites were 100% occupied and the overall average monthly rent was approximately $455 per site.

RV Transient

There are 127 RV transient sites (42.1% of the total RV sites, or 22.3% of the total home sites). The transient RV sites allow the RV owner to utilize a pad site on a daily, weekly, or monthly basis. The RV sites are booked through a third-party RV and campground booking service and the rates are based on the season, with the daily rates ranging from $77 to $101 per day, the weekly rates ranging from $465 to $606 per week, and the monthly rents ranging from $900 to $1,275 per month. The RV transient sites were underwritten as vacant.

The following table presents historical occupancy percentages at the Whispering Palms MHC Property:

Historical Occupancy(1)

2021	2022	2023	Current(2)
N/A	N/A	N/A	73.8%

(1)	Due to the transient nature of the RV spots at the Whispering Palms MHC Property and the adjustment between site types at the Whispering Palms MHC Property to optimize cash flows and cater to guest demand, the borrower was not able to supply historical occupancy of the transient RV spots.
(2)	Based on the borrower rent roll dated August 1, 2024 and includes 3.9% vacancy for the 267 mobile homes sites and 22.3% vacancy for the RV sites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132

Manufactured Housing –	Loan #11	Cut-off Date Balance:	$25,000,000
Manufactured Housing/RV Park	Whispering Palms MHC	Cut-off Date LTV:	48.0%
10305 U.S. Highway 1		U/W NCF DSCR:	1.45x
Sebastian, FL 32958		U/W NOI Debt Yield:	9.8%

Historical Performance and Underwritten Net Cash Flow. The following table presents certain information relating to the historical performance and underwritten net cash flow at the Whispering Palms MHC Property:

Cash Flow Analysis

	2021	2022	2023	TTM 6/30/2024	Underwritten	U/W per Unit
Gross Potential Rent(1)	$2,806,633	$3,125,090	$3,336,000	$3,502,076	$4,730,220	$8,313
Concessions	($5,507)	($12,371)	($341)	$0	$0	$0
Gross Potential Income	$2,801,126	$3,112,719	$3,335,659	$3,502,076	$4,730,220	$8,313
(Vacancy)(2)	$0	$0	$0	$0	($1,228,144)	($2,158)
Other Income(3)	($29,698)	($7,569)	$57,704	$59,384	$59,384	$104
Reimbursements	$1,080	$5,425	$16,978	$13,390	$13,390	$24
Effective Gross Income	$2,772,508	$3,110,575	$3,410,341	$3,574,850	$3,574,850	$6,283

Real Estate Taxes	$182,895	$187,731	$195,949	$202,949	$195,943	$344
Insurance	$40,635	$45,317	$51,138	$53,552	$93,958	$165
Other Operating Expenses	$706,728	$805,891	$854,027	$881,376	$822,544	$1,446
Total Operating Expenses	$930,258	$1,038,939	$1,101,114	$1,137,877	$1,112,445	$1,955
Net Operating Income	$1,842,250	$2,071,636	$2,309,227	$2,436,973	$2,462,405	$4,328
Replacement Reserves	$0	$0	$0	$0	$28,450	$50
Net Cash Flow	$1,842,250	$2,071,636	$2,309,227	$2,436,973	$2,433,955	$4,278

NOI DSCR	1.10x	1.23x	1.37x	1.45x	1.46x
NCF DSCR	1.10x	1.23x	1.37x	1.45x	1.45x
NOI Debt Yield	7.4%	8.3%	9.2%	9.7%	9.8%
NCF Debt Yield	7.4%	8.3%	9.2%	9.7%	9.7%
(1)	Gross Potential Rent is based on the rent roll dated August 1, 2024 and includes rental rates of $630/month/pad for mobile homes, $625/month/pad for RV annual, $455/month/pad for RV 6-6 (based on $830/month/pad for October through March and $85/month/pad for April through September) and $1,060/month/pad for RV transient.
(2)	Underwritten Vacancy includes 5.1% vacancy for the 267 mobile homes sites and 41.5% vacancy for the RV sites. Aggregate vacancy was underwritten to 26.0%.
(3)	Other Income includes storage income, cancellations fees, laundry income and other miscellaneous income.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Whispering Palms MHC Property of $52,100,000 as of July 5, 2024. The appraiser also concluded a land value of $20,100,000, which would result in a loan to land value ratio of 124.4%.

Environmental Matters. According to the Phase I environmental report dated July 17, 2024, there was no evidence of any recognized environmental conditions at the Whispering Palms MHC Property.

Market Overview and Competition. The Whispering Palms MHC Property is located in Sebastian, Florida, within Indian River County. The Whispering Palms MHC Property is situated on U.S. Highway 1, a major local north-south corridor, and within three miles of State Route 510, a local highway that runs east-west. The Whispering Palms MHC Property can also be accessed through public transportation via the GoLine, with bus stops on U.S. Route 1 and Schumann Drive. Indian River County is bordered by the Indian River to the east and is approximately 13 miles northwest of Vero Beach. The County is connected by U.S. Route 1 to Palm Bay to the north and Fort Pierce and Port St. Lucie to the south. The largest industries include tourism along the coastline and agriculture near the Salinas River Valley. Sebastian is home to airplane manufacturer Velocity Aircraft and to Skydive Sebastian, both at the municipal airport, and has retail presence consisting of shopping centers, big-box stores, restaurants, and locally owned businesses.

According to a third party market research report, the Whispering Palms MHC Property is part of the South Manufactured Housing market and the Florida Manufactured Housing submarket, which is currently performing at a total vacancy rate of 16.0%. The current asking rent in the submarket for two- and three-bedroom apartments is $1,075 on average per unit, respectively. The estimated 2023 population within a 1-, 3- and 5-mile radius of the Whispering Palms MHC Property was 3,019, 26,892 and 39,758, respectively. The estimated 2023 average household income within the same radii was $87,435, $88,017 and $96,696, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133

Manufactured Housing –	Loan #11	Cut-off Date Balance:	$25,000,000
Manufactured Housing/RV Park	Whispering Palms MHC	Cut-off Date LTV:	48.0%
10305 U.S. Highway 1		U/W NCF DSCR:	1.45x
Sebastian, FL 32958		U/W NOI Debt Yield:	9.8%

The table below shows comparable rental properties to the Whispering Palms MHC Property:

Rental Comparables Summary(1)

Property	Location	Year Built	# Units	Average Rent	Distance from Subject (miles)	Occ. %
Whispering Palms MHC	10305 U.S. Highway 1 Sebastian, FL	1967	569	$586	-	73.8%(2)
Ranchland	2055 82nd Avenue Vero Beach, FL	1970	107	$691	10.0	83.0%
Vero Beach Kamp	8850 U.S. 1 Sebastian, FL	1972	120	$880	2.0	70.0%
River Grove MHC	8440 U.S. Highway 1 Sebastian, FL	1982	179	$740	7.1	99.0%
Encore Sunshine Travel RV	9455 108th Avenue Vero Beach, FL	1980	291	$886	6.0	90.0%
Pelican Bay	8600 U.S 1 Micco, FL	1996	216	$767	6.9	98.0%
Pelican’s Landing	11330 S Indian River Drive #28 Sebastian, FL	1975	30	$1,256	1.5	84.0%
(1)	Source: Appraisal.
(2)	Based on the borrower rent roll dated August 1, 2024 and includes 3.9% vacancy for the 267 mobile homes sites and 22.3% vacancy for the RV sites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134

No. 12 – Topanga & Victory
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Wells Fargo Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD/Medical
	Original Principal Balance:	$23,950,000		Location:	Los Angeles, CA
	Cut-off Date Balance:	$23,950,000		Size:	165,377 SF
	% of Initial Pool Balance:	2.9%		Cut-off Date Balance Per SF:	$144.82
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$144.82
	Borrower Sponsor:	Linda Susan Toibb		Year Built/Renovated:	1964/NAP
	Guarantor:	Linda Susan Toibb and Linda Susan Toibb, As The Trustee Under HLTT		Title Vesting:	Fee
	Mortgage Rate:	6.4900%		Property Manager:	Toibb Enterprises, Inc. (borrower related)
	Note Date:	August 30, 2024		Current Occupancy (As of):	93.6% (10/1/2024)
	Seasoning:	1 month		YE 2023 Occupancy:	92.8%
	Maturity Date:	September 11, 2029		YE 2022 Occupancy:	94.3%
	IO Period:	60 months		YE 2021 Occupancy:	95.5%
	Loan Term (Original):	60 months		YE 2020 Occupancy:	96.1%
	Amortization Term (Original):	NAP		As-Is Appraised Value:	$41,610,000
	Loan Amortization Type:	Interest Only		As-Is Appraised Value Per SF:	$251.61
	Call Protection:	L(25),D(31),O(4)		As-Is Appraisal Valuation Date:	July 2, 2024

	Lockbox Type:	Springing/Springing Cash Management		Underwriting and Financial Information
	Additional Debt:	No		TTM NOI (6/30/2024):	$3,054,179
	Additional Debt Type (Balance):	NAP		YE 2023 NOI:	$3,077,695
				YE 2022 NOI:	$2,856,092
				YE 2021 NOI:	$2,838,270
				U/W Revenues:	$6,078,742
				U/W Expenses:	$2,732,660
Escrows and Reserves				U/W NOI:	$3,346,082
	Initial	Monthly	Cap	U/W NCF:	$3,100,631
Taxes	$205,846	$34,308	NAP	U/W DSCR based on NOI/NCF:	2.12x/1.97x
Insurance(1)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	14.0%/12.9%
Replacement Reserves	$0	$3,532	$127,152	Cut-off Date LTV Ratio:	57.6%
TI/LC	$450,000	$20,672	$450,000	LTV Ratio at Maturity:	57.6%

Sources and Uses
Sources			Uses
Original Mortgage Loan amount	$23,950,000	100.0%	Loan Payoff	$19,370,152	80.9%
			Upfront Reserves	655,846	2.7
			Closing Costs	289,596	1.2
			Return of Equity:	3,634,407	15.2

Total Sources	$23,950,000	100.0%	Total Uses	$23,950,000	100.0%
(1)	Borrower shall not be required to make the monthly insurance deposit, provided that (i) no event of default shall have occurred and be continuing, (ii) the Policies covering the property are part of a blanket or umbrella policy, (iii) borrower provides Lender evidence of renewal of such Policies pursuant to the loan agreement, and (iv) borrower provides lender paid receipts for the payment of the insurance premiums by no later than ten Business Days prior to the expiration dates of the policies.

The Mortgage Loan. The twelfth largest mortgage loan (the “Topanga & Victory Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $23,950,000 and secured by a first priority fee interest in a 165,377 square foot medical and office property located in Los Angeles, CA (the “Topanga & Victory Property”).

The Borrower and Borrower Sponsor. The borrower is Topanga & Victory Partners L.P., a special purpose, bankruptcy-remote entity and a California limited partnership. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Topanga & Victory Whole Loan.

The borrower sponsor of the Topanga & Victory Loan is Linda Susan Toibb and the non-recourse carveout guarantor is Linda Susan Toibb and Linda Susan Toibb, As The Trustee Under HLTT.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135

Office – CBD/Medical	Loan #12	Cut-off Date Balance:	$23,950,000
6355 Topanga Canyon Boulevard	Topanga & Victory	Cut-off Date LTV:	57.6%
Los Angeles, CA 91367		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	14.0%

Toibb Enterprises is a private equity fund that provides strategic and operating direction to numerous companies both privately and publicly held. Founded in 1990, Toibb Enterprises has owned, operated and/or developed more than three million square feet of commercial real estate including industrial, office, medical office and retail properties.

The Property. The Topanga & Victory Property is a 5-story, 165,377 square feet, multi-tenant class B office building located in Los Angeles, California. The property includes a 99,785 square foot north building (“Warner Financial Center”) with general office units and a 65,592 square foot south building (“Warner Medical Center”) with medical offices suites. Built in 1964, the property is located on a 4.98-acre site, total of 521 parking spaces resulting in a parking ratio of 3.15 spaces per 1,000 square feet. As of October 1, 2024, the Topanga & Victory Property was 93.6% occupied by 97 tenants.

Major Tenants.

Largest Tenant by UW Base Rent: Fidelity Brokerage Services. (7,450 square feet; 4.5% of net rentable area; 7.4% of underwritten base rent; 10/31/2031 lease expiration) – Fidelity Brokerage Services (“Fidelity Investment”) headquartered in Boston, Fidelity serves its customers through 216 Investor Centers in the U.S. and 14 regional sites across the globe. Fidelity’s global presence spans 11 countries across North America, Europe, Asia and Australia. Fidelity provides financial planning, advice, and educational resources to help investors. Fidelity Brokerage Services has been a tenant at Topanga & Victory since 2021. Fidelity Brokerage Services has no extension options remaining and no termination options.

2nd Largest Tenant by UW Base Rent: Fleming's/Woodland Hills. (7,040 square feet; 4.3% of net rentable area; 5.3% of underwritten base rent; 8/31/2034 lease expiration) – (“Fleming's/Woodland Hills”) Founded in Newport Beach, CA, Fleming’s now has over 65 locations across the country. Fleming’s serves a menu of prime steaks, and eclectic wines. Fleming's/Woodland Hills has been a tenant at Topanga & Victory since 2004. Fleming's/Woodland Hills has no extension options remaining and no termination options.

3rd Largest Tenant by UW Base Rent: RE/MAX One (XQB Management, fka Christopher Todd, Inc.) (7,225 square feet; 4.4% of net rentable area; 4.7% of underwritten base rent; 7/31/2027 lease expiration) – Real Estate Maximums (“RE/MAX One”), operates as a franchisor of real estate brokerage services in the United States, Canada, and internationally. It operates through Real Estate, Mortgage, and Marketing Funds segments. The company was founded in 1973 and is headquartered in Denver, Colorado. RE/MAX One has been tenant at Topanga & Victory since 2011. RE/MAX has no extension options remaining and no termination options.

The following table presents certain information relating to the tenancy at the Topanga & Victory Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date	Ext. Options	Term. Option (Y/N)
Major Tenants
Fidelity Brokerage Services	BBB/Baa2/BBB	7,450	4.5%	$57.00	$424,650	7.4%	10/31/2031	N	N
Fleming's/Woodland Hills	NR/NR/NR	7,040	4.3%	$43.16	$303,859	5.3%	8/31/2034	N	N
RE/MAX One	NR/B1/BB-	7,225	4.4%	$37.37	$270,007	4.7%	7/31/2027	N	N
Robert G. Hale, D.D.S.,	NR/NR/NR	3,846	2.3%	$44.63	$171,650	3.0%	1/31/2025	N	N
Allan Kurtz, M.O.	NR/NR/NR	3,269	2.0%	$40.68	$132,968	2.3%	3/31/2031	N	N
		28,830	17.4%	$45.20	$1,303,134	22.7%

Non-Major Tenants		126,023	76.2%	$35.29	$4,446,891	77.3%

Occupied Collateral Total		154,853	93.6%	$37.13	$5,750,026	100.0%

Vacant Space		10,524	6.4%

Collateral Total		165,377	100.0%

(1)	Based on the underwritten rent roll dated October 1, 2024.
(2)	Annual U/W Base Rent includes contractual rent steps through September 2025 totalling $125,496.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136

Office – CBD/Medical	Loan #12	Cut-off Date Balance:	$23,950,000
6355 Topanga Canyon Boulevard	Topanga & Victory	Cut-off Date LTV:	57.6%
Los Angeles, CA 91367		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	14.0%

The following table presents certain information relating to the lease rollover schedule at the Topanga & Victory Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM & 2024	5	8,267	5.0%	8,267	5.0%	$254,151	4.4%	$30.74
2025	14	20,349	12.3%	28,616	17.3%	$727,966	12.7%	$35.77
2026	23	30,194	18.3%	58,810	35.6%	$1,019,675	17.7%	$33.77
2027	22	38,217	23.1%	97,027	58.7%	$1,309,446	22.8%	$34.26
2028	8	13,423	8.1%	110,450	66.8%	$469,312	8.2%	$34.96
2029	15	17,855	10.8%	128,305	77.6%	$674,550	11.7%	$37.78
2030	4	7,282	4.4%	135,587	82.0%	$270,254	4.7%	$37.11
2031	3	10,719	6.5%	146,306	88.5%	$606,929	10.6%	$56.62
2032	2	1,507	0.9%	147,813	89.4%	$113,883	2.0%	$75.57
2033	0	0	0.0%	147,813	89.4%	$0	0.0%	$0.00
2034	1	7,040	4.3%	154,853	93.6%	$303,859	5.3%	$43.16
Thereafter	0	0	0.0%	154,853	93.6%	$0	0.0%	$0.00
Vacant	0	10,524	6.4%	165,377	100.0%	$0	0.0%	$0.00
Total/Weighted Average	97	165,377	100.0%			$5,750,026	100.0%	$37.13
(1)	Based on the underwritten rent roll dated October 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Annual U/W Base Rent includes contractual rent steps through September 2025 totalling $125,496.
(4)	Annual U/W Base Rent and Annual U/W Base Rent PSF does not include vacant space.

The following table presents historical occupancy percentages at the Topanga & Victory Property:

Historical Occupancy

12/31/2020	12/31/20221	12/31/2022	12/31/2023	Current(1)
96.1%	95.5%	94.3%	92.8%	93.6%
(1)	Current occupancy is based on the underwritten rent roll dated as of October 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137

Office – CBD/Medical	Loan #12	Cut-off Date Balance:	$23,950,000
6355 Topanga Canyon Boulevard	Topanga & Victory	Cut-off Date LTV:	57.6%
Los Angeles, CA 91367		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	14.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Topanga & Victory Property:

Cash Flow Analysis

	2021	2022	2023	TTM 06/30/2024	U/W	%(1)	U/W $ per SF
Base Rent	$5,003,661	$5,231,597	$5,293,472	$5,325,570	$5,447,012(2)	81.5%	$32.94
Grossed Up Vacant Space	0	0	0	0	605,224	9.1%	3.66
Gross Potential Rent	$5,003,661	$5,231,597	$5,293,472	$5,325,570	$6,052,236	90.5%	$36.60
Other Income	8,253	16,771	11,060	15,561	15,561	0.2	0.09
Parking/Garage/Other	377,579	426,175	452,256	458,811	452,275	6.8	2.73
Total Reimbursements	198,432	210,662	206,315	219,344	181,787	3.0	1.10
Free Rent Adjustment	0	0	0	0	(17,893)	(0.3)	(0.11)
Net Rental Income	$5,587,925	$5,885,205	$5,963,102	$6,019,286	$6,683,966	100.0%	$40.42
(Vacancy & Credit Loss)	0	0	0	0	(605,224)	(10.0)	(3.66)
Effective Gross Income	$5,587,925	$5,885,205	$5,963,102	$6,019,286	$6,078,742	90.9%	$36.76
Real Estate Taxes	371,009	371,849	383,281	392,087	392,087	6.5	2.37
Insurance	124,022	113,881	136,253	140,313	83,914	1.4	0.51
Management Fee	259,179	273,966	269,477	282,605	264,897	4.4	1.60
Other Operating Expense	1,995,446	2,269,418	2,096,396	2,150,102	1,991,762	32.8	12.04
Total Operating Expenses	$2,749,656	$3,029,113	$2,885,407	$2,965,107	$2,732,660	45.0%	$16.52

Net Operating Income	$2,838,270	$2,856,092	$3,077,695	$3,054,179	$3,346,082	55.0%	$20.23
Replacement Reserves	0	0	0	0	42,385	0.7	0.26
TI/LC	0	0	0	0	203,066	3.3	1.23
Net Cash Flow	$2,838,270	$2,856,092	$3,077,695	$3,054,179	$3,100,631	51.0%	$18.75

NOI DSCR	1.80x	1.81x	1.95x	1.94x	2.12x
NCF DSCR	1.80x	1.81x	1.95x	1.94x	1.97x
NOI Debt Yield	11.9%	11.9%	12.9%	12.8%	14.0%
NCF Debt Yield	11.9%	11.9%	12.9%	12.8%	12.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Base Rent includes contractual rent steps through September 2025 totalling $125,496.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the Topanga & Victory Property of $41,610,000 as of July 2, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 22, 2024, there was no evidence of any recognized environmental conditions at the Topanga & Victory Property.

Market Overview and Competition. The Topanga & Victory Property is located in Los Angeles, California, approximately 27.4 miles northwest of the Los Angeles international Airport. The property is at the intersection of Topanga Canyon Boulevard and Victory Boulevard. According to the appraisal, the estimated 2024 population within a one, three and five-mile radius was approximately 35,537, 207,173 and 388,976, respectively and the estimated 2024 average household income within the same radii was approximately $122,414, $142,404, and $142,320 respectively.

According to the appraisal, the Topanga & Victory Property is situated in the Woodland Hills / Warner Center submarket within the City of Los Angeles office market. As of the second quarter of 2024, the submarket reported a total inventory of approximately 9.9 million square feet with a 21.6% vacancy rate and an average asking rent of $27.98 per square foot, full service. The appraiser identified five office space comparable buildings located within Los Angeles with rents ranging from $23.88 to $28.80 per square foot, full service. The appraiser also identified four Medical Office space comparable buildings located within Los Angeles with rents ranging from $30.00 to $36.00 per square foot, full service and $24.00 to $39.00, modified gross. The appraiser concluded a market rent for the Topanga & Victory Property of $28.00 to $50.00 per square foot, full service and NNN.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

138

Office – CBD/Medical	Loan #12	Cut-off Date Balance:	$23,950,000
6355 Topanga Canyon Boulevard	Topanga & Victory	Cut-off Date LTV:	57.6%
Los Angeles, CA 91367		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	14.0%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Topanga & Victory Property:

Market Rent Summary(1)

	Office Space	Medical Office Space	Restaurant Space	Prime Office Space	Retail Space
Market Rent (PSF)	$28.00	$38.00	$50.00	$36.00	$30.00
Lease Term (Years)	3	5	10	10	5
Lease Type	FSG	FSG	NNN	FSG	NNN
Rent Increase Projection	3.0%/Year	3.0%/Year	3.0%/Year	3.0%/Year	3.0%/Year
TI (New/Renewal)	$15.00 / $5.00	$25.00 / $5.00	$25.00 / $5.00	$15.00 / $5.00	$15.00 / $5.00
LC (New/Renewal)	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%	6.0% / 3.0%
Free Rent (New/Renewal)	NAV	NAV	NAV	NAV	NAV
(1)	Information obtained from the appraisal.

The table below presents certain information relating to comparable sales pertaining to the Topanga & Victory Property identified by the appraiser:

Comparable Sales(1)

Property Name	Location	Year Built/Renovated	Rentable Area (SF)	Sale Date	Sale Price	Sale Price (PSF)
Q2 Solutions, 27027 Tourney Road	Santa Clarita, CA	2003/NAP	223,894	Dec-23	$67,000,000	$299
Encino Executive Tower, 16633 Ventura Boulevard	Los Angeles (Encino), CA	1970/2016	177,187	Jun-23	$39,226,500	$221
26541 Agoura Road, 26541 Agoura Road	Calabasas, CA	1988/NAP	89,864	Mar-23	$18,250,000	$203
Warner Center Corporate Park-Building F6, 21041 Warner Center Lane	Woodland Hills, CA	1982/NAP	61,600	Jan-23	$20,800,000	$338
(1)	Information obtained from the appraisal.

The following table presents certain information relating to the appraiser’s market rent conclusions for the Topanga & Victory Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Topanga & Victory, Los Angeles, CA	1964/NAP	165,377(2)
Prime Warner Center, Canoga Park, CA	1988/NAP	78,876	Confidential	2,230	Jul-24	3.0 Yrs.	$24.60	Full Service
5855 Topanga Canyon Boulevard, Woodland Hills, CA	1981/NAP	50,019	Confidential	3,254	Jun-24	NAV	$28.80	Full Service
Westhills Plaza, Woodland Hills, CA	1987/NAP	85,974	Confidential	1,717	Jun-24	3.0 Yrs.	$24.00	Full Service
Woodland Plaza, Woodland Hills, CA	1972/1991	54,105	Confidential	2,622	May-24	1.0 Yrs.	$23.88	Full Service
Warner Gateway, Woodland Hills, CA	1978/2001	104,244	Confidential	789	Mar-24	1.0 Yrs.	$24.00	Full Service
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

139

Office – CBD/Medical	Loan #12	Cut-off Date Balance:	$23,950,000
6355 Topanga Canyon Boulevard	Topanga & Victory	Cut-off Date LTV:	57.6%
Los Angeles, CA 91367		U/W NCF DSCR:	1.97x
		U/W NOI Debt Yield:	14.0%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Topanga & Victory Property:

Comparable Office Medical Leases(1)

Property Name/Location	Year Built/ Renovated	Total GLA (SF)	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term	Annual Base Rent PSF	Lease Type
Topanga & Victory, Los Angeles, CA	1964/NAP	165,377(2)
Woodcourt Building 1, Woodland Hills, CA	1980/2013	42,082	Confidential	2,235	Aug-24	7.0 Yrs.	$36.00	Full Service
FMS Plaza, Reseda, CA	1983/NAP	20,298	Confidential	1,738	Jul-24	2.0 Yrs.	$24.00	Modified Gross
West Valley Medical Plaza, Reseda, CA	1962/2018	63,464	Confidential	415	Jul-24	NAV	$30.00	Full Service
18344 Clark Street, Tarzana, CA	1976/NAP	39,249	Confidential	1,400	Jun-24	3.0 Yrs.	$39.00	Modified Gross
(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

140

No. 13 – Lake Air Shopping Center
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail - Shadow Anchored
	Original Principal Balance:	$21,600,000		Location:	Waco, TX
	Cut-off Date Balance:	$21,600,000		Size:	210,887 SF
	% of Initial Pool Balance:	2.6%		Cut-off Date Balance Per SF:	$102.42
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$102.42
	Borrower Sponsor:	Property Commerce Dividend Fund, LP		Year Built/Renovated:	2001-2006/NAP
	Guarantors:	Property Commerce Dividend Fund,		Title Vesting:	Fee
		LP, Stanley Jay Williams, Jr.		Property Manager:	Property Commerce
		and Kevin Robins			Management Company
	Mortgage Rate:	6.5800%			(borrower-related)
	Note Date:	September 4, 2024		Current Occupancy (As of):	94.5% (8/1/2024)
	Seasoning:	0 months		TTM 7/31/2024 Occupancy:	93.0%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	79.0%
	IO Period:	60 months		As-Is Appraised Value:	$32,500,000
	Loan Term (Original):	60 months		As-Is Appraised Value Per SF:	$154.11
	Amortization Term (Original):	NAP		As-Is Appraisal Valuation Date:	July 8, 2024
	Loan Amortization Type:	Interest Only
	Call Protection:	L(24),D(29),O(7)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt:	No		Underwriting and Financial Information
	Additional Debt Type (Balance):	NAP		TTM 6/30/2024 NOI:	$1,885,344 (6/30/2024 TTM)
				YE 2023 NOI:	$1,911,285 (12/31/2023)
				YE 2022 NOI:	$1,628,488 (12/31/2022)
				U/W Revenues:	$3,721,860
				U/W Expenses:	$1,219,833
				U/W NOI:	$2,502,027
Escrows and Reserves				U/W NCF:	$2,264,305
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	1.74x / 1.57x
RE Taxes	$350,910	$38,990	N/A	U/W Debt Yield based on NOI/NCF(1):	11.6% / 10.5%
Insurance(1)	$0	Springing	N/A	U/W Debt Yield at Maturity based on NOI/NCF(1):	11.6% / 10.5%
Replacement Reserve	$0	$5,975	N/A	Cut-off Date LTV Ratio(1):	66.5%
TI/LC Reserve	$500,000	$20,210	$500,000
Gap Rent	$112,731	$0	N/A
Outstanding Leasing Costs	$983,651	$0	N/A	LTV Ratio at Maturity(1):	66.5%
Deferred Maintenance Reserve	$59,375	$0	N/A

Sources and Uses
Sources			Uses
Loan Amount	$21,600,000	100.0%	Loan Payoff	$15,922,027	73.7%
			Return of Equity	3,266,769	15.1
			Reserves	2,006,667	9.3
			Closing Costs	404,537	1.9
Total Sources	$21,600,000	100.0%	Total Uses	$21,600,000	100.0%
(1)	Monthly insurance reserve deposits of 1/12th of the insurance premiums are waived so long as (i) there is no event of default, (ii) the borrower maintains a blanket policy acceptable to the lender, (iii) the borrower provides to the lender evidence of renewal of such policy, and (iv) the borrower provides the lender paid receipts for the payment of the insurance premiums by no later than 10 days prior to the expiration dates of the policy.

The Mortgage Loan. The thirteenth largest mortgage loan (the “Lake Air Shopping Center Mortgage Loan”) is evidenced by a promissory note in the original principal amount of $21,600,000 and secured by a first priority fee mortgage encumbering a 210,887 SF shadow anchored retail property in Waco, Texas (the “Lake Air Shopping Center Property”).

The Borrower and the Borrower Sponsor. The borrower for the Lake Air Shopping Center Mortgage Loan is PCDF Lake Air, LLC, a single-purpose Texas limited liability company with no independent directors in its organizational structure. The non-recourse carveout guarantors are Property Commerce Dividend Fund, LP, Stanley Jay Williams, Jr. and Kevin Robins and the borrower sponsor is Property Commerce Dividend Fund, LP, a Houston, Texas-based real estate private equity firm, with acquisition, development, and asset

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

141

Retail – Shadow Anchored	Loan #13	Cut-off Date Balance:	$21,600,000
5201 and 5301 Bosque Boulevard	Lake Air Shopping Center	Cut-off Date LTV:	66.5%
Waco, TX 76710		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.6%

management models operating throughout the southern United States. The borrower sponsor is jointly run by Stanley Jay Williams, Jr. and Kevin Robins. The borrower sponsor is an affiliate fund of Property Commerce, which has been a Houston-based developer and operator of real estate since 1976. Stanley Jay Williams, Jr. has been the owner and president of Property Commerce since 1989.

Pursuant to the terms of the Lake Air Shopping Center Mortgage Loan, the lender is only permitted to collect from the two individual guarantors on any judgements in connection with the recourse obligations if Property Commerce Dividend Fund, LP fails to satisfy its obligations as a guarantor.

The Property. The Lake Air Shopping Center Property is comprised of a single-story 210,887 SF shadow anchored retail property on an approximately 21.2-acre site in Waco, Texas that includes 1,101 parking spaces (5.2 parking spaces per 1,000 SF). As of August 1, 2024, the Lake Air Shopping Center Property is 94.5% leased to 39 tenants. The Lake Air Shopping Center Property is shadow anchored by corporate-owned Target and H-E-B stores, with the largest tenant being the City of Waco Hoover Branch Library, with other major tenants including Five Below, Dollar Tree, Starbucks, Daiso, and Rodeo Dental. The City of Waco Hoover Branch Library has prepaid its rent until 2033 and has been underwritten as such. Excluding the anchor, no other tenant at the Lake Air Shopping Center Property individually accounts for more than 6.3% of the net rentable area or 7.4% of the underwritten rent.

Major Tenants.

Rodeo Dental Texas, LLC (6,800 SF, 3.2% of net rentable area, 7.4% of underwritten rent). Rodeo Dental Texas is a Texas based dental and orthodontics practice that provides family dentistry, pediatric dentistry, orthodontics, oral surgery, endodontics, and implants. The company has locations in Arizona, Texas, and Colorado. Rodeo Dental Texas has been operating its store at the Lake Air Shopping Center Property since 2022, has a lease expiration date of January 31, 2032, and has one, 5-year renewal option remaining.

Five Below (10,471 SF, 5.0% of net rentable area, 6.2% of underwritten rent). Five Below, Inc. is an American chain of specialty discount stores that prices most of its products at $5 or less, plus a smaller assortment of products priced beyond $5. The company was founded in 2002 and operates more than 1,700 stores across 43 states. Five Below has the one-time option to terminate its lease upon 30 days’ notice, with the termination date being no earlier than 180 days after the date of notice and no later than 210 days after the date of notice if gross sales are less than $1.7 million for the 5th lease year (February 9, 2028 to February 8, 2029). Five Below will be required to pay a one-time termination fee of $159,000. Five Below has been operating its store at the Lake Air Shopping Center Property since February 2024, has a lease expiration date of February 28, 2034, and has three, 5-year renewal options remaining.

The following table presents certain information relating to the major tenants at the Lake Air Shopping Center Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Major Tenants
City of Waco Hoover Library	NR/NR/NR	32,294	15.3%	$0	0.0%	$0.00	8/31/2050	None	N
Octapharma Plasma, Inc.	NR/NR/NR	13,228	6.3%	$145,508	4.9%	$11.00	12/31/2031	2 x 5 year	N
Melrose	NR/NR/NR	11,580	5.5%	$108,000	3.7%	$9.33	12/31/2026	1 x 5 year	N
Dollar Tree Stores, Inc.	NR/Baa2/BBB	11,450	5.4%	$142,553	4.8%	$12.45	1/31/2027	1 x 5 year	N
Dogtopia	NR/NR/NR	11,395	5.4%	$94,578	3.2%	$8.30	12/31/2033	2 x 5 year	N
Daiso USA, LLC	NR/NR/NR	10,689	5.1%	$175,620	6.0%	$16.43	11/30/2034	4 x 5 year	N
Five Below	NR/NR/NR	10,471	5.0%	$183,243	6.2%	$17.50	2/28/2034	3 x 5 year	Y
Aaron Rents	NR/NR/NR	9,978	4.7%	$142,187	4.8%	$14.25	8/31/2026	None	N
RDI Corporation	NR/NR/NR	9,000	4.3%	$119,070	4.0%	$13.23	4/30/2027	1 x 5 year	N
Twin Liquors, LP	NR/NR/NR	9,260	4.4%	$156,580	5.3%	$16.91	3/31/2026	1 x 5 year	N
Rodeo Dental Texas, LLC	NR/NR/NR	6,800	3.2%	$217,600	7.4%	$32.00	1/31/2032	1 x 5 year	N
Subtotal/Wtd. Avg.		136,145	64.6%	$1,484,938	50.4%	$10.91

Other Tenants(9)		63,044	29.9%	$1,461,934	49.6%	$23.19
Occupied Subtotal/Wtd. Avg.		199,189	94.5%	$2,946,873	100.0%	$14.79

Vacant Space		11,698	5.5%
Total/Wtd. Avg.		210,887	100.0%

(1)	Information is based on the underwritten rent roll dated August 1, 2024.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

142

Retail – Shadow Anchored	Loan #13	Cut-off Date Balance:	$21,600,000
5201 and 5301 Bosque Boulevard	Lake Air Shopping Center	Cut-off Date LTV:	66.5%
Waco, TX 76710		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.6%
(3)	Five Below has the one-time option to terminate its lease subject to 30 days’ notice, with the termination date being no earlier than 180 days after the date of notice and no later than 210 days after the date of notice, if gross sales are less than $1.7 million for the 5th lease year (February 9, 2028 to February 9, 2029). Five Below will be required to pay a one-time termination fee of $159,000.

The following table presents certain information relating to the lease rollover schedule at the Lake Air Shopping Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	4	3,826	1.8%	3,826	1.8%	$123,952	4.2%	$32.40
2026	9	51,740	24.5%	55,566	26.3%	$778,540	26.4%	$15.05
2027	7	31,466	14.9%	87,032	41.3%	$514,268	17.5%	$16.34
2028	3	7,557	3.6%	94,589	44.9%	$186,291	6.3%	$24.65
2029	4	6,358	3.0%	100,947	47.9%	$170,472	5.8%	$26.81
2030	0	0	0.0%	100947	47.9%	$0	0.0%	$0.00
2031	4	22,253	10.6%	123,200	58.4%	$378,298	12.8%	$17.00
2032	1	6,800	3.2%	130,000	61.6%	$217,600	7.4%	$32.00
2033	4	15,735	7.5%	145,735	69.1%	$218,589	7.4%	$13.89
2034	2	21,160	10.0%	166,895	79.1%	$358,863	12.2%	$16.96
2035 & Thereafter	1	32,294	15.3%	199,189	94.5%	$0	0.0%	$0.00
Vacant	0	11,698	5.5%	210,887	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	39	210,887	100.0%			$2,946,873	100.0%	$14.79
(1)	Information is based on the underwritten rent roll dated August 1, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the Lease Rollover Schedule.
(3)	Total/Wtd. Avg. UW Rent PSF Rolling excludes vacant space.

The following table presents historical occupancy percentages at the Lake Air Property:

Historical Occupancy

12/31/2021	12/31/2022	12/31/2023	6/30/2024(1)
73.0%	79.0%	93.0%	94.5%
(1)	Based on the underwritten rent roll dated August 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

143

Retail – Shadow Anchored	Loan #13	Cut-off Date Balance:	$21,600,000
5201 and 5301 Bosque Boulevard	Lake Air Shopping Center	Cut-off Date LTV:	66.5%
Waco, TX 76710		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.6%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating results and underwritten net cash flow at the Lake Air Shopping Center Property:

Cash Flow Analysis

	2021	2022	2023	6/30/2023 TTM	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$1,732,861	$2,085,505	$2,411,892	$2,470,099	$3,189,033	85.7%	$15.12
Reimbursements	$615,370	$837,070	$796,600	$817,147	$835,826	22.5%	$3.96
Other Income	$3,191	$3,180	$3,355	$2,690	$3,191	0.1%	$0.02
(Vacancy / Credit Loss)	$0	$0	$0	$0	($306,190)	-9.6%	($1.45)
Effective Gross Income	$2,351,422	$2,925,755	$3,211,847	$3,289,936	$3,721,860	100.0%	$17.65

Real Estate Taxes	$605,106	$582,042	$553,796	$611,918	$454,305	12.2%	$2.15
Insurance	$93,523	$79,555	$122,722	$154,680	$165,238	4.4%	$0.78
Other Operating Expenses	$606,809	$635,670	$624,044	$637,994	$600,289	16.1%	$2.85
Total Operating Expenses	$1,305,438	$1,297,267	$1,300,562	$1,404,592	$1,219,832	32.8%	$5.78
						0.0%
Net Operating Income	$1,045,984	$1,628,488	$1,911,285	$1,885,344	$2,502,027	67.2%	$11.86
Replacement Reserves	$0	$0	$0	$0	$71,702	1.9%	$0.34
TI/LC	$0	$0	$0	$0	$166,020	4.5%	$0.79
Net Cash Flow	$1,045,984	$1,628,488	$1,911,285	$1,885,344	$2,264,305	60.8%	$10.74

NOI DSCR	0.73x	1.13x	1.33x	1.31x	1.74x
NCF DSCR	0.73x	1.13x	1.33x	1.31x	1.57x
NOI Debt Yield	4.8%	7.5%	8.8%	8.7%	11.6%
NCF Debt Yield	4.8%	7.5%	8.8%	8.7%	10.5%

(1)	Represents (i) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	UW Gross Potential Rent is based on the underwritten rent roll dated August 1, 2024 and includes rent steps underwritten through September 2025 totalling $14,123.
(3)	The increase in Gross Potential Rent and Net Operating Income from 6/30/2024 TTM to UW is primarily due to the newly executed leases signed by Five Below, Daiso USA, LLC, and Action Behaviour Centers, for annual underwritten rent of $183,243, $175,620, and $170,594, respectively.

Appraisal. The appraisal concluded to an “as-is” value for the Lake Air Shopping Center Property of $32,500,000 as of July 8, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 12, 2024, there was no evidence of any recognized environmental conditions at the Lake Air Shopping Center Property.

Market Overview and Competition. The Lake Air Shopping Center Property is located in Waco, Texas, within the Waco retail market. Primary access to the area is provided by Lake Air Drive and North Valley Mills Drive, major arterials that cross the Waco metropolitan area. Public transportation is provided by VIA Metropolitan Transit and provides access within the Waco metropolitan area. Waco has three industrial parks with additional development potential. Texas Central Park is comprised of 2,000 acres, located at the intersection of Interstate 35, Texas Highway 6, and US Highway 84. It is home to 75 companies with more than 8,600 employees and more than 10 million square feet. Waco's’ primary employment infrastructure consists of the education and healthcare industries, professional and, government industries. Major employers include Baylor University and Providence Healthcare Network. According to the appraisal, as of the second quarter of 2024, the vacancy rate in the Waco retail market was approximately 4.6% with average asking rents of $14.86 PSF and inventory of approximately 16.5 million SF. According to the appraisal, the 2024 population within a one-, three- and five-mile radius of the Lake Air Shopping Center Property was 12,127, 61,182, and 131,485, respectively. The 2024 average household income within the same one-, three- and five-mile radius was $75,992, $80,901, and $77,915, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

144

Retail – Shadow Anchored	Loan #13	Cut-off Date Balance:	$21,600,000
5201 and 5301 Bosque Boulevard	Lake Air Shopping Center	Cut-off Date LTV:	66.5%
Waco, TX 76710		UW NCF DSCR:	1.57x
		UW NOI Debt Yield:	11.6%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Lake Air Shopping Center Property:

Market Rent Summary

	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
Premium Visibility Space:	$30.00	None	84	NNN	$25.00 / $5.00	6.0% / 6.0%
Typical Visibility Space:	$18.00	None	60	NNN	$15.00 / $5.00	6.0% / 6.0%
Jr. Anchor Space:	$14.00	10%/5 Years	120	NNN	$10.00 / $3.00	6.0% / 6.0%
Anchor Space:	$6.00	10%/5 Years	120	NNN	$5.00 / $1.00	6.0% / 6.0%

Source: Appraisal.

The following table presents recent in line space leasing data at comparable retail properties with respect to the Lake Air Shopping Center Property:

Comparable Leases Summary

Property/Location	Year Built	SF	Tenant Name	Tenant Size (SF)	Lease Date	Rent PSF	Lease Type
Lake Air Shopping Center Property (subject)(1) 5201 and 5301 Bosque Boulevard Waco, TX	2001-2006	210,887	Five Below Rodeo Dental Texas, LLC	10,471 6,800	Feb. 2024 Feb. 2022	$17.50 $32.00	NNN NNN
1107 North Valley Mills Drive 1107 North Valley Mills Drive Waco, TX	2015	7,242	Nail Bar	3,060	Jan. 2024	$28.00	NNN
1100 Lowes Boulevard 1100 Lowes Boulevard Killen, TX	2010	10,375	Relaxing House	1,200	August 2023	$30.00	NNN
Killeen Mall Retail Center 2102 South W.S. Young Drive Waco, TX	1988	19,960	State Farm	1,696	July 2023	$25.00	NNN
901-903 N IH-35, Waco 901-903 North Interstate 35 Waco, TX	2004	9,894	Chopstix	1,200	Feb. 2023	$25.00	NNN
5401 Crosslake Pkwy 5401 Crosslake Pkwy Waco, TX	2021	11,000	Fish City Grill	1,300	Jan. 2023	$29.50	NNN
1411 North Valley Mills Drive 1411 North Valley Mills Drive Waco, TX	1985	36,439	Express ER	8,000	July 2024	$14.00	NNN
Waco Strip Center 505-591 Westview Vlg Waco, TX	1957	149,958	Pep Boys	11,372	Dec. 2023	$11.00	NNN
Waco Square 408 North Valley Mills Waco, TX	1986	64,407	Planet Fitness	29,737	Oct. 2024	$13.00	Net
Fairgate 3900 - 4014 Bosque Boulevard Waco, TX	1957	117,093	Hidden Treasure	15,600	March 2024	$6.00	NNN
Waco Commons 300 North Valley Mills Drive Waco, TX	1986	131,000	Canales Furniture	35,000	Nov. 2023	$7.25	NNN

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated August 1, 2024.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

145

No. 14 – 175 Remsen Street
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	JPMorgan Chase Bank, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/NR		Property Type – Subtype(3):	Office – CBD
	Original Principal Balance(1):	$20,000,000		Location:	Brooklyn, NY
	Cut-off Date Balance(1):	$20,000,000		Size:	130,404 SF
	% of Initial Pool Balance:	2.4%		Cut-off Date Balance Per SF:	$230.05
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$230.05
	Borrower Sponsor:	The Treeline Companies		Year Built/Renovated:	1962/2009
	Guarantors:	C. Glenn Schor, David Karmi and IMRAK, LLC		Title Vesting:	Fee
	Mortgage Rate:	7.2500%		Property Manager:	TL Asset Management Corp. (borrower-related)
	Note Date:	September 10, 2024		Current Occupancy (As of):	97.2% (7/31/2024)
	Seasoning:	0 months		YE 2023 Occupancy:	97.2%
	Maturity Date:	October 1, 2029		YE 2022 Occupancy:	97.2%
	IO Period:	60 months		YE 2021 Occupancy:	97.2%
	Loan Term (Original):	60 months		Appraised Value:	$54,000,000
	Amortization Term (Original):	NAP		Appraised Value Per SF:	$414.10
	Loan Amortization Type:	Interest Only		Appraisal Valuation Date:	July 22, 2024
	Call Protection(2):	L(24),D(32),O(4)
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information
	Additional Debt(1):	Yes		TTM 6/30/2024 NOI:	$3,861,718
	Additional Debt Type (Balance) (1):	Pari Passu ($10,000,000)		YE 2023 NOI:	$3,718,077
				YE 2022 NOI:	$3,535,086
				YE 2021 NOI:	$3,369,321
				U/W Revenues:	$6,862,594
				U/W Expenses:	$3,136,403
Escrows and Reserves				U/W NOI:	$3,726,191
	Initial	Monthly	Cap	U/W NCF:	$3,487,552
Taxes:	$428,807	$106,025	NAP	U/W DSCR based on NOI/NCF(1):	1.69x/1.58x
Insurance:	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	12.4%/11.6%
Replacement Reserve:	$3,586	$3,586	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	12.4%/11.6%
TI/LC Reserve:	$1,000,000	$16,301	$1,500,000	Cut-off Date LTV Ratio(1):	55.6%
Required Repair Reserve:	$14,505	$0	NAP	LTV Ratio at Maturity(1):	55.6%

Sources and Uses
Sources			Uses
Original Loan Amount	$30,000,000	82.1%	Loan Payoff	$34,630,403	94.8%
Cash Equity Contribution	6,537,625	17.9	Reserves	1,446,898	4.0
			Closing Costs	460,323	1.3
Total Sources	$36,537,625	100.0%	Total Uses	$36,537,625	100.0%
(1)	The 175 Remsen Street Mortgage Loan (as defined below) is part of the 175 Remsen Street Whole Loan (as defined below), which is evidenced by two pari passu promissory notes with an aggregate principal balance as of the Cut-off Date of $30,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity presented above are based on the 175 Remsen Street Whole Loan.
(2)	Defeasance of the 175 Remsen Whole Loan is permitted at any time after the date that is two years after the closing date of the securitization that includes the last note to be securitized. The assumed defeasance lockout period of 24 payments is based on the anticipated closing date of the BANK5 2024-5YR10 securitization trust in October 2024. The actual defeasance lockout period may be longer.
(3)	The 175 Remsen Street Property (as defined below) is comprised of 123,654 square feet of office space and 6,750 square feet of retail space. Additionally, office tenancy largely skews toward medical office tenants. See “The Property” below for further discussion.

The Mortgage Loan. The fourteenth largest mortgage loan (the “175 Remsen Street Mortgage Loan”) is part of a whole loan evidenced by two pari passu promissory notes with an aggregate outstanding principal balance as of the Cut-Off Date of $30,000,000 (the “175 Remsen Street Whole Loan”). The 175 Remsen Street Whole Loan is secured by a first priority fee mortgage encumbering a 130,404 SF office property located in Brooklyn, NY (the “175 Remsen Street Property”).

The 175 Remsen Street Mortgage Loan is evidenced by the controlling Note A-1 with an original principal amount of $20,000,000. The remaining, non-controlling promissory note comprising the 175 Remsen Street Whole Loan is summarized in the below table. The 175 Remsen Street Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR10 securitization

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

146

Office – CBD	Loan #14	Cut-off Date Balance:	$80,000,000
175 Remsen Street	175 Remsen	Cut-off Date LTV:	17.5%
Brooklyn, NY 11201		UW NCF DSCR:	3.92x
		UW NOI Debt Yield:	24.2%

trust. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans,” and “Pooling and Servicing Agreement” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$20,000,000	$20,000,000	BANK5 2024-5YR10	Yes
A-2(1)	$10,000,000	$10,000,000	JPMCB	No
Total	$30,000,000	$30,000,000
(1) Expected	to be contributed to one or more future securitization trusts.

The Borrowers and the Borrower Sponsor. The borrowing entities for the 175 Remsen Street Mortgage Loan are 175 Remsen Owner TIC 1 LLC, 175 Remsen Owner TIC 2 LLC, 175 Remsen Owner TIC 3 LLC, 175 Remsen Owner TIC 4 LLC and 175 Remsen Owner TIC 5 LLC, each a Delaware limited liability company and single purpose entity with one independent director. The borrower sponsor is The Treeline Companies.

Founded in 1985 by Frances Schor and C. Glenn Schor, The Treeline Companies is a vertically integrated real estate development, investment and management company specializing in creative and innovative approaches to acquisitions, management, development and leasing with offices located in Garden City, NY and Charlotte, NC. Since 1985, The Treeline Companies has invested in all five NYC boroughs and currently owns more than 2.0 million SF of office space in the New York Metropolitan area. Most notable, The Treeline Companies owns and operates the Garden City Plaza, a 582,400 SF, four-building office plaza located in Garden City, NY.

The Property. The 175 Remsen Street Property is a 12-story, Class “B” office building totaling 130,404 SF located in Brooklyn, NY leased to a diverse roster of 13 tenants. The 175 Remsen Street Property is situated on a 0.24-acre site, was originally constructed in 1962 and subsequently renovated in 2009. From 2020 through 2024, the borrower sponsor invested approximately $1.9 million in capital improvements which included upgrading the lobby area, sidewalk and exterior repairs and elevator modernization, among other capital improvements. Since April 2019, the average occupancy at the 175 Remsen Street Property was 97.2%. As of July 31, 2024, the 175 Remsen Street Property was 97.2% leased to 13 tenants, primarily consisting of not-for-profit social service organizations and medical offices. Given the concentration of medical office tenants, daily foot traffic is significant with many tenants servicing customers or patients on site.

The tenant roster has demonstrated long term commitment to the 175 Remsen Street Property as demonstrated via a weighted average tenure of 18.5 years, as well as a remaining weighted average lease term of 5.3 years. With the exception of the largest tenant, The Osborne Association (16.6% of net rentable area, 17.2% of underwritten rent), and the second largest tenant, EAC, Network (10.3% of net rentable area, 10.5% of underwritten rent), no individual office tenant at the 175 Remsen Street Property comprises over 8.7% of net rentable area or 9.1% of underwritten rent. In addition to traditional office space, the 175 Remsen Street Property features 6,750 square feet of ground flood retail space (7.7% of underwritten rent). As of July 31, 2024, the weighted average office rent per square foot at the 175 Remsen Street Property was $50.01 (which, according to a third party market data provider, is approximately 3.1% lower than gross asking rents in the Downtown Brooklyn Office Submarket (as defined below). Net Cash Flow at the 175 Remsen Street Property has continued to grow annually since 2021 primarily driven by increases in base due to rent steps on existing leases outpacing increases in expenses.

Major Tenants.

The Osborne Association, Inc. (21,612 square feet, 16.6% of net rentable area, 17.2% of underwritten rent). Founded in 1933, The Osborne Association, Inc. (“The Osborne Association”) serves individuals, families and communities affected by the criminal justice system by offering programs focused on topics including, but not exclusively, health and wellness, housing support, employment, education and alternatives to incarceration. The Osborne Association served over 10,000 participants annually across New York according to 2020 enrollment statistics. The Osborne Association has been a tenant at the 175 Remsen Street Property since 1998, a lease expiration date in July 2031 and no renewal or termination options.

EAC, Inc. (13,383 square feet, 10.3% of net rentable area, 10.5% of underwritten rent). EAC, Inc. (“EAC Network”) is a not-for-profit social service agency founded in 1969 which works to empower, assist and care for over 65,000 people in need through 100 programs across Long Island and New York City focused on providing services that benefit children, families and seniors. EAC Network has been a tenant at the 175 Remsen Street Property since 2007, a lease expiration date in December 2027 and no renewal or termination options.

Bridge Back to Life Center, Inc. (11,392 square feet, 8.7% of net rentable area, 9.1% of underwritten rent). Bridge Back to Life Center, Inc. (“Bridge Back to Life Center”) is a network of outpatient chemical dependency treatment centers staffed by professional therapists and counselors in the New York City metropolitan area. Founded in 1988, Bridge Back to Life Center provides treatment to individuals suffering from the effects on an active addition as well as offers education and support for their families and significant others. Bridge Back to Life Center has been a tenant at the 175 Remsen Street Property since 1998, a lease expiration date in January 2030 and no renewal or termination options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

147

Office – CBD	Loan #14	Cut-off Date Balance:	$80,000,000
175 Remsen Street	175 Remsen	Cut-off Date LTV:	17.5%
Brooklyn, NY 11201		UW NCF DSCR:	3.92x
		UW NOI Debt Yield:	24.2%

The following table presents certain information relating to the tenancy at the 175 Remsen Street Property:

Major Tenants(1)

Tenant Name	Credit Rating (Moody’s/ Fitch/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Gross Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
The Osborne Association	NR/NR/NR	21,612	16.6%	$51.67	$1,116,603	17.2%	7/31/2031	None	N
EAC Network	NR/NR/NR	13,383	10.3%	$51.10	$683,885	10.5%	12/31/2027	None	N
Bridge Back To Life Center	NR/NR/NR	11,392	8.7%	$51.83	$590,491	9.1%	1/14/2030	None	N
Premier Healthcare, Inc.	NR/NR/NR	10,806	8.3%	$52.20	$564,030	8.7%	1/31/2026	None	N
New Allen School, Inc.	NR/NR/NR	10,806	8.3%	$50.76	$548,556	8.4%	12/31/2032	None	N
Realization Center Inc.	NR/NR/NR	10,806	8.3%	$45.79	$494,818	7.6%	3/15/2030	None	N
Counseling Services of EDNY, Inc.	NR/NR/NR	10,806	8.3%	$39.59	$427,799	6.6%	1/9/2029	None	N
The Children’s Aid Society	NR/NR/NR	10,712	8.2%	$54.57	$584,531	9.0%	7/31/2029	None	N
North Shore Hematology-Oncology Associates, P.C.	NR/NR/NR	8,695	6.7%	$47.86	$416,177	6.4%	6/30/2034	None	N
Young Adult Institute	NR/NR/NR	6,721	5.2%	$52.19	$350,776	5.4%	1/31/2026	None	N
Total Major Tenants		115,739	88.8%	$49.92	$5,777,664	88.9%

Perelandra Natural Foods Center, Inc / Retail Master Lease(2)		6,750	5.2%	$74.07	$500,000	7.7%
Other Occupied Tenants		4,275	3.3%	$52.35	$223,813	3.4%
Occupied Collateral Total		126,764	97.2%	$51.29	$6,501,477	100.0%

Vacant Space		3,640	2.8%

Collateral Total		130,404	100.0%

(1)	Based on the underwritten rent roll dated July 31, 2024 and is inclusive of contractual rent steps through September 1, 2025.
(2)	The borrower sponsor informed the lender on September 18, 2024, that Perelandra Natural Foods Center, which has occupied the retail space since 1989 and whose lease was not scheduled to expire until August 2038 with no unilateral termination option, is closing its business shortly in violation of its lease and vacating its premises (the “Retail Space”). In connection with the Retail Space, Treeline Remsen Associates, an affiliate of the borrower sponsor and 90% indirect equity owner of one of the borrowers, 175 Remsen Owner TIC 1 LLC, executed a master lease on September 20, 2024 for a term of seven years expected to commence after the borrower sponsor takes possession of the Retail Space, with a fixed annual rent of $500,000 ($74.07 PSF).

The following table presents certain information relating to the lease rollover schedule at the 175 Remsen Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	1	0	0.0%	0	0.0%	$7,293	0.1%	NAP
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	2	17,527	13.4%	17,527	13.4%	$914,806	14.1%	$52.19
2027	1	13,383	10.3%	30,910	23.7%	$683,885	10.5%	$51.10
2028	1	4,275	3.3%	35,185	27.0%	$216,520	3.3%	$50.65
2029	3	21,518	16.5%	56,703	43.5%	$1,012,329	15.6%	$47.05
2030	3	22,198	17.0%	78,901	60.5%	$1,085,309	16.7%	$48.89
2031	5	28,362	21.7%	107,263	82.3%	$1,616,603	24.9%	$57.00
2032	1	10,806	8.3%	118,069	90.5%	$548,556	8.4%	$50.76
2033	0	0	0.0%	118,069	90.5%	$0	0.0%	$0.00
2034	2	8,695	6.7%	126,764	97.2%	$416,177	6.4%	$47.86
2035 & Beyond	0	0	0.0%	126,764	97.2%	$0	0.0%	$0.00
Vacant	0	3,640	2.8%	130,404	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	130,404	100.0%			$6,501,477	100.0%	$51.29
(1)	Based on the underwritten rent roll dated July 31, 2024 is inclusive of contractual rent steps through September 1, 2025.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

148

Office – CBD	Loan #14	Cut-off Date Balance:	$80,000,000
175 Remsen Street	175 Remsen	Cut-off Date LTV:	17.5%
Brooklyn, NY 11201		UW NCF DSCR:	3.92x
		UW NOI Debt Yield:	24.2%

The following table presents historical occupancy percentages at the 175 Remsen Street Property:

Historical Occupancy(1)

12/31/2019	12/31/2020	12/31/2021	12/31/2022	12/31/2023	7/31/2024
97.2%	97.2%	97.2%	97.2%	97.2%	97.2%
(1)	Based on the underwritten rent roll dated July 31, 2024.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 175 Remsen Street Property:

Cash Flow Analysis

	2021	2022	2023	TTM 6/30/2024	U/W	%(1)	U/W $ per SF
Base Rent(2)	$5,717,271	$5,949,121	$6,216,447	$6,379,144	$6,361,317	88.4%	$48.78
Rent Steps(2)	0	0	0	0	140,160	1.9	1.07
Gross-Up Vacant Rent	0	0	0	0	90,200	1.3	0.69
Gross Potential Rent	$5,717,271	$5,949,121	$6,216,447	$6,379,144	$6,591,677	91.7%	$50.55
Total Reimbursements	642,785	630,899	624,086	587,611	600,501	8.3%	4.60
Net Rental Income	$6,360,056	$6,580,021	$6,840,533	$6,966,755	$7,192,178	100.0%	$55.15
Less Vacancy & Credit Loss	0	0	0	0	(329,584)	(5.0)	(2.53)
Effective Gross Income	$6,360,056	$6,580,021	$6,840,533	$6,966,755	$6,862,594	95.4%	$52.63

Real Estate Taxes	$1,252,932	$1,247,615	$1,249,314	$1,204,869	$1,272,302	18.5%	$9.76
Insurance	80,552	119,135	95,344	95,829	89,949	1.3	0.69
Management Fee	198,185	229,926	238,629	236,065	205,878	3.0	1.58
Other Operating Expenses	1,459,066	1,448,258	1,539,169	1,568,274	1,568,274	22.9	12.03
Total Operating Expenses	$2,990,735	$3,044,934	$3,122,456	$3,105,037	$3,136,403	45.7%	$24.05

Net Operating Income	$3,369,321	$3,535,086	$3,718,077	$3,861,718	$3,726,191	54.3%	$28.57
Replacement Reserves	0	0	0	0	43,033	0.6	0.33
TI/LC	0	0	0	0	195,606	2.9	1.50
Net Cash Flow	$3,369,321	$3,535,086	$3,718,077	$3,861,718	$3,487,552	50.8%	$26.74

NOI DSCR(3)	1.53x	1.60x	1.69x	1.75x	1.69x
NCF DSCR(3)	1.53x	1.60x	1.69x	1.75x	1.58x
NOI Debt Yield(3)	11.2%	11.8%	12.4%	12.9%	12.4%
NCF Debt Yield(3)	11.2%	11.8%	12.4%	12.9%	11.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Based on the in-place rent roll dated July 31, 2024 and is inclusive of contractual rent steps through September 1, 2025.
(3)	DSCR and Debt Yields are based on the 175 Remsen Street Whole Loan.

Appraisal. The appraisal concluded to an “As Is” appraised value for the 175 Remsen Street Property of $54,000,000 as of July 22, 2024.

Environmental Matters. According to the Phase I environmental site assessment dated July 29, 2024, there was no evidence of any recognized environmental conditions at the 175 Remsen Street Property.

Market Overview and Competition. The 175 Remsen Street Property is located in Brooklyn, New York, situated within the New York-Newark-Jersey City, NY-NJ-PA Metropolitan Statistical Area (“New York City MSA”). The New York City MSA has an area population of approximately 19.6 million and a median household income of $91,562. According to the appraisal, the New York City MSA has approximately 6.7 million employees within the office occupation sector, which represents approximately 67.7% of the total workforce.

The 175 Remsen Street Property is further situated within the Downtown Brooklyn Office Submarket, which benefits from the Atlantic Terminal train station connecting northern Brooklyn and lower Manhattan. As of September 2024, the Downtown Brooklyn Office Submarket had an inventory of approximately 25.0 million square feet, and overall occupancy rate of 80.7% and gross asking rents of $51.56 per square foot. According to a third party market data provider, inventory levels have remained relatively flat in the Downtown Brooklyn Office Submarket with 350,638 square feet (approximately 1.4% of total inventory) removed since 2012. Asking office rents in the Downtown Brooklyn Office Submarket are among the highest for submarkets located outside of Manhattan and exhibited a 2.3% growth in market asking rents over the prior twelve months, according to a third party market data provider.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

149

Office – CBD	Loan #14	Cut-off Date Balance:	$80,000,000
175 Remsen Street	175 Remsen	Cut-off Date LTV:	17.5%
Brooklyn, NY 11201		UW NCF DSCR:	3.92x
		UW NOI Debt Yield:	24.2%

The following table presents leasing data at comparable office properties with respect to the 175 Remsen Street Property:

Comparable Leases

Property	Investment Grade	Tenant Name	Lease Start Date	Term (yrs.)	Lease Type	Tenant Size (SF)	Base Rent PSF	Rent Steps/yr	TI PSF
175 Remsen Street(1) Brooklyn, NY	Class B	Various	Various	Various	MG	130,404	$50.01	Various	Various
222 Livingston Street Brooklyn, NY	Class B	Auto Tab	Apr-24	1.0	MG	1,550	$56.00	NAP	NAP
32 Court Street Brooklyn, NY	Class B	Neighborhood Psychiatry Associates of Manhattan PLLC	Jan-24	5.0	MG	2,100	$52.00	NAP	NAP
32 Court Street Brooklyn, NY	Class B	Treatment of Allergies in New York, PC	Nov-23	10.0	MG	5,412	$50.81	NAP	NAP
523 Fulton Street Brooklyn, NY	Class B	New York City Department of Health and Mental Hygiene	Oct-23	21.0	MG	17,750	$48.80	Various(2)	$86.41
25 Chapel Street Brooklyn, NY	Class B	NYC Human Resources Administration	Aug-23	5.0	MG	11,150	$43.00	NAP	NAP
32 Court Street Brooklyn, NY	Class B	Judlau Contracting, Inc	Feb-23	3.0	MG	5,412	$49.53	NAP	NAP
41 Flatbush Avenue Brooklyn, NY	Class B	Merit Hill Capital	Jul-22	7.0	MG	12,812	$55.00	$1.00	NAP
195 Montague Street Brooklyn, NY	Class B	Graham Windham	Jan-22	15.0	MG	15,000	$50.00	NAP	NAP
Average(3)				8.4		8,898	$50.64		$86.41

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated July 31, 2024. Base Rent PSF excludes retail space.
(2)	Includes rent steps of 10.4% commencing in lease year seven, 9.4% commencing in lease year 12 and 8.6% commencing in lease year 17.
(3)	Average excludes the 175 Remsen Street Property.

The following table presents sales data at comparable office properties with respect to the 175 Remsen Street Property:

Comparable Sales

Property	Location	Year Built / Renovated	Rentable Area (SF)	Occupancy	Sale Date	Sale Price PSF	Cap Rate
175 Remsen Street	Brooklyn, NY	1962 / 2009	130,404	97.2%	NAP	NAP	NAP
81 Prospect Street	Brooklyn, NY	1909 / 2014	91,622	0.0%	May-24	$368.36	NAP
1825 Park Avenue	Harlem, NY	1901 / 2015	121,175	90.0%	Dec-23	$464.01	7.46%
21-09 49th Avenue	Long Island City, NY	1916 / 2017	128,851	2.0%	Jun-23	$498.79	NAP
159-05 Union Turnpike	Queens, NY	1960 / NAP	79,800	100.0%	Feb-23	$551.38	6.35%
435 9th Street	Brooklyn, NY	1921 / NAP	17,742	80.0%	Nov-22	$620.00	3.52%

Source: Appraisal.

The following table presents the appraiser’s concluded market rents with respect to the 175 Remsen Street Property:

Market Rent Summary

Category	Market Rent (PSF)	Reimbursements	Annual Escalation	Tenant Improvements PSF (New/Renewal)	Average Lease Term	Leasing Commissions (New)	Leasing Commissions (Renewal)
Retail	$75.00	Modified Gross	3.00% /Yr	$100.00 / $50.00	120 Months	4.00%	2.00%
Office	$50.00	Modified Gross	3.00% /Yr	$60.00 / $30.00	120 Months	4.00%	2.00%
Basement	$30.00	Modified Gross	3.00% /Yr	$60.00 / $30.00	120 Months	4.00%	2.00%

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

150

No. 15 – Baybrook Mall
Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/DBRS/Moody’s):	NR/NR/A1(sf)		Property Type – Subtype:	Retail - Super Regional Mall
	Original Principal Balance(1):	$20,000,000		Location:	Friendswood, TX
	Cut-off Date Balance(1):	$19,969,715		Size(4):	540,986 SF
	% of Initial Pool Balance:	2.4%		Cut-off Date Balance Per SF(1):	$406.05
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$384.75
	Borrower Sponsor:	Brookfield Properties Retail		Year Built/Renovated:	1978/2016
		Holding LLC and SMRF Baybrook		Title Vesting:	Fee
		Investor Member LLC		Property Manager:	Brookfield Properties Retail
	Guarantors:	BPR Nimbus LLC			Inc. (borrower-related)
	Mortgage Rate:	6.8160%		Current Occupancy (As of):	95.4% (6/30/2024)
	Note Date:	July 19, 2024		YE 2023 Occupancy:	99.3%
	Seasoning:	2 months		YE 2022 Occupancy:	97.5%
	Maturity Date:	August 1, 2029		As-Is Appraised Value(5):	$392,659,260
	IO Period:	0 months		As-Is Appraised Value Per SF(5):	$725.82
	Loan Term (Original):	60 months		As-Is Appraisal Valuation Date(5):	June 4, 2024
	Amortization Term (Original):	360 months
	Loan Amortization Type:	Amortizing Balloon
	Call Protection(2):	L(26),D(30),O(4)
	Lockbox Type:	Hard/Springing Cash Management
	Additional Debt(1):	Yes		Underwriting and Financial Information
	Additional Debt Type (Balance)(1):	Pari Passu ($199,697,151)		TTM 5/31/2024 NOI:	$29,848,392
				YE 2023 NOI:	$29,919,970
				YE 2022 NOI:	$28,591,885
				U/W Revenues:	$41,481,121
				U/W Expenses:	$11,271,177
				U/W NOI:	$30,209,945
Escrows and Reserves				U/W NCF:	$29,652,729
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF(1):	1.75x/1.72x
RE Taxes	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	13.8%/13.5%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.5%/14.2%
Replacement Reserve	$0	Springing	$270,493	Cut-off Date LTV Ratio(1):	55.9%
TI/LC Reserve	(3)	Springing	$1,081,972	LTV Ratio at Maturity(1):	53.0%
Anchor Tenant Reserve	$0	Springing	NAP

Sources and Uses
Sources			Uses
Whole Loan Amount	$220,000,000	100.0%	Loan Payoff	$213,488,234	97.0%
			Return of Equity	5,037,736	2.3
			Closing Costs	1,474,030	0.7
Total Sources	$220,000,000	100.0%	Total Uses	$220,000,000	100.0%
(1)	The Baybrook Mall Mortgage Loan (as defined below) is part of the Baybrook Mall Whole Loan (as defined below), with an aggregate original principal amount of $220,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, UW NOI Debt Yield, UW NCF Debt Yield, UW NOI Debt Yield at Maturity, UW NCF Debt Yield, UW NCF DSCR, UW NOI DSCR Cut-off Date LTV Ratio and Maturity Date LTV Ratio numbers presented above are based on the Baybrook Mall Whole Loan.
(2)	Defeasance of the Baybrook Mall Whole Loan is permitted at any time after the date that is the earliest to occur of (i) two years after the date on which the Baybrook Mall Whole Loan (other than portions of the Baybrook Mall Whole Loan not intended for securitization) have been securitized and (ii) forty-two months from the origination date. The assumed defeasance lockout period of 26 payments is based on the anticipated closing date of the BANK5 2024-5YR10 securitization trust in October 2024. The actual defeasance lockout period may be longer.
(3)	On the origination date, the borrower provided a Guaranty of Limited Payment (as described below) from the non-recourse carveout guarantor in lieu of depositing approximately $1,984,194 into a TI/LC reserve.
(4)	Size does not include 720,931 SF of space associated with Dillard’s, Macy’s and Living Space, all non-collateral anchor tenants.
(5)	The Appraised Value is the Market Value “As Is” with Escrow Reserve, which assumes that $2,659,260 will be reserved for tenant improvements. The Market Value “As Is” Appraised Value without the reserve is $390,000,000, which results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio of 56.3% and 53.4% respectively, and an Appraised Value Per SF of $720.91. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

151

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The Mortgage Loan. The fifteenth largest mortgage loan (the “Baybrook Mall Mortgage Loan”) is part of a whole loan (the “Baybrook Mall Whole Loan”) evidenced by eleven pari passu promissory notes with an aggregate original principal amount of $220,000,000. The Baybrook Mall Whole Loan is secured by a first priority fee mortgage encumbering a 540,986 SF retail property located in Friendswood, Texas (the “Baybrook Mall Property”). The Baybrook Mall Whole Loan was co-originated by Morgan Stanley Bank, N.A. (“MSBNA”), Societe Generale Financial Corporation (“SGFC”) and Barclays Capital Real Estate Inc. (“BCREI”) on July 19, 2024. The Baybrook Mall Mortgage Loan is evidenced by the non-controlling Note A-3 and the non-controlling Note A-4 with an aggregate original principal amount of $20,000,000. The Baybrook Mall Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK5 2024-5YR9 securitization trust. See “Description of the Mortgage Pool— The Whole Loans—The Non-Serviced Pari Passu Whole Loans”, and “Pooling and Servicing Agreement-Servicing of the Non-Serviced Mortgage Loans” in the prospectus.

Whole Loan Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$60,000,000	$59,909,145	BANK5 2024-5YR9	Yes
A-2	$28,000,000	$27,957,601	BANK5 2024-5YR9	No
A-3	$10,000,000	$9,984,858	BANK5 2024-5YR10	No
A-4	$10,000,000	$9,984,858	BANK5 2024-5YR10	No
A-5	$25,000,000	$24,962,144	BMARK 2024-V9	No
A-6	$18,000,000	$17,972,744	BBCMS 2024-5C29	No
A-7	$8,000,000	$7,987,886	BBCMS 2024-5C29	No
A-8	$5,000,000	$4,992,429	BBCMS 2024-5C29	No
A-9	$30,000,000	$29,954,573	BBCMS 2024-5C29	No
A-10(1)	$16,000,000	$15,975,772	SGFC	No
A-11(1)	$10,000,000	$9,984,858	SGFC	No
Total (Whole Loan)	$220,000,000	$219,666,866
(1)	Expected to be contributed to one or more future securitization trusts.

The Borrower and the Borrower Sponsor. The borrower is Baybrook Mall, LLC, a single-purpose, Delaware limited liability company with two independent directors in its organizational structure. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Baybrook Mall Whole Loan. The non-recourse carveout guarantor is BPR Nimbus LLC. The borrower sponsors are Brookfield Properties Retail Holding LLC and SMRF Baybrook Investor Member LLC, which is owned by Nuveen Asset Management, LLC (“Nuveen”). Brookfield Properties Retail Holding LLC is an affiliate of Brookfield Property Partners L.P., the public real estate vehicle for Brookfield Asset Management Inc. Brookfield Property Partners, L.P. is a large global real estate company, with more than 1,000 managed properties and 380 million SF of managed space worldwide. Brookfield Property Partners, L.P. owns and operates properties in the world’s major markets, with a global portfolio that includes office, retail, multifamily, logistics, hospitality, and development opportunities. The borrower is owned by a joint venture between Brookfield Properties Retail Holdings LLC (51%) and Nuveen (49%). Nuveen is an asset manager and wholly owned subsidiary of Teachers Insurance and Annuity Association.

The Property. The Baybrook Mall Property is a 540,986 SF super regional shopping center, which is part of a larger 1,261,917 SF super regional shopping center (the “Baybrook Mall Regional Shopping Center”) located in Friendswood, Texas. As of June 30, 2024, the Baybrook Mall Property was 95.4% leased to a granular rent roll comprised of approximately 140 tenants. The five largest tenants by SF at the Baybrook Mall Property comprise approximately 13.8% of underwritten rent, and no single tenant makes up more than 5.7% of the underwritten rent. Additionally, the ten largest tenants by SF account for 23.7% of the aggregate underwritten rent. Notable national tenants at the Baybrook Mall Property include Apple, Sephora, Foot Locker, Buckle, Lego, Shoe Palace, Victoria’s Secret, and Finish Line. The Baybrook Mall Property is anchored by Dillard’s, Macy’s, Living Spaces (which is currently building out its space and is not yet in occupancy) and JCPenney. The Dillard’s, Macy’s and Living Spaces tenants are separately owned and are not part of the collateral. Additionally, the borrower sponsor owns the remainder of the Baybrook Mall Regional Shopping Center, which includes an adjacent outdoor lifestyle center as well as a power center anchored by Dick’s Sporting Goods, neither of which are part of the collateral. The Baybrook Mall Property includes three restaurant outparcels: Denny’s, The Cheesecake Factory and P.F. Chang’s. The Baybrook Mall Regional Shopping Center has seen completed expansion projects including an additional lifestyle expansion and power center, adding more than 30 retailers, 10 restaurants, and entertainment venues including The Lawn, a spacious grassy area providing a gathering spot for the community. Since 2019, the borrower sponsor invested approximately $16.8 million in capital expenditures at the Baybrook Mall Property, including property development and tenant improvements.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

152

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The following table presents inline sales history at the Baybrook Mall Property:

Tenant Sales History(1)

Tenant Type	2021 Sales	2021 Sales PSF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	TTM Sales	TTM Sales PSF	TTM Occupancy Cost(2)
Inline (<10,000 SF)	$189,773,031	$976	$203,360,206	$881	$203,295,153	$855	$206,637,422	$863	14.2%
Inline (<10,000 SF excl. Apple)	$148,088,487	$782	$156,222,056	$692	$164,350,170	$706	$168,012,667	$717	17.2%

(1)	Information is based on sales information provided by the borrower sponsor.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements).

Major Tenants.

JCPenney (96,605 SF, 17.9% of net rentable area, 1.3% of underwritten base rent) Founded in 1902 and headquartered in Plano, Texas, JCPenney is a department store chain with approximately 50,000 employees. JCPenney serves customers at more than 650 stores across the United States and Puerto Rico. JCPenney is one of the nation’s largest retailers of apparel, home, jewelry, and beauty merchandise with a growing portfolio of private and national brands. JCPenney has anchored the Baybrook Mall Property since 2005, has a lease expiration date of January 31, 2026, and has six, five-year extension options remaining. JCPenney filed for bankruptcy in 2020 during the beginning of the COVID-19 pandemic and emerged from bankruptcy in December 2020.

Forever 21 (81,772 SF, 15.1% of net rentable area, 0.0% of underwritten base rent) Founded in 1984 and headquartered in Los Angeles, California, Forever 21 sells men's and women's clothing and accessories. Forever 21 is located in more than 540 locations globally and online throughout the United States and in Canada, Europe, Japan, Korea, and the Philippines. Forever 21 has been a tenant at the Baybrook Mall Property since 2009, has a lease expiration date of December 31, 2026, and has no extension options remaining. Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744. $519,744 of percentage rent was underwritten for Forever 21. Forever 21 filed for bankruptcy in 2019 and emerged from bankruptcy in 2020.

H&M (17,510 SF, 3.2% of net rentable area, 3.0% of underwritten base rent) H&M is a global retailer offering affordable apparel for men, women and children. H&M was incorporated in 1947 and remains under the control of the family of founder Erling Persson. H&M group’s brands are H&M, H&M Home, COS, Weekday, Monki, & Other Stories, ARKET, Afound and Singular Society. H&M operates approximately 4,338 stores across 77 markets with approximately 143,000 employees. H&M has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has two, three-year extension options remaining. H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 through December 31, 2026, or approximately $5,984,425 between January 1, 2028 through December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of the construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.

Victoria’s Secret (14,115 SF, 2.6% of net rentable area, 3.7% of underwritten base rent) Victoria’s Secret is a Fortune 500 specialty retailer of modern, fashion-inspired collections including signature bras, panties, lingerie, casual sleepwear, athleisure and swimwear, as well as fragrances and body care. Victoria’s Secret/Pink comprises two brands, Victoria’s Secret and PINK. Victoria’s Secret employs over 30,000 associates across approximately 1,350 retail stores in approximately 70 countries. Victoria’s Secret has been a tenant at the Baybrook Mall Property since 2022, has a lease expiration date of January 31, 2032, and has no extension options remaining. Victoria’s Secret’s parent company filed for bankruptcy in 2020, and Victoria’s Secret was spun off as an independent business in 2021.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

153

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to stores with the highest overall sales in order of their May 31, 2024 TTM Sales:

Top Tenants by Total Sales(1)

Tenant Name	Tenant SF	2022 Sales	2022 Sales PSF	2023 Sales	2023 Sales PSF	TTM Sales	TTM Sales PSF	TTM Occupancy Cost(2)
Macy’s(3)	254,000	$57,100,000	$225	$48,500,000	$191	$48,500,000	$191	0.2%
Dillard’s(3)	299,681	$51,500,000	$172	$51,200,000	$171	$51,200,000	$171	0.2%
Apple	5,176	$47,138,150	$9,107	$38,944,983	$7,524	$38,624,755	$7,462	1.1%
Sephora	5,876	$9,194,514	$1,565	$12,049,893	$2,051	$12,789,992	$2,177	8.3%
Foot Locker	18,376(4)	$11,908,582	$648	$12,329,184	$671	$12,452,889	$678	14.3%
JCPenney	96,605	$11,700,000	$121	$11,300,000	$117	$11,300,000	$117	2.9%
Victoria’s Secret	14,115	$9,186,162	$651	$10,320,677	$731	$10,210,080	$723	15.7%
The Cheesecake Factory	11,393	$9,806,788	$861	$9,899,056	$869	$9,845,401	$864	5.8%
Forever 21	81,772	$7,596,815	$93	$6,230,995	$76	$6,496,805	$79	8.0%
H&M	17,510	$6,099,815	$348	$5,413,053	$309	$4,596,073	$262	17.0%

(1)	Information obtained from the borrower.
(2)	Occupancy Cost is based on current underwritten total rent (the sum of underwritten base rent, percentage rent, overage rent and underwritten reimbursements). For the non-collateral tenants Macy’s and Dillard’s, Occupancy Cost is based on their respective common area maintenance expense contributions.
(3)	Not part of the Baybrook Mall Property collateral.
(4)	Includes 13,936 SF of Foot Locker space and 4,440 SF of Kids Foot Locker Space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

154

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the major tenants at the Baybrook Mall Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant SF	Approx.% of SF	Annual UW Rent	% of Total Annual UW Rent	Annual UW Rent PSF
							Lease Expiration	Renewal Options	Term. Option (Y/N)
Anchor Stores
JCPenney	NR / NR / NR	96,605	17.9%	$325,000	1.3%	$3.36	1/31/2026	6, 5-year	N
Macy’s (non-collateral)(3)	BBB / Baa3 / BBB-	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Dillard’s (non-collateral)(3)	BBB- / Baa3 / BB+	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Living Spaces (non-collateral)(3)	NR / NR / NR	0	0.0%	$0	NAP	NAP	NAP	NAP	NAP
Subtotal/Wtd. Avg.		96,605	17.9%	$325,000	1.3%	$3.36

Major Tenants
Forever 21(4)	NR / NR / NR	81,772	15.1%	$0	0.0%	$0.00	12/31/2026	None	N
Foot Locker(5)	NR / Ba2 / BB+	18,376	3.4%	$1,383,569	5.7%	$75.29	Various	None	N
H&M(6)	NR / NR / BBB	17,510	3.2%	$728,241	3.0%	$41.59	1/31/2032	2, 3-year	Y
Victoria’s Secret	NR / B1 / BB-	14,115	2.6%	$904,630	3.7%	$64.09	1/31/2032	None	N
The Cheesecake Factory	NR / NR /NR	11,393	2.1%	$517,698	2.1%	$45.44	1/31/2033	2, 5-year	N
Finish Line	NR / NR /NR	9,000	1.7%	$479,970	2.0%	$53.33	1/31/2028	None	N
Akira	NR / NR /NR	7,845	1.5%	$404,018	1.7%	$51.50	8/31/2029	None	N
Tilly’s(7)	NR / NR /NR	7,530	1.4%	$246,231	1.0%	$32.70	2/28/2033	None	Y
American Eagle Outfitters(8)	NR / NR /NR	6,723	1.2%	$721,311	3.0%	$107.29	3/31/2032	None	Y
Buckle	NR / NR /NR	6,502	1.2%	$310,275	1.3%	$47.72	7/31/2028	None	N
Subtotal/Wtd. Avg.		180,766	33.4%	$5,695,943	23.6%	$31.51

Other Tenants(9)		238,914	44.2%	$18,124,370	75.1%	$75.86
Occupied Subtotal/Wtd. Avg.		516,285	95.4%	$24,145,313	100.0%	$46.77(10)

Vacant Space		24,701	4.6%
Total/Wtd. Avg.		540,986	100.0%

(1)	Information is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through June 19, 2025 and (ii) signed not occupied rent totaling $946,662.
(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(3)	Macy’s, Dillard’s and Living Spaces (which are not part of the Baybrook Mall Property) occupy 720,931 SF and anchor the Baybrook Mall Regional Shopping Center. Such non-collateral anchors do not have operating covenants in place. Living Spaces is currently building out its space and not yet in occupancy.
(4)	Forever 21 pays percentage rent instead of base rent. Based on the May 2024 TTM period, Forever 21 percentage in lieu rent was $519,744. $519,744 of percentage rent was underwritten for Forever 21.
(5)	Includes 13,936 SF of Foot Locker space that expires on April 30, 2032 and 4,440 SF of Kids Foot Locker space that expires on May 31, 2027.
(6)	H&M has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed approximately $5,440,386 between January 1, 2026 through December 31, 2026, or approximately $5,984,425 between January 1, 2028 through December 31, 2028. H&M is required to pay a termination fee equal to 50% of the then unamortized portion of its construction allowance. H&M’s sales for the TTM May 2024 period were $4,596,073.
(7)	Tilly’s has the right to terminate its lease upon 365 days’ notice if the tenant’s net sales fail to exceed $2,000,000 between November 1, 2027 through December 31, 2027. Tilly’s is required to pay a termination fee equal to 100% of the then unamortized portion of its construction allowance. Tilly’s sales for the TTM May 2024 period were $2,380,972.
(8)	American Eagle Outfitters has the right to terminate its lease upon 180 days’ notice if the tenant’s net sales fail to exceed $4,349,071 between April 1, 2027 through March 31, 2028. American Eagle Outfitters is required to pay a termination fee equal to $117,652.50. American Eagle Outfitters’ sales for the TTM May 2024 period were $4,647,955.
(9)	Includes 5,151 SF of inline tenant space as to which only percentage rent is due, 302 SF of tenant space as to which only overage rent is due and 3,411 SF of other space as to which there is no underwritten rent.
(10)	Includes the following SF as to which no base rent was underwritten: 81,772 SF occupied by Forever 21, as to which only percentage rent is due, 5,151 SF of inline tenant space as to which only percentage rent is due, 302 SF of tenant space as to which only overage rent is due and 3,411 SF of other space as to which there is no underwritten rent. Occupied Subtotal/Wtd. Avg. Annual UW Rent PSF excluding these tenants is $56.73.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

155

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the lease rollover schedule at the Baybrook Mall Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	4	5,896	1.1%	5,896	1.1%	$308,043	1.3%	$52.25
2024	8	8,611	1.6%	14,507	2.7%	$1,005,321	4.2%	$116.75
2025	18	21,559	4.0%	36,066	6.7%	$1,816,951	7.5%	$84.28
2026	24	240,690	44.5%	276,756	51.2%	$4,458,740	18.5%	$18.52
2027	22	43,312	8.0%	320,068	59.2%	$4,177,820	17.3%	$96.46
2028	21	54,663	10.1%	374,731	69.3%	$3,321,909	13.8%	$60.77
2029	15	42,280	7.8%	417,011	77.1%	$2,640,420	10.9%	$62.45
2030	7	11,461	2.1%	428,472	79.2%	$833,557	3.5%	$72.73
2031	2	1,208	0.2%	429,680	79.4%	$214,791	0.9%	$177.81
2032	6	54,798	10.1%	484,478	89.6%	$3,511,886	14.5%	$64.09
2033	7	28,476	5.3%	512,954	94.8%	$1,645,052	6.8%	$57.77
2034	3	3,331	0.6%	516,285	95.4%	$210,822	0.9%	$63.29
2035 & Thereafter	4	0	0.0%	516285	95.4%	$0	0.0%	$0.00
Vacant	0	24,701	4.6%	540,986	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	141	540,986	100.0%			$24,145,313	100.0%	$46.77
(1)	Information is based on the underwritten rent roll as of June 30, 2024.
(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases which are not considered in the lease rollover schedule.
(3)	Includes the following SF as to which no base rent was underwritten: 81,772 SF occupied by Forever 21, as to which only percentage rent is due, 5,151 SF of inline tenant space as to which only percentage rent is due, 302 SF of tenant space as to which only overage rent is due and 3,411 SF of other space as to which there is no underwritten rent. Total/Wtd. Avg. UW Rent PSF Rolling excluding these tenants is $56.73.
(4)	Total/Wtd. Avg. Annual UW Base Rent PSF Rolling excludes vacant space.

Historical Occupancy

12/31/2020	12/31/2021	12/31/2022	12/31/2023	5/31/2024
98.0%	97.9%	97.5%	99.3%	95.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

156

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the historic operating results and underwritten net cash flow at the Baybrook Mall Property:

Cash Flow Analysis

	2020	2021	2022	2023	5/31/2024 TTM	U/W	U/W $ per SF
Gross Potential Rent(1)	$24,446,369	$25,720,119	$27,524,849	$28,432,717	$28,194,698	$28,171,016	$52.07
Reimbursements	$12,235,727	$10,638,392	$10,895,133	$11,417,589	$11,172,921	$11,141,965	$20.60
Other Income	$1,516,160	$1,860,280	$2,119,328	$2,297,302	$2,301,138	$2,168,140	$4.01
Effective Gross Income	$38,198,255	$38,218,791	$40,539,309	$42,147,608	$41,668,756	$41,481,121	$76.68

Real Estate Taxes	$5,440,425	$5,035,298	$4,702,799	$4,420,599	$4,217,902	$4,899,635	$9.06
Insurance	$247,003	$323,413	$366,254	$541,679	$614,253	$687,119	$1.27
Other Operating Expenses	$7,679,031	$6,915,653	$6,878,371	$7,265,360	$6,988,209	$5,684,423	$10.51
Total Operating Expenses	$13,366,460	$12,274,364	$11,947,424	$12,227,638	$11,820,364	$11,271,177	$20.83

Net Operating Income	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$30,209,945	$55.84
Replacement Reserves	$0	$0	$0	$0	$0	$232,624	$0.43
TI/LC	$0	$0	$0	$0	$0	$324,592	$0.60
Net Cash Flow	$24,831,795	$25,944,427	$28,591,885	$29,919,970	$29,848,392	$29,652,729	$54.81

NOI DSCR(2)	1.44x	1.50x	1.66x	1.74x	1.73x	1.75x
NCF DSCR(2)	1.44x	1.50x	1.66x	1.74x	1.73x	1.72x
NOI Debt Yield(2)	11.3%	11.8%	13.0%	13.6%	13.6%	13.8%
NCF Debt Yield(2)	11.3%	11.8%	13.0%	13.6%	13.6%	13.5%

(1)	UW Gross Potential Rent is based on the underwritten rent roll as of June 30, 2024 and includes (i) rent increases totaling $463,228 through June 19, 2025, (ii) signed not occupied rent totaling $946,662, (iii) percentage rent totaling $808,724, (iv) overage rent totaling $1,237,029, (v) specialty leasing rent totaling $408,693 and (vi) kiosk revenue totaling $1,571,257.
(2)	The debt service coverage ratios and debt yields are based on the Baybrook Mall Whole Loan.

Appraisal. The appraisal concluded to a Market Value “As-is” With Escrow Reserve for the Baybrook Mall Property of $392,659,260 as of June 4, 2024. Such Appraised Value assumes that $2,659,260 will be reserved for tenant improvements. Since the date of the appraisal, some of the outstanding tenant improvements have been paid. At origination, the outstanding tenant improvements of approximately $1,984,194 were guaranteed by the guarantor under the Guaranty of Limited Payment in lieu of a reserve.

Environmental Matters. According to the Phase I environmental site assessment dated May 20, 2024, there was no evidence of any recognized environmental conditions at the Baybrook Mall Property.

Market Overview and Competition. The Baybrook Mall Property is located in Friendswood, Texas, west of the central business district of Houston and northwest of the George Bush Intercontinental Airport. Major industries include energy, aerospace, specialty chemical, healthcare, and maritime. The city is also home to the Texas Medical Center, the largest medical center in the world, and the world’s largest concentration of health care and research institutions. Primary access to the local area is provided by Interstate 45, a major north-south arterial highway in the immediate area. State Route 35 and Gulf Freeway are the major north-south highways in the immediate area. Bay Area Boulevard and Long Prairie Road are the primary east-west roadways in the area. The Baybrook Mall Property is not accessible via public transportation. The primary mode of transportation in the immediate area is through automobile. Neighboring areas and the larger Houston metropolitan region are served by the Metropolitan Transit Authority of Harris County (METRO), which includes bus routes and park-and-ride services that Friendswood residents can access for commutes to Houston. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Southeast Outlier retail submarket was approximately 3.6% with average asking rents of $28.82 PSF and inventory of approximately 16.6 million SF. According to the appraisal, as of the first quarter of 2024, the vacancy rate in the Houston market was approximately 5.0%, with average asking rents of $21.08 PSF and inventory of approximately 440.3 million SF. According to the appraisal, the 2023 population within a one-mile-, three-mile and five- mile radius of the Baybrook Mall Property was 6,603, 76,142 and 211,728, respectively. The 2023 average household income within the same one-mile-, three-mile and five- mile radius was $93,263, $102,629 and $122,801, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

157

Retail – Super Regional Mall	Loan #15	Cut-off Date Balance:	$19,969,715
500 Baybrook Mall Drive	Baybrook Mall	Cut-off Date LTV:	55.9%
Friendswood, TX 77546		UW NCF DSCR:	1.72x
		UW NOI Debt Yield:	13.8%

The following table presents certain information relating to the appraisal’s market rent conclusion for the Baybrook Mall Property:

Market Rent Summary

	Market Rent	Escalations	Term (Months)	Reimbursements	Tenant Allowances (New/Renewal)	Leasing Commissions (New/Renewal)
0 to 1,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
1,501 to 2,500 SF Space:	$70.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
2,501 to 4,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
4,001 to 6,500 SF Space:	$80.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
6,501 to 10,000 SF Space:	$55.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%
Snack Bars Space:	$135.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Food Court Space:	$145.00	3.00%/year	60	Triple Net	$60.00 / $15.00	6.0% / 3.0%
Restaurant Space:	$55.00	3.00%/year	60	Triple Net	$30.00 / $10.00	6.0% / 3.0%
Kiosk Space:	$360.00	3.00%/year	60	Gross	$10.00 / $2.00	6.0% / 3.0%
Large Tenants Over 10,000 SF Space:	$55.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Anchor Space:	$9.50	10% Midterm	120	Gross	$5.00 / $1.00	4.0% / 2.0%
Restaurant Outparcel Space:	$35.00	10% Midterm	120	Triple Net	$20.00 / $5.00	6.0% / 3.0%
Jewelry Space:	$150.00	3.00%/year	60	Triple Net	$40.00 / $10.00	6.0% / 3.0%

Source: Appraisal.

The appraisal identified three shopping centers in the Baybrook Mall Property’s primary competitive set as outlined below:

Competitive Set Summary

Name	Baybrook Mall (subject)	Houston Galleria	Memorial City	Pearland Town Center
Address	500 Baybrook Mall Drive	5075 Westheimer Road	303 Memorial City	11200 Broadway
City, State	Friendswood, TX	Houston, TX	Houston, TX	Pearland, TX
Rentable Area (SF)	1,261,917(1)	2,011,293	1,700,000	N/A
Year Built	1978	1970	1966	N/A
Anchor Tenants	Dillard's, Macy's, JCPenney	Macy's, Neiman Marcus, Nordstrom, Saks Fifth Avenue	Dillard's JCPenney, Macy's	Dillard's, Macy's, Dick's Sporting Goods
Sales PSF	$863(2)	$980	$700	$406
Occupancy	95.4%(3)	95.0%	89.0%	94.0%

Source: Appraisal.

(1)	Information is based on the underwritten rent roll dated June 30, 2024.
(2)	Based on TTM 5/31/2024 sales period.
(3)	Occupancy is not inclusive of non-collateral tenants. The Baybrook Mall Property is comprised of 540,986 SF. Dillard’s, Macy’s and Living Spaces (720,931 SF) are not part of the collateral.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

158

BANK5 2024-5YR10	Transaction Contact Information
VI.	Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

Sean Duffy	Tel. (312) 827-1518

Daniel Thomas	Tel. (212) 214-2813

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

J.P. Morgan Securities LLC

Avinash Sharma	Tel. (212) 834-3111

Kunal Singh	Tel. (212) 834-5467

Harris Rendelstein	Tel. (212) 834-6737

Derrick Fetzer	Tel. (212) 834-3111

Morgan Stanley & Co. LLC

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 761-3507

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

159